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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
American Financial Realty Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TO THE STOCKHOLDERS OF GRAMERCY CAPITAL CORP. AND THE SHAREHOLDERS OF
AMERICAN FINANCIAL REALTY TRUST

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

        The board of directors of Gramercy Capital Corp., referred to as Gramercy, and the board of trustees of American Financial Realty Trust, referred to as AFR, have unanimously approved (i) an Agreement and Plan of Merger dated as of November 2, 2007, among Gramercy, GKK Capital LP, a Delaware limited partnership, GKK Stars Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of GKK Capital LP, GKK Stars Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of GKK Stars Acquisition LLC, GKK Stars Acquisition LP, a Delaware limited partnership and indirect subsidiary of GKK Capital LP, AFR and First States Group, L.P., a Delaware limited partnership, referred to as the merger agreement, which contemplates the acquisition by Gramercy of AFR through a merger of GKK Stars Acquisition Corp. with and into AFR, referred to as the merger, (ii) the merger and (iii) the other transactions contemplated by the merger agreement. We are sending you this joint proxy statement/prospectus to ask you to vote on certain matters relating to the merger.

        If the merger is completed, holders of common shares of beneficial interest of AFR, par value $0.001 per share, referred to as AFR common shares, will receive, in exchange for each AFR common share they own, (i) $5.50 in cash and (ii) 0.12096 of a share of the common stock of Gramercy, par value $0.001 per share, referred to as Gramercy common stock, without interest and less any required withholding tax. Gramercy common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "GKK." AFR common shares are listed on the NYSE under the symbol "AFR."

        The cash consideration payable pursuant to the merger to AFR shareholders will be increased by (i) $0.2419 per share, which represents the $2.00 per share Gramercy common stock special dividend declared on November 28, 2007 and payable on January 15, 2008 to Gramercy common stockholders of record on December 31, 2007 multiplied by the fixed exchange ratio of 0.12096 and (ii) an additional value payment, if any, up to a maximum of $0.25 per share in cash, equal to 50% of the excess of the net proceeds of the sale of certain AFR properties between November 2, 2007 and the closing of the merger over specified target levels on an aggregate basis. The sale process which may result in the additional value payment is subject to a number of risks and uncertainties and AFR shareholders should not assume that any such payment will be made. In addition, AFR shareholders will be entitled to receive any regular quarterly dividend declared and paid by Gramercy in respect of the first quarter of 2008 and a specified portion of any additional special dividend, if any, declared by Gramercy before closing.

        Gramercy stockholders will be asked, at Gramercy's special meeting of stockholders, to approve the issuance of shares of Gramercy common stock in the merger and in the related merger of GKK Stars Acquisition LP with and into First States Group, L.P., referred to as the partnership merger and collectively referred to with the merger as the mergers, as contemplated by the merger agreement. AFR shareholders will be asked, at AFR's special meeting of shareholders, to approve the merger and the other transactions contemplated by the merger agreement.

        The dates, times and places of the special meetings are as follows:

For Gramercy Stockholders:	For AFR Shareholders:
February 13, 2008, 10:30 a.m.	February 13, 2008, 10:00 a.m.
Eastern Time	Eastern Time
Grand Hyatt New York Hotel Park Avenue at Grand Central Terminal 109 East 42nd Street New York, New York	Grand Hyatt New York Hotel Park Avenue at Grand Central Terminal 109 East 42nd Street New York, New York

        After careful consideration, the board of directors of Gramercy and the board of trustees of AFR have determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Gramercy and the stockholders of Gramercy and AFR and the shareholders of AFR, respectively. The Gramercy board of directors unanimously recommends that Gramercy stockholders vote "FOR" the proposal to approve the issuance of shares of Gramercy common stock in the mergers as contemplated by the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. The AFR board of trustees unanimously recommends that the AFR shareholders vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. The affirmative vote of a majority of the votes cast on the proposal is required to approve the issuance of shares of Gramercy common stock in the mergers, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. The NYSE considers abstentions to be votes cast, so an abstention will have the same affect as a vote "AGAINST" the proposal to approve the issuance of shares of Gramercy common stock in the mergers. If you hold shares of Gramercy common stock and do not authorize your proxy to vote your shares or vote in person at the special meeting of Gramercy's stockholders, it will have the same effect as a vote "AGAINST" the proposal to approve the issuance of shares of Gramercy common stock in the mergers as contemplated by the merger agreement, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event, it will not have any effect on the vote. The affirmative vote of the holders of AFR common shares entitled to cast a majority of the votes entitled to be cast is required to approve the merger and the other transactions contemplated by the merger agreement. If you hold AFR common shares and abstain or do not authorize your proxy to vote your shares or vote in person at the special meeting of AFR's shareholders, the effect will be the same as a vote "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

        The joint proxy statement/prospectus attached to this letter provides you with information about Gramercy, AFR, the proposed mergers and the special meetings of Gramercy's stockholders and AFR's shareholders. In particular, please see the section titled "Risk Factors" beginning on page 32 of the accompanying joint proxy statement/prospectus which contains a description of the risks that you should consider in evaluating the proposals. You may also obtain more information about Gramercy and AFR from documents each party has filed with the Securities and Exchange Commission, referred to as the SEC.

        Your vote is important. Whether or not you plan to attend your respective company's special meeting, please take the time to vote by completing, signing and dating the enclosed proxy card and returning it in the appropriate envelope provided. If your shares are held in "street name" by a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the voting of your shares.

        Please do not send your Gramercy stock certificates or AFR share certificates, as applicable, at this time. If the merger is completed, AFR shareholders will be sent instructions regarding the exchange of their certificates. Gramercy stockholders will retain their stock certificates.

        Thank you for your cooperation and continued support.

Marc Holliday	David J. Nettina
President and Chief Executive Officer	President and Chief Financial Officer
Gramercy Capital Corp.	American Financial Realty Trust

        Neither the SEC nor any state securities commission has approved or disapproved the securities to be issued in connection with the mergers or determined if the accompanying joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        Information contained in this document is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This joint proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under securities laws of such state.

        THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED JANUARY 4, 2008, AND IS EXPECTED TO BE FIRST MAILED TO THE STOCKHOLDERS OF GRAMERCY AND THE SHAREHOLDERS OF AFR ON OR ABOUT JANUARY 7, 2008.

SOURCES OF ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates important business and financial information about Gramercy and AFR that is not included or delivered with this document. This information is available without charge to Gramercy stockholders and AFR shareholders upon written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Gramercy Capital Corp.	American Financial Realty Trust
420 Lexington Avenue	610 Old York Road
New York, New York 10170	Jenkintown, Pennsylvania 19046
Attn.: Investor Relations	Attn.: Director of Investor Relations
Telephone: (212) 297-1000	Telephone: (215) 887-2280

        To obtain timely delivery of requested documents prior to the special meeting of Gramercy stockholders or the special meeting of AFR shareholders, as applicable, you must request them no later than February 6, 2008, which is five business days prior to the date of the meetings.

        Also see "Where You Can Find More Information" on page 134 of this joint proxy statement/prospectus.

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION

        Gramercy stockholders of record on the close of business on January 2, 2008, the record date for the Gramercy special meeting, may authorize their proxies to vote their shares by telephone or Internet by following the instructions on their proxy card. If you have any questions regarding how to authorize your proxy by telephone or by Internet, please call Morrow & Co., LLC, the firm assisting Gramercy with the solicitation of proxies, toll-free at (800) 607-0088.

        AFR shareholders of record on the close of business on January 2, 2008, the record date for the AFR special meeting, may authorize their proxies to vote their shares by telephone or Internet by following the instructions on their proxy card. If you have any questions regarding how to authorize your proxy by telephone or by Internet, please call MacKenzie Partners, Inc., the firm assisting AFR with the solicitation of proxies, toll-free at (800) 322-2885.

GRAMERCY CAPITAL CORP.
420 Lexington Avenue
New York, New York 10170

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held on February 13, 2008

Dear Gramercy Capital Corp. stockholder:

        A special meeting of the stockholders of Gramercy Capital Corp., referred to as Gramercy, will be held on February 13, 2008, at 10:30 a.m. Eastern Time, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York. At the Gramercy special meeting, stockholders will vote upon the following proposals:

          (1)   To approve of the issuance of shares of Gramercy common stock, par value $0.001 per share, in the merger of GKK Stars Acquisition Corp., a Maryland corporation and indirect subsidiary of Gramercy, with and into American Financial Realty Trust and in the related merger of GKK Stars Acquisition LP, a Delaware partnership and indirect subsidiary of Gramercy, with and into First States Group, L.P., an indirect subsidiary of American Financial Realty Trust, collectively referred to as the mergers, as contemplated by the Agreement and Plan of Merger, dated as of November 2, 2007, by and among Gramercy, GKK Capital LP, GKK Stars Acquisition LLC, GKK Stars Acquisition Corp., GKK Stars Acquisition LP, American Financial Realty Trust and First States Group, L.P., referred to as the merger agreement; and

          (2)   To adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the issuance of shares of Gramercy common stock in the mergers as contemplated by the merger agreement.

        The merger agreement, which provides for the mergers, is attached as Annex A to the joint proxy statement/prospectus accompanying this notice and has been filed as an exhibit to Gramercy's Current Report on Form 8-K on November 8, 2007.

        Gramercy's board of directors has fixed the close of business on January 2, 2008, as the record date for determining the stockholders entitled to notice of, and to vote at, the special meeting, and at any adjournments or postponements thereof. Only stockholders of record of Gramercy common stock at the close of business on that date will be entitled to notice of, and to vote at, the special meeting and at any adjournments or postponements thereof.

        Whether or not you plan to attend the Gramercy special meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided or authorize your proxy by telephone or Internet following the instructions on your proxy card. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the Gramercy special meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors
Andrew S. Levine Secretary

New York, New York
January 4, 2008

PLEASE VOTE YOUR SHARES PROMPTLY. IF YOU HAVE ANY QUESTIONS ABOUT THE STOCK ISSUANCE PROPOSAL OR ABOUT VOTING YOUR SHARES, PLEASE CALL MORROW & CO., LLC TOLL-FREE AT (800) 607-0088.

AMERICAN FINANCIAL REALTY TRUST
610 Old York Road
Jenkintown, Pennsylvania 19046

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
to be held on February 13, 2008

Dear American Financial Realty Trust shareholder:

        A special meeting of the shareholders of American Financial Realty Trust, referred to as AFR, will be held on February 13, 2008, at 10:00 a.m. Eastern Time, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York. At the AFR special meeting, shareholders will vote upon the following proposals:

          (1)   To approve of the merger of GKK Stars Acquisition Corp., a Maryland corporation, with and into AFR, referred to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of November 2, 2007, by and among Gramercy Capital Corp., GKK Capital LP, GKK Stars Acquisition LLC, GKK Stars Acquisition Corp., GKK Stars Acquisition LP, AFR and First States Group, L.P., referred to as the merger agreement; and

          (2)   To adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger.

        The merger agreement, which provides for the merger, is attached as Annex A to the joint proxy statement/prospectus accompanying this notice and has been filed as an exhibit to AFR's Current Report on form 8-K on November 8, 2007.

        AFR's board of trustees has fixed the close of business on January 2, 2008, as the record date for determining the shareholders entitled to notice of or, and to vote at, the special meeting, and at any adjournments or postponements thereof. Only shareholders of record of AFR common shares of beneficial interest at the close of business on that date will be entitled to notice of, and to vote at, the special meeting, and at any adjournments or postponements thereof.

        Whether or not you plan to attend the AFR special meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided or authorize your proxy by telephone or Internet by following the instructions on your proxy card. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the AFR special meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Trustees
Sonya A. Huffman Secretary

Jenkintown, Pennsylvania
January 4, 2008

PLEASE VOTE YOUR SHARES PROMPTLY. IF YOU HAVE ANY QUESTIONS ABOUT THE MERGER PROPOSAL OR ABOUT VOTING YOUR SHARES, PLEASE CALL MACKENZIE PARTNERS, INC. TOLL-FREE AT (800) 322-2885 (BANKS AND BROKERS MAY CALL COLLECT AT (212) 929-5500).

i

Vote Required; Quorum	39
Voting of Proxies	39
Appraisal Rights	40
Revocation of Proxies	40
Solicitation of Proxies; Expenses	41
THE AFR SPECIAL MEETING	42
Date, Time and Place	42
Purpose	42
Recommendation of AFR's Board of Trustees	42
Voting by Trustees, Executive Officers and Other Filing Persons	42
Record Date, Outstanding Shares and Voting Rights	42
Vote Required; Quorum	42
Voting of Proxies	43
Appraisal Rights	44
Revocation of Proxies	44
Solicitation of Proxies; Expenses	44
THE COMPANIES	45
Gramercy	45
AFR	46
GRAMERCY'S POLICIES WITH RESPECT TO CERTAIN ACTIVITIES	47
Investment and Borrowing Guidelines	47
Hedging Activities	48
Disposition Policies	48
Equity Capital Policies	48
Other Policies	49
Future Revisions in Policies and Strategies	49
AFR'S POLICIES WITH RESPECT TO CERTAIN ACTIVITIES	50
Investment Policies	50
Financing Policies	51
Hedging and Interest Management	51
Lending	52
Conflict of Interest Policies	52
Policies with Respect to Other Activities	52
THE MERGER	54
General	54
Background of the Merger	54
AFR's Reasons for the Merger	60
Certain Effects of the Merger	63
Recommendation of AFR's Board of Trustees	63
Gramercy's Reasons for the Merger	64
Recommendation of Board of Directors of Gramercy	65
Fairness Opinion Regarding Merger Consideration	65
Certain AFR Projections	70
Accounting Treatment for the Merger	74
Regulatory Matters	74
Delisting and Deregistration of AFR Common Shares; Listing of Gramercy Common Stock Issued in Connection with the Mergers	74

Appraisal or Dissenters' Rights	74
INTERESTS OF TRUSTEES AND EXECUTIVE OFFICERS OF AFR IN THE MERGER	75
Equity Compensation Awards	75
Employment Agreements	75
Indemnification	76
THE MERGER AGREEMENT	77
The Mergers	77
The Merger Consideration and Effects of the Mergers	77
The Partnership Merger Consideration and Effects of the Partnership Merger	78
Treatment of Share Options, Restricted Share and Other Equity Compensation Awards	78
Direct Purchase of Assets and Transfer of AFR Property	79
Marketing of Assets	80
Payment Procedures	80
Appraisal Rights	81
Fractional Shares	81
Declaration of Trust and Bylaws	81
Representations and Warranties	81
Covenants Regarding Conduct of Business by AFR Pending the Merger	84
Covenants Regarding Conduct of Business by Gramercy Pending the Merger	88
Other Covenants	89
Reasonable Best Efforts	89
Employees	89
No Solicitations	90
Financing	92
Consents and Modifications	92
Conditions to the Mergers	93
Termination	94
Break-Up Fees and Expenses	95
Amendment of the Merger Agreement	96
Definition of AFR Material Adverse Effect	96
Definition of Gramercy Material Adverse Effect	97
VOTING AGREEMENTS	98
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	99
Material United States Federal Income Tax Consequences of the Merger	100
Material United States Federal Income Tax Considerations Applicable to Holders of Gramercy Common Stock	102
COMPARISON OF RIGHTS OF STOCKHOLDERS OF GRAMERCY AND SHAREHOLDERS OF AFR	124
General	124
Certain Material Differences Between the Rights of Stockholders of Gramercy and Shareholders of AFR	124
Authorized and Issued Stock/Shares of Beneficial Interest	124
Boards of Directors/Trustees	124
Size of the Board of Directors/Trustees	125
Removal of Directors/Trustees	125
Amendments to Charter/Declaration of Trust	125
Bylaw Amendments	126
Vote on Merger, Consolidation or Sale of Substantially all Assets	126

Limits on Ownership and Transfer of Shares	126
Stockholder/Shareholder Meetings	127
Business Combination Act	128
Control Share Acquisition Act	128
DESCRIPTION OF GRAMERCY CAPITAL STOCK	129
Common Stock	129
Provisions of the Gramercy Charter and Bylaws	129
Preferred Stock	130
Restrictions on Ownership	130
Transfer Agent and Registrar	132
STOCKHOLDER PROPOSALS	133
Gramercy	133
AFR	133
LEGAL MATTERS	133
EXPERTS	133
WHERE YOU CAN FIND MORE INFORMATION	134
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-1

ANNEXES

A.
Agreement and Plan of Merger, dated as of November 2, 2007, by and among Gramercy Capital Corp., GKK Capital LP, GKK Stars Acquisition LLC, GKK Stars Acquisition Corp., GKK Stars Acquisition LP, American Financial Realty Trust and First States Group, L.P.

B.
Opinion of Greenhill & Co., LLC dated November 2, 2007

C.
Voting Agreement between SL Green Operating Partnership, L.P. and American Financial Realty Trust dated as of November 2, 2007

D.
Voting Agreement between SSF III Gemini, LP and American Financial Realty Trust dated as of November 7, 2007

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following are some questions that shareholders of American Financial Realty Trust, referred to as AFR, and stockholders of Gramercy Capital Corp., referred to as Gramercy, may have regarding the merger and the other matters being considered at the Gramercy special meeting or the AFR special meeting, as applicable, and the answers to those questions. AFR and Gramercy urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the AFR or Gramercy special meeting, as applicable. Additional important information is also contained in the annexes to, and the documents included and incorporated by reference in, this joint proxy statement/prospectus.

Q:
Why am I receiving these materials?

A:
Gramercy and AFR have agreed to the acquisition of AFR by Gramercy under the terms of the Agreement and Plan of Merger, dated as of November 2, 2007, by and among Gramercy, GKK Capital LP, GKK Stars Acquisition LLC, GKK Stars Acquisition Corp., GKK Stars Acquisition LP, AFR and First States Group, L.P., referred to as the merger agreement, described in this joint proxy statement/prospectus. You are receiving this joint proxy statement/prospectus because you have been identified as a stockholder of Gramercy or a shareholder of AFR as of the close of business on the record date for the applicable company's special meeting and thus you are entitled to vote at the applicable company's special meeting. This document serves as both a joint proxy statement of Gramercy and AFR, used to solicit proxies for the respective special meetings, and as a registration statement of Gramercy, used to offer shares of Gramercy common stock, par value $0.001 per share, referred to as Gramercy common stock, in exchange for common shares of beneficial interest of AFR, par value $0.001 per share, referred to as AFR common shares, pursuant to the terms of the merger agreement. This document contains important information about the merger of GKK Stars Acquisition Corp., an indirect subsidiary of Gramercy, with and into AFR, referred to as the merger, and the special meetings, and you should read it carefully.

Q:
What is required to complete the merger?

A:
To complete the merger, Gramercy stockholders must approve the issuance of shares of Gramercy common stock in the merger and in the related merger of GKK Stars Acquisition LP, an indirect subsidiary of Gramercy, with and into First States Group, L.P., an indirect subsidiary of AFR, referred to as the partnership merger and collectively referred to as the mergers, as contemplated by the merger agreement, which approval requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. Abstentions will count as votes cast in accordance with the policy of the New York Stock Exchange, referred to as NYSE, the exchange on which shares of Gramercy common stock trade, and therefore, an abstention will have the same effect as a vote "AGAINST" the proposal to approve the issuance of Gramercy common stock in the mergers. Broker non-votes will have the same effect as a vote "AGAINST" the proposal to approve the issuance of Gramercy common stock in the mergers, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event, broker non-votes will not have any effect on the proposal.

AFR shareholders must approve the merger and the other transactions contemplated by the merger agreement, which approval requires the affirmative vote of the AFR shareholders entitled to cast a majority of the votes entitled to be cast on the proposal. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" the AFR merger proposal.

In addition, the closing of the mergers is subject to satisfaction or waiver of the additional conditions set forth in the merger agreement. For a more complete description of the closing conditions under the merger agreement, we urge you to read the section entitled "The Merger Agreement—Conditions to the Mergers" beginning on page 93 and the merger agreement attached to this joint proxy statement/prospectus as Annex A.

Q:
What will AFR shareholders receive in the merger?

A:
If the merger is completed, each AFR shareholder will receive (i) $5.50 in cash and (ii) 0.12096 of a share of Gramercy common stock, without interest and less any required withholding tax, for each AFR common share such shareholder owns. Gramercy common stock is listed on the NYSE under the symbol "GKK." The closing price per share of Gramercy common stock as reported on the NYSE on November 2, 2007, the last trading day before the merger was publicly announced, was $24.22, which would imply a value of $8.43 for each AFR common share. Based on the closing price per share of Gramercy common stock on January 3, 2008, the most recent practicable trading day before the date on which this joint proxy statement/prospectus was mailed to AFR shareholders (which was $22.28 per share), each AFR shareholder will receive cash and Gramercy common stock having an aggregate implied value of $8.19 for each AFR common share such shareholder owns. Because the exchange ratio is fixed at 0.12096 of a share of Gramercy common stock for each AFR common share, the value of the stock portion of the merger consideration will fluctuate with the market price per share of Gramercy common stock prior to the closing of the merger. Accordingly, the value of the merger consideration at the time the merger is completed may be different from the value at the time the merger agreement was signed or the time the AFR special meeting is held. Gramercy and AFR urge you to obtain a current market quotation for Gramercy common stock before voting at the special meeting. See "Risk Factors—Risk Factors Relating to the Merger—AFR shareholders cannot be certain of the market value of the shares of Gramercy common stock that will be issued in the merger."

No fractional shares of Gramercy common stock will be issued in the merger. Instead of fractional shares, AFR shareholders will receive cash, without interest, in an amount determined by multiplying the fractional interest to which such holder would otherwise be entitled by the average of the per share closing prices of Gramercy common stock on the NYSE Composite Transactions Reporting System during the ten consecutive trading days ending two days prior to the effective time of the merger.

The cash consideration payable pursuant to the merger to AFR shareholders will be increased by (i) $0.2419 per share, which represents the $2.00 per share Gramercy common stock special dividend declared on November 28, 2007 and payable on January 15, 2008 to Gramercy common stockholders of record on December 31, 2007 multiplied by the fixed exchange ratio of 0.12096 and (ii) an additional value payment, if any, up to a maximum of $0.25 per share in cash, equal to 50% of the excess of the net proceeds of the sale of certain AFR properties between November 2, 2007 and the closing of the merger over specified target levels on an aggregate basis. The sale process which may result in the additional value payment is subject to a number of risks and uncertainties and AFR shareholders should not assume that any such payment will be made. In addition, AFR shareholders will be entitled to receive any regular quarterly dividend declared and paid by Gramercy in respect of the first quarter of 2008 and a specified portion of any additional special dividend, if any, declared by Gramercy before closing.

Q:
How is the additional value payment calculated?

A:
The additional value payment in respect of each AFR common share is equal to the quotient of (a) 50% of the incremental net sales proceeds from the sale, on an aggregate basis, of certain specified AFR properties sold before the closing of the merger above a target price specified for each property, on an aggregate basis, and (b) the aggregate number of AFR common shares outstanding as of the closing of the merger. The additional value payment will not be less than zero or greater than $0.25 per AFR common share in cash. The sale process relating to the additional value payment is subject to a number of risks and uncertainties and AFR shareholders should not assume that any such payment will be made. Please see Exhibit A to the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A, for additional details on the additional value payment.

Q:
What will happen to AFR as a result of the merger?

A:
GKK Stars Acquisition Corp., an indirect subsidiary of Gramercy, will merge with and into AFR, with AFR as the surviving entity. AFR will become an indirect subsidiary of Gramercy.

Q:
Will the shares of Gramercy common stock issued in the mergers be listed for trading on the NYSE?

A:
Yes. The shares of Gramercy common stock to be issued in the mergers will be listed, upon official notice of issuance, on the NYSE under the symbol "GKK."

Q:
Why are Gramercy and AFR proposing to enter into the merger?

A:
In making its determination with respect to the merger, AFR's board of trustees considered a number of factors. See "The Merger—AFR's Reasons for the Merger" for a discussion of such factors. Similarly, Gramercy's board of directors also considered a number of factors in reaching its determination to approve the merger agreement. See "The Merger—Gramercy's Reasons for the Merger" for a discussion of such factors.

Q:
If I am a Gramercy stockholder, how does Gramercy's board of directors recommend that I vote?

A:
Gramercy's board of directors unanimously recommends that Gramercy stockholders vote "FOR" the proposal to approve the issuance of shares of Gramercy common stock in the mergers. For a more complete description of the recommendation of Gramercy's board of directors, see page 65.

Q:
If I am an AFR shareholder, how does AFR's board of trustees recommend that I vote?

A:
AFR's board of trustees unanimously recommends that AFR shareholders vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement. For a more complete description of the recommendation of AFR's board of trustees, see page 63.

Q:
Will AFR shareholders continue to receive dividends?

A:
AFR declared its regular quarterly dividend for the fourth quarter of 2007 in an amount equal to $0.19 per AFR common share on December 20, 2007. This dividend will be paid on January 18, 2008 to AFR shareholders of record on December 31, 2007. AFR may not declare and pay any dividends in respect of any fiscal quarter after the fourth fiscal quarter of 2007, except to the extent required to maintain its status as a real estate investment trust, referred to as a REIT, or to eliminate any U.S. federal income taxes or excise taxes otherwise payable, in which event, the merger consideration will be appropriately adjusted. See "—What will AFR shareholders receive in the merger?" for a description of the dividends relating to Gramercy common stock that AFR shareholders will be entitled to receive in connection with the merger.

Q:
Where and when is the Gramercy special meeting?

A:
The special meeting of Gramercy stockholders will take place at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, on February 13, 2008, at 10:30 a.m. Eastern Time.

Q:
Who can vote at and attend the Gramercy special meeting?

A:
All Gramercy stockholders of record as of the close of business on January 2, 2008, the record date for the Gramercy special meeting, referred to as the Gramercy record date, are entitled to receive notice of, and to attend and vote at, the special meeting or any adjournments or postponements thereof. Each share of Gramercy common stock is entitled to one vote on each matter properly brought before the special meeting.

Q:
What happens if I sell my shares of Gramercy common stock before the Gramercy special meeting?

A:
The record date for the Gramercy special meeting, the close of business on January 2, 2008, is earlier than the date of the special meeting. Unless special arrangements are made, if you held your shares of Gramercy common stock on the record date but transfer them before the Gramercy special meeting, you will retain your right to vote at the special meeting.

Q:
Where and when is the AFR special meeting?

A:
The special meeting of AFR shareholders will take place at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, on February 13, 2008, at 10:00 a.m. Eastern Time.

Q:
Who can vote at and attend the AFR special meeting?

A:
All AFR shareholders of record as of the close of business on January 2, 2008, the record date for the AFR special meeting, referred to as the AFR record date, are entitled to receive notice of, and to attend and vote at, the special meeting or any adjournments or postponements thereof. Each AFR common share is entitled to one vote on each matter properly brought before the special meeting.

Q:
What happens if I sell my AFR common shares before the AFR special meeting?

A:
The record date for the AFR special meeting, the close of business on January 2, 2008, is earlier than the date of the special meeting. Unless special arrangements are made, if you held your AFR common shares on the record date but transfer them prior to the effective time of the merger, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for AFR common shares. The right to receive such merger consideration will pass to the person who owns the shares you previously owned when the merger becomes effective.

Q:
What constitutes a quorum?

A:
The presence, in person or by proxy, of holders of shares of Gramercy common stock or AFR common shares, as applicable, entitled to cast a majority of the votes entitled to be cast at the Gramercy special meeting or the AFR special meeting, as applicable, is necessary to constitute a quorum at each special meeting. As of the Gramercy record date, there were approximately 34,842,244 shares of Gramercy common stock outstanding and entitled to vote at the Gramercy special meeting. As of the AFR record date, there were approximately 128,510,395 AFR common shares outstanding and entitled to vote at the AFR special meeting. Abstentions and broker non-votes will be treated as present for purposes of determining the presence or absence of a quorum for each meeting.

Q:
What do I need to do now?

A:
After you have read this document carefully, please authorize your proxy promptly—by telephone, by Internet or by signing, dating and returning the enclosed proxy card in the prepaid envelope provided. You should authorize your proxy now, even if you expect to attend the applicable company's special meeting and vote in person. Authorizing your proxy now will not prevent you from later canceling or revoking your proxy and changing your vote at any time before the vote at the applicable special meeting, and it will ensure that your shares are voted at the Gramercy special meeting or at the AFR special meeting, as applicable, if you later find you cannot attend the applicable special meeting.

Q:
How will proxy holders vote my shares?

A:
If you authorize your proxy by telephone or by the Internet, or properly execute and return the proxy card enclosed with this joint proxy statement/prospectus prior to the special meeting, your shares will be voted as you authorized. If you are an AFR shareholder and you execute your proxy card but no direction is otherwise made, your shares will be voted "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. If you are a Gramercy stockholder and you execute your proxy card but no direction is otherwise made, your shares will be voted "FOR" the proposal to approve the issuance of shares of Gramercy common stock in the mergers and "FOR" the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies.

Q:
What should I do if I hold my shares in "street name," i.e., through a bank, broker or other custodian?

A:
Please follow the instructions provided by your bank, broker or other custodian, in order to direct such custodian to vote your shares on your behalf. If you wish to vote in person at the applicable special meeting, you will need to obtain a proxy form from the broker, bank or other nominee that holds your shares of record.

Q:
Can my broker vote my shares which are held in "street name"?

A:
Your broker is not able to vote your shares that are held in "street name" for you without your instructions. If you do not provide your broker with instructions on how to vote your shares held in "street name," your broker will not be permitted to vote your shares on the proposals being presented at the Gramercy stockholders special meeting or the AFR shareholders special meeting, as applicable. If you are a Gramercy stockholder, a failure to provide your broker instructions will not affect the outcome of the vote on the proposal to approve the issuance of shares of Gramercy common stock in the mergers so long as the total number of votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. If the votes cast represent less than 50% in interest of all securities entitled to vote on the proposal, then a failure to provide your broker instructions will have the same effect as a vote "AGAINST" the proposal to approve the issuance of shares of Gramercy common stock in connection with the mergers. If you are an AFR shareholder, the failure to provide your broker instructions will have the same effect as a vote "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement because the approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the shareholders entitled to cast a majority of the votes entitled to be cast on the proposal. You should therefore be sure to provide your broker with instructions on how to vote your shares.

Q:
What do I do if I want to change my vote?

A:
You may change your vote at any time before your proxy is voted at the Gramercy special meeting or the AFR special meeting, as the case may be. You can do this in one of the following ways:

•
first, you can send a written notice stating that you want to revoke your proxy to in the case of Gramercy stockholders:

Gramercy Capital Corp.
420 Lexington Avenue
New York, New York 10170
Attn.: Andrew S. Levine, Secretary
Telephone: (212) 297-1000

    in the case of AFR shareholders:
    American Financial Realty Trust
    610 Old York Road
    Jenkintown, Pennsylvania 19046
    Attn.: Sonya A. Huffman, Secretary
    Telephone: (215) 887-2280

  •
  second, by signing and delivering a later-dated proxy card (or authorizing a later-dated proxy by telephone or by the Internet); or

  •
  third, by attending the special meeting and voting in person; however, your attendance alone will not revoke your proxy or change your vote.

If you have instructed a broker how to vote your shares, you must follow the directions provided by your broker to change those instructions.

Q:
What rights do I have if I oppose the merger?

A:
If you are an AFR shareholder you can either abstain from voting or vote against the merger and the other transactions contemplated by the merger agreement by indicating a vote "AGAINST" the proposal on your proxy card and signing and mailing your proxy card in accordance with the instructions provided, or by voting against the merger and the other transactions contemplated by the merger agreement by telephone or Internet or in person at the AFR special meeting. Pursuant to provisions of the Maryland General Corporation Law, referred to as the MGCL, applicable to Maryland real estate investment trusts, and AFR's declaration of trust, however, AFR shareholders are not entitled to dissenters' or appraisal rights with respect to the merger. If you are a Gramercy common stockholder you can vote against the issuance of shares of Gramercy common stock in the mergers by indicating a vote "AGAINST" the proposal on your proxy card and signing and mailing your proxy card in accordance with the instructions provided, or by voting against the issuance of shares of Gramercy common stock in the mergers by telephone or Internet or in person at the Gramercy special meeting. Pursuant to the MGCL, Gramercy stockholders are not entitled to dissenters' or appraisal rights in connection with the mergers or the issuance of shares of Gramercy common stock in the mergers.

Q:
Should I send my Gramercy stock certificates or my AFR share certificates now?

A:
No, Gramercy stockholders will continue to hold their Gramercy stock certificates following the merger and are not required to take any action with respect to their Gramercy stock certificates. If you are an AFR shareholder, you should not submit your share certificates at this time. After Gramercy and AFR complete the merger, Gramercy will send former holders of AFR common shares a letter of transmittal with written instructions for exchanging their share certificates.

Q:
When do you expect to complete the merger?

A:
Gramercy and AFR are working toward completing the merger as quickly as possible. Gramercy must first obtain the approval of Gramercy stockholders to issue the shares of Gramercy common stock in the mergers and AFR must first obtain the approval of AFR shareholders of the merger and the other transactions contemplated by the merger agreement at their respective special meetings. Gramercy and AFR expect to complete the merger during the second half of March 2008. However, Gramercy and AFR cannot assure you as to when, or if, the merger will occur.

Q:
If the merger is completed, when can AFR shareholders expect to receive the merger consideration for their AFR common shares?

A:
As soon as practicable after the completion of the merger, AFR shareholders will receive a letter of transmittal describing how they may exchange their AFR common shares for the merger consideration. At that time, each AFR shareholder must send a completed letter of transmittal to the exchange agent (and, for AFR common shares represented by a certificate(s) only, the share certificate(s)) in order to receive the merger consideration. AFR shareholders should not send their share certificate(s) to Gramercy or AFR or anyone else until they receive the letter of transmittal.

Q:
What risks should I consider before I vote on the merger proposal?

A:
Gramercy and AFR encourage you to read carefully the detailed information about the mergers contained and incorporated by reference in this joint proxy statement/prospectus, including the section entitled "Risk Factors" beginning on page 32.

Q:
Where can I find more information about the companies?

A:
Gramercy and AFR each file reports and other information with the Securities and Exchange Commission, referred to as the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-732-0330 for information about these facilities. This information is also available at the offices of the NYSE, and at the Internet site the SEC maintains at www.sec.gov. In addition, Gramercy's SEC filings are available at the Internet site Gramercy maintains at www.gramercycapitalcorp.com, and AFR's SEC filings are available at the Internet site AFR maintains at www.afrt.com. Information contained on Gramercy's website, AFR's website or the website of any other person is not incorporated by reference into this joint proxy statement/prospectus, and you should not consider information contained on those websites as part of this joint proxy statement/prospectus. You can also request copies of these documents from Gramercy or AFR. See "Where You Can Find More Information" on page 134.

Q:
Who can help answer my questions?

A:
If you have more questions about the merger or need assistance voting your shares, please contact the firm assisting the companies in the solicitation of proxies:

  In the case of Gramercy:

Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
(800) 607-0088

  In the case of AFR:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
(800) 322-2885

  If you would like additional copies of this joint proxy statement/prospectus, you should contact the appropriate solicitation agent at the applicable telephone number listed above. You may also request additional documents by email at, in the case of Gramercy, ggk.info@morrowco.com, and in the case of AFR, proxy@mackenziepartners.com. Morrow & Co., LLC's solicitation fee is not to exceed $4,500, plus out-of-pocket expenses. MacKenzie Partners, Inc.'s solicitation fee is not to exceed $7,500, plus out-of-pocket expenses.

  No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this joint proxy statement/prospectus, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this joint proxy statement/prospectus shall, under no circumstances, create any implication that there has been no change in the affairs of Gramercy or AFR, as applicable, since the date hereof.

SUMMARY

        This Summary, together with the "Questions and Answers About the Merger," highlights material information in this joint proxy statement/prospectus. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" beginning on page 134. Page references have been included parenthetically to direct you to a more complete description of the topics in this summary.

The Companies

Gramercy Capital Corp. (Page 45)

420 Lexington Avenue
New York, New York 10170
(212) 297-1000
www.gramercycapitalcorp.com

        Gramercy is a commercial real estate specialty finance company that focuses on the direct origination and acquisition of whole loans, subordinate interests in whole loans, mezzanine loans, preferred equity and net lease investments involving commercial properties throughout the United States, or U.S. It has also established a real estate securities business that focuses on the acquisition, trading and financing of commercial mortgage-backed securities, or CMBS, and other real estate related securities. When evaluating transactions, Gramercy assesses its risk-adjusted return and targets transactions with yields that seek to provide excess returns for the risks being taken.

        Gramercy conducts substantially all of its operations through, and all assets are held by, its operating partnership, GKK Capital LP, or the Gramercy operating partnership, a Delaware limited partnership. Gramercy, as the sole general partner and holder of 100% of the common units of the Gramercy operating partnership, has the responsibility for and discretion in the management and control of the Gramercy operating partnership, and the limited partners of the Gramercy operating partnership, in such capacity, have no authority to transact business for, or participate in the management activities of, the Gramercy operating partnership. Accordingly, Gramercy consolidates the accounts of the Gramercy operating partnership in its financial statements.

        Gramercy is externally managed and advised by GKK Manager LLC, or the Manager, a majority-owned subsidiary of SL Green Realty Corp., a publicly-traded Maryland corporation (NYSE: SLG), or SL Green. As of the record date, SL Green also owned, through its subsidiary SL Green Operating Partnership, L.P., referred to as SLG OP, approximately 21.9% of the outstanding shares of Gramercy common stock.

        Gramercy has qualified as a REIT commencing with its taxable year ended December 31, 2004 and it expects to qualify for the current taxable year. As a REIT, Gramercy generally will not be subject to U.S. federal income taxes to the extent it distributes its net taxable income to its stockholders.

        GKK Stars Acquisition LLC, or Acquisition Sub, a Delaware limited liability company and a newly formed, wholly-owned subsidiary of the Gramercy operating partnership, GKK Stars Acquisition Corp., or Merger Sub, a Maryland corporation and a newly formed wholly-owned subsidiary of Acquisition Sub, and GKK Stars Acquisition LP, or Merger Sub OP, a Delaware limited partnership, the general partner of which is Acquisition Sub and the sole limited partner is Merger Sub, were formed solely for the purpose of effecting the mergers. Acquisition Sub, Merger Sub and Merger Sub OP have not conducted and will not conduct any business prior to the mergers. Each of Acquisition Sub's, Merger Sub's and Merger Sub OP's executive offices is located at 420 Lexington Avenue, New York, New York 10170 and its telephone number is (212) 297-1000.

American Financial Realty Trust (Page 46)

610 Old York Road
Jenkintown, Pennsylvania 19046
(215) 887-2280
www.afrt.com

        AFR is a self-administered, self-managed Maryland REIT with a primary focus on acquiring and operating properties leased to regulated financial institutions. These institutions are, for the most part, deposit taking commercial banks, thrifts and credit unions. AFR believes that it is the largest public or private real estate company with this focus. AFR's portfolio of wholly owned and jointly-owned bank branches and office buildings is leased to large banks such as Bank of America, N.A., Wachovia Bank, N.A., Regions Financial Corporation and Citizens Financial Group, Inc. and to mid-sized and community banks.

        AFR was formed as a Maryland REIT on May 23, 2002 and commenced its operations on September 10, 2002 when it completed a private offering of AFR common shares and acquired its initial portfolio of properties from various individuals, including its founder and parties related to that founder. AFR completed its initial public offering of AFR common shares on June 27, 2003.

        AFR's interest in its properties is held through its operating partnership, First States Group, L.P., referred to as the AFR operating partnership. Through its wholly-owned subsidiary, First States Group, LLC, AFR is the sole general partner of the AFR operating partnership and held a 98.6% interest in the operating partnership as of the record date. AFR is organized so as to qualify and has elected to be a REIT under the Internal Revenue Code of 1986, as amended, referred to as the Code.

The Gramercy Special Meeting

        The Meeting Time and Place (Page 38)    The special meeting will be held on February 13, 2008, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, starting at 10:30 a.m. Eastern Time.

        Stockholders Entitled to Vote (Page 38)    Holders of record of shares of Gramercy common stock at the close of business on the record date of January 2, 2008 are entitled to notice of, and to vote at, the special meeting. On the record date, there were approximately 34,842,244 shares of Gramercy common stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the special meeting.

        Stock Ownership of Directors and Executive Officers (Page 38)    As of the close of business on January 2, 2008, the record date for the special meeting, the directors and executive officers of Gramercy held and are entitled to vote, in the aggregate, approximately 650,000 shares of Gramercy common stock, representing approximately 1.8% of the outstanding shares of Gramercy common stock. The directors and executive officers of Gramercy have informed Gramercy that they intend to vote all of their shares of Gramercy common stock "FOR" the proposal to approve the issuance of shares of Gramercy common stock in the mergers.

Voting Agreements (Page 98)

        SLG OP, the entity that owns a majority in interest of Gramercy's external manager, has entered into a voting agreement with AFR pursuant to which SLG OP has agreed to, among other things, vote all of its shares of Gramercy common stock, or approximately 21.9% of the outstanding shares of Gramercy common stock as of the Gramercy record date, in favor of the proposal to approve the issuance of shares of Gramercy common stock in the mergers.

        SSF III Gemini, LP, referred to as SSF III, an affiliate of the Morgan Stanley Special Situations Fund III, L.P., has entered into a voting agreement with AFR pursuant to which SSF III has agreed to, among other things, vote the shares of Gramercy common stock it acquired in a private placement from Gramercy in November 2007, referred to as the 2007 Private Placement, or approximately 10.9% of the outstanding shares of Gramercy common stock as of the Gramercy record date, in favor of the proposal to approve the issuance of shares of Gramercy common stock in the mergers.

        Proposals to be Considered at the Meeting (Page 38)    At the special meeting, Gramercy stockholders will be asked to consider and vote upon:

  •
  a proposal to approve the issuance of shares of Gramercy common stock in the mergers as contemplated by the merger agreement; and

  •
  a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the issuance of shares of Gramercy common stock in the mergers as contemplated by the merger agreement.

        Vote Required (Page 39)    The proposal to approve the issuance of shares of Gramercy common stock in the mergers must be approved by the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. Abstentions will count as votes cast, in accordance with the policy of the NYSE, and, therefore, an abstention will have the same effect as a vote "AGAINST" the proposal to approve the issuance of Gramercy common stock in the mergers. Any failure to vote or broker non-votes will have the same effect as a vote "AGAINST" the proposal to approve the issuance of Gramercy common stock in the mergers, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event, any failure to vote or broker non-votes will not have any effect on the vote.

        Approval of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Any failure to vote, abstentions or broker non-votes will have no effect on the proposal to adjourn or postpone the meeting, if necessary, to solicit additional proxies.

The AFR Special Meeting

        The Meeting Time and Place (Page 42)    The special meeting will be held on February 13, 2008, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, starting at 10:00 a.m. Eastern Time.

        Shareholders Entitled to Vote (Page 42)    Holders of record of AFR common shares at the close of business on the record date of January 2, 2008 are entitled to notice of, and to vote at, the special meeting. On the record date, there were approximately 128,510,395 AFR common shares outstanding, each of which will be entitled to one vote on each matter to be acted upon at the special meeting.

        Share Ownership of Trustees and Executive Officers (Page 42)    As of the close of business on January 2, 2008, the record date for the special meeting, the trustees and executive officers of AFR held and are entitled to vote, in the aggregate, approximately 2,264,873 AFR common shares, representing approximately 1.8% of the AFR common shares. The trustees and executive officers of AFR have informed AFR that they intend to vote all of their AFR common shares "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

        Proposals to be Considered at the Meeting (Page 42)    At the special meeting, AFR shareholders will be asked to consider and vote upon:

  •
  a proposal to approve the merger and the other transactions contemplated by the merger agreement; and

  •
  a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

        Vote Required (Page 42)    Approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of AFR common shares entitled to cast a majority of the votes entitled to be cast on the matter. Any failure to vote, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the AFR merger proposal.

        Approval of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Any failure to vote, abstentions or broker non-votes will have no effect on the proposal to adjourn or postpone the meeting, if necessary, to solicit additional proxies.

The Merger (Page 54)

        The merger agreement provides for, among other things, the merger of Merger Sub with and into AFR. Following completion of the merger, AFR will continue as the surviving entity in the merger and will be an indirect subsidiary of Gramercy. The merger agreement also provides for the merger of Merger Sub OP with and into the AFR operating partnership, with the AFR operating partnership continuing as the surviving partnership of this merger. The AFR operating partnership will be an indirect subsidiary of Gramercy following the mergers.

The Merger Agreement (Page 77)

        The merger agreement is attached to this joint proxy statement/prospectus as Annex A and has been filed as an exhibit to AFR's Current Report on Form 8-K filed November 8, 2007 and an exhibit to Gramercy's Current Report on Form 8-K filed November 8, 2007. Gramercy and AFR encourage you to read the merger agreement as it is the legal document that governs the mergers.

What AFR Shareholders Will Receive in the Merger (Page 77)

        Upon completion of the merger, each AFR common share will be converted into, and cancelled in exchange for, the right to receive $5.50 in cash, and 0.12096 of a share of Gramercy common stock, without interest and less any required withholding taxes.

        The cash consideration payable pursuant to the merger to AFR shareholders will be increased by (i) $0.2419 per share, which represents the $2.00 per share Gramercy common stock special dividend declared on November 28, 2007 and payable on January 15, 2008 to Gramercy common stockholders of record on December 31, 2007 multiplied by the fixed exchange ratio of 0.12096 and (ii) an additional value payment, if any, up to a maximum of $0.25 per share in cash, equal to 50% of the excess of the net proceeds of the sale of certain AFR properties between November 2, 2007 and the closing of the merger over specified target levels on an aggregate basis. The sale process which may result in the additional value payment is subject to a number of risks and uncertainties and AFR shareholders should not assume that any such payment will be made. In addition, AFR shareholders will be entitled to receive any regular quarterly dividend declared and paid by Gramercy in respect of the first quarter of 2008 and a specified portion of any additional special dividend, if any, declared by Gramercy before closing.

        No fractional shares of Gramercy common stock will be issued in the mergers. Instead of fractional shares, AFR shareholders will receive cash, without interest, in an amount determined by multiplying the fractional interest to which such holder would otherwise be entitled by the average of the per share closing prices of Gramercy common stock on the NYSE Composite Transactions Reporting System during the ten consecutive trading days ending two days prior to the effective time of the mergers.

Additional Value Payment (Page 78)

        The additional value payment in respect of each AFR common share will be equal to the quotient of (i) 50% of the incremental net sales proceeds from the sale, on an aggregate basis, of certain specified AFR properties sold before the closing of the merger above a target price specified for each property, on an aggregate basis, and (ii) the aggregate number of AFR common shares outstanding as of the closing of the merger. The additional value payment will not be less than zero or greater than $0.25 per AFR common share in cash. The sale process relating to the additional value payment is subject to a number of risks and uncertainties and AFR shareholders should not assume that any such payment will be made.

Risk Factors (Page 32)

        In evaluating the mergers, you should carefully consider the "Risk Factors" beginning on page 32.

Gramercy's Recommendation to its Stockholders (Page 65)

        Gramercy's board of directors voted unanimously to approve the issuance of shares of Gramercy common stock in the mergers. Gramercy's board of directors believes that the stock issuance is in the best interests of Gramercy and its stockholders and recommends that Gramercy stockholders vote "FOR" the proposal to approve the issuance of shares of Gramercy common stock in the mergers as contemplated by the merger agreement.

AFR's Recommendation to its Shareholders (Page 63)

        AFR's board of trustees voted unanimously to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement. AFR's board of trustees has declared that the merger and the other transactions contemplated by the merger agreement are advisable and in the bests interests of AFR and its shareholders and recommends that AFR shareholders vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

        In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, AFR's board of trustees consulted with its management and with its legal and financial advisors and also considered the factors described under "The Merger—AFR's Reasons for the Merger" beginning on page 60.

Fairness Opinion Regarding Merger Consideration (Page 65)

        On November 2, 2007, Greenhill & Co., LLC, referred to as Greenhill, rendered its oral opinion, which was subsequently confirmed in writing, to AFR's board of trustees that, as of November 2, 2007, and based upon and subject to the various considerations and assumptions described in the opinion, the merger consideration to be received by holders of AFR common shares (other than Gramercy and its affiliates) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Greenhill, dated November 2, 2007, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limits on the opinion and the review undertaken in connection with rendering the opinion, is attached as Annex B to this joint proxy statement/prospectus. Greenhill's opinion is addressed to AFR's board of trustees and is not a recommendation as to how holders of AFR common shares should vote with respect to the merger or any other matter. See "The Merger—Fairness Opinion Regarding Merger Consideration" beginning on page 65.

Ownership of Gramercy Following the Merger

        Based on the capitalization of AFR and Gramercy as of January 2, 2008, the record date for the Gramercy special meeting, holders of outstanding AFR common shares, options to purchase AFR common shares, restricted AFR common shares, units of limited partnership interest in the AFR operating partnership and AFR common shares to be issued pursuant to AFR's multi-year equity incentive plan will be entitled to receive as a result of the mergers a total of approximately 15,636,835 shares of Gramercy common stock, representing approximately 31% of the shares of Gramercy common stock outstanding following the mergers.

Conditions to the Mergers (Page 93)

        The obligations of the parties to complete the mergers are subject to the following mutual conditions:

  •
  approval of the merger by AFR shareholders;

  •
  approval of the issuance of shares of Gramercy common stock in the mergers by Gramercy stockholders;

  •
  receipt of all the material approvals, authorizations and consents of any governmental entity required to consummate the mergers (all of which must be in full force and effect) and expiration or termination of all waiting periods relating to the approvals, authorizations and consents (subject to the materiality standard in the merger agreement);

  •
  absence of any preliminary or permanent injunction, statute, rule, regulation, decree, ruling, temporary restraining order or other order issued by a court or other governmental entity of competent jurisdiction that would make the consummation of the mergers illegal;

  •
  authorization of the listing of the shares of common stock of Gramercy to be issued in the mergers on the NYSE, subject to official notice of issuance; and

  •
  effectiveness of this joint proxy statement/prospectus and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose.

        The obligations of Gramercy to complete the mergers are further conditioned on:

  •
  the truth and correctness of AFR's and the AFR operating partnership's representations and warranties (subject to the materiality standards in the merger agreement);

  •
  performance in all material respects of AFR's and the AFR operating partnership's covenants and agreements under the merger agreement at or prior to the effective time of the mergers;

  •
  there having occurred no AFR material adverse effect (as defined in the merger agreement) since December 31, 2006 (subject to exceptions for matters disclosed as provided in the merger agreement);

  •
  receipt by Gramercy of a certificate signed on AFR's behalf by its chief executive officer or equivalent as to the satisfaction of the conditions described in the three preceding bullet points; and

  •
  receipt by AFR of a tax opinion regarding AFR's REIT status.

        The obligations of AFR to complete the mergers are further conditioned on:

  •
  the truth and correctness of the representations and warranties (subject to the materiality standard in the merger agreement) of Gramercy, the Gramercy operating partnership, Acquisition Sub, Merger Sub and Merger Sub OP, referred to collectively as the purchaser parties;

  •
  performance in all material respects of the covenants and agreements of Gramercy and the other purchaser parties under the merger agreement at or prior to the effective time of the merger;

  •
  there having occurred no Gramercy material adverse effect (as defined in the merger agreement) since December 31, 2006 (subject to exceptions for matters disclosed as provided in the merger agreement);

  •
  receipt by AFR of a certificate signed on behalf of Gramercy by its chief executive officer as to the satisfaction of the conditions described in the three preceding bullet points; and

  •
  receipt by Gramercy of a tax opinion regarding Gramercy's REIT status.

Treatment of AFR Share Options, Restricted Shares and Other Equity Compensation Awards (Page 78)

        In connection with the mergers, all outstanding options to purchase AFR common shares, whether or not then vested or exercisable, will be cancelled and converted into the right to receive an amount, payable in the same proportion of cash and Gramercy common stock contemplated by the merger consideration, equal to the product of (1) the number of AFR common shares such holder could have purchased under such option had such option become fully vested prior to the effective time of the merger and had such holder exercised such option in full immediately prior to the effective time of the merger and (2) the excess, if any, of the merger consideration over the exercise price per share of such option, less any applicable withholding tax.

        Immediately prior to the effective time of the merger, each outstanding restricted AFR common share will fully vest and any restrictions on such restricted AFR common share will terminate or lapse. At the effective time of the merger, each restricted AFR common share will be automatically converted into the right to receive the merger consideration. All payments of the merger consideration in connection with the restricted AFR common shares will be subject to any applicable withholding tax.

        Immediately prior to the effective time of the merger, the potential award of each participant under AFR's multi-year equity incentive plan will be converted to AFR common shares at the level specified in such plan and the applicable award agreement for a change of control as defined in such plan and/or agreement, as applicable, and any restrictions on such shares will lapse. Each share will be converted into the right to receive the merger consideration, less any applicable withholding tax. See "Interests of Trustees and Executive Officers of AFR in the Merger" on page 75.

        No fractional shares of Gramercy common stock will be issued in the merger. Instead of fractional shares, AFR shareholders will receive cash, without interest, in an amount determined by multiplying the fractional interest to which such holder would otherwise be entitled by the average of the per share closing prices of Gramercy common stock on the NYSE Composite Transactions Reporting System during the ten consecutive trading days ending two days prior to the effective time of the merger.

Termination (Page 94)

        The merger agreement may be terminated prior to the effective time of the merger, whether before or after the required AFR shareholder approval of the merger is obtained:

  1.
  by mutual written consent of AFR and Gramercy;

  2.
  by either AFR or Gramercy, if AFR shareholders fail to approve the merger and the other transactions contemplated by the merger agreement at a duly held meeting (including any adjournment or postponement of such meeting);

  3.
  by either AFR or Gramercy, if Gramercy stockholders fail to approve the issuance of shares of Gramercy common stock in the mergers as contemplated by the merger agreement at a duly held meeting (including any adjournment or postponement of such meeting);

  4.
  by either AFR or Gramercy, if any governmental entity of competent jurisdiction issues a final and unappealable injunction, order, decree, ruling or takes any other action which permanently restrains, enjoins or otherwise prohibits the consummation of the mergers

    (provided that the terminating party has used its reasonable best efforts to vacate the injunction, order, decree, ruling or action);

  5.
  by either AFR or Gramercy, if the mergers have not occurred on or before either March 31, 2008 or, if AFR shareholders have approved the merger as of March 31, 2008, the tenth day after the date of the special meeting of AFR shareholders to approve the merger, whichever is later, referred to as the end date; provided, however, that a party whose material failure to comply with any provision of the merger agreement has been the principal cause of, or resulted in, the failure of the mergers to occur on or before the end date will not be entitled to exercise its right to terminate the merger agreement because of this reason;

  6.
  by AFR, if Gramercy or any of the purchaser parties breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, or if any representation or warranty of the purchaser parties becomes untrue, in either case such that the related conditions to the obligations of AFR to close the transaction would be incapable of being satisfied on or before the end date;

  7.
  by Gramercy, if AFR or the AFR operating partnership breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, or if any representation or warranty of AFR or the AFR operating partnership becomes untrue, in either case such that the related conditions to the obligations of the purchaser parties to close the transaction would be incapable of being satisfied on or before the end date;

  8.
  by AFR, at any time prior to obtaining the approval of the merger by AFR shareholders, to enter into an agreement with respect to a superior proposal, if AFR has delivered a notice to Gramercy at least three business days prior to such termination that it is prepared to terminate the merger agreement and simultaneously with the termination AFR pays the break-up fee and the expense amount to Gramercy and enters into an agreement with respect to such superior proposal;

  9.
  by Gramercy, if prior to receipt of the approval of the merger by AFR shareholders, (1) AFR's board of trustees withdraws or adversely modifies its approval or recommendation of the merger, (2) AFR or AFR's board of trustees (or any committee thereof) approves, adopts, or recommends any competing proposal or enters into an acquisition agreement with respect to a competing proposal, (3) a tender offer or exchange offer relating to AFR's common shares is commenced and AFR's board of trustees has not recommended that AFR's shareholders reject such tender or exchange offer within ten business days after commencement of such tender offer or exchange offer, (4) AFR does not include in this joint proxy statement/prospectus the recommendation of the merger by AFR's board of trustees, (5) AFR intentionally, willfully and materially breaches its obligation in the merger agreement to call a shareholders' meeting to approve the merger, (6) AFR intentionally, willfully and materially breaches any of its obligations under the no solicitation covenant, or (7) AFR or AFR's board of trustees (or any committee thereof) authorizes or publicly proposes the foregoing; or

  10.
  by AFR, if prior to the receipt of the approval of the Gramercy stockholders of the issuance of Gramercy common stock in the mergers as contemplated by the merger agreement, Gramercy intentionally, willfully and materially breaches its obligation in the merger agreement to call a special meeting of Gramercy stockholders to approve the issuance of shares of Gramercy common stock in the mergers.

Break-Up Fees and Expenses (Page 95)

        AFR and the AFR operating partnership have agreed to pay Gramercy a break-up fee of $32 million plus an expense amount of $18 million (unless previously paid) if the merger agreement is terminated:

  •
  by AFR, pursuant to the provision described in clause (8) above;

  •
  by Gramercy, pursuant to the provision described in clause (9) above; or

  •
  (a) prior to the AFR special meeting, any qualifying competing proposal (as defined in the merger agreement) or the bona fide intention of any person to make a qualifying competing proposal is publicly proposed or disclosed and not withdrawn at or prior to the time of the AFR special meeting, (b) the merger agreement is terminated by either AFR or Gramercy pursuant to the provision described in clause (2) above or by either AFR or Gramercy pursuant to the provision described in clause (5) above (and, in the case of termination pursuant to clause (5) above, approval of the merger by AFR shareholders has not been obtained and Gramercy has not breached its obligations with respect to, among other things, the preparation and filing of this joint proxy statement/prospectus in any material respect) and (c) concurrently with or within 12 months after the date of such termination, AFR enters into a definitive agreement with respect to or consummates any qualifying competing proposal.

        In addition, AFR and the AFR operating partnership have agreed to pay Gramercy an expense amount of $18 million (unless previously paid) if the merger agreement is terminated:

  •
  by AFR or Gramercy, pursuant to the provision described in clause (2) above;

  •
  by Gramercy, pursuant to the provision described in clause (7) above and the termination was the result of a failure of a representation and warranty to be true and correct when made as of the date of the merger agreement or as a result of a breach of a covenant, in each case subject to applicable materiality standards in the merger agreement; or

  •
  by either AFR or Gramercy, if (a) prior to the AFR special meeting, any qualifying competing proposal (as defined in the merger agreement) or bona fide intention of any person to make a qualifying competing proposal is publicly proposed or disclosed, and not withdrawn at or prior to the time of the AFR special meeting, and (b) following such event, the merger agreement is terminated pursuant to the provision described in clause (5) above (and, in the case of termination pursuant to clause (5) above, approval of the merger by AFR shareholders has not been obtained and Gramercy has not breached its obligations with respect to, among other things, the preparation and filing of this joint proxy statement/prospectus in any material respect).

        Gramercy has agreed to pay AFR an amount of $14 million if the merger agreement is terminated:

  •
  by either AFR or Gramercy, pursuant to the provision described in clause (3) above;

  •
  by AFR, pursuant to the provision described in clause (10) above; or

  •
  by AFR, pursuant to the provision described in clause (6) above and the termination was the result of a failure of a representation and warranty to be true and correct when made as of the date of the merger agreement or as a result of a breach of a covenant, in each case subject to applicable materiality standards in the merger agreement.

Interests of Trustees and Executive Officers of AFR in the Merger (Page 75)

        Some of AFR's executive officers and trustees have interests in the mergers and have arrangements that may be considered to be different from, or in addition to, those of AFR's shareholders generally. These interests include AFR's employment agreements with each of Glenn

Blumenthal, AFR's Executive Vice President and Chief Operating Officer, David J. Nettina, AFR's President and Chief Financial Officer, and Edward J. Matey, Jr., AFR's Executive Vice President and General Counsel, each of which provide for severance and other benefits in the event of a termination of employment in connection with a change in control of AFR during the terms of such agreements. In addition, the terms of the merger agreement and/or certain of AFR's equity compensation plans provide for the payment or accelerated vesting or distribution of equity awards and other rights or benefits thereunder upon a change in control of AFR. Pursuant to the terms of the merger agreement, Gramercy has agreed to indemnify the executive officers and trustees of AFR in connection with claims arising from matters existing or occurring prior to the completion of the merger so long as the merger is consummated.

        The AFR board of trustees was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

Accounting Treatment (Page 74)

        The merger will be accounted for under the purchase method for accounting and financial reporting purposes.

Material United States Federal Income Tax Consequences of the Merger (Page 99)

        The receipt of the merger consideration in exchange for AFR common shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, an AFR shareholder will recognize gain or loss for U.S. federal income tax purposes measured by the difference, if any, between (1) the fair market value of the Gramercy common stock received as of the effective date of the merger and the amount of cash received and (2) the AFR shareholder's adjusted tax basis in the AFR common shares exchanged for the merger consideration.

        AFR shareholders should read "Material United States Federal Income Tax Considerations—Material United States Federal Income Tax Consequences of the Merger" beginning on page 100 for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to an AFR shareholder will depend on such holder's particular circumstances. AFR shareholders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the merger.

Regulatory Matters (Page 74)

        Neither Gramercy nor AFR is aware of any material U.S. federal or state regulatory approvals that must be obtained in connection with the mergers.

Appraisal or Dissenters' Rights (Page 74)

        Maryland law does not provide any appraisal rights or dissenters' rights for Gramercy stockholders or AFR shareholders in connection with the merger.

The Rights of AFR Shareholders Will Change (Page 124)

        The rights of AFR shareholders are determined by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, or Title 8, and by AFR's amended and restated declaration of trust and bylaws. When the merger is completed, AFR shareholders will become stockholders of Gramercy. The rights of Gramercy stockholders are determined by the MGCL and Gramercy's charter and bylaws. As a result of these different organizational documents and statutes, AFR shareholders will have different rights as Gramercy stockholders than they currently have as AFR shareholders.

SELECTED SUMMARY HISTORICAL AND
SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

        Gramercy and AFR are providing the following information to aid you in your analysis of the financial aspects of the mergers. Gramercy and AFR derived this information from the audited consolidated financial statements of Gramercy for the years ended, and as of, December 31, 2004, 2005 and 2006 and of AFR for the years ended, and as of, December 31, 2003, 2004, 2005 and 2006 and the unaudited consolidated financial statements of each of Gramercy and AFR as of, and for the nine months ended, September 30, 2007 and 2006. This information is only a summary and you should read it in conjunction with the historical and unaudited pro forma consolidated financial statements and related notes contained in the annual reports, quarterly reports and other information regarding Gramercy and AFR filed with the SEC and incorporated by reference or included in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 134.

Selected Historical Financial Data of Gramercy

        Gramercy's historical consolidated financial data for the annual periods presented below has been derived from its audited consolidated financial statements previously filed with the SEC. The selected historical consolidated financial data for Gramercy as of, and for the periods ended, September 30, 2007 and 2006 are unaudited and were prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of Gramercy's management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of results of operations for these interim periods have been included. Results for interim periods are not necessarily indicative of the results to be expected for the full year. This information is only a summary and you should read it together with Gramercy's historical financial statements and related notes contained in the annual reports, quarterly reports and other information that Gramercy has filed with the SEC and incorporated by reference. See "Where You Can Find More Information" beginning on page 134.

GRAMERCY CAPITAL CORP.
SELECTED FINANCIAL DATA

Gramercy Capital Corp.
Selected Financial Data
(Unaudited, amounts in thousands, except per share data)

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
Operating Data:
Total revenues	$236,651	$130,951	$198,215	$88,085	$7,151

Expenses:
Interest expense	126,271	64,280	98,299	33,771	1,463
Management fees	16,176	11,793	16,668	9,600	1,965
Incentive fee	29,469	4,592	7,609	2,276	—
Depreciation and amortization	2,947	962	1,582	672	38
Marketing, general and administrative	11,068	7,719	11,957	6,976	1,358
Provision for loan loss	6,648	430	1,430	1,030	—

Total expenses	192,579	89,776	137,545	54,325	4,824

Income before equity in net income (loss) of unconsolidated joint ventures and provision for taxes	44,072	41,175	60,670	33,760	2,327
Gramercy formation costs	—	—	—	—	(275)

Equity in net income (loss) of unconsolidated joint ventures	1,053	(2,090)	(2,960)	(1,489)	—

Income before provision for taxes and gain from sale of unconsolidated joint venture interest	45,125	39,085	57,710	32,271	2,052
Gain from sale of unconsolidated joint venture interest	92,235	—	—	—	—
Provision for taxes	(1,301)	(1,178)	(1,808)	(900)	—

Net Income	136,059	37,907	55,902	31,371	2,052
Preferred stock dividends	(4,231)	—	—	—	—

Net income available to common stockholders	$131,828	$37,907	$55,902	$31,371	2,052

Net income per common share—basic	$5.04	$1.56	$2.26	$1.57	$0.15

Net income per common share—diluted	$4.79	$1.48	$2.15	$1.51	$0.15

Dividends per common share	$1.82	$1.52	$2.08	$1.50	$0.15

Basic weighted average common shares outstanding	26,139	24,336	24,722	20,027	13,348

Diluted weighted average common shares and common share equivalents outstanding	27,527	25,533	26,009	20,781	13,411

	As of September 30,		As of December 31,
	2007	2006	2006	2005	2004
Balance Sheet Data:
Loans, other lending investments and commercial mortgage-backed securities, net	$3,466,595	$2,064,058	$2,186,884	$1,205,745	$406,615
Total assets	4,242,092	2,539,954	2,766,113	1,469,810	514,047
Repurchase agreements, credit facilities, collateralized debt obligations, and mortgage note payable	3,207,928	1,867,514	2,101,187	968,886	238,885
Junior subordinated deferrable interest debentures held by trusts that issued trust preferred securities	150,000	150,000	150,000	100,000	—
Series A cumulative redeemable preferred stock	111,205	—	—	—	—
Total stockholders' equity	761,085	453,791	460,660	372,404	268,959
	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
Other Data:
Funds from operations available to common stockholders(1)	$65,009	$43,952	$64,027	$36,490	$2,052
Net cash provided by operating activities	82,295	115,487	154,707	2,160	1,145
Net cash used in investing activities	(1,271,486)	(1,008,956)	(1,149,526)	(867,995)	(407,056)
Net cash provided by financing activities	1,476,637	862,735	943,557	897,317	444,805

(1)
Gramercy presents Funds from Operations, or FFO, because Gramercy considers it an important supplemental measure of operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, referred to as NAREIT, in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from items which are not a recurring part of business, such as debt restructurings, and sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Gramercy considers gains and losses on the sales of debt investments and real estate investments to be a normal part of recurring operations and therefore includes such gains and losses when arriving at FFO. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of financial performance, or to cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor is it entirely indicative of funds available to fund cash needs, including Gramercy's ability to make cash distributions. Gramercy's calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

        The following table presents Gramercy's reconciliation of net income (loss) allocable to common stockholders, the GAAP measure Gramercy believes to be the most directly comparable to FFO.

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
Net income available to common stockholders	$131,828	$37,907	$55,902	$31,371	$2,052
Add:
Depreciation and amortization	8,742	4,119	6,143	3,448	327
FFO adjustment for unconsolidated joint ventures	4,646	5,806	7,753	4,804	—
FFO from discontinued operations	—	—	—	—	—
Less:
Gain on sale of unconsolidated joint venture interest	(92,235)	—	—	—	—
Incentive fee attributable to gain from sale of unconsolidated joint venture interest	18,994	—	—	—	—
Non real estate depreciation and amortization	(6,966)	(3,880)	(5,771)	(3,133)	(327)

Funds from operations	$65,009	$43,952	$64,027	$36,490	$2,052

Selected Historical Financial Data of AFR

        AFR's historical consolidated financial data for the annual periods presented below has been derived from its audited consolidated financial statements previously filed with the SEC. The selected historical consolidated financial data for AFR as of, and for the periods ended, September 30, 2007 and 2006 are unaudited and were prepared in accordance with GAAP applied to interim financial information. In the opinion of AFR's management, all adjustments necessary for a fair presentation of results of operations for these interim periods have been included. These adjustments consist only of normal recurring accruals. Because of seasonal and other factors, results for interim periods are not necessarily indicative of the results to be expected for the full year. This information is only a summary and you should read it together with AFR's historical consolidated financial statements and related notes contained in the annual reports, quarterly reports and other information that AFR has filed with the SEC and incorporated by reference. See "Where You Can Find More Information" beginning on page 134.

AMERICAN FINANCIAL REALTY TRUST
SELECTED FINANCIAL DATA

American Financial Realty Trust
Selected Financial Data
(Unaudited, amounts in thousands, except per share data)

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003
Operating Data:
Total revenues	$304,245	$316,002	$422,824	$376,807	$229,895	$108,375

Expenses:
Property operating expenses	156,714	176,451	235,450	192,233	104,140	40,048
Marketing, general and administrative	15,321	19,533	25,110	25,364	24,115	16,350
Repositioning	—	8,649	9,065	—	—	—
Amortization of deferred equity compensation	2,979	7,402	8,687	10,411	9,078	3,361
Outperformance plan—cash and contingent restricted share component	—	—	—	—	(5,238)	7,252
Severance and related accelerated amortization of deferred compensation	5,000	21,904	21,917	4,503	1,857	—
Interest expense on mortgages and other debt	102,984	104,412	142,376	120,482	72,083	28,128
Depreciation and amortization	98,809	94,604	126,244	115,468	73,906	41,023

Total expenses	381,807	432,955	568,849	468,461	279,941	136,162

Interest and other income	5,880	3,412	6,425	5,202	3,143	4,315

Loss before net gain on sale of land, equity in loss from joint venture, net loss on investments, minority interest and discontinued operations	(71,682)	(113,541)	(139,600)	(86,452)	(46,903)	(23,472)
Gain on sale of land	679	2,030	2,043	1,596	80	—
Equity in loss from joint venture	(2,162)	(700)	(1,397)	—	—	—
Interest income from residential mortgage-backed securities, net of interest expense on reverse repurchase agreements	—	—	—	—	—	4,661
Net loss on investments	—	—	—	(530)	(409)	(9,239)

Loss from continuing operations before minority interest	(73,165)	(112,211)	(138,954)	(85,386)	(47,232)	(28,050)
Minority interest	1,122	2,736	2,753	1,967	1,800	1,982

Loss from continuing operations	(72,043)	(109,475)	(136,201)	(83,419)	(45,432)	(26,068)
Discontinued operations:
Loss from operations before yield maintenance fees, net of minority interest	(17,203)	(24,131)	(75,545)	(29,823)	(2,296)	(1,161)
Yield maintenance fees, net of minority interest	6,241	(13,621)	(46,408)	(567)	(3,060)	—
Net gains on disposals	56,448	81,093	237,556	20,194	28,543	8,407

Income (loss) from discontinued operations	45,486	43,341	115,603	(10,196)	23,187	7,246

Net loss	$(26,557)	$(66,134)	$(20,598)	$(93,615)	$(22,245)	$(18,822)

Basic and diluted income (loss) per share:
From continuing operations	$(0.57)	$(0.86)	$(1.07)	$(0.70)	$(0.44)	$(0.36)
From discontinued operations	$0.36	$0.34	$0.90	$(0.08)	$0.22	$0.10

Total basic and diluted loss per share	$(0.21)	$(0.52)	$(0.17)	$(0.78)	$(0.22)	$(0.26)

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003
Balance Sheet Data:
Real estate investments, at net	$2,292,194	$2,792,882	$2,320,600	$3,296,026	$3,054,532	$1,654,723
Cash and cash equivalents	103,418	63,958	106,006	110,245	110,607	211,158
Marketable investments and accrued interest	2,960	3,300	3,457	3,353	24,272	67,561
Intangible assets, net	298,043	388,962	314,753	642,467	590,341	115,084
Total assets	3,229,479	4,274,575	3,606,164	4,623,576	3,951,847	2,142,339
Mortgage notes payable	1,584,019	1,819,942	1,557,313	2,467,596	2,008,554	921,355
Credit facilities	149,385	279,191	212,609	171,265	270,000	—
Convertible debt, net	446,499	446,291	446,343	446,134	445,926	—
Total debt	2,179,903	2,545,424	2,216,265	3,084,995	2,724,480	921,355
Below-market lease liabilities, net	54,870	61,012	57,173	67,613	59,232	49,485
Total liabilities	2,569,476	3,466,778	2,807,807	3,662,509	3,016,789	1,128,373
Minority interest	8,040	43,988	12,393	53,224	65,099	36,365
Total shareholders' equity	651,963	763,809	785,964	907,843	869,959	977,601
Total liabilities and shareholders' equity	3,229,479	4,274,575	3,606,164	4,623,576	3,951,847	2,142,339
	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003
Other Data:
Funds from operations available to common shareholders (1)	$8,422	$(26,309)	$(101,757)	$46,786	$57,802	$15,815
Net cash provided by operating activities	28,563	(1,174)	(26,689)	80,637	118,620	94,809
Net cash used in investing activities	155,582	292,921	1,124,225	(700,745)	(1,744,112)	(46,387)
Net cash provided by financing activities	(186,733)	(338,034)	(1,101,775)	619,746	1,524,940	101,894

(1)
AFR believes that Funds from Operation, or FFO, is helpful to investors as measure of AFR's performance as an equity REIT because they provide investors with an understanding of AFR's operating performance and profitability. FFO is a non-GAAP financial measure commonly used in the REIT industry, and therefore this measure may be useful in comparing AFR's performance with that of other REITs. However, AFR's definition of FFO may differ from those used by other companies, and investors should take definitional differences into account when comparing FFO reported by other REITs. Additionally, FFO (and their per share equivalents) should be evaluated along with GAAP net income and net income per share (the most directly comparable GAAP measures) in evaluating the performance of equity REITs.

        The following table presents AFR's reconciliation of net income (loss) allocable to common stockholders, the GAAP measure AFR believes to be the most directly comparable to FFO.

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003
Net income available to common shareholders	$(26,557)	$(66,134)	$(20,598)	$(93,615)	$(22,245)	$(18,822)
Add:
Minority interest—Operating Partnership	(352)	(1,653)	(871)	(2,588)	(899)	(1,454)
Depreciation and amortization	101,126	129,807	168,077	167,987	109,985	44,678
Less:
Non real estate depreciation and amortization	(3,409)	(3,222)	(4,325)	(1,599)	(519)	(149)
Amortization of fair market rent adjustment, net	125	(143)	(186)	(1,047)	1,031	351
Gain on extinguishment of debt, net	(4,583)	—	—	—	—	—
Gain on sale of properties	(57,928)	(84,964)	(243,854)	(22,352)	(29,551)	(8,789)

Funds from operations	$8,422	$(26,309)	$(101,757)	$46,786	$57,802	$15,815

Summary Unaudited Pro Forma Condensed Consolidated Financial Information

        In the table below, Gramercy presents pro forma consolidated balance sheet information for Gramercy as of September 30, 2007, as if the mergers and the $850 million acquisition loan Gramercy used to fund a portion of the cash consideration, referred to as the Financing as described herein, had been completed on January 1, 2006. Gramercy also presents pro forma consolidated statement of income information for Gramercy for the fiscal year ended December 31, 2006 and the nine months ended September 30, 2007, as if the mergers and the Financing had been completed on January 1, 2006. The mergers will be, and have been for purposes of the pro forma information, accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations."

	Gramercy Pro Forma Nine Months Ended September 30, 2007	Gramercy Pro Forma Twelve Months Ended December 31, 2006
	(In thousands, except for per share data and ratios)
Income Statement Data:
Total revenues	$556,641	$638,338
Net income (loss) available to common stockholders	109,898	47,206
Basic earnings per share:
Net income available to common stockholders	2.62	1.16
Diluted earnings per share:
Net income available to common stockholders	2.50	1.11
Balance Sheet Data (at end of period):
Loans and other lending investments, net	$2,495,925
Real estate assets, net	3,417,870
Commercial mortgage-backed securities	775,852
Total assets	7,604,247
Repurchase agreements	296,446
Credit facilities and acquisition loan	817,000
Collateralized debt obligations	2,757,858
Mortgage notes payable	1,637,293
Junior subordinated deferrable interest debentures held by trusts that issued trust preferred securities	150,000
Series A cumulative redeemable preferred stock	111,210
Total stockholders' equity	1,078,012

        It is important to remember that this information is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the mergers and the Financing had been completed on those dates. Furthermore, this information does not necessarily reflect future financial performance if the mergers actually occur.

        See "Gramercy Capital Corp. Unaudited Pro Forma Condensed Consolidated Financial Statements" attached to this joint proxy statement/prospectus for a more detailed explanation of this analysis.

Comparative Per Share Data

        Set forth below are net income, cash dividends and funds from operation per share data for Gramercy and AFR on a historical basis and on a pro forma basis and on a pro forma basis per AFR equivalent share.

        The pro forma data was derived by combining the historical consolidated financial information of Gramercy and AFR using purchase accounting.

        You should read the information below together with the historical financial statements and related notes contained in the annual reports and other information that Gramercy and AFR have filed with the SEC and incorporated by reference. See "Where You Can Find More Information." The unaudited pro forma combined data below is for illustrative purposes only. The companies might have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the mergers.

	Gramercy Historical Data	AFR Historical Data	Gramercy Pro Forma Combined Data
Net income available to common stockholders—basic:
Year ended December 31, 2006	$2.26	(0.17)	$1.16
Nine months ended September 30, 2007	5.04	(0.21)	2.62
Net income available to common stockholders—diluted:
Year ended December 31, 2006	2.15	(0.17)	1.11
Nine months ended September 30, 2007	4.79	(0.21)	2.50
Cash dividends per share of common stock:
Year ended December 31, 2006	2.08	0.92	2.08
Nine months ended September 30, 2007	1.82	0.57	1.82
Funds from operations—basic(1):
Year ended December 31, 2006	2.59	(0.77)	1.89
Nine months ended September 30, 2007	2.49	0.06	2.27
Funds from operations—diluted:(1)
Year ended December 31, 2006	2.46	(0.77)	1.81
Nine months ended September 30, 2007	2.36	0.06	2.17

(1)
Gramercy presents Funds from Operations, referred to as FFO, because Gramercy considers it an important supplemental measure of operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITS. The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, referred to as NAREIT, in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from items which are not a recurring part of business, such as debt restructurings, and sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Gramercy considers gains and losses on the sales of debt investments and real estate investments to be a normal part of recurring operations and therefore includes such gains and losses when arriving at FFO. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of financial performance, or to cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor is it entirely indicative of funds available to fund cash needs, including Gramercy's ability to make cash distributions. Gramercy's calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

        The following table presents Gramercy's reconciliation of net income available to common stockholders, the GAAP measure Gramercy believes to be the most directly comparable to FFO.

	Gramercy Pro Forma Nine Months Ended September 30, 2007	Gramercy Pro Forma Year Ended December 31, 2006
Net income available to common stockholders	$109,898	$47,206
Add:
Depreciation and amortization	66,686	76,501
FFO adjustment for unconsolidated joint ventures	4,646	7,753
AFR's repositioning fees	—	9,065
Less:
Gain on sale of unconsolidated joint venture and properties, net of related incentive fee	(75,617)	(53,598)
Non real estate depreciation and amortization	(10,250)	(10,282)

Funds from operations	$95,363	$76,645

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

        At the close of business on January 2, 2008, the record date for the Gramercy special meeting, there were approximately 44 holders of record of Gramercy common stock. At the close of business on January 2, 2008, the record date for the AFR special meeting, there were approximately 371 holders of record of AFR common shares.

Shares Prices and Dividends

Gramercy

        Gramercy common stock is listed on the NYSE under the symbol "GKK." The following table sets forth the high and low closing prices per share of Gramercy common stock as reported by the NYSE, based on published financial sources for the quarterly periods indicated, which correspond to the quarterly fiscal periods for financial reporting purposes and the distributions paid by Gramercy with respect to the periods indicated.

	Gramercy Common Stock
	High	Low	Declared Dividend
2006:
First Quarter	$26.80	$23.18	$0.50
Second Quarter	$27.40	$23.61	$0.51
Third Quarter	$27.10	$24.89	$0.51
Fourth Quarter	$31.15	$24.70	$0.56
2007:
First Quarter	$27.68	$28.69	$0.56
Second Quarter	$34.68	$27.54	$0.63
Third Quarter	$28.77	$21.18	$0.63
Fourth Quarter	$28.51	$21.10	$0.63
2008:
First Quarter (as of January 3, 2008)	$23.10	$22.28	N/A

        Gramercy is restricted by the terms of the merger agreement from declaring and paying dividends other than (1) regular, cash dividends at a rate not in excess of $0.63 per share of Gramercy common stock (subject to certain exceptions), (2) a special dividend resulting from the sale of Gramercy's interests in One Madison Avenue and (3) certain dividends required for Gramercy to maintain its REIT status and to eliminate U.S. federal income tax liability. In addition, the record date for Gramercy's regular first quarter dividend in 2008 may not be set at a date prior to the closing of the mergers.

AFR

        AFR common shares are listed on the NYSE under the symbol "AFR." The following table sets forth the quarterly high and low closing prices per AFR common share as reported on the NYSE, based on published financial sources for the quarterly periods indicated, which correspond to the quarterly fiscal periods for financial reporting purposes and the distributions paid by AFR with respect to the periods indicated.

	AFR Common Shares
	High	Low	Declared Dividend
2006:
First Quarter	$12.71	$11.65	$0.27
Second Quarter	$11.57	$9.68	$0.27
Third Quarter	$12.10	$9.64	$0.19
Fourth Quarter	$11.99	$10.95	$0.19
2007:
First Quarter	$11.66	$10.05	$0.19
Second Quarter	$11.44	$10.02	$0.19
Third Quarter	$10.85	$6.85	$0.19
Fourth Quarter	$8.51	$6.45	$0.19
2008:
First Quarter (as of January 3, 2008)	$7.86	$7.68	N/A

        AFR is restricted by the terms of the merger agreement from paying dividends other than (1) the regular, cash dividends at a rate not in excess of $0.19 per AFR common share for the fourth quarter of 2007 and (2) certain dividends required for AFR to maintain its REIT status and to eliminate U.S. federal income tax liability. Except as described in the preceding sentence, AFR may not declare and pay any dividends in respect of any fiscal quarter after the fourth fiscal quarter of 2007.

        AFR has agreed that, if requested by Gramercy, it will enter into one or more asset sales for cash or shares of Gramercy common stock, subject to specified terms and conditions. The closing of the asset sales would occur immediately prior to, and would be conditioned upon, the effective time of the merger; provided, that with respect to certain properties, Gramercy may direct AFR to sell such properties if such property sales are for cash at or above certain specified amounts determined by Gramercy. AFR will distribute any cash or shares of Gramercy common stock received in connection with such asset sales to holders of AFR common shares immediately prior to, and conditioned upon, the effective time of the merger, and the cash component of the merger consideration to be delivered to AFR shareholders ($5.50 per share) and the stock component of the merger consideration to be delivered to AFR shareholders (0.12096 of a share of Gramercy common stock for each AFR common share), as applicable, will be reduced ratably by the amount of such distribution.

Comparative Market Data

        The following table presents trading information for Gramercy common stock and AFR common shares for November 2, 2007 and January 3, 2008. November 2, 2007 was the last full trading day prior to the public announcement of the proposed merger. January 3, 2008 was the last practicable trading day for which information was available prior to the date of the first mailing of this joint proxy statement/prospectus. The AFR pro forma equivalent closing share price is equal to (i) $5.50 (the cash portion of the consideration for each AFR common share in the merger) plus (ii) the closing price of a share of Gramercy common stock on each such date multiplied by 0.12096 (the exchange ratio for the stock portion of the consideration for each AFR common share in the merger). These prices will fluctuate prior to the special meeting and the closing date of the merger, and AFR shareholders are urged to obtain current market quotations prior to making any decision with respect to the merger.

	Gramercy Common Stock Close	AFR Common Shares Close	AFR Pro Forma Equivalent Close
November 2, 2007	$24.22	$6.45	$8.43
January 3, 2008	$22.28	$7.68	$8.19	[1]

1
This amount does not reflect the increase in the cash consideration payable pursuant to the merger to AFR shareholders in the amount of $0.2419 per share, which represents the $2.00 per share Gramercy common stock special dividend declared on November 28, 2007 and payable on January 15, 2008 to Gramercy common stockholders of record on December 31, 2007 multiplied by the fixed exchange ratio of 0.12096.

RISK FACTORS

        In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy statement/prospectus, you should carefully consider the risk factors described below in evaluating whether to approve the issuance of shares of Gramercy common stock in the mergers, in the case of Gramercy stockholders, or to approve the merger and the other transactions contemplated by the merger agreement, in the case of AFR shareholders. For further discussion of these and other risk factors, please see Gramercy's and AFR's periodic reports and offering documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 134.

Risk Factors Relating to the Merger

AFR shareholders cannot be certain of the market value of the shares of Gramercy common stock that will be issued in the merger.

        Upon the completion of the merger, each AFR common share outstanding immediately prior to the merger will be converted into the right to receive $5.50 in cash and 0.12096 of a share of Gramercy common stock. Because the exchange ratio is fixed at 0.12096 of a share of Gramercy common stock for each AFR common share, the market value of the Gramercy common stock issued in the mergers will depend upon the market price of a share of Gramercy common stock upon completion of the merger. The market value of Gramercy common stock will fluctuate prior to the completion of the mergers and therefore may be different at the time the mergers are consummated than it was at the time the merger agreement was signed and at the time of the special meeting. Stock price changes may result from a variety of factors that are beyond Gramercy's control, including general market and economic conditions and changes in business prospects. Accordingly, AFR shareholders cannot be certain of the market value of the Gramercy common stock that will be issued in the mergers or the market value of Gramercy common stock at any time after the mergers.

        If the mergers are consummated, such consummation will not occur until after the date of the AFR special meeting and the Gramercy special meeting and the satisfaction or waiver of all of the conditions to the merger. Therefore, at the time of the AFR special meeting you will not know the precise dollar value of the merger consideration you will become entitled to receive at the effective time of the mergers. You are urged to obtain a current market quotation for Gramercy common stock.

AFR shareholders should not assume they will receive the additional value payment that is part of the merger consideration.

        The additional value payment derives its value from the sale of certain specified AFR properties anticipated to be sold prior to the closing of the mergers above a certain target price specified for each property, in each case on an aggregated basis. The sale process relating to the additional value payment is subject to a number of risks and uncertainties. It is possible that no sales of the specified AFR properties will occur or if such sales occur, that the value from such sales in the aggregate will not exceed the target prices specified for each property on an aggregate basis resulting in no excess proceeds whatsoever. Accordingly, AFR shareholders should not assume that any such payment will be made to them in connection with the merger.

The market price of Gramercy common stock and Gramercy's earnings per share may decline as a result of the mergers.

        The market price of Gramercy common stock may decline as a result of the mergers if Gramercy does not achieve the perceived benefits of the mergers as rapidly or to the extent anticipated by financial or industry analysts or stockholders or if the effect of the mergers on Gramercy's financial results is not consistent with the expectations of financial or industry analysts or stockholders. In addition, either the failure to achieve expected benefits or unanticipated costs relating to the mergers could reduce Gramercy's future earnings per share.

There may be unexpected delays in the consummation of the mergers, which would delay AFR shareholders' receipt of the merger consideration and could impact Gramercy's ability to timely achieve cost savings associated with the mergers.

        The mergers are expected to close during the second half of March 2008. However, certain events may delay the consummation of the mergers. If these events were to occur, the receipt of cash and shares of Gramercy common stock by AFR shareholders would be delayed. Some of the events that could delay the consummation of the merger include difficulties in obtaining the approval of the merger and the other transactions contemplated by the merger agreement by AFR shareholders, the approval of the issuance of shares of Gramercy common stock in the mergers, or satisfying the closing conditions to which the mergers are subject.

If the merger does not occur, AFR may incur payment obligations to Gramercy and AFR's share price may decline.

        The merger agreement contains certain termination rights for both Gramercy and AFR and provides that, upon termination of the merger agreement under specified circumstances described in the merger agreement, AFR would be required to pay Gramercy an amount equal to $18.0 million on account of expenses and, in certain circumstances, a termination fee of $32.0 million. See "The Merger Agreement—Break-Up Fees and Expenses."

        The merger is subject to customary conditions to closing, including the receipt of the required approval of the issuance of shares of Gramercy common stock in the mergers by stockholders of Gramercy and the required approval of the merger and the other transactions contemplated by the merger agreement by the shareholders of AFR. If any condition to the merger is not satisfied or, if permissible, waived, the merger will not be completed. In addition, AFR and Gramercy may terminate the merger agreement in certain specified circumstances. If AFR and Gramercy do not complete the merger, the market price of AFR common shares may decline to the extent that the current market prices of those shares reflect a market assumption that the merger will be completed. AFR has diverted significant management resources in an effort to complete the merger and is subject to restrictions contained in the merger agreement on the conduct of its business. If the merger is not completed, AFR will have incurred significant costs, including the diversion of management resources, for which it will have received little or no benefit.

If the merger does not occur, Gramercy may incur payment obligations to AFR and Gramercy's stock price may decline.

        If the merger agreement is terminated under specified circumstances described in the merger agreement, Gramercy would be required to pay AFR an amount equal to $14.0 million. See "The Merger Agreement—Break-Up Fees and Expenses."

        The merger is subject to customary conditions to closing, including the receipt of the required approval of the issuance of shares of Gramercy common stock in the mergers by stockholders of Gramercy and the required approval of the merger and the other transactions contemplated by the merger agreement by the shareholders of AFR. If any condition to the merger is not satisfied or, if permissible, waived, the merger will not be completed. In addition, AFR and Gramercy may terminate the merger agreement in certain specified circumstances. If AFR and Gramercy do not complete the merger, the market price of shares of Gramercy common stock may decline to the extent that the current market prices of those shares reflect a market assumption that the merger will be completed. Gramercy has diverted significant management resources in an effort to complete the merger and is subject to restrictions contained in the merger agreement on the conduct of its business. If the merger is not completed, Gramercy will have incurred significant costs, including the diversion of management resources, for which it will have received little or no benefit.

The termination fees may discourage others from making a competing proposal to acquire AFR.

        The merger agreement contains certain termination rights for both Gramercy and AFR and provides that, upon termination of the merger agreement under specified circumstances described in the merger agreement, AFR would be required to pay Gramercy an amount equal to $18.0 million on account of expenses and, in certain circumstances, a termination fee of $32.0 million, including in circumstances where AFR terminates the merger agreement to enter into an agreement with respect to a superior proposal. This provision could discourage other parties from making competing proposals, even if those parties might be willing to offer a greater amount of consideration to AFR shareholders than Gramercy has offered under the merger agreement. For a detailed discussion of the specified circumstances under which a termination fee and/or expense amount could be payable by AFR, see "The Merger Agreement—Break-Up Fees and Expenses."

Certain of AFR's trustees and executive officers may have interests in the mergers that are different from, or in addition to, the interests of AFR shareholders generally.

        Some of AFR's executive officers and trustees have interests in the merger and have arrangements that may be considered to be different from, or in addition to, those of AFR's shareholders generally. These interests include AFR's employment agreements with each of Glenn Blumenthal, AFR's Executive Vice President and Chief Operating Officer, David J. Nettina, AFR's President and Chief Financial Officer, and Edward J. Matey, Jr., AFR's Executive Vice President and General Counsel, each of which provide for severance and other benefits in the event of a termination of employment in connection with a change in control of AFR during the terms of such agreements. In addition, the terms of the merger agreement and/or certain of AFR's compensation plans provide for the payment or accelerated vesting or distribution of equity awards and other rights or benefits thereunder upon a change in control of AFR. Pursuant to the terms of the merger agreement, Gramercy has agreed to indemnify the executive officers and trustees of AFR in connection with claims arising from matters existing or occurring prior to the completion of the merger so long as the merger is consummated.

If Gramercy is unable to successfully integrate the operations of AFR, its business and earnings may be negatively affected.

        The merger with AFR will involve the integration of companies that have previously operated independently. Successful integration of the operations of AFR will depend primarily on Gramercy's ability to consolidate operations, systems procedures, properties, to eliminate redundancies and costs, and on Gramercy's external manager's ability to integrate personnel. The merger will also pose other risks commonly associated with similar transactions, including unanticipated liabilities, unexpected costs and the diversion of management's attention to the integration of the operations of Gramercy and AFR. Gramercy cannot assure you that it will be able to integrate AFR's operations without encountering difficulties, including, but not limited to, the loss of key employees, the disruption of its respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. Estimated cost savings are projected to come from various areas that Gramercy's management has identified through the due diligence and integration planning process. If Gramercy has difficulties with any of these integrations, it might not achieve the economic benefits it expects to result from the merger, and this may hurt its business and earnings. In addition, Gramercy may experience greater than expected costs or difficulties relating to the integration of the business of AFR and/or may not realize expected cost savings from the merger.

After the merger is completed, AFR shareholders who receive Gramercy common stock in the merger will have different rights that may be less advantageous than their current rights.

        After the closing of the merger, AFR shareholders who receive Gramercy common stock in the merger for their AFR common shares will have different rights than they currently have. AFR shareholders may conclude that their rights as a stockholder of Gramercy may be less advantageous than the rights they have as a shareholder of AFR. For a detailed discussion of the rights of Gramercy stockholders and the significant differences between such rights and the current rights of AFR shareholders, see "Comparison of Rights of Stockholders of Gramercy and Shareholders of AFR."

Risk Factors Relating to Gramercy Following the Mergers

        Gramercy's business, operations and financial condition are subject to various risks. Some of these risks are described below; however, this section does not describe all risks applicable to Gramercy, its industry or its business, and it is intended only as a summary of certain material factors. Additional risks are described in Gramercy's Annual Report on Form 10-K/A for the fiscal year ending December 31, 2006, which is incorporated herein by reference. If any of the following risks actually occur, Gramercy could be materially and adversely affected.

Real estate investments are subject to varying degrees of risk that may adversely affect the business and the operating results of Gramercy after the mergers.

        The combined company's revenue and the value of its properties may be adversely affected by a number of factors, including:

  •
  acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

  •
  acts of war or terrorism, including the consequences of terrorist attacks;

  •
  adverse changes in national and local economic and market conditions;

  •
  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

  •
  the perceptions of prospective tenants of the attractiveness of the properties;

  •
  costs of remediation and liabilities associated with environmental conditions; and

  •
  the potential for uninsured or under-insured property losses.

        In addition, real estate values and income from properties are also affected by factors such as applicable laws, including tax laws, interest rate levels and the availability of financing. If the combined company's properties do not generate revenue sufficient to meet operating expenses, debt service, tenant improvements, leasing commissions and other capital expenditures, it may have to borrow additional amounts to cover its expenses. This would harm the combined company's cash flow and ability to make distributions to its stockholders.

The market price of Gramercy common stock after the mergers may be affected by factors different from those affecting the shares of AFR currently.

        The businesses of Gramercy and AFR are different and, accordingly, the results of operations of Gramercy and the market price of its common stock may be affected by factors different from those currently affecting the results of operations and market prices of AFR common shares. For a discussion of the businesses of Gramercy and AFR and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under "Where You Can Find More Information."

Gramercy would succeed to and may incur adverse tax consequences if AFR or Gramercy failed to qualify as a REIT for United States federal income tax purposes.

        Gramercy has assumed that AFR has qualified and will continue to qualify as a REIT for U.S. federal income tax purposes and that Gramercy will be able to continue to qualify as a REIT following the mergers. However, if AFR has failed or fails to qualify as a REIT and the merger is completed, Gramercy generally would succeed to and may incur significant tax liabilities (including the significant tax liability that would result from any deemed sale of assets by AFR to the Gramercy operating partnership following the mergers), and Gramercy could possibly lose its REIT status should disqualifying activities continue after the acquisition.

REITs are subject to a range of complex organizational and operational requirements.

        As REITs, Gramercy and AFR must each distribute with respect to each year at least 90% of its REIT taxable income to its stockholders or shareholders, as applicable. Other restrictions apply to a REIT's income and assets. For any taxable year that Gramercy or AFR fails to qualify as a REIT, it will not be allowed a deduction for dividends paid to its stockholders in computing taxable income and thus would become subject to U.S. federal income tax as if it were a regular taxable corporation. In such an event, it could be subject to potentially significant tax liabilities. Unless entitled to relief under certain statutory provisions, Gramercy or AFR, as the case may be, would also be disqualified from treatment as a REIT for the four taxable years following the year in which it lost its qualification. If Gramercy or AFR failed to qualify as a REIT, the market price of Gramercy's common stock may decline and Gramercy may need to reduce substantially the amount of distributions to its stockholders because of its increased tax liability.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus, including information included or incorporated by reference in this joint proxy statement/prospectus, may contain forward-looking statements. These forward-looking statements include, but are not limited to, statements about the benefits of the mergers, including future financial and operating results and performance; statements about Gramercy's and AFR's plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "should," "may" or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Gramercy's and AFR's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Gramercy and AFR. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

        The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

  •
  those discussed and identified in public filings with the SEC made by Gramercy and AFR;

  •
  the vote of AFR shareholders on the merger and the other transactions contemplated by the merger agreement at the AFR special meeting;

  •
  the vote of Gramercy stockholders on the issuance of shares of Gramercy common stock in the mergers at the Gramercy special meeting;

  •
  the timing of the completion of the mergers;

  •
  Gramercy's ability to integrate AFR's business and to achieve expected synergies, operating efficiencies and other benefits, or within expected cost projections, and to preserve the goodwill of the acquired business;

  •
  the amount of expenses and other liabilities incurred or accrued between the date of the signing of the merger agreement and date of the closing of the mergers; and

  •
  AFR and Gramercy each being able to maintain its qualification as a REIT.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference in this joint proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning the mergers or other matters addressed in this joint proxy statement/prospectus and attributable to Gramercy or AFR or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Gramercy and AFR undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

THE GRAMERCY SPECIAL MEETING

Date, Time and Place

        There will be a special meeting of the stockholders of Gramercy on February 13, 2008, at 10:30 a.m. Eastern Time, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York.

Purpose

        At the special meeting, the holders of shares of Gramercy common stock will be asked to consider and vote upon a proposal to approve the issuance of shares of Gramercy common stock in the mergers as contemplated by the merger agreement and may be asked to adjourn or postpone the meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the issuance of shares of Gramercy common stock in the mergers as contemplated by the merger agreement.

Recommendation of Gramercy's Board of Directors

        Gramercy's board of directors voted unanimously to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and the issuance of shares of Gramercy common stock in the mergers. Gramercy's board of directors has declared the merger agreement, the merger and the other transactions contemplated by the merger agreement and the issuance of shares of Gramercy common stock in the mergers to be advisable, fair to and in the best interests of Gramercy and its stockholders. Accordingly, Gramercy's board of directors recommends that Gramercy stockholders vote "FOR" the proposal to approve the issuance of shares of Gramercy common stock in the mergers. See "The Merger—Background of the Merger," "The Merger—Recommendation of Board of Directors of Gramercy."

Voting by Directors, Executive Officers and Other Filing Persons

        As of the close of business on January 2, 2008, the record date of the special meeting, the directors and executive officers of Gramercy held and are entitled to vote, in the aggregate, approximately 650,000 shares of Gramercy common stock representing approximately 1.8% of the outstanding shares of Gramercy common stock. The directors and executive officers of Gramercy have informed Gramercy that they intend to vote all of their shares of common stock "FOR" the proposal to approve the issuance of shares of Gramercy common stock in the mergers.

        SLG OP has entered into a voting agreement with AFR pursuant to which SLG OP has agreed, among other things, to vote all of its shares of Gramercy common stock, or approximately 21.9% of the outstanding shares of Gramercy common stock as of the Gramercy record date, in favor of the proposal to approve the issuance of shares of Gramercy common stock in the mergers.

        SSF III has entered into a voting agreement with AFR pursuant to which SSF III has agreed to, among other things, vote the shares of Gramercy common stock it acquired in the 2007 Private Placement, or approximately 10.9% of the outstanding shares of Gramercy common stock as of the Gramercy record date, in favor of the proposal to approve the issuance of shares of Gramercy common stock in the mergers.

Record Date, Outstanding Shares and Voting Rights

        Gramercy's board has fixed the close of business on January 2, 2008 as the record date for the special meeting. Accordingly, only holders of record of issued and outstanding shares of Gramercy common stock at the close of business on the record date are entitled to vote at the special meeting. At the close of business on the record date, there were approximately 34,842,244 shares of Gramercy common stock outstanding, held by approximately 44 holders of record. Each holder is entitled to one vote for each share of Gramercy common stock held on the record date.

Vote Required; Quorum

        Approval of the proposal to approve the issuance of shares of Gramercy common stock in the mergers requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast represents over 50% in interest of all securities entitled to vote on the proposal. Approval of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the votes cast on the proposal.

        Under NYSE rules, brokers and nominees holding shares of record for customers are not entitled to vote on the proposal to approve the issuance of shares of Gramercy common stock in the mergers unless they receive specific voting instructions from the beneficial owner of the shares. If a broker or nominee holding shares of record for a customer submits a properly executed proxy, but indicates that it does not have discretionary authority to vote as to a particular matter, those shares, which are referred to as broker non-votes, will be treated as present and entitled to vote at the Gramercy special meeting for purposes of determining whether a quorum exists. The NYSE considers abstentions to be votes cast, so an abstention will have the same affect as a vote "AGAINST" the proposal to approve the issuance of shares of Gramercy common stock in the mergers. Additionally, neither a failure to vote nor a broker non-vote will constitute a vote cast, which will make it more difficult to achieve the NYSE requirement that the total number of votes cast on the proposal to approve the issuance of shares of Gramercy common stock in the mergers represents at least a majority of the aggregate number of votes represented by all of the outstanding shares of Gramercy common stock entitled to vote at the meeting. However, if the votes cast threshold is satisfied, then a failure to vote or a broker non-vote will have no effect on the proposal to approve the issuance of shares of Gramercy common stock in the mergers. Any failure to vote, abstentions or broker non-votes will have no effect on the proposal to adjourn or postpone the meeting, if necessary, to solicit additional proxies.

        The presence in person or by proxy of Gramercy stockholders entitled to cast a majority of all the votes entitled to be cast at the Gramercy special meeting is necessary to constitute a quorum at the Gramercy special meeting. Shares of Gramercy common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Gramercy special meeting. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence or absence of a quorum for the Gramercy special meeting.

        The meeting may be adjourned from time to time to a date not more than 120 days after the original record date without notice other than an announcement at the meeting. Any business may be transacted at an adjourned meeting, which might have been transacted at the special meeting as originally notified.

Voting of Proxies

        All shares of Gramercy common stock that are entitled to vote and are represented at the Gramercy special meeting by properly executed proxies received prior to or at such meeting and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. Gramercy stockholders may choose to vote "FOR" or "AGAINST" or abstain from voting on the proposal to approve the issuance of shares of Gramercy common stock in the mergers and "FOR" or "AGAINST" or abstain from voting on the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. If a Gramercy stockholder returns a signed proxy card, but does not indicate how the shares are to be voted (with the exception of broker non-votes), the shares of Gramercy common stock represented by the proxy card will be voted "FOR" the issuance of shares of Gramercy common stock in the mergers and "FOR" the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. If a Gramercy stockholder does not return a signed proxy card or otherwise authorize a proxy by telephone or by Internet, that stockholder's shares will not be voted, will have no effect on the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies and, assuming the total votes cast represents over 50% in interest of all securities entitled to vote on the proposal to approve the issuance of shares of Gramercy common stock in the mergers, will not affect the outcome of the vote on the proposal.

        Proxy Authorization Electronically or by Telephone.    Stockholders of record and many stockholders who hold their shares through a broker or bank will have the option to authorize their proxies to vote their shares electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether a Gramercy stockholder's shares are registered in Gramercy's stock records in such stockholder's name or in the name of a broker, bank or other nominee who holds such stockholder's shares. If a Gramercy stockholder holds its shares through a broker, bank or other nominee, such stockholder should check its proxy card or voting instruction card forwarded by its broker, bank or other nominee who holds such stockholder's shares to see which options are available.

        In addition to submitting the enclosed proxy by mail, Gramercy stockholders of record may authorize their proxies by telephone or Internet by following the instructions on their proxy card. A Gramercy stockholder who has any questions regarding how to authorize its proxy by telephone or by Internet should call Morrow & Co., LLC, toll-free at (800) 607-0088.

Appraisal Rights

        Maryland law does not provide any appraisal or dissenters' rights for Gramercy stockholders in connection with the mergers or the issuance of shares of Gramercy common stock in the mergers.

Revocation of Proxies

        A proxy card is enclosed. Any Gramercy stockholder of record who executes and delivers the proxy card may revoke the authority granted under the proxy at any time before the shares are voted by:

  •
  delivering to the Secretary of Gramercy, at the time or before the vote is taken at the Gramercy special meeting, a later-dated written notice stating that such stockholder would like to revoke its proxy and change its vote;

  •
  properly executing and delivering a new proxy card bearing a later date relating to the same shares (or authorizing a later-dated proxy by telephone or Internet); or

  •
  attending the Gramercy special meeting and voting in person, although attendance at the Gramercy special meeting will not in and of itself constitute a revocation of a proxy or a change of such stockholder's vote.

        Any written notice of revocation or subsequent proxy should be sent to Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170, Attention: Secretary, and must be received prior to the Gramercy special meeting, or hand delivered to the Secretary of Gramercy at the time or before the taking of the vote at the Gramercy special meeting.

        If a Gramercy stockholder has instructed its broker to vote its shares and wishes to revoke those instructions, such stockholder must follow its broker's revocation procedures. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the Gramercy special meeting.

Solicitation of Proxies; Expenses

        All expenses of Gramercy's solicitation of proxies, including the cost of mailing this joint proxy statement/prospectus to Gramercy stockholders, will be paid by Gramercy. In addition to solicitation by use of the mail, Gramercy's stockholders, directors, officers and employees of its external manager may solicit proxies by telephone, e-mail, fax or other means of communication. Such stockholders, directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Gramercy will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials. Gramercy has retained Morrow & Co., LLC, a proxy soliciting firm, to assist Gramercy in the solicitation of proxies. Morrow & Co., LLC's solicitation fee is not to exceed $4,500, plus out-of-pocket expenses.

        GRAMERCY STOCKHOLDERS SHOULD NOT SEND IN THEIR GRAMERCY STOCK CERTIFICATES WITH THEIR PROXY CARD. GRAMERCY STOCKHOLDERS WILL CONTINUE TO HOLD THEIR STOCK CERTIFICATES FOLLOWING THE MERGERS AND ARE NOT REQUIRED TO TAKE ANY ACTION WITH RESPECT TO THEIR GRAMERCY STOCK CERTIFICATES.

THE AFR SPECIAL MEETING

Date, Time and Place

        There will be a special meeting of the shareholders of AFR on February 13, 2008, at 10:00 a.m. Eastern Time, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York.

Purpose

        At the special meeting, the holders of AFR common shares will be asked to consider and vote upon a proposal to approve the merger and the other transactions contemplated by the merger agreement and to adjourn or postpone the meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Recommendation of AFR's Board of Trustees

        AFR's board of trustees voted unanimously to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement. AFR's board of trustees has declared the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable, and in the best interests of, AFR and its shareholders. Accordingly, AFR's board of trustees recommends that AFR's stockholders vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement. See "The Merger—Background of the Merger," "The Merger—AFR's Reasons for the Merger," and "The Merger—Recommendation of AFR's Board of Trustees."

Voting by Trustees, Executive Officers and Other Filing Persons

        As of the close of business on January 2, 2008, the record date of the special meeting, the trustees and executive officers of AFR held and are entitled to vote, in the aggregate, approximately 2,264,873 AFR common shares, representing approximately 1.8% of the outstanding AFR common shares. The trustees and executive officers of AFR have informed AFR that they intend to vote all of their AFR common shares "FOR" the proposal to approve the merger and the transactions contemplated by the merger agreement.

Record Date, Outstanding Shares and Voting Rights

        AFR's board has fixed the close of business on January 2, 2008 as the record date for the special meeting. Accordingly, only holders of record of issued and outstanding AFR common shares at the close of business on the record date are entitled to vote at the special meeting. At the close of business on the record date, there were approximately 128,510,395 AFR common shares outstanding, held by approximately 371 holders of record. Each holder is entitled to one vote for each AFR common share held on the record date.

Vote Required; Quorum

        Approval of the AFR merger proposal requires the affirmative vote of the holders of a majority of the outstanding AFR common shares. Approval of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the votes cast on the proposal.

        Under NYSE rules, brokers and nominees holding shares of record for customers are not entitled to vote on the AFR merger proposal unless they receive specific voting instructions from the beneficial owner of the shares. If a broker or nominee holding shares of record for a customer submits a properly executed proxy, but indicates that it does not have discretionary authority to vote as to a particular matter, those shares, which are referred to as broker non-votes, will be treated as present and entitled to vote at the AFR special meeting for purposes of determining whether a quorum exists. Broker non-votes will have the same effect as shares voted "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement. Abstentions will have the same affect as a vote "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement since the proposal requires the affirmative vote of a majority of all the votes entitled to be cast on the proposal. Any failure to vote, abstentions or broker non-votes will have no effect on the proposal to adjourn or postpone the meeting, if necessary, to solicit additional proxies.

        The presence, in person or by properly executed proxy, of AFR shareholders entitled to cast a majority of the votes entitled to be cast at the AFR special meeting is necessary to constitute a quorum at the AFR special meeting. AFR common shares represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the AFR special meeting. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence or absence of a quorum for the AFR special meeting.

        The meeting may be adjourned from time to time to a date not more than 120 days after the original record date without notice other than an announcement at the meeting. Any business may be transacted at an adjourned meeting, which might have been transacted at the special meeting as originally notified.

Voting of Proxies

        All AFR common shares that are entitled to vote and are represented at the AFR special meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. AFR shareholders may choose to vote "FOR" or "AGAINST" or abstain from voting on the proposal to approve the merger and the other transactions contemplated by the merger agreement and "FOR" or "AGAINST" or abstain from voting on the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. If an AFR shareholder returns a signed proxy card, but does not indicate how the shares are to be voted (with the exception of broker non-votes), the AFR common shares represented by the proxy card will be voted "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. If an AFR shareholder does not return a signed proxy card or otherwise authorize a proxy by telephone or by Internet, that shareholder's shares will not be voted and will have the same effect as a vote "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

        Proxy Authorization Electronically or by Telephone.    Shareholders of record and many shareholders who hold their shares through a broker or bank will have the option to authorize their proxies to vote their shares electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether an AFR shareholder's shares are registered in AFR's share records in such shareholders' name or in the name of a broker, bank or other nominee who holds its shares. If an AFR shareholder holds its shares through a broker, bank or other nominee, such shareholder should check its proxy card or voting instruction card forwarded by such shareholder's broker, bank or other nominee who holds such shareholder's shares to see which options are available.

        In addition to submitting the enclosed proxy by mail, AFR shareholders of record may authorize their proxies by telephone or Internet by following the instructions on their proxy card. If an AFR shareholder has any questions regarding how to authorize its proxy by telephone or by Internet, such AFR shareholder should call MacKenzie Partners, Inc., toll-free at (800) 322-2885.

Appraisal Rights

        Under Section 3-202 of the MGCL, applicable to AFR pursuant to Title 8, and AFR's declaration of trust, AFR shareholders do not have the right to receive the appraised value of their shares in connection with the merger. AFR shareholders can vote against the merger by indicating a vote "AGAINST" the proposal to approve the merger and the other transactions contemplated by the merger agreement on their proxy cards and signing and mailing their proxy cards in accordance with the instructions provided, or by voting against the proposal by telephone or Internet or in person at the special meeting. If the requisite number of AFR shareholders vote in favor of the proposal, all AFR shareholders will be bound by the result of the vote.

Revocation of Proxies

        A proxy card is enclosed. Any shareholder who executes and delivers the proxy card may revoke the authority granted under the proxy at any time before the shares are voted by:

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  delivering to the Secretary of AFR, at the time or before the vote is taken at the AFR special meeting, a later-dated written notice stating that such shareholder would like to revoke its proxy and change its vote;

  •
  properly executing and delivering a new proxy card bearing a later date relating to the same shares (or authorizing a later-dated proxy by telephone or Internet); or

  •
  attending the AFR special meeting and voting in person, although attendance at the AFR special meeting will not in and of itself constitute a revocation of a proxy or a change of such shareholder's vote.

        Any written notice of revocation or subsequent proxy should be sent to American Financial Realty Trust, 610 Old York Road, Jenkintown, Pennsylvania 19046, Attention: Secretary, and must be received prior to the AFR special meeting, or hand delivered to the Secretary of AFR at the time or before the taking of the vote at the AFR special meeting.

        If an AFR shareholder has instructed its broker to vote such shareholder's shares and it wishes to revoke those instructions, such shareholder must follow its broker's revocation procedures. Shareholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the AFR special meeting.

Solicitation of Proxies; Expenses

        All expenses of AFR's solicitation of proxies, including the cost of mailing this joint proxy statement/prospectus to AFR shareholders, will be paid by AFR. In addition to solicitation by use of the mail, AFR's shareholders, trustees, officers and employees may solicit proxies by telephone, e-mail, fax or other means of communication. Such shareholders, trustees, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and AFR will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials. AFR has retained MacKenzie Partners, Inc., a proxy soliciting firm, to assist AFR in the solicitation of proxies. MacKenzie Partners, Inc.'s solicitation fee is not to exceed $7,500, plus out-of-pocket expenses.

        AFR SHAREHOLDERS SHOULD NOT SEND IN THEIR AFR SHARE CERTIFICATES WITH THE PROXY CARDS. EACH AFR SHAREHOLDER WILL RECEIVE A LETTER OF TRANSMITTAL WITH SEPARATE WRITTEN INSTRUCTIONS FOR EXCHANGING ITS AFR SHARE CERTIFICATES FOR THE MERGER CONSIDERATION IF THE MERGER IS COMPLETED.

THE COMPANIES

Gramercy

        Gramercy is a commercial real estate specialty finance company that focuses on the direct origination and acquisition of whole loans, subordinate interests in whole loans, mezzanine loans, preferred equity and net lease investments involving commercial properties throughout the United States. It has also established a real estate securities business that focuses on the acquisition, trading and financing of commercial mortgage-backed securities, or CMBS, and other real estate related securities. When evaluating transactions, Gramercy assesses its risk-adjusted return and targets transactions with yields that seek to provide excess returns for the risks being taken.

        Gramercy conducts substantially all of its operations through, and all assets are held by, the Gramercy operating partnership. Gramercy, as the sole general partner and holder of 100% of the common units of the Gramercy operating partnership, has the responsibility for and discretion in the management and control of the Gramercy operating partnership, and the limited partners of the Gramercy operating partnership, in such capacity, have no authority to transact business for, or participate in the management activities of, the Gramercy operating partnership. Accordingly, Gramercy consolidates the accounts of the Gramercy operating partnership in its financial statements.

        Gramercy is externally-managed and advised by the Manager, a majority-owned subsidiary of SL Green. As of the record date, SL Green also owned, through its subsidiary SLG OP, approximately 21.9% of the outstanding shares of Gramercy common stock. Gramercy is organized as a Maryland corporation and has qualified as a REIT commencing with its taxable year ended December 31, 2004 and it expects to qualify for the current taxable year. As a REIT, Gramercy generally will not be subject to U.S. federal income taxes to the extent it distributes its net taxable income to its stockholders.

        As of September 30, 2007, Gramercy held loans, other lending investments and CMBS of approximately $3.466 billion net of fees, discounts, and unfunded commitments with an average spread to the one month London Interbank Offered Rate, or LIBOR, of 387 basis points for Gramercy's floating rate investments (spreads over an index other than LIBOR have been adjusted to a LIBOR based equivalent), and an average yield of 7.07% for its fixed rate investments. As of September 30, 2007, Gramercy also held interests in three credit net lease investments, or CTL investments, two interests in fee positions on properties subject to long-term ground leases and a 100% fee interest in a property subject to a long-term ground lease.

        Gramercy's principal executive offices are located at 420 Lexington Avenue, New York, New York 10170 and its telephone number is (212) 297-1000. It maintains a website at www.gramercycapitalcorp.com. For additional information on Gramercy, see "Where You Can Find More Information" beginning on page 134.

        Following the mergers, Gramercy is expected to continue to be managed and advised by the Manager.

        Acquisition Sub, Merger Sub, and Merger Sub OP, were formed solely for the purpose of effecting the mergers. Acquisition Sub, Merger Sub and Merger Sub OP have not conducted and will not conduct any business prior to the mergers. Each of Acquisition Sub's, Merger Sub's and Merger Sub OP's executive offices is located at 420 Lexington Avenue, New York, New York 10170 and its telephone number is (212) 297-1000.

Financing

        In connection with the mergers, Gramercy entered into a financing commitment letter with Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and SL Green, as lenders, to provide secured financing of up to $850 million to AFR, the AFR operating partnership and certain of their subsidiaries. The loan is secured by the equity interests in AFR and in certain subsidiaries of AFR, and by certain AFR properties. The loan bears interest at rate of LIBOR plus 385 basis points, subject to adjustment in certain cases. The term of the loan is two years with a single one-year extension option, subject to payment of an extension fee and certain other conditions. The loan may be prepaid at any time, however it will be subject to certain prepayment premiums prior to the six-month anniversary of the closing date of the loan. In addition to the foregoing, the commitment letter permits the partial prepayment of the loan at any time in connection with the sale of certain properties. The lenders have the right to terminate their obligations under the commitment letter if, among other things, any material condition to the obligation of Gramercy to consummate the mergers pursuant to the merger agreement is not satisfied (even if such condition has been waived by Gramercy) or if any petition of bankruptcy, insolvency or reorganization is filed by or against Gramercy or AFR. The commitment letter terminates on March 31, 2008.

AFR

        AFR is a self-administered, self-managed Maryland REIT with a primary focus on acquiring and operating properties leased to regulated financial institutions. These institutions are, for the most part, deposit taking commercial banks, thrifts and credit unions. AFR believes that it is the largest public or private real estate company with this focus. AFR's portfolio of wholly-owned and jointly-owned bank branches and office buildings is leased to large banks such as Bank of America, N.A., Wachovia Bank, N.A., Regions Financial Corporation and Citizens Financial Group, Inc. and to mid-sized and community banks.

        AFR was formed as a Maryland REIT on May 23, 2002 and commenced its operations on September 10, 2002 when it completed its private offering of AFR common shares and acquired its initial portfolio of properties from various individuals, including its founder and parties related to that founder. AFR completed its initial public offering of common shares on June 27, 2003.

        AFR's interest in its properties is held through the AFR operating partnership. Through its wholly-owned subsidiary, First States Group, LLC, AFR is the sole general partner of the AFR operating partnership and held a 98.6% interest in the operating partnership as of the record date. AFR is organized so as to qualify and has elected to be a REIT under the Code.

        As of September 30, 2007, AFR owned or held leasehold interests in 1,066 properties located in 36 states and Washington, D.C., including 669 bank branches, 385 office buildings and 12 land parcels containing an aggregate of approximately 30.7 million rentable square feet. In addition, AFR owned 239 retail bank branches comprising of 975,000 square feet in 11 states in an unconsolidated joint venture. AFR's corporate offices are located at 610 Old York Road, Suite 300, Jenkintown, Pennsylvania and its telephone number is (215) 887-2280.

GRAMERCY'S POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

        The following is a discussion of certain investment, borrowing, hedging and other policies of Gramercy. These policies have been determined by the board of directors of Gramercy and may be amended or revised from time to time by the board of directors of Gramercy without a vote of the stockholders, except that (1) Gramercy cannot change its policy of holding its assets and conducting its business only through the Gramercy operating partnership and its affiliates without the consent of the holders of limited partnership units of the Gramercy operating partnership as provided in the partnership agreement of the Gramercy operating partnership, (2) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements and (3) Gramercy cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of a majority of the outstanding shares of its common stock. So long as the merger agreement is effective, Gramercy's investment, financing and other policies are all subject to the restrictions contained in the merger agreement and this section is qualified in its entirety by reference to the merger agreement, which is incorporated by reference in its entirety and attached to this joint proxy statement/prospectus as Annex A. We urge all Gramercy stockholders to carefully read the merger agreement in its entirety.

Investment and Borrowing Guidelines

        Gramercy operates pursuant to the following general guidelines for its investments and borrowings:

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  no investments are made that it believes would cause Gramercy to fail to qualify as a REIT;

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  no investments are made that it believes would cause Gramercy to be regulated as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act;

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  substantially all assets are financed in whole or in part through securitization, syndication and secured borrowings, and assets intended for inclusion in traditional securitization transactions are generally hedged against movements in the applicable swap yield through customary techniques;

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  hedging is generally done through the bank providing the related repurchase facility on market terms, or through other dealers. Gramercy engages an outside advisory firm to assist in executing and monitoring hedges, advising management on the appropriateness of such hedges, and establishing the appropriate tax and accounting treatment of its hedges; and

  •
  Gramercy will not co-invest with SL Green or any of its affiliates unless the terms of such transaction are approved by a majority of its independent directors.

        These investment guidelines may be changed by Gramercy's board of directors without the approval of its stockholders.

        Gramercy has a standing investment committee comprised of three members. Gramercy's investment committee must unanimously approve all transactions involving investments of (i) $35 million or more with respect to whole loans, (ii) $30 million or more with respect to subordinate interests in whole loans and (iii) $20 million or more with respect to mezzanine loans, preferred equity and equity investments in commercial real estate properties net leased to tenants. Gramercy's board of directors must approve investments (i) over $75 million with respect to whole loans, (ii) over $65 million with respect to subordinate interests in whole loans, (iii) over $55 million with respect to mezzanine loans and (iv) over $50 million with respect to preferred equity and equity investments in commercial real estate properties net leased to tenants.

Hedging Activities

        Subject to maintaining its status as a REIT, Gramercy uses derivative instruments, including forwards, futures, swaps and options, in its risk management strategy to limit the effects of changes in interest rates on its operations. Gramercy's primary hedging strategy consists of entering into interest rate swap contracts. Additionally, it may in certain select instances choose to hedge its exposure to fluctuations in CMBS, credit spreads by purchasing swaps written against a broad-based CMBS index. The value of Gramercy's forwards, futures and swaps may fluctuate over time in response to changing market conditions, and will tend to change inversely with the value of the risk in Gramercy's liabilities that it intends to hedge. Hedges are sometimes ineffective because the correlation between changes in value of the underlying investment and the derivative instrument is less than was expected when the hedging transaction was undertaken. Since most of Gramercy's hedging activity covers the period between origination or purchase of loans and their eventual sale or securitization, unmatched losses in its hedging program will tend to occur when the planned securitization fails to occur, or if the hedge proves to be ineffective. Gramercy continuously monitors the effectiveness of its hedging strategies and adjust its strategies as appropriate. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, other hedging instruments and such other hedging instruments as may be developed in the future and which Gramercy determines are suitable to achieve its hedging objectives.

        Gramercy has retained the services of an outside financial services firm with expertise in the use of derivative instruments to advise it on its overall hedging strategy, to effect hedging trades, and to provide the appropriate designation and accounting of all hedging activities from a GAAP and tax accounting and reporting perspective.

        These instruments are used to hedge as much of the interest rate risk as the Manager determines is in the best interest of Gramercy's stockholders, given the cost of such hedges and the need to maintain Gramercy's status as a REIT. To the extent it enters into a hedging contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income that Gramercy derives from the contract is not considered income for purposes of the 95% gross income test and is not qualifying income for the 75% gross income test. The Manager can elect to have Gramercy bear a level of interest rate risk that could otherwise be hedged when it believes, based on all relevant facts, that bearing such risk is advisable.

Disposition Policies

        The Manager evaluates Gramercy's assets on a regular basis to determine if they continue to satisfy Gramercy's investment criteria. Subject to certain restrictions applicable to REITs, the Manager may cause Gramercy to sell its investments opportunistically and use the proceeds of any such sale for debt reduction, additional acquisitions or working capital purposes.

Equity Capital Policies

        Subject to applicable law, Gramercy's board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate.

        Gramercy may, under certain circumstances, repurchase its shares of common stock in private transactions with its stockholders if those purchases are approved by Gramercy's board of directors. Gramercy's board of directors has no present intention of causing Gramercy to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT, for so long as Gramercy's board of directors concludes that Gramercy should remain a REIT.

Other Policies

        Gramercy operates in a manner that it believes will not subject it to regulation under the Investment Company Act. Gramercy may invest in the securities of other issuers for the purpose of exercising control over such issuers. It does not underwrite the securities of other issuers.

Future Revisions in Policies and Strategies

        Gramercy's board of directors has the power to modify or waive Gramercy's investment guidelines, policies and strategies. Among other factors, developments in the market that either affect the policies and strategies mentioned herein or that change Gramercy's assessment of the market may cause its board of directors to revise its investment guidelines, policies and strategies. However, if such modification or waiver involves the relationship of, or any transaction between, Gramercy and the Manager or any affiliate of the Manager, the approval of a majority of Gramercy's independent directors is also required. Gramercy may not, however, amend its charter to change the requirement that a majority of its board of directors consist of independent directors or the requirement that a majority of its independent directors approve related party transactions without the approval of two-thirds of the votes entitled to be cast by its stockholders.

        Gramercy intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

AFR'S POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

        The following is a discussion of certain investment, financing and other policies of AFR. These policies have been determined by AFR's board of trustees and may be amended or revised from time to time by AFR's board of trustees without a vote of its shareholders, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements. So long as the merger agreement is effective, AFR's investment, financing and other policies are all subject to the restrictions contained in the merger agreement and this section is qualified in its entirety by reference to the merger agreement, which is incorporated by reference in its entirety and attached to this joint proxy statement/prospectus as Annex A. We urge all AFR shareholders to carefully read the merger agreement in its entirety.

Investment Policies

        Investment in Real Estate or Interests in Real Estate.    AFR conducts all of its investment activities through the AFR operating partnership and its affiliates. AFR's primary business objective is to become the preferred landlord of banks and financial institutions, which goal is central to the broader objectives of achieving sustainable long-term growth in operating results and maximizing shareholder value.

        AFR pursues its investment objectives through the ownership by the AFR operating partnership of its properties and other assets. AFR currently invests in bank branches, office buildings and operational centers that are primarily leased to regulated financial institutions. AFR has no set limitation regarding (1) the number of properties in which it may invest, (2) the amount or percentage of its assets that it may invest in any specific property or property type that falls within its overall strategy of acquiring properties primarily leased to regulated financial institutions or (3) the concentration of its investments in any geographic area in the U.S. or abroad. AFR's board of trustees has adopted an investment approval policy pursuant to which the finance committee of the board of trustees has been granted the authority to approve any acquisition or joint venture where the purchase price, including any assumed or incurred debt, does not exceed $200 million and any corporate or property financing transaction that does not exceed $200 million. In addition, AFR's board of trustees has granted authority to AFR's executive officers to approve, without approval of the finance committee, any acquisition or joint venture where the purchase price, including any assumed or incurred indebtedness, does not exceed $25 million, or any corporate or property financing transaction that does not exceed $25 million.

        AFR may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. AFR will not enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies.

        AFR's policy is to engage in investment activities in a manner that is consistent with the maintenance of its status as a REIT for U.S. federal income tax purposes. In general, AFR acquires assets for income, but may also acquire assets for possible capital gain. Subject to REIT qualification rules and certain other requirements, AFR will consider disposing of assets if its management determines that a sale of such assets would be in AFR's best interests based on the price being offered for the assets, the operating performance of the assets, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale.

        Investment in Real Estate Mortgages.    AFR does not have any restrictions in its declaration of trust or bylaws that prohibit AFR's investment in mortgages (including participating or convertible mortgages), mezzanine loans and other types of real estate interests consistent with AFR's qualification as a REIT. Prior to 2004, AFR invested in residential mortgage-backed securities as part of its short-term capital management strategy. Currently AFR does not hold any such investments. AFR's board of trustees has adopted a policy under which AFR's management is not permitted to leverage any of its investments in residential mortgage-backed securities.

        Investments in Other Securities or Entities.    AFR has no current intention of acquiring loans secured by properties. AFR does not expect to engage in any significant investment activities with other entities, although AFR may consider joint venture investments with other investors or with financial institutions. AFR may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties, typically general or limited partnership or limited liability company interests in special purpose entities owning properties. AFR may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with its investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of AFR's total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that AFR must satisfy to qualify as a REIT. However, AFR does not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. Further, AFR intends to make investments in such a manner as to qualify as a REIT unless because of circumstances or changes in the Code (or the Treasury Regulations), AFR's board of trustees determines that it is no longer in the best interest of AFR to qualify as a REIT. In any event, AFR does not intend that its investments in securities will require it to register as an "investment company" under the Investment Company Act, and AFR intends to divest securities before any registration would be required. AFR does not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers. AFR's policies with respect to these types of investment activities may be reviewed and modified or amended from time to time by AFR's board of trustees without a vote of its shareholders.

Financing Policies

        Leverage Ratio Target.    AFR has no restriction in its declaration of trust or bylaws regarding the amount of indebtedness it may incur. AFR's debt level changes as it acquires properties and refinances existing properties. The amount of total indebtedness AFR incurs during any period depends on its mix of acquisition structures and the current market cost of debt. AFR has established 60% to 65% as the target range for its ratio of net debt (net of cash and certain escrow balances) to net asset at book value.

        At September 30, 2007, AFR's net debt to net asset at book value ratio was 64.5%. AFR expects that its actual leverage ratio will fluctuate within the target range from quarter to quarter. It is possible that AFR's leverage ratio may exceed or fall below its target range from time to time.

        Capital Raising Policies.    AFR's board of trustees has the authority to raise capital through debt financings or the issuance of additional authorized common shares and preferred shares, in any manner and on the terms and for the consideration it deems appropriate. Existing AFR shareholders will have no preemptive right to additional shares issued in any offering, and any offering may cause a dilution of investment.

        AFR's board of trustees may authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of AFR common shares or otherwise might be in their best interest. Additionally, preferred shares could have dividend, voting, liquidation and other rights and preferences that are senior to those of AFR common shares.

        AFR may, upon approval by its board of trustees and without obtaining shareholder approval, repurchase common shares from its shareholders.

Hedging and Interest Management

        AFR typically acquires derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. AFR does not intend to acquire derivative instruments for speculative purposes. AFR's hedging activities may include entering into interest rate swaps and caps and options to purchase swaps and caps.

Lending

        AFR's board of trustees has adopted a policy that prohibits it from making loans to its executive officers, key employees or trustees. Other than this policy, AFR does not have a policy limiting its ability to make loans to other persons. AFR may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by it for the property sold. AFR may make loans to joint ventures in which it may participate in the future. However, AFR does not currently intend to engage in significant lending activities.

Conflict of Interest Policies

        AFR has adopted a code of business conduct and ethics that contains a policy that prohibits conflicts of interest between its officers, employees and trustees on the one hand, and AFR on the other hand, except where a majority of its disinterested trustees waives the conflict. Waivers of AFR's conflicts of interest policy will be disclosed to its shareholders in accordance with SEC requirements. AFR cannot assure its shareholders that its conflicts of interest policy will eliminate all conflicts of interest.

        AFR's conflicts of interest policy states that a conflict of interest exists when a person's private interest is not aligned or appears to be not aligned, or interferes or appears to interfere, in any way with AFR's interest. The policy prohibits AFR, absent the approval of a majority of its disinterested trustees, from entering into agreements, transactions or business relationships, or otherwise taking actions, that involve conflicts of interest.

        AFR's declaration of trust provides that in defining or interpreting the powers and duties of the trustees, reference may be made by the trustees to the MGCL. The MGCL provides that a contract or other transaction between a corporation and any of that corporation's directors and any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director's vote was counted in favor of the contract or transaction, if:

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  the fact of the common directorship or interest is disclosed to the board or a committee of the board, and the board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

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  the fact of the common directorship or interest is disclosed to shareholders entitled to vote on the contract or transaction, and the contract or transaction is approved by a majority of the votes cast by the shareholders entitled to vote on the matter, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

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  the contract or transaction is fair and reasonable to the corporation.

Policies with Respect to Other Activities

        AFR has authority to offer AFR common shares or preferred shares, units of limited partnership interest and preferred units of limited partnership interest in the AFR operating partnership or options to purchase AFR shares of beneficial interest or units of limited partnership interest in the AFR operating partnership in exchange for property and to repurchase or otherwise acquire AFR common shares or units of limited partnership interest or other securities in the open market or otherwise and may continue to engage in such activities in the future. Subject to certain holding periods, units of limited partnership interest in the AFR operating partnership may either be redeemed for cash or, at the election of AFR, exchanged for AFR common shares on a one-for-one basis. AFR generally intends (but is not obligated) to issue AFR common shares to holders of units of limited partnership interest in the AFR operating partnership upon exercise of such redemption rights. AFR may issue AFR common shares from time to time, in one or more series, as authorized by its board of trustees without further action by AFR shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which AFR's securities may be listed or traded. AFR may issue preferred shares from time to time, in one or more series, as authorized by its board of trustees without the need for shareholder approval.

        AFR is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to these requirements, AFR files periodic reports, proxy statements and other information, including certified financial statements, with the SEC.

THE MERGER

        The following discussion contains material information pertaining to the merger. This discussion is subject, and qualified in its entirety by reference, to the merger agreement and the financial advisor opinion attached as Annexes to this joint proxy statement/prospectus. We encourage you to read and review those documents as well as the discussion in this joint proxy statement/prospectus.

General

        This joint proxy statement/prospectus is being furnished to you in connection with the proposed merger of Merger Sub with and into AFR, with AFR surviving the merger. The merger will be carried out as provided in the merger agreement. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference in this joint proxy statement/prospectus.

        This joint proxy statement/prospectus has been sent to you because you were a holder of Gramercy common stock on the record date set by Gramercy's board of directors for a special meeting of Gramercy stockholders or you were a holder of AFR common shares on the record date set by AFR's board of trustees for a special meeting of AFR shareholders, as applicable. Gramercy stockholders will be asked to consider and vote upon a proposal to approve the issuance of shares of Gramercy common stock in the mergers as contemplated by the merger agreement at the Gramercy special meeting. AFR shareholders will be asked to consider and vote upon a proposal to approve the merger and the other transactions contemplated by the merger agreement at the AFR special meeting. This joint proxy statement/prospectus also constitutes a prospectus of Gramercy, which is a part of the Registration Statement on Form S-4 filed by Gramercy with the SEC under the Securities Act of 1933, as amended, or the Securities Act, in order to register the shares of Gramercy common stock to be issued in the mergers as contemplated by the merger agreement.

Background of the Merger

        Beginning in May 2006, AFR, with the assistance of Greenhill and Deutsche Bank Securities Inc., or Deutsche Bank, as financial advisors to AFR's board of trustees, referred to as the AFR Board, began the process of exploring strategic alternatives and a potential transaction. In connection with this process, referred to as the 2006 Process, Greenhill, acting as AFR's lead negotiator for a possible strategic transaction, contacted nearly 30 potential bidders, including private equity firms, publicly traded REITs and real estate companies and other traditional real estate companies, of which 24 entered into confidentiality agreements to permit them to receive non-public information concerning AFR. In mid-May 2006, AFR made an online data room available to those potential bidders that had signed confidentiality agreements. During the period from May through early August 2006, 16 potential bidders conducted due diligence efforts, with five of those potential bidders (comprising four separate potential bidding groups) undertaking extensive due diligence and valuation reviews. Several of the potential bidders held diligence meetings with members of AFR's management team.

        During the May to early August 2006 period, Nicholas S. Schorsch, AFR's then Chief Executive Officer, President and Vice Chairman of the AFR Board, and William M. Kahane, a then trustee of the AFR Board, were actively involved with various potential bidders and made known their desire to be part of the ultimate acquisition group. In the course of its separate discussions with potential bidders, Greenhill, in its capacity as financial advisor to the AFR Board, repeatedly informed potential bidders that they could bid with or without management participation and that each potential bidder would have the same access to management and information regardless of whether management was a participant in the bid. SL Green Realty Corp. and Gramercy signed a joint confidentiality agreement as part of the 2006 Process and Gramercy performed substantial due diligence and valuation analysis, but ultimately did not make a bid or submit a written proposal. While tentative transaction proposals were made by various other potential bidders, including one non-binding written proposal submitted by a bidding group that included Messrs. Schorsch and Kahane, no definitive non-contingent proposals were received by AFR and no contract was executed.

        In conjunction with the 2006 Process, Deutsche Bank was engaged by the AFR Board primarily to develop a strategic repositioning plan for AFR with input from Harold W. Pote, then an independent trustee of the AFR Board, John P. Hollihan III, an independent trustee of the AFR Board, and David J. Nettina, AFR's then Chief Financial Officer and Chief Real Estate Officer. The goal of the strategic repositioning plan was to enhance shareholder value in the event that AFR was to remain a stand-alone company should the 2006 Process not result in the consummation of a strategic transaction.

        In August 2006, due to the absence of a definitive non-contingent offer, the AFR Board terminated the 2006 Process. At the same time, the AFR Board announced that Mr. Pote would replace Mr. Schorsch as Chief Executive Officer and President of AFR and that Messrs. Schorsch and Kahane would both step down from the AFR Board. AFR's five point strategic repositioning plan, which is described in AFR's filings with the SEC, was then immediately implemented and substantially completed by May 2007. AFR's repositioning plan, while successful in meeting AFR's initial targets in leverage reduction and improved operating efficiency, was not designed to meet all of AFR's long-term strategic needs, including its ongoing need for capital to continue its growth. In order to address this need, in December 2006 AFR began actively marketing opportunities to enter into joint venture transactions involving AFR's large property portfolios. In early 2007, with advice and assistance from Banc of America Securities LLC, or Banc of America Securities, AFR expanded this effort to identify joint venture partners that would co-invest with AFR in new property and portfolio acquisitions. However, the strategic implications of committing to one or more long-term joint venture relationships led the AFR Board to conclude that it was in the best interest of AFR and its shareholders to first determine whether a sale of the entire company was possible before pursuing the joint venture route.

        On June 6, 2007, at a regularly scheduled meeting of the AFR Board, the AFR Board approved the engagement of Greenhill and Banc of America Securities as AFR's financial advisors. On June 15, 2007, after consulting with its advisors, the AFR Board authorized management and its financial advisors, Greenhill and Banc of America Securities, to explore a sale process and to contact potentially interested parties. The AFR Board determined, with the advice of its financial advisors and management, that the sale process, referred to as the 2007 Process, would focus on a group of potential bidders which had either participated extensively in the 2006 Process, which had proactively approached AFR to express interest in a potential transaction, and/or which were recent acquirors for either major net lease companies or large bank branch portfolios.

        In mid-June 2007, at the direction of the AFR Board, and based on the criteria described above, Greenhill and Banc of America Securities contacted eight potential bidders to solicit their interest in pursuing an acquisition of AFR. Of the eight potential bidders that were contacted (three of which were strategic bidders and five of which were financial bidders), five potential bidders (two of which were strategic bidders and three of which were financial bidders) entered into confidentiality agreements to permit them to receive non-public information concerning AFR.

        On June 26, 2007, Mr. Pote died suddenly and unexpectedly and the AFR Board announced that it had established an interim office of the president comprised of Glenn Blumenthal, AFR's Chief Operating Officer, Edward J. Matey Jr., AFR's General Counsel, and Mr. Nettina, who would report to the AFR Board and to Lewis S. Ranieri in his continuing capacity as Chairman of the AFR Board. On July 3, 2007, the AFR Board also appointed Richard A. Kraemer and John R. Biggar, each an independent trustee of the AFR Board, to act as liaisons between the AFR Board and management until a replacement CEO was appointed for AFR.

        On July 9, 2007, AFR made an online data room available to those potential bidders that had signed confidentiality agreements. In addition, all potential bidders were given an opportunity to ask questions and to participate in meetings with management to receive an overview of AFR and other additional information. On July 11 and July 23, 2007, management held in-person due diligence sessions with potential bidders.

        On July 19, 2007, at the direction of the AFR Board, Greenhill and Banc of America Securities distributed bid process letters instructing potential bidders to submit fully-financed, definitive and binding written proposals by August 3, 2007. On July 24, 2007, the potential bidders were sent a form of merger agreement and instructed to mark it up in a form that they would be prepared to execute. On July 31, 2007, at a special meeting of the AFR Board, Greenhill and Banc of America Securities provided a full update to the AFR Board on the status of the sale process.

        On August 3, 2007, Gramercy submitted a written term sheet proposal to acquire AFR for $9.00 in cash per share and $1.25 per share nominal value in newly issued publicly registered convertible preferred stock in Gramercy, which would have a 6.5% dividend with an initial conversion ratio based off of a 25% premium to Gramercy's stock price. However, contrary to the requirements of the bid process letter, the Gramercy term sheet proposal was not fully-financed, fully-diligenced, definitive or legally binding on Gramercy. Two other potential bidding groups that had conducted extensive due diligence and valuation efforts submitted a letter or other communication expressing continued interest in an acquisition of or other strategic transactions with AFR, but both declined to bid citing unfavorable market conditions with respect to financing.

        The AFR Board met on August 6, 2007 to consider the Gramercy term sheet and to discuss next steps. The AFR Board instructed its advisors to work with Gramercy to convert Gramercy's term sheet into a conforming proposal. During the same meeting, the AFR Board also reviewed strategic alternatives to a sale of the company. On August 7, 2007, Greenhill and Banc of America Securities conveyed to Gramercy the AFR Board's desire to proceed forward and provide certain specific feedback on the term sheet proposal.

        On August 10, 2007, Gramercy withdrew its August 3 term sheet proposal and submitted a revised written term sheet proposal that contemplated an acquisition of AFR for $8.00 in cash per share, $1.25 per share nominal value in newly issued publicly registered convertible preferred stock in Gramercy (with the same terms as proposed in the August 3 proposal) and $1.00 per share nominal value consisting of an interest in a liquidating trust funded with AFR held for sale assets. Similar to the August 3 Gramercy term sheet proposal, the August 10 term sheet proposal was not fully-financed, fully-diligenced, definitive or legally binding on Gramercy.

        At a meeting of the AFR Board held on August 13, 2007, the AFR Board reviewed Gramercy's August 10 term sheet proposal with its financial and legal advisors and determined that it was not productive to continue negotiations with Gramercy at that time in light of Gramercy's lack of committed financing, the then continuing volatility in the capital markets and the high level of uncertainty regarding Gramercy's ability to consummate a transaction under the circumstances. On August 14, 2007, the 2007 Process was terminated.

        Between the middle of August 2007 and late September 2007, AFR continued to execute on its existing business plan while Mr. Nettina, at the direction of the AFR Board and in consultation with Messrs. Kraemer and Biggar as the AFR Board liaisons, began to develop a go-forward plan to address AFR's long-term strategic needs, including AFR's need to access the capital required to support its growth strategies.

        In late September 2007, Gramercy made unsolicited contact with representatives of AFR in an attempt to restart negotiations regarding an acquisition of AFR. On October 1, 2007, Messrs. Ranieri and Kraemer met in a face-to-face meeting with Marc Holliday, Gramercy's Chief Executive Officer and President, and Gregory F. Hughes, Gramercy's Chief Credit Officer, and informed them that AFR would entertain a bona fide, determinable, non-contingent proposal if presented. On October 4, 2007, and on October 5, 2007, Mr. Kraemer spoke with Mr. Holliday about AFR's requirement that the equity component of the merger consideration in any proposed transaction be funded with Gramercy common stock and that any liquidating trust component have a minimum determinable value.

        On October 6, 2007, Gramercy submitted a written term sheet proposal to acquire each AFR common share for $6.00 in cash, 0.114286 shares of Gramercy common stock and $1.00 nominal value consisting of an interest in a liquidating trust funded with AFR held for sale assets. Subject to certain charges and adjustments, the minimum and maximum per share values of the liquidating trust would be $0.65 and $1.35, respectively, payable up to two years following the closing date. Similar to its earlier proposals, Gramercy's October 6 proposal was not yet fully-financed, fully-diligenced, definitive or legally binding on Gramercy.

        On October 9, 2007, in response to specific questions raised by AFR and its advisors, Gramercy submitted a revised written term sheet that clarified certain of the terms of Gramercy's October 6 proposal relating to the liquidating trust without modifying materially the other terms thereof.

        On October 12, 2007, the AFR Board met to consider Gramercy's October 6 proposal. On October 13, 2007, at the direction of the AFR Board, AFR and its financial and legal advisors commenced negotiations with Gramercy and its advisors regarding the terms of a transaction and the form and content of definitive transaction documents. On October 19, 2007, AFR and its counsel conducted a face-to-face meeting with Gramercy and its counsel to review, in detail, the terms and conditions of Gramercy's October 6 proposal. As conditions precedent to the execution of a definitive merger agreement, Gramercy required, among other things, that it satisfactorily complete its due diligence investigations of AFR, successfully conclude its negotiations with various lenders for a binding financing commitment, obtain written confirmations from AFR's two primary tenants that a merger transaction between AFR and Gramercy would not trigger certain rights or remedies of such tenants under their leases and be able to verify, to Gramercy's satisfaction, that it would be able to leave in place a specified portion of AFR's existing mortgage debt.

        As a further term and condition to a transaction, Gramercy proposed not only to merge AFR with a wholly-owned subsidiary of the Gramercy operating partnership, but also to merge the AFR operating partnership with another wholly-owned subsidiary of the Gramercy operating partnership. Gramercy's proposed structure for the mergers was intended, among other things, to facilitate Gramercy's assumption of a specified portion of AFR's existing mortgage debt without requiring Gramercy to defease and refinance such portion of such debt.

        Under the terms of the partnership agreement of the AFR operating partnership, which has since been amended, a merger of the AFR operating partnership required the consent of the holders of more than 66.66% of the operating partnership units not held by AFR and its affiliates and, arguably, given Gramercy's proposed financing and transaction structure, the merger of AFR required the consent of the holders of more than 50% of the AFR operating partnership units not held by the AFR and its affiliates. Mr. Schorsch held or controlled more than two-thirds of the independently held AFR operating partnership units, and his consent was required for the operating partnership merger and the AFR merger contemplated by Gramercy's proposed transaction structure. Gramercy's proposal made obtaining Mr. Schorsch's consent to the mergers a condition precedent to Gramercy's execution of a definitive merger agreement with AFR. On October 30, 2007, AFR and its legal advisors, in consultation with Gramercy, approached Mr. Schorsch to solicit his consent for the mergers. As discussed below in further detail, an agreement with respect to the unconditional sale and purchase of the AFR operating partnership units owned by Mr. Schorsch and an amendment to the AFR operating partnership agreement eliminating the need for independent unit holder consent to the mergers were executed on November 2, 2007.

        On October 25, 2007, Gramercy shared with AFR the preliminary results of the due diligence investigations conducted by Gramercy during the past several weeks. Gramercy's findings included,

among other things, lower than anticipated proceeds from the disposition of certain of AFR's held for sale assets reflecting a general softening in market sale conditions, higher than anticipated unfunded commitments for certain tenant improvement and other in-process capital expenditures, higher than anticipated transaction costs and higher than anticipated defeasance and re-finance costs in connection with certain of AFR's existing mortgage debt that may not be assumable by Gramercy.

        On October 26, 2007, Gramercy revised the terms of its bid, proposing to acquire each AFR common share for $5.50 in cash, 0.13333 shares of Gramercy common stock and, if the net proceeds received on the sales of specified properties prior to closing exceed agreed levels, an additional cash payment of half of such excess amount, if any (but no more than $0.25 per AFR common share). Gramercy also indicated that SSF III Gemini, LP, an affiliate of Morgan Stanley Real Estate Special Situations Fund III, or SSF III, had tentatively agreed, whether or not the mergers were consummated, to purchase approximately $100 million of Gramercy common stock at a price equal to $26.25 per share. This purchase was ultimately consummated on November 7, 2007.

        On November 1, 2007, Gramercy revised the terms of its bid to reduce the conversion ratio for Gramercy shares from 0.13333 to 0.13158 to reflect lower than anticipated financing proceeds and higher than anticipated borrowing costs under Gramercy's financing commitment. All other terms of Gramercy's bid remained unchanged.

        On October 30, 2007, October 31, 2007 and November 1, 2007, the AFR Board met to receive an update on the status of Gramercy's proposed transaction with AFR and the continuing negotiations with Mr. Schorsch. Greenhill and Banc of America Securities reviewed for the AFR Board the strategic issues affecting AFR that the AFR Board had discussed periodically and that had been the subject of several strategic planning sessions of the AFR Board over the past two years. Greenhill then reviewed for the AFR Board the history of AFR's sale process, including the 2006 Process, the history of Gramercy's proposals and the current status of negotiations with Gramercy, and made a presentation of its financial analyses concerning the proposed transaction with Gramercy (see "—Fairness Opinion Regarding Merger Consideration"). Wachtell, Lipton, Rosen & Katz reviewed with the AFR Board the terms of the proposed merger agreement and voting agreement, discussed below in further detail, and advised the AFR Board regarding certain legal matters related to the proposed transaction, including the fiduciary obligations of AFR's trustees in connection with their consideration of the proposed merger agreement. The AFR Board noted that without the requisite limited partner consent to the mergers, Gramercy would be unwilling to enter into a transaction with AFR.

        Early in the morning on November 2, 2007, the AFR Board met, together with management and the AFR Board's financial and legal advisors, to receive an update on the status of the negotiations. The AFR Board's advisors and management reported that Gramercy was in the process of completing its due diligence review and that negotiations were still ongoing with Mr. Schorsch and Gramercy, and requested that the AFR Board be available later that day when Gramercy's final due diligence review was complete.

        Throughout the day on November 2, 2007, the parties continued negotiations. In the late afternoon of November 2, 2007, Gramercy revised the terms of its bid after reviewing AFR's final disclosure schedules and completing the final aspects of its due diligence review of AFR. Under the revised bid, Gramercy proposed to acquire each AFR common share for $5.50 in cash, 0.12096 shares of Gramercy common stock and, if the net proceeds received on the sales of specified properties prior to closing exceed agreed levels, an additional cash payment of half of such excess amount, if any (but no more than $0.25 per AFR common share). Gramercy's proposal further contemplated that AFR would not declare or pay a regular dividend after the regular AFR dividend for the fourth quarter of 2007 and that the cash component of the merger consideration would be increased at closing on a pro rata basis calculated by reference to the stock component of the merger consideration by (i) any regular quarterly dividend declared by Gramercy in respect of the first quarter of 2008 and (ii) any special dividend declared by Gramercy before closing.

        Late in the day on November 2, 2007, Gramercy reached an agreement with Mr. Schorsch and Meadowcourt Trust, a Schorsch family trust, to purchase unconditionally all of the AFR operating partnership units owned by Mr. Schorsh and Meadowcourt Trust (a total of 1,363,928 units), or the Schorsch operating partnership units, for an aggregate cash purchase price of $14,497,437.89. The purchase price for the Schorsch operating partnership units was calculated using per unit consideration of $8.43 (representing $5.50 in cash and 0.12096 shares of Gramercy common stock valued at the November 2, 2007, closing price of $24.22) plus $3 million. Prior to the sale of the Schorsch operating partnership units to Gramercy, which sale occurred on November 6, 2007, Mr. Schorsch and Meadowcourt Trust executed an amendment to the AFR operating partnership agreement that modified certain limited partner voting provisions, including those relating to the limited partner consent to the mergers. The amendment executed by Mr. Schorsch and Meadowcourt eliminated on a go-forward basis and in all contexts the requirement that independent holders of AFR operating partnership units consent to mergers of AFR or the AFR operating partnership. Therefore, no limited partners in the AFR operating partnership have any further rights to approve or consent to the mergers.

        The AFR Board reconvened in the late afternoon on November 2, 2007 to discuss the revised proposal from Gramercy, and the proposed agreement among Gramercy, Mr. Schorsch and Meadowcourt Trust. In connection with the discussion, Greenhill rendered an oral opinion, subsequently confirmed in writing that, as of November 2, 2007 and based on and subject to the limitations and assumptions set forth in its written opinion, the merger consideration to be received by the holders of AFR common shares (other than Gramercy and its affiliates) pursuant to the merger agreement is fair, from a financial point of view, to such holders (see "—Fairness Opinion Regarding Merger Consideration"). Wachtell Lipton then reviewed for the AFR Board the key terms relating to the merger agreement and the proposed voting agreement. Following the presentations, the trustees addressed questions to, and discussed the proposed transaction with, members of AFR's management and the AFR Board's financial and legal advisors. After such questions and discussions, the AFR Board unanimously determined that the transactions contemplated by the merger agreement and the related transactions and agreements were advisable and in the best interests of AFR and its shareholders, and the directors voted unanimously to approve the merger with Gramercy, to approve the merger agreement and to approve the related transactions and agreements.

        On November 1, 2007 and November 2, 2007, the board of directors of Gramercy met with senior management and Clifford Chance US LLP, its outside legal counsel, and its financial advisors. Management reviewed for the Gramercy board of directors the background of discussions with AFR and the progress of negotiations, and reported on Gramercy's due diligence investigations of AFR. Gramercy's management and Citigroup Global Markets Inc. reviewed with the Gramercy board of directors the structure and other terms of the proposed transaction, and financial information regarding AFR, Gramercy and the transaction, as well as information regarding peer companies and comparable transactions.

        Representatives of Clifford Chance US LLP discussed with the Gramercy board of directors the legal standards applicable to its decisions and actions with respect to its consideration of the proposed transaction, and reviewed the legal terms of the proposed transaction agreements. Representatives of Clifford Chance US LLP also discussed with the Gramercy board of directors the Gramercy stockholder vote, AFR shareholder vote and regulatory approvals that would be required to complete the proposed merger, the likely process and timetable of the merger including obtaining the required Gramercy stockholder vote, AFR shareholder vote and regulatory approvals. Andrew Levine, Gramercy's Compliance Officer and Secretary, reviewed for the Gramercy board of directors the resolutions relating to the proposed merger.

        Following these discussions, and review and discussion among the members of the Gramercy board of directors, including consideration of the factors described under "—Gramercy's Reasons for the Merger," the Gramercy board of directors unanimously determined that the transactions contemplated by the merger agreement and the related transactions and agreements are advisable and in the best interests of Gramercy and its stockholders, and the directors voted unanimously to approve the merger with AFR, to approve the merger agreement, to approve the issuance of Gramercy common stock in the mergers, to approve the transaction with Mr. Schorsch and Meadowcourt Trust and to approve the related transactions and agreements.

        After the meetings of the AFR Board and board of directors of Gramercy adjourned on November 2, 2007, the definitive documentation for the transaction was finalized and the merger agreement was executed. Contemporaneously with the execution and delivery of the merger agreement, AFR entered into a voting agreement with SLG OP, which owned on that date approximately 22% of Gramercy's common stock on a pro forma basis after giving effect to the 2007 Private Placement, pursuant to which SLG OP agreed to, among other things, vote its shares of Gramercy's common stock in favor of the issuance of Gramercy's common stock in the mergers. In addition, Gramercy entered into an agreement with Mr. Schorsch and Meadowcourt Trust to purchase unconditionally the AFR operating partnership units pursuant to the terms described above and AFR and Mr. Schorsch executed an amendment to the agreement of limited partnership of the AFR operating partnership.

        The transaction was announced prior to the opening of trading on the NYSE on the morning of November 5, 2007.

        On November 7, 2007, in connection with the closing of the sale of Gramercy common stock to SSF III, AFR entered into a voting agreement with SSF III pursuant to which SSF III agreed to, among other things, vote its shares of Gramercy's common stock in favor of the issuance of Gramercy's common stock in the mergers.

AFR's Reasons for the Merger

        After careful consideration, the AFR Board determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of AFR and its shareholders, and have unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

        In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the AFR Board consulted with AFR's management, as well as its financial and legal advisors, and considered a number of factors that the trustees believed supported their decision, including the following:

  •
  the trustees' familiarity with the business, operations, properties and assets, financial condition, business strategy and relationships, and prospects of AFR;

  •
  the company's need to obtain substantial new capital to achieve its growth objectives and achieve long-term stability;

  •
  its knowledge of the current environment in the real estate industry, both on an historical and on a prospective basis, including national and regional economic conditions, continued financial services industry consolidation trends, capital markets conditions, and the overall challenges of implementing AFR's operating plans in the absence of the proposed transaction;

  •
  the AFR Board's recent experience in conducting a thorough auction processes—performed with the assistance of AFR's financial advisors, which consisted of (1) the 2006 Process (as described in "—Background of the Merger"), in which nearly 30 potential bidders (including private equity firms, publicly traded REITs and real estate companies, and other traditional real estate investors) were contacted to solicit interest in a potential transaction with AFR and in which 24 of those 30 potential bidders entered into confidentiality agreements with AFR to permit them to receive non-public information concerning AFR, and (2) the 2007 Process (as described in

    "—Background of the Merger"), in which eight potential bidders were contacted, based on their level of interest in the 2006 Process and other factors identified by AFR and its advisors, to solicit interest in a potential transaction with AFR, and in which five of those eight potential bidders (two of which were strategic bidders and three of which were financial bidders) entered into confidentiality agreements with AFR to permit them to receive non-public information concerning AFR;

  •
  the absence of a bid from another party or group of parties that is more desirable than that from Gramercy, notwithstanding the fact that its financial advisors actively solicited interest in a potential transaction involving AFR in both the 2006 Process and the 2007 Process;

  •
  its belief that the merger agreement and the transactions contemplated by the merger agreement were more favorable to AFR shareholders than other strategic alternatives reasonably available to AFR and its shareholders;

  •
  the financial presentation of Greenhill and its oral opinion, which was subsequently confirmed in writing, to the AFR Board, to the effect that, as of November 2, 2007 and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by AFR shareholders (other than Gramercy and its affiliates) for each outstanding AFR common share pursuant to the merger agreement was fair, from a financial point of view, to such holders (see "—Fairness Opinion Regarding Merger Consideration" below and Annex B);

  •
  the fact that the financial and other terms and conditions of the merger agreement and the transactions contemplated thereby were the product of extensive arm's-length negotiations among the parties;

  •
  the fact that the per share price of $8.43 (based on the Gramercy stock price of $24.22 per share on the last trading day before the merger was announced) being paid for each AFR common share in the merger agreement represented a premium of 30.7% based on the closing price of AFR common shares on November 2, 2007 (the last full trading day before the announcement of the merger);

  •
  the fact that $5.50 of the merger consideration is payable in cash, enabling AFR shareholders to receive cash for a portion of their investment in AFR common shares and providing such shareholders certainty of value, and immediate liquidity, of such portion of their investment;

  •
  the fact that a portion of the merger consideration is payable in shares of Gramercy common stock, providing AFR shareholders the opportunity to participate in the future earnings and growth of the combined AFR/Gramercy company and to benefit from any future appreciation in value of such combined company;

  •
  the opportunity for AFR shareholders to benefit from any increase in the trading price of Gramercy common stock between the announcement of the merger and the completion of the merger because a portion of the merger consideration consists of a fixed number of shares of Gramercy common stock;

  •
  the fact that SSF III had agreed to purchase approximately $100 million of Gramercy common stock at a price equal to $26.25 per share;

  •
  the fact that, subject to compliance with the terms and conditions of the merger agreement, AFR is permitted to furnish information to and conduct negotiations with third parties that make an unsolicited competing proposal for the acquisition of AFR (as defined in the section entitled "The Merger Agreement—No Solicitations");

  •
  the fact that, subject to compliance with the terms and conditions of the merger agreement, AFR is permitted to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal (as defined in the section entitled "The Merger Agreement—No Solicitations"), upon the payment to Gramercy of a $32 million termination fee and $18 million on account of expenses (see "The Merger Agreement—Termination" and "The Merger Agreement—Break-Up Fees and Expenses"); and

  •
  the fact that the completion of the merger is subject to approval by AFR shareholders and the right of the AFR Board, under certain circumstances specified in the merger agreement, to change its recommendation that AFR shareholders vote in favor of the adoption of the merger agreement, subject to Gramercy's right to terminate the merger agreement and receive the termination fee and expense amount.

        The AFR Board also considered a variety of risks and other potentially negative factors concerning the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the following:

  •
  the risk that the merger might not be completed in a timely manner or at all, due to, among other things, the inability to obtain all necessary consents, notices and approvals, including the approval by both of AFR's shareholders and Gramercy's stockholders;

  •
  the risks and costs to AFR if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business relationships;

  •
  the fact that the receipt of the merger consideration in exchange for AFR common shares (including the stock component of the merger consideration) pursuant to the merger will be a taxable transaction for United States federal income tax purposes;

  •
  the possibility that AFR shareholders could be adversely affected by a decrease in the trading price of Gramercy common stock between the announcement of execution of the merger agreement and the closing of the merger because a portion of the merger consideration consists of a fixed number of shares of Gramercy common stock;

  •
  the restrictions on the conduct of AFR's business prior to the completion of the merger, requiring AFR to conduct its business in all material respects only in the ordinary course, subject to specific limitations, which may delay or prevent AFR from undertaking business opportunities that may arise during the term of the merger agreement, whether or not the merger is consummated;

  •
  the possibility that the $32 million termination fee and $18 million expense amount payable by AFR under specified circumstances may discourage others from making competing proposals to acquire AFR;

  •
  the fact that AFR shareholders do not have the right under Maryland law to seek appraisal of their shares;

  •
  the fact that the net proceeds received on the sales of specified properties prior to closing may not exceed agreed target levels, and that AFR shareholders should not assume that any additional value payment would be made;

  •
  the fact that certain AFR trustees and executive officers may have material financial interests in the transaction that are different from, or in addition to, those of AFR's other shareholders (see "Interests of Trustees and Executive Officers of AFR in the Merger"); and

  •
  the terms and conditions of the transactions among Nicholas S. Schorsch, Meadowcourt Trust and Gramercy (see "—Background of the Merger"). In evaluating the transactions, the AFR Board considered that it was a condition of Gramercy's willingness to enter into the merger agreement that the AFR operating partnership agreement be amended, including amendments to allow the AFR operating partnership to merge with a wholly-owned subsidiary of the Gramercy operating partnership. These amendments would require the consent of the holders of two-thirds of the independently held AFR operating partnership units. The AFR Board noted that, in connection with the transaction involving Mr. Schorsch, Meadowcourt Trust and

    Gramercy, Mr. Schorsch, in his capacity as a holder of more than two-thirds of such units, had agreed to execute certain amendments to the AFR limited partnership agreement, including amendments to permit the transactions described above as required by Gramercy. The AFR Board also noted that these amendments would permanently eliminate the requirement that the consent described in the preceding sentence be obtained for transactions of this type, even if the mergers were not consummated.

        The foregoing discussion of the factors considered by the AFR Board is not intended to be exhaustive, but rather summarizes the material factors considered by the AFR Board. After considering the above factors, the AFR Board concluded that the positive factors relating to the merger agreement, the merger and the other transactions contemplated by the merger agreement outweighed the negative factors. In view of the wide variety of factors considered, the AFR Board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the AFR Board may have assigned different weights to various factors. The AFR Board considered all these factors as a whole, including discussions with its senior management and financial and legal advisors, and overall deemed the factors to be favorable to, and to support, its determination.

        For the reasons set forth above, the AFR Board unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of AFR and its shareholders, and unanimously approved and adopted the merger agreement. The AFR Board unanimously recommends that AFR shareholders vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Certain Effects of the Merger

        If the merger and the other transactions contemplated by the merger agreement are approved by AFR shareholders and other conditions to the closing of the mergers are either satisfied or waived, Merger Sub will be merged with and into AFR, with AFR being the surviving entity. See "The Merger Agreement" for a complete description of the merger agreement.

        At the effective time of the merger, AFR's shareholders will cease to have direct ownership interests in AFR and will instead become holders of Gramercy common stock. Therefore, current AFR shareholders will participate in future earnings or growth of AFR and benefit from any appreciation in the value of AFR only indirectly through their investment in Gramercy.

        AFR common shares are currently registered under the Exchange Act, and are listed on the NYSE under the symbol "AFR." As a result of the merger, AFR will be a privately held corporation, and there will be no public market for AFR common shares. After the merger, AFR common shares will cease to be listed on the NYSE. In addition, registration of the AFR common shares under the Exchange Act will be terminated. After the effective time of the merger, AFR will also no longer be required to file periodic reports with the SEC in respect of its common shares.

        At the effective time of the merger, the directors and officers of Merger Sub will be the trustees and officers of the surviving entity. At the effective time of the merger, the declaration of trust of the surviving entity will be amended and restated in the form agreed by Gramercy and AFR and the bylaws of AFR in effect immediately prior to the effective time will be the bylaws of the surviving entity.

Recommendation of AFR's Board of Trustees

        The AFR Board as a whole at a special meeting held on November 2, 2007, after due consideration, unanimously:

  •
  determined that it was advisable and in the best interests of AFR and its shareholders to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement; and

  •
  approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and directed that they be submitted to AFR shareholders for approval at a special meeting of AFR shareholders.

        AFR's board unanimously recommends that AFR shareholders vote "FOR" the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Gramercy's Reasons for the Merger

        The factors that the Gramercy board of directors considered in reaching its determination to approve the merger agreement were as follows:

  •
  the merger presents an opportunity to combine the existing platforms of AFR and Gramercy to create an integrated commercial real estate finance and operating company;

  •
  the merger creates a new growth platform for Gramercy to acquire from financial services companies real estate consisting of long-term credit net lease properties with high credit quality tenants, vacant bank branches and under-utilized office properties;

  •
  the merger provides Gramercy with scale and diversity by diversifying Gramercy's revenue and cash flow mix and improving the predictability and creditworthiness of Gramercy's net income stream;

  •
  the acquisition transforms Gramercy from a specialty finance company into a more than $7 billion diversified enterprise with complementary business lines consisting of commercial real estate finance and property investments;

  •
  the merger materially increases Gramercy's assets to approximately $7.2 billion which is expected to enhance Gramercy's access to capital and credit;

  •
  the merger will provide Gramercy the opportunity to leverage relationships with AFR's customer base of financial institutions, potentially providing Gramercy with an opportunity to grow its loan acquisition and sale and syndication businesses;

  •
  the merger may result in Gramercy being valued in the market at a higher price to earnings multiple than its current multiple since net lease companies are generally afforded higher earnings multiples than those received by specialty finance companies;

  •
  the merger is initially expected to be neutral to Gramercy's earnings per share;

  •
  the merger leverages Gramercy and SL Green's real estate and finance expertise; and

  •
  the belief of Gramercy's board of directors that the overall terms of the merger agreement are in the best interests of Gramercy and its stockholders.

        The Gramercy board of directors also considered certain potentially negative factors that could arise from the proposed merger. The material potentially negative factors considered were as follows:

  •
  the potential difficulties that Gramercy might experience integrating the AFR businesses into Gramercy's existing businesses;

  •
  the risk and costs to Gramercy if the merger does not close;

  •
  the risk that AFR shareholders might not approve the merger;

  •
  the risk associated with Gramercy receiving a substantial portion of its revenues from financial institutions, primarily Wachovia and Bank of America;

  •
  the risk that following the consummation of the merger AFR's assets will be more highly leveraged than they have been historically;

  •
  the risk attributable to the disparate location of AFR's properties and the risks and costs inherent in managing a portfolio of properties across a large geographical area;

  •
  the risk that certain of AFR's existing debt may not be assumable by Gramercy in the mergers, which would cause Gramercy to refinance those assets at increased cost;

  •
  the risk that various AFR tenants will opt out of all or a portion of their leased premises, in the near or long-term; and

  •
  the risk that the anticipated benefits of the merger might not be fully realized.

        The foregoing discussion addresses the material information and factors considered by Gramercy's board of directors in its consideration of the merger. In view of the variety of factors and the amount of information considered, Gramercy's board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. The recommendation of Gramercy's board of directors was made after consideration of all the factors as a whole. In addition, individual members of Gramercy's board may have given different weights to different factors.

Recommendation of Board of Directors of Gramercy

        Gramercy's board of directors, at special meetings held on November 1, 2007 and November 2, 2007, after due consideration, unanimously:

  •
  determined that it was advisable, fair to and in the best interests of Gramercy and Gramercy's stockholders for Gramercy to enter into the merger agreement and consummate the mergers and the other transactions contemplated by the merger agreement;

  •
  approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement;

  •
  determined that it was advisable, fair to and in the best interests of Gramercy and Gramercy's stockholders for Gramercy to issue shares of Gramercy common stock in the mergers as contemplated by the merger agreement; and

  •
  approved the issuance of shares of Gramercy common stock in the mergers as contemplated by the merger agreement and directed that the issuance of shares of Gramercy common stock be submitted to Gramercy stockholders for approval.

        Gramercy's board unanimously recommends that Gramercy's stockholders vote "FOR" the proposal to approve the issuance of the shares of Gramercy common stock in the mergers as contemplated by the merger agreement.

Fairness Opinion Regarding Merger Consideration

        On November 2, 2007, Greenhill rendered its oral opinion, which was subsequently confirmed in writing, to the AFR Board that, as of November 2, 2007, and based upon and subject to the various considerations and assumptions described in the opinion, the merger consideration to be received by holders of AFR common shares (other than Gramercy and its affiliates) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Greenhill, dated November 2, 2007, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limits on the opinion and the review undertaken in connection with rendering the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of Greenhill's opinion that is set forth below is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion in its entirety.

        In connection with rendering the opinion described above, Greenhill, among other things:

  •
  reviewed a draft of the merger agreement and certain related documents;

  •
  reviewed certain publicly available financial statements of AFR and Gramercy;

  •
  reviewed certain other publicly available business and financial information relating to AFR and Gramercy that Greenhill deemed relevant;

  •
  reviewed certain information, including financial forecasts and other financial and operating data concerning AFR and Gramercy, prepared by the management of AFR and Gramercy, respectively;

  •
  discussed the past and present operations and financial condition and the prospects of AFR with senior executives of AFR;

  •
  reviewed the historical market prices and trading activity for AFR common shares and analyzed its implied valuation multiples;

  •
  compared the value of the merger consideration with that received in certain publicly available transactions that Greenhill deemed relevant;

  •
  compared the value of the merger consideration with the trading valuations of certain publicly traded companies that Greenhill deemed relevant;

  •
  compared the value of the merger consideration to the valuation derived by discounting future dividends and a terminal value of the business based on AFR's management's plans as presented to Greenhill and at discount rates that Greenhill deemed appropriate;

  •
  compared the value of the merger consideration to the valuation derived from the capitalization rates implied by AFR's current acquisition pipeline;

  •
  participated in discussions and negotiations among representatives of AFR and its legal advisors and representatives of Gramercy and its legal and financial advisors; and

  •
  performed such other analyses and considered such other factors as Greenhill deemed appropriate.

        Greenhill's written opinion is addressed to the AFR Board and is not a recommendation as to how holders of AFR common shares should vote with respect to the merger or any other matter. Greenhill's opinion does not address any terms or other aspects of the merger (other than the consideration to be received by holders of AFR common shares (other than Gramercy and its affiliates) to the extent expressly specified therein), including the form or structure of the mergers or the consideration payable to any other holders of securities, creditors or other constituencies of AFR. Greenhill was not requested by the AFR Board to address, nor does the opinion delivered by Greenhill in any manner address, the underlying business decision to proceed with or effect the mergers or the fairness, from a financial point of view, of the consideration to be received by holders of units of limited partnership interest in the AFR operating partnership pursuant to the merger agreement. Greenhill also did not express any opinion as to the prices at which Gramercy's common stock will trade at any future time.

        In giving its opinion, Greenhill assumed and relied upon, without independent verification, the accuracy and completeness of all information that was either publicly available or supplied or otherwise made available to it by representatives and management of AFR for the purposes of its opinion. Greenhill further relied upon the assurances of the representatives and management of AFR that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to financial forecasts, projections and other data furnished or otherwise provided to it, Greenhill assumed that they were reasonably prepared on a basis reflecting the best then currently available estimates and good faith judgments of the management of AFR as to those matters, and Greenhill relied on such financial forecasts, projections and data in arriving at its opinion. Greenhill expressed no opinion with respect to such financial forecasts, projections and data or the assumptions upon which they were based. In addition, Greenhill did not make any independent appraisal of the assets or liabilities of AFR, nor was it furnished with any such valuations or appraisals. Greenhill has assumed that the mergers will be consummated in accordance with the terms set forth in the final, executed merger agreement, the terms of which it has assumed are identical in all material respects to the draft merger agreement reviewed by Greenhill, without any waiver of any material terms or conditions set forth in the merger agreement. Greenhill has further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the mergers will be obtained without any effect on AFR or Gramercy in any way meaningful to its analysis. Greenhill's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it, as of November 2, 2007. It should be understood that subsequent developments may affect its opinion, but Greenhill does not have any obligation to update, revise or reaffirm its opinion.

        The following is a summary of the material financial and comparative analyses delivered by Greenhill to the AFR Board in connection with rendering its opinion described above. The summary set forth below does not purport to be a complete description of the analyses performed by Greenhill, nor does the order of analyses described represent relative importance or weight given to those analyses by Greenhill. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are not alone a complete description of Greenhill's financial analyses.

        Dividend Discount Analysis.    Greenhill performed a dividend discount analysis using AFR management's plan to transition AFR into a triple net lease/specialty finance business. AFR management's plan provided for the disposition of $1.7 billion in non-triple net lease assets during the course of 2008 and 2009 and by 2010 a remaining portfolio of predominantly triple net lease assets of approximately $1.2 billion to $1.3 billion. Greenhill calculated implied per share present values of AFR common shares by using projected dividend payments for the years 2008 through 2012 based on management's projection of a constant dividend payout per share of $0.48 and terminal value multiples ranging from 11.0x to 14.0x. The funds from operations, or FFO, multiple range selected for the terminal value multiple range was based on Greenhill's professional judgment, which included an analysis of the FFO trading multiples of other publicly traded comparable companies which Greenhill considered most relevant. The comparable companies selected are identified in the section below entitled "Comparable Public Companies Analysis." The projected dividend payments and the terminal values derived from this analysis were then discounted to an implied present value using discount rates ranging from 11.0% to 13.0%. Greenhill determined the discount rates based upon its judgment of the estimated cost of equity of AFR, which included consideration of the volatility of historical rates of return for publicly-traded real estate investment trusts. The results of this analysis are summarized below:

Net Present Value Per Share

Terminal Multiple of 2012 FFO	Equity Discount Rate
	11.00%	11.50%	12.00%	12.50%	13.00%
11.0x	$7.84	$7.68	$7.53	$7.39	$7.25
12.0x	$8.38	$8.22	$8.06	$7.90	$7.75
13.0x	$8.93	$8.75	$8.58	$8.41	$8.24
14.0x	$9.47	$9.28	$9.10	$8.92	$8.74

        Capitalization Rate Analysis.    Greenhill analyzed the implied capitalization rates (net operating income divided by sale price) of properties in AFR's acquisition pipeline based on data provided by AFR management as of October 12, 2007. AFR management believes these to be representative of the type of properties AFR currently owns. Based on the capitalization rates on the 31 properties in the acquisition pipeline, Greenhill calculated a range of 7.38% to 7.74% based on the 25th percentile and the 75thpercentile ("interquartile range") of the 31 capitalization rates. Greenhill applied the capitalization rate range of 7.38% to 7.74% to the adjusted 2007 expected net operating income of AFR provided by AFR management. The 2007 expected net operating income of $191 million was adjusted to exclude $4.9 million partial year net operating income from held for sale assets, $12 million of a rent credit from the Schwab leasehold asset ("Schwab") and $40.7 million of rent from the Dana portfolio of properties ("Dana"). The 2007 rent credit from Schwab will cease starting in 2008 and the $40.7 million rent from Dana will cease starting in 2011. Accordingly, the current rents from the Schwab and Dana assets were not believed to represent ongoing sustainable rent. Applying the capitalization rate interquartile range of 7.38% to 7.74% to the adjusted 2007 expected net operating income yielded an enterprise value range of $2,473 million to $2,592 million. From this result, Greenhill added the estimated proceeds provided by AFR management from properties held for sale of $226 million, added the estimated value of Dana of $350 million, added AFR's cash and cash equivalents balance of $285 million and subtracted AFR's total debt of $2,244 million. This yielded an implied equity value range of $1,091 million to $1,209 million. Dividing the implied equity value range of $1,091 million to $1,209 million by the fully diluted number of AFR shares outstanding of 130.7 million yielded an implied per share range for AFR common shares of $8.34 to $9.25.

        Merger Premiums Analysis.    Using publicly available information, Greenhill analyzed the premiums paid based on the offer price relative to the target's stock price on the day before the transaction announcement for a broad range of real estate and real estate investment trust precedent transactions. Greenhill analyzed premiums for both transactions in which the consideration was 100% cash and transactions in which the consideration was 100% stock. Based on 26 100% cash transactions, Greenhill calculated an interquartile premium range of 10.0% - 19.0%. Based on 51 100% stock transactions, Greenhill calculated an interquartile premium range of 2.6% - 19.0%. Greenhill then calculated a weighted range based on the relative portion of cash and stock in the merger consideration. Based on the 65.2% cash portion of the merger consideration, Greenhill multiplied the cash transaction interquartile premium range by 65.2% resulting in a range of 6.5% and 12.4%. Based on the 34.8% stock portion of the merger consideration, Greenhill multiplied the stock transaction interquartile range by 34.8% resulting in a range of 0.9% to 6.6%. Greenhill then added the weighted ranges resulting in a full premium range of 7.4% to 19.0%. Greenhill then applied the range of 7.4% to 19.0% to AFR's closing price of $6.45 on November 2, 2007 which yielded an implied per share range for AFR common shares of $6.93 - $7.68.

        Precedent Transactions Analysis.    Using publicly available information, Greenhill reviewed selected precedent transactions announced between September 2005 and October 2007 from triple net lease companies in the real estate investment trust industry. Specifically, Greenhill reviewed the following transactions:

Date Announced	Property Sector	Acquiror	Target
Mar-07	Retail	Macquarie & Kaupthing Bunadaranki	Spirit Finance
Oct-06	Restaurant	GE Capital Finance	Trustreet Properties
Oct-06	Govt. Office	Record Realty	Government Properties Trust
Sep-06	Prison	Geo Group	CentraCore Properties
Sep-05	Automotive	DRA Advisors LLC	Capital Automotive REIT

        For each of the selected precedent transactions, Greenhill analyzed the implied funds from operations multiple (transaction price per share divided by the target's FFO for the next fiscal year). The FFO multiples were 12.5x, 15.0x, 17.6x, 14.2x and 14.2x for the Spirit Finance/Macquarie & Kaupthing Bunadaranki transaction, the GE Capital Finance/Trustreet Properties transaction, the Record Realty/Government Properties transaction, the Geo Group/CentraCore transaction and the DRA Advisors LLC/Capital Automotive transaction, respectively. Greenhill did not use the July 2006 acquisition of Newkirk Realty by Lexington Corporate Properties in the analysis due to the fact that it was a 100% stock merger without a premium paid. The FFO multiples of Lexington Corporate Properties and Newkirk Realty at the time were 11.1x and 7.1x, respectively. Greenhill then used its professional judgment in applying a range of 12.5x - 15.0x to the Wall Street analysts' average estimate of 2008 FFO for AFR of $0.61, which yielded an implied per share range for AFR common shares of $7.63 - $9.15.

        Comparable Public Companies Analysis.    Greenhill also compared selected financial data for selected public companies in the net lease sector of real estate investment trusts. Specifically, Greenhill selected the following public REITs specializing in the net lease sector:

Company	Predominant Property Sector
Realty Income	Retail
Getty Realty	Gas Stations
National Retail Properties	Retail
Entertainment Properties	Theatres
WP Carey	Commercial
Lexington Corporate Properties	Commercial
CapLease	Commercial

        None of the companies utilized in the analysis, however, have portfolios of properties that were similar to the properties of AFR. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies, as well as the potential value of AFR.

        Using publicly available information, Greenhill reviewed the equity value of these selected public REITs (based on the closing price per share on November 2, 2007) with estimates for 2008 FFO for these REITs based on Wall Street analysts' average estimates. The 2008 FFO multiples (closing price per share divided by FFO per share) for Realty Income, Getty Realty, National Retail Properties, Entertainment Properties, WP Carey, Lexington Corporate Properties and CapLease were 14.5x, 12.5x, 12.1x, 11.5x, 11.7x, 10.4x, and 9.9x, respectively. Based on this data, Greenhill then used its professional judgment in applying a trading range of 11.0x – 14.5x 2008 FFO. Greenhill then applied the trading range to the Wall Street analysts' average estimate of 2008 FFO for AFR of $0.61, which yielded an implied per share range for AFR common shares of $6.71 – $8.85.

        The summary set forth above does not purport to be a complete description of the analyses performed by Greenhill, but simply describes, in summary form, the material analyses that Greenhill conducted in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Greenhill did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor, considered in isolation, supported or failed to support its opinion. Rather, Greenhill considered the totality of the factors and analyses performed in determining its opinion. Accordingly, Greenhill believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. Greenhill based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. Analyses based on forecasts or projections of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties or their advisors. Accordingly, Greenhill's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, Greenhill's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. In addition, no company or transaction used in Greenhill's analysis as a comparison is directly comparable to AFR or the contemplated transaction. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of AFR or Greenhill or any other person assumes responsibility if future results are materially different from those forecasts or projections.

        The merger consideration was determined through arm's length negotiations between AFR and Gramercy and was approved by the AFR Board. Greenhill provided advice to AFR during these negotiations. Greenhill did not, however, recommend any specific amount of consideration to AFR or the AFR Board or that any specific amount of consideration constituted the only appropriate consideration for the mergers. Greenhill was not requested by the AFR Board to address, nor does the opinion delivered by Greenhill in any manner address, the underlying business decision to proceed with or effect the mergers or the fairness, from a financial point of view, of the consideration to be received by holders of units of limited partnership interest in the AFR operating partnership pursuant to the merger agreement.

        The AFR Board selected Greenhill as AFR's financial advisor based on its qualifications and expertise in providing financial advice to acquirors, target companies and their respective boards of directors in merger and acquisition transactions. In March 2006, AFR retained Greenhill as financial advisor to the AFR Board and Greenhill was paid $250,000 for developing and advising AFR with respect to various strategic valuations and business alternatives. In August 2006, AFR retained Greenhill as repositioning advisor and Greenhill was paid $250,000 for assisting AFR in its evaluation of initiatives to restructure and reposition the company. Pursuant to an engagement letter dated May 17, 2006 and modified as of June 15, 2007, AFR retained Greenhill as financial advisor to the AFR Board in connection with the transactions contemplated by the merger agreement and, among other things, to render an opinion to the AFR Board as to the fairness, from a financial point of view, of the merger consideration to be received by holders of AFR common shares (other than Gramercy and its affiliates) pursuant to the merger agreement. AFR has agreed to pay Greenhill a fee in the amount of $8,500,000 for delivering its opinion to the AFR Board and for financial advisory services provided in connection with the transactions contemplated by the merger agreement, which fee will become payable upon consummation of the mergers. In addition, AFR has agreed to reimburse Greenhill for reasonable travel and other out-of-pocket expenses incurred by Greenhill in performing its services under the engagement, including all reasonable fees and disbursement of its legal counsel, and to indemnify Greenhill and its affiliates for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

        Greenhill's opinion was one of many factors considered by the AFR Board in evaluating the proposed transaction and should not be viewed as determinative of the views of the AFR Board with respect to the proposed transaction.

Certain AFR Projections

        Although AFR may periodically issue guidance concerning its financial performance, AFR as a matter of course does not publicly disclose detailed forecasts or internal projections as to its future revenues, earnings or financial condition. However, AFR provided to Gramercy and other potential buyers in connection with the due diligence for the merger, as well as to AFR's financial advisors, certain non-public financial forecasts that were prepared by management for internal planning purposes and not for public disclosure and that are subjective in many respects. We have included below a summary of these internal forecasts to give Gramercy stockholders and AFR shareholders access to certain non-public information that was furnished to third parties and/or was considered by AFR's financial advisors and by the AFR Board for purposes of evaluating the merger. Readers of this joint proxy statement/prospectus are cautioned not to rely on this information. See "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 37.

        In connection with the due diligence process for the merger, AFR provided Gramercy and other potential buyers financial information prepared by AFR management, which we refer to in this joint proxy statement/prospectus as the Initial Model. The Initial Model was prepared by management in the first half of calendar year 2007 (before, among other things, the worsening of credit market conditions). The Initial Model assumes that AFR would continue its business generally as then conducted and that

AFR would not take any extraordinary actions, such as dispositions of assets or properties or refinancing of indebtedness. A summary of the Initial Model is set forth below.

	2007	2008	2009	2010	2011
	($ in millions, except per share data)
FFO	43.0	67.3	72.6	88.2	85.9
FFO per share	0.33	0.51	0.55	0.67	0.65
AFFO	97.7	100.0	103.1	116.5	76.3
AFFO per share	0.74	0.76	0.78	0.88	0.58
Shares Outstanding (in thousands)	131,587	131,794	132,010	132,435	132,673

        Adjusted funds from operations, or AFFO, is a computation often made by REIT analysts and investors to measure a real estate company's cash-flow generated from operations and its ability to pay dividends. AFR calculates AFFO by subtracting from or adding to FFO as defined by NAREIT (i) non-real estate related depreciation and amortization, (ii) non-reimbursable recurring capital expenditures associated with the ongoing operation of real property after the second year of operation, (iii) tenant improvement allowances and leasing commissions associated with the re-leasing of previously occupied non-bank tenanted spaces, which was paid during the period, (iv) the effects of straight-lining of rents and fee income, (v) amortization of various deferred costs, (vi) deferred financing costs, (vii) non cash stock compensation, and (viii) economic gains to the extent they are equal to or less than current period transaction costs on assets sold and impairments taken on owned real estate. The SEC classifies AFFO as a non-GAAP measure.

        The following table presents AFR's reconciliation of net income (loss), the GAAP measure AFR believes to be the most directly comparable to AFFO.

	2007	2008	2009	2010	2011
Net income/(loss)	(79.4)	(56.3)	(51.1)	(35.7)	(38.0)
Gains on sale of properties	(7.4)	0.0	0.0	0.0	0.0
Minority interest	(0.7)	(0.8)	(0.7)	(0.5)	(0.5)
Depreciation and amortization	130.8	124.6	124.6	124.6	124.6
Amortization of fair market rental adjustment	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)

FFO	43.1	67.3	72.6	88.2	85.9

Economic gains	5.1	0.0	0.0	0.0	0.0
Non-real estate depreciation and amortization	5.6	4.5	4.5	4.5	4.5
Straightline rental income	33.3	20.0	20.0	20.0	(17.4)
Amortization of deferred compensation	9.3	9.0	7.5	7.1	4.4
Amortization of deferred costs	11.2	10.6	10.6	10.6	10.6
Straightline fee income	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)
Second cycle capital expenditures and tenant improvements	(8.9)	(10.5)	(11.2)	(13.0)	(10.8)

AFFO	97.8	100.0	103.1	116.5	76.3

        In mid-August 2007, AFR's management, at the request of the AFR Board, began development of a five-year business plan for AFR as part of management's on-going review of AFR's strategic alternatives, which plan is referred to in this joint proxy statement/prospectus as the Transition Plan. The primary objective of the Transition Plan was a simplification of AFR's business model by creating a triple net lease focused business with readily identifiable public market comparables, while addressing AFR's need to access capital to support AFR's long-term growth strategies. The Transition Plan takes into account the negative impact on future AFR cash flow resulting from the expiration of certain rent subsidies and the structure of certain lease payment terms and the possibility that AFR may need to refinance certain of its indebtedness in 2009, when holders of $450 million of AFR's 4.375% convertible notes may require AFR to redeem the notes. The Transition Plan contemplated that AFR disposes of $1.7 billion in non-triple net lease assets during the course of 2008 and 2009 and that by 2010, AFR has a remaining portfolio of predominantly triple net lease and full expense recovery assets of approximately $1.2 billion to $1.3 billion.

        In October 2007, AFR's management completed a financial forecast to reflect the Transition Plan, which forecast is referred to in this joint proxy statement/prospectus as the Transition Plan Model. The Transition Plan Model assumes that the dispositions contemplated by the Transition Plan are made, that the related mortgage debt underlying the disposed properties and the $450 million of AFR's 4.375% convertible notes are paid off in accordance with their terms, and that the current dividend payout is reset to match net cash flow from operations. The Transition Plan Model was provided by AFR to Greenhill in connection with its evaluation of the fairness of the merger consideration, but was not provided to Gramercy or any other potential buyer as neither Gramercy nor any other potential buyer indicated an interest in implementing the Transition Plan. A summary of the Transition Plan Model is set forth below.

	FY
	2008	2009	2010	2011	2012
	($ in millions, except per share data)
FFO	73.4	44.7	50.4	58.8	67.7
FFO per share	0.57	0.39	0.54	0.68	0.78
AFFO	98.4	75.2	52.8	58.3	67.2
AFFO per share	0.76	0.65	0.56	0.68	0.78
Net Real Estate Assets at Book	2,058	1,247	1,248	1,241	1,234
Shares Outstanding (in thousands)	129,189	114,903	93,474	86,332	86,332

        FFO is defined by the NAREIT as net income or loss, excluding gains or losses from sale of depreciable properties plus real estate depreciation and amortization, and after adjustments for unconsolidated partnership and joint ventures. AFR presents FFO because AFR considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization or real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental assets, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income. AFR computes FFO in accordance with the standards established by NAREIT. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of AFR's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO in a similar fashion, AFR's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

        FFO is defined as net income (loss) before minority interest in the AFR operating partnership (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, less any impairments of asset values at cost (unrealized loss), plus real estate related depreciation and amortization (excluding amortization of deferred costs) and after adjustments for unconsolidated partnerships and joint ventures.

        AFFO does not include GAAP gains (the difference between sale price and net book value (original purchase price less accumulated depreciation)) as a component of AFR's core earnings. AFR includes economic gains (the difference between sale price and original purchase price) realized during the reporting period solely to offset transaction costs incurred on assets sold and impairments taken within the same period.

        The following table presents AFR's reconciliation of net income (loss), the GAAP measure AFR believes to be the most directly comparable to FFO.

	2008	2009	2010	2011	2012
Net income/(loss)	(76.7)	210.1	(1.4)	3.5	9.0
Gains on sale of properties	31.4	(243.0)	(8.0)	(8.0)	(8.0)
Depreciation and amortization	118.9	77.9	60.0	63.5	67.0
Amortization of fair market rental adjustment	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)

FFO	73.4	44.8	50.4	58.8	67.8

Straightline rental income	17.7	25.1	(4.8)	(4.8)	(4.8)
Amortization of deferred compensation	7.3	7.5	7.1	4.4	4.4
Amortization of deferred costs	6.1	4.2	4.2	4.2	4.2
Second cycle capital expenditures and tenant improvements	(6.0)	(6.3)	(4.2)	(4.3)	(4.4)

AFFO	98.5	75.3	52.7	58.3	67.2

        While the internal forecasts set forth above were prepared in good faith by AFR's management, no assurance can be made regarding future events. The information in this section was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, published guidelines of the SEC regarding forward-looking statements, or U.S. GAAP. This information is not historical fact and should not be relied upon as being necessarily indicative of future results or that if the transaction with Gramercy is not completed that AFR would implement the Transition Plan, and readers of this document are cautioned not to place undue reliance on this information. The summary of this information is not being included in this joint proxy statement/prospectus to influence your decision whether to vote for the merger, but because these internal financial forecasts were provided by AFR to Gramercy and to other potential buyers, and/or to AFR's financial advisors.

        The estimates and assumptions underlying the internal forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, all of which are difficult to predict and many of which are beyond the control of AFR. Specifically, items or events which could have affected or may affect these internal forecasts include, without limitation, costs incurred by AFR in conjunction with its pursuit of its strategic alternative process and the merger, unanticipated property abandonment and impairment costs, costs resulting from unforeseen natural disasters, delays in property developments due to weather, unforeseen conditions, labor shortages, scheduling problems with contractors, subcontractors or suppliers and derivatives losses related to fluctuations in interest rates. These internal forecasts assume that AFR continues as a separate public company and would make independent decisions. The assumptions underlying these internal forecasts were based on such factors as historical trends and performance, industry expectations, and significant input from AFR's operations management. The internal forecasts also reflect assumptions as to certain business decisions that are subject to change. Accordingly, there can be no assurance that the forecasted results would be realized or that actual results would not differ materially from those presented in the prospective financial information. In the view of AFR's management, the information was prepared on a reasonable basis. However, this information is not fact and should not be relied upon by readers of this joint proxy statement/prospectus as being necessarily indicative of future results. See "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 37.

        The inclusion of these internal forecasts in this joint proxy statement/prospectus should not be regarded as an indication that any of AFR, Gramercy or their respective affiliates, advisors or representatives considered the internal forecasts to be predictive of actual future events, and the internal forecasts should not be relied upon as such. None of AFR, Gramercy or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from these internal forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile these internal financial forecasts to reflect circumstances existing after the date the internal forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the internal forecasts are shown to be in error. AFR does not intend to make publicly available any update or other revision to these internal financial forecasts. None of AFR or its affiliates, advisors, officers, directors, partners or representatives has made or makes any representation to any Gramercy stockholder, AFR shareholder or other person regarding its ultimate performance compared to the information contained in these internal forecasts or that forecasted results will be achieved. AFR has made no representation to Gramercy, in the merger agreement or otherwise, concerning these internal financial forecasts.

Accounting Treatment for the Merger

        The merger will be accounted for using the purchase method of accounting, with Gramercy treated as the acquiror. Under this method of accounting, AFR's assets and liabilities will be recorded by Gramercy at their respective fair values as of the closing date of the merger and added to those of Gramercy. Financial statements of Gramercy issued after the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of AFR prior to the merger. The results of operations of AFR will be included in the results of operations of Gramercy beginning on the effective date of the merger.

Regulatory Matters

        Neither Gramercy nor AFR is aware of any material U.S. federal or state regulatory approvals that must be obtained in connection with the mergers.

Delisting and Deregistration of AFR Common Shares; Listing of Gramercy Common Stock Issued in Connection with the Mergers

        AFR common shares are currently listed on the NYSE under the symbol "AFR." Upon completion of the merger, AFR common shares will be delisted from the NYSE and deregistered under the Exchange Act. It is a condition to the consummation of the mergers that the shares of Gramercy common stock to be issued in connection with the mergers be approved for listing on the NYSE, subject to official notice of issuance. Following the mergers, Gramercy expects that the shares of Gramercy common stock will continue to trade on the NYSE under the symbol "GKK."

Appraisal or Dissenters' Rights

        Neither Gramercy stockholders nor AFR shareholders are entitled to any appraisal or dissenters' rights under Maryland law as a result of the merger.

INTERESTS OF TRUSTEES AND EXECUTIVE OFFICERS OF AFR IN THE MERGER

        In considering the recommendation of the AFR Board that you vote to approve the merger and the transactions contemplated by the merger agreement, you should be aware that some of AFR's executive officers and trustees have interests in the merger and have arrangements that may be considered to be different from, or in addition to, those of AFR's shareholders generally. The AFR Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger and the transactions contemplated by the merger agreement and to recommend that you vote in favor of approving the merger and the transactions contemplated by the merger agreement.

Equity Compensation Awards

        In connection with the merger, all outstanding options to purchase AFR common shares, whether or not then vested or exercisable, will be cancelled and converted into the right to receive an amount, payable in the same proportion of cash and Gramercy common stock contemplated by the merger consideration, equal to the product of (1) the number of AFR common shares such holder could have purchased under such option had such option become fully vested prior to the effective time of the merger and had such holder exercised such option in full immediately prior to the effective time of the merger and (2) the excess, if any, of the merger consideration over the exercise price per share of such option, less any applicable withholding tax, in accordance with the terms of the merger agreement. The lowest exercise price for all options issued by AFR is $10.00.

        Immediately prior to the effective time of the merger, all restricted AFR common shares issued to AFR's executive officers and trustees pursuant to AFR's equity incentive plans that are not yet vested will become fully vested and any restrictions on such restricted AFR common share will terminate or lapse. At the effective time of the merger, all such AFR common shares will be automatically converted into the right to receive the merger consideration. This treatment of restricted shares issued to AFR's executive officers and trustees is consistent with the treatment of restricted shares issued to all AFR's employees.

        In 2007, AFR adopted a multi-year equity incentive plan designed to award its participants through the issuance of restricted AFR common shares based on the achievement of certain performance metrics on a cumulative basis during the three year performance period beginning on January 1, 2007 and ending on December 31, 2009. Immediately prior to the effective time of the merger, under the terms of this plan, each participant's potential award under this plan will be converted to AFR common shares as follows: (i) if a change of control occurs on or before March 31, 2008, up to 40% of the participant's maximum three year award, (ii) if a change of control occurs after March 31, 2008 and on or before December 31, 2008, up to 70% of the participant's maximum three year award and (iii) if a change of control occurs after December 31, 2008 and on or before December 31, 2009, up to 100% of the participant's maximum three year award. The determination of achievement of the performance metrics will be made by using the same formula as if the determination was done at the end of the performance period, based on (i) AFR's actual achievement of absolute shareholder return through the date of the change of control and (ii) an assumed "high/maximum" level of achievement for each of three strategic metrics. At the effective time of the merger, all such AFR common shares will be automatically converted into the right to receive the merger consideration.

Employment Agreements

        Each of Glenn Blumenthal, AFR's Executive Vice President and Chief Operating Officer, David J. Nettina, AFR's President and Chief Financial Officer, and Edward J. Matey, Jr., AFR's Executive Vice President and General Counsel, is party to an employment agreement with AFR. The employment agreements provide that if, during the period commencing six months prior to, and ending two years after, a change of control, such as the merger, the executive's employment is terminated by AFR for any reason other than for cause, death or permanent disability, the executive will be entitled to a severance payment equal to 2.5 times the sum of (1) the executive's average base salary for the calendar year in which the termination occurs and the two preceding calendar years, plus (2) the average annual cash incentive bonus received by him for the three full fiscal year periods immediately prior to his date of termination. During the severance period, the executives have the right to continue to participate in any healthcare plans in which the executive participated immediately prior to his termination. In addition, in the event that any of Messrs. Blumenthal, Nettina and Matey is subject to the so-called "golden parachute" excise tax, the executive will be entitled to an additional payment such that he will be placed in the same after-tax position as if no tax had been imposed. For a 12-month period after termination of an executive's employment for any reason other than termination by AFR, the executives under these employment agreements have agreed not to compete with AFR.

Indemnification

        The merger agreement provides that from and after the effective time of the merger, Gramercy and the surviving entity in the merger will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former trustee, partner, director or officer of AFR or its subsidiaries against any costs or expenses (including advancing reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to such persons to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or at the effective time of the merger (including the transactions contemplated by the merger agreement) in connection with such persons serving as an officer, trustee, partner, director or other fiduciary of AFR or its subsidiaries or of any entity if such service was at the request or for the benefit of AFR.

        The merger agreement also provides that all rights to indemnification or exculpation existing in favor of, and all limitations on the personal liability of, each present and former director, partner, trustee and officer of AFR and AFR's subsidiaries provided for in the respective organizational documents will survive the mergers and continue in full force and effect for a period of six years from the effective time of the merger and all other indemnification agreements and arrangements in effect as of the date of the merger agreement will remain in effect in accordance with their terms.

        Under the merger agreement, AFR is required to obtain and fully pay for a directors' and officers' liability insurance policy providing coverage for the current and former trustees and officers of AFR and each AFR subsidiary with a claims period of at least six years from the time the merger becomes effective from an insurance carrier with comparable credit rating as AFR's current insurance carrier of directors' and officers' liability insurance. The policy must have at least the same coverage and amounts containing terms and conditions no less favorable to the trustees and officers as the existing policy or policies of AFR and its subsidiaries; provided, that the maximum premium payable of such policy may not exceed a specified amount. If AFR is not able to obtain such insurance on such terms and from such a carrier, AFR will be entitled to obtain as much comparable coverage as possible for such amount.

THE MERGER AGREEMENT

        The summary of the terms of the merger agreement below and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A and which we incorporate by reference into this joint proxy statement/prospectus. We encourage you to read carefully the merger agreement in its entirety.

        The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about AFR, Gramercy or their respective subsidiaries and affiliates. The merger agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been intended not as statements of fact, but rather as a way of allocating risk among the parties.

The Mergers

        The merger agreement provides for the merger of Merger Sub with and into AFR. AFR will continue as the surviving entity in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, or Title 8, and the MGCL.

        In addition, under the merger agreement, Merger Sub OP will be merged with and into the AFR operating partnership, referred to as the partnership merger, with the AFR operating partnership continuing as the surviving partnership. A subsidiary of AFR will remain the general partner of the AFR operating partnership following the partnership merger.

        The closing of the merger and partnership merger, or the mergers, will occur as promptly as practicable, but in no event later than the fifth business day after all of the conditions set forth the merger agreement are satisfied or waived, or at such other time and place as agreed to by the parties. Gramercy and AFR have announced that they intend to consummate the mergers in the second half of March 2008.

        The merger of Merger Sub with and into AFR will become effective when the articles of merger executed and filed by Merger Sub and AFR is accepted for record by the State Department of Assessments and Taxation of the State of Maryland, referred to as SDAT, or a later time agreed upon by the parties and designated in the articles of merger in accordance with Title 8 and the MGCL as the effective time of the merger.

        The merger of Merger Sub OP with and into the AFR operating partnership will become effective when the certificate of merger executed and filed by Merger Sub OP and the AFR operating partnership is accepted for record by the Secretary of State of Delaware, referred to as DSOS, or a later time agreed upon by the parties and designated in the certificate of merger as the effective time of the partnership merger in accordance with Delaware Revised Uniform Limited Partnership Act, or the DRULPA. The partnership merger will occur on the closing date prior to the effective time of the merger.

The Merger Consideration and Effects of the Mergers

        As of the effective time of the merger, each issued and outstanding AFR common share (other than shares owned by AFR, any wholly owned subsidiary of AFR or by Merger Sub, which will be cancelled without payment) will automatically be converted into, and will be cancelled in exchange for, the right to receive (1) a number of shares of Gramercy common stock equal to 0.12096, referred to as the exchange ratio, and (2) an amount in cash equal to $5.50.

        The cash consideration payable pursuant to the merger to AFR shareholders will be increased by (i) $0.2419 per share, which represents the $2.00 per share Gramercy common stock special dividend declared on November 28, 2007 and payable on January 15, 2008 to Gramercy common stockholders of record on December 31, 2007 multiplied by the fixed exchange ratio of 0.12096 and (ii) an additional value payment, if any, up to a maximum of $0.25 per share in cash, equal to 50% of the excess of the net proceeds of the sale of certain AFR properties between November 2, 2007 and the closing of the merger over specified target levels on an aggregate basis. The sale process which may result in the additional value payment is subject to a number of risks and uncertainties and AFR shareholders should not assume that any such payment will be made. In addition, AFR shareholders will be entitled to receive any regular quarterly dividend declared and paid by Gramercy in respect of the first quarter of 2008 and a specified portion of any additional special dividend, if any, declared by Gramercy before closing.

        If AFR or Gramercy declares or pays any dividend or distribution (other than the regular quarterly cash dividends permitted under the merger agreement and certain other payments set forth in the merger agreement) including for the purpose of maintaining its status as a REIT or of eliminating any U.S. federal income or excise taxes otherwise payable, the cash consideration component of the merger consideration will be adjusted. In the event of a dividend or distribution by AFR, the cash consideration will be reduced by the per share amount of such dividend or distribution. In the event of such a dividend or distribution by Gramercy, the cash consideration will be increased by the product of the exchange ratio and the amount of such dividend or distribution.

The Partnership Merger Consideration and Effects of the Partnership Merger

        At the effective time of the merger, each unit of limited partnership interest in the AFR operating partnership, or an OP unit, issued and outstanding immediately prior to the effective time of the partnership merger (other than each OP unit owned by AFR or its subsidiaries, which will remain outstanding and unchanged as units of limited partnership interest in the surviving partnership of the partnership merger) will automatically be converted into the right to receive the applicable amount and type of merger consideration in respect of the number of AFR common shares issuable upon redemption of each such OP unit in accordance with the agreement of limited partnership of the AFR operating partnership, as if such OP units were redeemed for an equal number of AFR common shares immediately prior to the effective time of the partnership merger.

        The general partnership interest in the AFR operating partnership will be the only outstanding general partnership interest in the AFR operating partnership, as the surviving partnership.

Treatment of Share Options, Restricted Share and Other Equity Compensation Awards

        At least 30 days prior to the effective time of the merger, AFR will permit the holders of outstanding options to purchase AFR common shares, referred to as the AFR options, granted under AFR's equity compensation plans, referred to as the AFR share plans, whether or not such AFR options are then vested or exercisable, to exercise such AFR options to the extent determined by the holders, subject to the occurrence of the effective time of the merger. At the effective time of the merger, each AFR option, whether or not then vested or exercisable, will be cancelled and be of no further force and effect and converted into the right to receive, promptly following the effective time of the merger, an amount, payable in the proportion of shares of Gramercy common stock and cash contemplated by the merger consideration, equal to the product of (1) the number of AFR common shares purchasable under such AFR option had such AFR option been fully vested immediately prior to the effective time of the merger and such holder exercised such AFR option in full immediately prior to the effective time and (2) the excess, if any, of the merger consideration over the exercise price per share of such AFR option, less any applicable withholding tax.

        Immediately prior to the effective time of the merger, each outstanding restricted AFR common share, referred to as an AFR restricted share, will vest, the restrictions thereon will lapse, and each AFR restricted share will be converted into the right to receive the merger consideration, subject to any applicable withholding tax.

        Immediately prior to the effective time of the merger, the potential award of each participant under AFR's multi-year equity incentive plan, referred to as an Allocation under Multi-Year Plan, will be converted to AFR common shares at the level specified in such plan and the applicable award agreement for a change of control as defined in such plan and/or agreement, as applicable, and any restrictions on such shares will lapse. Immediately prior to the effective time of the merger, each share will be converted into the right to receive the merger consideration, subject to any applicable withholding tax. See "Interests of Trustees and Executive Officers of AFR in the Merger" on page 75.

        AFR will cause the AFR share plans to terminate as of the effective time of the merger and all awards issued under such AFR share plans to be terminated and the provisions of any other plan, program, arrangement or agreement providing for the issuance or grant of any other interest in respect of equity interests of AFR or of its subsidiaries to be of no further force and effect and to be deemed to be terminated as of the effective time of the merger so that no holder of AFR options, AFR restricted shares or any participation in any AFR share plan will have any right under such plan, program, arrangement or agreement to (1) acquire any securities of AFR, the surviving entity, or any of their subsidiaries or (2) receive any payment or benefit with respect to any award previously granted under the AFR share plans, except as described in this paragraph.

Direct Purchase of Assets and Transfer of AFR Property

        Gramercy may elect to purchase one or more of the properties owned by AFR or its subsidiaries, immediately prior to, and conditioned upon, the effective time of the merger at a purchase price to be determined by Gramercy either (1) for shares of Gramercy common stock, such purchase referred to as a stock acquisition, or (2) for cash pursuant to one or more separate agreements of sale of certain properties that provide that Gramercy has the right to execute and assign to an exchange facilitator, qualified intermediary, exchange accommodation titleholder or similar entity its interest therein to facilitate a like-kind exchange of such properties in a transaction or transactions which are intended to qualify for treatment by Gramercy as a tax-deferred like-kind exchange pursuant to the provisions of Section 1031 of the Code, such purchase referred to as a 1031 Exchange. The aggregate of the cash purchase price for the properties and the cash proceeds from the sale of certain other properties designated as the deeded properties described below may not exceed the aggregate cash consideration component of the merger consideration. In addition, the aggregate of the purchase price for the properties paid in shares of Gramercy common stock may not exceed the aggregate stock consideration component of the merger consideration. If Gramercy elects to acquire one or more properties prior to the effective time of the merger, AFR has agreed that it or the applicable AFR subsidiary will reasonably cooperate in effectuating the stock acquisition or 1031 exchange of the properties and in implementing any assignment and execution of any documentation, and AFR or its applicable subsidiary will sell the properties directly to Gramercy (or its assignees) immediately prior to, and conditioned upon, the effective time of the merger.

        In addition to the marketing of assets right described below, AFR has agreed that it or its applicable subsidiary will transfer immediately prior to, and conditioned upon, the effective time of the merger, by deed or by transfer of ownership interests in an entity that directly or indirectly owns one or more of the properties owned by AFR or its subsidiaries, referred to as the deeded properties, one or more of the properties owned by AFR or its subsidiaries, as directed by Gramercy. Any transfer taxes, recording fees and other costs incurred by AFR or its applicable subsidiary in connection with such transfer of a deeded property will be the responsibility of Gramercy.

        AFR's or its applicable subsidiary's obligation to take any action in connection with the sale or transfer of AFR properties to Gramercy or its affiliates or as otherwise directed by Gramercy is subject to the condition that all of the conditions to the closing of the mergers have been satisfied or waived (other than those conditions which may only be satisfied or waived at the effective time of the merger, but subject to the satisfaction or waiver of such conditions) and Gramercy must irrevocably commit in writing to consummate the closing of the mergers on the date the actions in connection with the sales or transfers are required. In addition, in no event will AFR or the applicable AFR subsidiary be obligated to take any action in violation of law, that would be reasonably expected to result in any entity failing to be solvent or that would cause a breach of any indenture, organizational document or other contract or agreement, or that could reasonably be expected to cause AFR to fail to qualify as a REIT. Finally, Gramercy may not take or direct AFR to take any such action if such purchase of any AFR property would reasonably be expected to result in adverse tax consequences to the holders of AFR common shares or OP units. Gramercy must notify AFR of any such purchase or transfer and identify the related property and, in the case of a transfer, the transferee, no later than five business days prior to the effective time of the merger.

        Any cash or shares of Gramercy common stock received in connection with the sale or transfer of any AFR property will be distributed by the AFR operating partnership to its partners and by AFR to its shareholders immediately prior to, and conditioned upon, the effective time of the merger. If any properties of AFR or its subsidiaries are acquired by Gramercy (or its assignees) or if any of the deeded properties are acquired for cash or, in the case of purchases by Gramercy, if applicable, for shares of Gramercy common stock, then the aggregate cash consideration component of the merger consideration or the aggregate stock consideration component of the merger consideration, as applicable, will be reduced ratably by the aggregate amount distributed by the AFR operating partnership to its partners and by AFR to its shareholders. The provisions described in this section will not reduce the merger consideration or the amounts to be paid to holders of AFR common shares, OP units, AFR options, AFR restricted shares or Allocation under Multi-Year Plan, except to the extent holders of AFR common shares, OP units, AFR options, AFR restricted shares or Allocation under Multi-Year Plan actually receives a distribution pursuant to such provisions.

Marketing of Assets

        The parties have agreed and acknowledged that Gramercy and its affiliates will be permitted to market, solicit and cause the sale of one or more specified properties or other specified assets of AFR or any of its subsidiaries between November 2, 2007 and the closing date of the mergers, which sales will be consummated, at the election of Gramercy, immediately prior to (and conditioned upon the mergers) or simultaneously with the mergers, conditioned on (1) Gramercy causing any potential buyers in connection with such asset sales to enter into a confidentiality agreement reasonably acceptable to AFR, (2) AFR or any of its subsidiaries not being obligated to take any action that could reasonably be expected to cause AFR to fail to qualify as a REIT and (3) any such marketing or solicitation being (a) reasonably acceptable to AFR, (b) implemented in a manner that does not disrupt the operations of AFR or any of its subsidiaries and (c) paid for at Gramercy's sole cost and expense and that the sales price of any such property of AFR being sold in an asset sale shall be at or above the then fair market value for such property. In addition, sales of certain identified AFR properties arranged by Gramercy may be consummated at the election of Gramercy prior to the mergers if the sale of the certain identified properties is for cash consideration at a price equal to or above certain specified amounts and if the sale is otherwise on customary commercial terms.

Payment Procedures

        On or prior to the effective time of the merger, Gramercy will deposit with the exchange agent (1) certificates representing the number of shares of Gramercy common stock sufficient to deliver the aggregate stock consideration component of the merger consideration, (2) any amounts or securities payable in respect of the payment of consideration in connection with the direct purchase or transfer of AFR properties, referred to as the property payments, and (3) immediately available funds equal to the aggregate cash consideration component of the merger consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares) or cash or other consideration payable in respect of dividends or distributions on shares of Gramercy common stock.

        Promptly after the effective time of the merger and, in any event, not later than the second business day following the closing date of the mergers, Gramercy will cause the exchange agent to mail to each holder of record of a certificate representing AFR common shares or each holder of OP units registered on the transfer books of the AFR operating partnership, whose shares or OP units, as applicable, were converted into the right to receive the applicable merger consideration, any cash in lieu of fractional shares of Gramercy common stock, any property payments and any dividends or distributions on shares of Gramercy common stock: (1) a letter of transmittal and (2) instructions for use. The exchange agent or such other agent or agents reasonably satisfactory to AFR as may be appointed by Gramercy, will pay those who surrender their certificates, together with a duly executed and completed letter of transmittal, in the case of AFR shareholders, or a duly executed and completed OP unit letter of transmittal, in the case of holders of OP units, and any other documents as may reasonably be required (a) a certificate representing that number of whole shares of Gramercy common stock, (b) a check in the amount (after giving effect to any required tax withholdings) equal to the cash consideration component of the merger consideration that such holder is entitled to receive plus any cash such holder is entitled to receive in lieu of fractional shares of Gramercy common stock and any cash dividends or distributions on shares of Gramercy common stock and (c) without duplication, any property payments. No interest will be paid or accrue on any cash payable upon surrender of any certificate or letter of transmittal, as applicable.

        None of the purchaser parties, the surviving entity, the surviving partnership, AFR, the AFR operating partnership or the exchange agent, or any employee, officer, director, trustee, partner, agent or affiliate thereof, will be liable to any person in respect of the merger consideration and the property payments delivered to a public official or governmental entity pursuant to any applicable abandoned property, escheat or similar law.

Appraisal Rights

        Under Maryland law, because AFR common shares were listed on the NYSE on the record date for determining those shareholders entitled to notice of, and vote at, the special meeting and pursuant to AFR's declaration of trust, appraisal rights are not available to holders of AFR common shares in connection with the merger.

Fractional Shares

        No fractional shares of Gramercy common stock will be issued upon the surrender for exchange of AFR common shares or OP units. For each fractional share that would otherwise be issued, Gramercy will pay cash, without interest, in an amount equal to such fractional part of a share of Gramercy common stock multiplied by the average, rounded to the nearest one ten thousandth, of the per share closing sales prices of Gramercy common stock on the NYSE Composite Transaction Reporting System during the ten consecutive trading days ending two days prior to the effective time of the merger.

Declaration of Trust and Bylaws

        At the effective time of the merger, the declaration of trust of the surviving entity will be amended and restated in the form agreed by the parties to the merger agreement, subject to Gramercy's obligations under the merger agreement with respect to officers' and directors' indemnification after the effective time of the merger. The bylaws of AFR in effect immediately prior to the effective time will be the bylaws of the surviving entity.

Representations and Warranties

        AFR and the AFR operating partnership have made certain customary representations and warranties to the purchaser parties subject in certain cases to exceptions disclosed in certain portions of AFR's Form 10-K for the fiscal year ended December 31, 2006 or of any AFR report, schedule, form, statement and other document required to be filed with the SEC filed or furnished since March 1, 2007 and prior to the date of the merger agreement or as set forth in the disclosure schedules delivered at or prior to the execution of the merger agreement to the purchaser parties and subject to qualifications for materiality set forth in the merger agreement. None of these representations and warranties will survive the effective time of the merger. These representations and warranties include, but are not limited to, the following:

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  the due organization, valid existence, good standing, qualification and authority of AFR and its subsidiaries;

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  AFR's and the AFR operating partnership's authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement, the enforceability of the merger agreement against AFR and the AFR operating partnership and the inapplicability of state anti-takeover statutes;

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  the capital structure of AFR and the AFR operating partnership;

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  the due authorization, valid issuance, full payment and non-assessability of the equity interests of AFR's subsidiaries and the ownership of AFR's subsidiaries and joint ventures;

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  the absence of direct or indirect ownership by AFR or its subsidiaries of any interest or investment in any other person;

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  the absence of filing requirements, conflicts, consents, notices, breaches, defaults, triggering of payments, creation of liens or other encumbrances under any organizational documents of AFR or its subsidiaries or certain types of agreements to which AFR or its subsidiaries is a party, or violation of laws as a result of the transactions contemplated by the merger agreement;

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  AFR's compliance with the rules and regulations of the SEC and its reporting requirements;

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  the absence of undisclosed liabilities;

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  the implementation and maintenance of adequate disclosure controls as procedures as required by the Exchange Act and the absence of any material weaknesses in design or operation of internal control over financial reporting;

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  the absence of certain litigation;

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  the absence of judgments or injunctions that would prohibit the consummation of the mergers;

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  the compliance with applicable laws by AFR and its subsidiaries;

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  the absence of certain changes or events since December 31, 2006;

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  tax matters, including REIT qualification matters;

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  property interests, title and encumbrances, absence of violations of applicable law, absence of condemnation or rezoning proceedings, normal conduct of retail banking operations by certain tenants, ground leases and management agreements;

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  the conduct of business by and possession of necessary permits by AFR and subsidiaries in compliance with applicable environmental laws, absence of transport or disposal of hazardous materials, absence of environmental claims and other environmental matters;

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  AFR's appropriate funding of pension and employee benefit plans, compliance with applicable regulations and other pension and benefits matters;

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  labor and employment matters;

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  broker's and finder's fees;

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  receipt by the AFR Board of the opinion of Greenhill as to the fairness of the merger consideration;

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  the required approvals for the mergers;

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  matters with respect to AFR's material contracts;

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  insurance matters;

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  intellectual property matters;

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  the inapplicability of the Investment Company Act; and

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  the absence of transactions with affiliates that would be required to be reported to the SEC.

        Gramercy and the purchaser parties have made certain customary representations and warranties to AFR subject in certain cases to exceptions disclosed in certain portions of Gramercy's Form 10-K for the fiscal year ended December 31, 2006 or of any Gramercy report, schedule, form, statement and other document required to be filed with the SEC filed or furnished since February 28, 2007 and prior to the date of the merger agreement or as set forth in the disclosure schedules delivered at or prior to the execution of the merger agreement to AFR and subject to qualifications for materiality set forth in the merger agreement. None of these representations and warranties will survive the effective time of the merger. These representations and warranties include, but are not limited to, the following:

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  the due organization, valid existence, good standing, qualification and authority of the purchaser parties;

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  the authority of each of the purchaser parties to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of the purchase parties;

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  the capital structure of Gramercy and the Gramercy operating partnership and due authorization, valid issuance, full payment, non-assessability and absence of preemptive rights or other similar rights of the shares Gramercy common stock to be issued in the mergers;

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  the due authorization, valid issuance, full payment and non-assessability of the equity interests of Gramercy's subsidiaries and the ownership of Gramercy's subsidiaries;

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  the absence of direct or indirect ownership by Gramercy or its subsidiaries of any interest or investment in any other person;

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  the absence of filing requirements, conflicts, consents, notices, breaches, defaults, triggering of payments, creation of liens or other encumbrances under any organizational documents of Gramercy or its subsidiaries or the terms of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any of the purchasers parties is a party, or violation of laws as a result of the transactions contemplated by the merger agreement;

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  Gramercy's compliance with the rules and regulations of the SEC and its reporting requirements;

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  the absence of undisclosed liabilities;

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  the implementation and maintenance of adequate disclosure controls as procedures as required by the Exchange Act and the absence of any material weaknesses in design or operation of internal control over financial reporting;

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  the absence of certain litigation;

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  the absence of judgments or injunctions that would prohibit the consummation of the mergers;

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  the compliance with applicable laws by Gramercy and its subsidiaries;

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  the absence of certain changes or events since December 31, 2006;

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  tax matters, including REIT qualification matters;

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  broker's and finder's fees;

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  the required approvals for the issuance of shares of Gramercy common stock in the mergers;

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  the accuracy of information provided by the purchaser parties for use in this joint proxy statement/prospectus;

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  the absence of transactions with affiliates that would be required to be reported to the SEC;

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  the availability of financing; and

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  solvency of the entity surviving the merger.

Covenants Regarding Conduct of Business by AFR Pending the Merger

        During the period from November 2, 2007 to the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, subject to certain exceptions or to the extent that Gramercy otherwise consents in writing, AFR and the AFR operating partnership will, and will cause each its subsidiaries to, (1) carry on their respective businesses in the usual, regular and ordinary course consistent with past practice, and (2) to the extent consistent with the foregoing clause (1) use their reasonable best efforts to preserve intact their present business organizations, goodwill, keep available the services of their present officers and employees, preserve their ongoing businesses and relationships with third parties, including customers, suppliers, lenders and others having business dealings with them, and to maintain the status of AFR and each applicable subsidiary of AFR as a REIT within the meaning of Section 856 of the Code. Without limiting the generality of the foregoing, subject to certain exceptions, AFR, the AFR operating partnership and AFR's subsidiaries have agreed not to (except to the extent that Gramercy otherwise consents in writing, which consent will not be unreasonably withheld or delayed):

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  split, combine or reclassify any equity securities or other interests of AFR or any subsidiary of AFR or partnership interests of the AFR operating partnership or issue or authorize for issuance any securities in respect of, in lieu of or in substitution for such securities, other interests or partnership interests;

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  declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, or property or any combination thereof) in respect of any equity securities of AFR or any subsidiary of AFR or partnership interests of the AFR operating partnership, except for (1) the regular, cash dividend at a rate not in excess of $0.19 per AFR common share, provided, that AFR may not declare, set aside or pay its regular, cash dividend in respect of any fiscal quarter after the fourth fiscal quarter of 2007, it being agreed that AFR may pay in 2008 the cash dividend in respect of the fourth fiscal quarter of 2007, (2) corresponding distributions payable to holders of the OP units, (3) dividends or distributions, declared, set aside or paid by any wholly-owned subsidiary of AFR to AFR or any subsidiary of AFR that is, directly or indirectly, wholly-owned by AFR, and (4) any dividends or distributions to the extent required to maintain AFR's status as a REIT or to eliminate any U.S. federal income taxes or excise taxes otherwise payable;

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  classify or re-classify any unissued AFR common shares, shares of stock, units, interests, any other voting or redeemable securities (including OP units or other partnership interests) or stock-based performance units of AFR or any subsidiary of AFR;

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  authorize for issuance, issue, deliver, sell, grant or agree or commit to issue, deliver, sell or grant (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of, capital stock (or similar interest) of any class or any other securities or units, interests, equity equivalents, any other voting or redeemable securities (including, without limitation, share appreciation rights, "phantom" stock plans, stock based performance units or stock equivalents) or any securities convertible into any such shares, securities, units, interests, equity equivalents, voting securities or convertible or redeemable securities;

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  repurchase, redeem or otherwise acquire (including, without limitation, pursuant to AFR's share repurchase program previously authorized by the AFR Board) any AFR common shares or capital stock, other securities, units, interests, equity equivalents (including, without limitation, share appreciation rights, "phantom" stock plans or stock equivalents) or partnership interests of AFR or any of its subsidiaries or partnership interests, stock, other equity interests or securities of any subsidiary of AFR or any options, warrants or rights to acquire, or security convertible into, AFR common shares, except the acquisition of AFR common shares in satisfaction of (1) the exercise price of AFR share options or (2) withholding obligations under the exercise of AFR share options;

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  amend or waive any option to acquire AFR common shares;

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  except as necessary to run AFR's business on a normal basis, purchase, acquire, sell, mortgage, encumber, subject to lien (in the case of an involuntary lien, fail to take commercially reasonable action within 45 days of the notice of creation thereof to attempt to have such lien removed), transfer or dispose of any assets of AFR or any of its subsidiaries (whether by asset acquisition, stock acquisition or otherwise), or pledge or otherwise encumber shares of capital stock or securities in AFR or any subsidiary of AFR, except pursuant to obligations under any formulated price contracts in effect as of November 2, 2007, provided that, to the extent a formulated price contract requires an appraisal in respect of any asset to be purchased, AFR shall consult with Gramercy and keep Gramercy reasonably updated with respect to such appraisal process;

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  (1) enter into any lease of real property that would qualify as a "major lease" as defined in the merger agreement, (2) enter into any lease of real property that would not qualify as a major lease without prior consultation with Gramercy, (3) amend, modify, terminate or renew any major lease or (4) amend, modify, terminate or renew any lease (other than a major lease) without prior consultation with Gramercy, other than amendments, modifications, terminations, or renewals of existing leases of AFR or its subsidiaries (other than major leases) that are made in the ordinary course of business on arms' length, market terms and other than any amendments, modifications, terminations or renewals of existing leases of AFR or its subsidiaries (other than major leases) that are required by the terms of such existing leases of AFR or its subsidiaries;

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  incur indebtedness, except for draws under AFR's existing line of credit for purposes of (1) funding expenditures pursuant to AFR's capital budget and other permitted expenditures, (2) funding other transactions permitted by the merger agreement and (3) working capital purposes in the ordinary course (including to the extent necessary to pay permitted dividends, for purposes of making payments to holders of any indebtedness and to pay any transaction expenses incurred in connection with the mergers or the transactions contemplated by the merger agreement);

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  assume or guarantee the indebtedness of another person other than AFR's wholly-owned subsidiaries, enter into any "keep well" or other agreement to maintain any financial statement condition of another person other than AFR's wholly-owned subsidiaries or enter into any arrangement having the economic effect of any of the foregoing;

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  prepay, refinance or amend any existing indebtedness other than refinancings of existing indebtedness at maturity on customary commercial terms, other than repayments in the ordinary course of business of AFR's existing line of credit and prepayments and defeasance of indebtedness in connection with permitted sales or other dispositions of assets;

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  make any loans, advances, capital contributions or investments in any other person (other than to wholly owned subsidiaries of AFR);

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  other than in connection with the incurrence of permitted indebtedness, pledge or otherwise encumber shares of capital stock or securities in AFR or any subsidiary of AFR;

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  (1) fail to maintain its books and records in all material respects in accordance with GAAP consistently applied, (2) change any of its methods, principles or practices of financial accounting in effect, other than as required by GAAP, (3) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, other than settlements or compromises (a) relating to real property taxes or sales taxes in an amount not to exceed $5,000,000, individually or in the aggregate, or (b) that do not result in a tax liability of AFR or any subsidiary of AFR that materially exceeds the amount reserved, in accordance with GAAP, with respect to such claim, action, or other proceeding, or (4) revalue in any material respect any of its assets, including writing-off accounts receivable, except, in each of the foregoing cases, as may be required by the SEC, applicable law or GAAP (in which case, AFR shall promptly inform Gramercy of such changes);

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  except as required by applicable law or any AFR employee program, amend, modify, alter or terminate any existing AFR employee program or adopt any new employee benefit plan, incentive plan, severance plan or agreement, bonus plan, compensation, special remuneration, retirement, health, life, disability, stock option or other plan, program, agreement or arrangement that would be an employee program if it had been in existence on the date of the merger agreement (other than the renewal or continuation of any existing employee program that is expiring in accordance with its terms on terms that are substantially similar to such existing AFR employee program);

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  except as required by applicable law or any AFR employee program, grant any new AFR share options, restricted shares, warrants or any other equity-based awards (including any OP units and other partnership units) or materially increase the compensation, bonus or fringe or other benefits of, or pay any discretionary bonus of any kind or amount whatsoever to, any current or former director, officer, employee or consultant;

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  except as required by applicable law or any AFR employee program or in connection with certain applicable severance policies, grant or pay any severance, change of control or termination pay or termination benefits to, or increase in any material manner the severance, change of control or termination pay or termination benefits of, any current or former director, officer, employee or consultant of AFR or any subsidiary of AFR;

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  except as required by applicable law or any AFR employee program, grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control or termination pay or termination benefits or enter into or otherwise amend or alter any employment, loan, retention, consulting, indemnification, termination, change of control, severance, incentive plan, equity award or similar agreement or arrangement with any employee covered by an employee program;

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  except as required by applicable law or any AFR employee program, establish, pay, agree to grant or increase any stay bonus, retention bonus or any similar benefit under any plan, agreement, award or arrangement;

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  hire new employees, except for replacement hires below the level of "senior vice president", or enter into any new employment agreement with any permitted new hire, or grant any severance, change of control or termination pay or termination benefits to any permitted new hire other than severance and retention arrangements in an aggregate amount not to exceed $100,000;

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  except to the extent required to comply with its obligations under the merger agreement or with applicable law, amend AFR's declaration of trust, bylaws, articles of incorporation or bylaws, limited partnership or limited liability company agreements, or similar organizational or governance documents of such entity;

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  merge, consolidate or enter into any other business combination with any other person, acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity or purchase any equity interest in or all or substantially all of the assets of, any person or any division or business thereof;

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  waive, release, assign, settle or compromise any pending or threatened litigation, action or claim, including any stockholder derivative or class action claims other than settlements or compromises for litigation providing solely for the payment of money damages where the amount paid (after reduction by any insurance proceeds actually received or appropriate credits are applied from self-insurance reserves), in settlement or compromise, does not exceed certain applicable amounts, which settlement or compromise provides for a complete release of AFR and each applicable subsidiary of AFR for all claims and which do not provide for any admission of liability by AFR or any subsidiary of AFR;

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  amend any term of any outstanding security of AFR or any subsidiary of AFR;

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  except as otherwise permitted pursuant to the merger agreement and other than in the ordinary course of business, amend, terminate or waive compliance with the terms of or breaches under, or assign any material rights or claims under, any material term of certain types material contracts or enter into a new contract, agreement or arrangement that constitutes a service contract with a term of over 12 months or that, if entered into prior to the date of the merger agreement would have been a certain type of material contract;

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  except as required by law or in the ordinary course of business, make, rescind, revoke or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended tax return (in each case, except to the extent necessary or appropriate (1) to preserve the status of AFR as a REIT, or (2) to qualify or preserve the status of any subsidiary of AFR as a partnership, "qualified REIT subsidiary" or "taxable REIT subsidiary" for U.S. federal income tax purposes) if such action would have an adverse effect on any of the purchaser parties that is material;

  •
  modify, amend or change any existing tax protection agreement in a manner that would adversely affect AFR, any subsidiary of AFR, the surviving entity in the merger, Gramercy or any subsidiary of Gramercy, or enter into any new tax protection agreement;

  •
  make, undertake or enter into any new commitments obligating AFR or any subsidiary of AFR to make, capital expenditures; provided, however, AFR or any subsidiary of AFR may make capital expenditures pursuant to the terms of contracts which have been executed prior to the date of the merger agreement and in connection with amounts payable in respect of existing or future tenant improvements, lease commissions, obligations under leases and maintenance, repairs and amounts required as a result of extraordinary events or emergencies and up to 110% of the total amounts set forth as capital expenditures or development costs in AFR's capital budget;

  •
  deliver a response to any buy/sell or other similar notices in respect of the joint venture assets of AFR without first obtaining Gramercy's input and consent in respect of such response;

  •
  except as otherwise permitted under the terms of the merger agreement, authorize, recommend, propose, adopt or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of AFR or any of AFR subsidiaries (other than the mergers);

  •
  fail to pay all premiums due and payable for material insurance policies and/or fail to keep material insurance policies in full force and effect;

  •
  fail to perform its obligations under any agreement relating to any outstanding indebtedness of AFR or any subsidiary of AFR such that any such failure would result in an event of default under any such agreement (in each case after giving effect to any applicable waivers); or

  •
  enter into an agreement or otherwise make a commitment to take any of the foregoing actions or take any action inconsistent with any of the foregoing.

Covenants Regarding Conduct of Business by Gramercy Pending the Merger

        During the period from the November 2, 2007 to the earlier of the effective time of the merger and the termination of the merger agreement in accordance with its terms, subject to certain exceptions or to the extent that AFR otherwise consents in writing, Gramercy will, and will cause each of its subsidiaries to, (1) carry on their respective businesses in the usual, regular and ordinary course consistent with good business judgment, (2) use their commercially reasonable efforts to preserve intact their present business organizations, goodwill, ongoing businesses and relationships with third parties, and (3) maintain the status of Gramercy as a REIT within the meaning of Section 856 of the Code. Without limiting the generality of the foregoing, subject to certain exceptions, Gramercy and its subsidiaries have agreed not to (except to the extent that AFR otherwise consents in writing, which consent shall not be unreasonably withheld or delayed):

  •
  split, combine or reclassify any equity securities or other interests of Gramercy or any subsidiary of Gramercy or partnership interests of the Gramercy operating partnership or issue or authorize for issuance any securities in respect of, in lieu of or in substitution for such securities, other interests or partnership interests;

  •
  declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any equity securities of Gramercy or any subsidiary of Gramercy, except for (1) the regular, cash dividend at a rate not in excess of $0.63 per share of Gramercy common stock, subject to certain exceptions, (2) corresponding distributions payable to the holders of partnership units in the Gramercy operating partnership, (3) dividends or distributions declared, set aside or paid by any wholly-owned subsidiary of Gramercy to Gramercy or any subsidiary of Gramercy that is, directly or indirectly, wholly-owned by Gramercy, and (4) any dividends or distributions to the extent required to maintain Gramercy's status as a REIT or to eliminate any U.S. federal income taxes or excise taxes otherwise payable, provided, that any such dividends or distributions can be made by Gramercy at any time in its sole discretion in accordance with applicable law; provided further, that the record date for Gramercy's first dividend in 2008 shall not be prior to the effective time of the merger;

  •
  classify or re-classify any unissued Gramercy common stock, shares of stock, units, interests, any other voting or redeemable securities (including partnership interests) or stock-based performance units of Gramercy or any subsidiary of Gramercy;

  •
  authorize for issuance, issue, deliver, sell, grant or agree or commit to issue, deliver, sell or grant or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock (or similar interest) of any class or any other securities or units, interests, equity equivalents, any other voting or redeemable securities (including, without limitation, share appreciation rights, "phantom" stock plans, stock based performance units or stock equivalents), or any securities convertible into any such shares, securities, units, interests, equity equivalents, voting securities or convertible or redeemable securities;

  •
  repurchase, redeem or otherwise acquire any securities or equity equivalents (including, without limitation, share appreciation rights, "phantom" stock plans or stock equivalents) of Gramercy or any of the subsidiaries of Gramercy except the acquisition of shares of Gramercy common stock in satisfaction of the exercise price of Gramercy stock options or withholding obligations upon the exercise of a Gramercy stock option;

  •
  merge, consolidate or enter into any other business combination transaction with any person, acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity or purchase any controlling equity interest in, or all or substantially all of the assets of, any person that has a class of securities subject to the reporting obligations of the Exchange Act;

  •
  except to the extent required or advisable to comply with its obligations under the merger agreement or with applicable law, amend in any material respect the Gramercy charter or Gramercy bylaws, limited partnership or limited liability company agreements, or similar organizational or governance documents of Gramercy, other than as required in connection with the issuances of Gramercy capital stock (including preferred stock) in an underwritten cash offering;

  •
  subject to the terms of the merger agreement, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization (other than the mergers) of Gramercy or any of the subsidiaries of Gramercy;

  •
  amend in any respect any term of Gramercy common stock;

  •
  take any action or fail to take any action, which could reasonably be expected to cause Gramercy to fail to qualify as a REIT; or

  •
  enter into an agreement or otherwise make a commitment to take any of the foregoing actions.

Other Covenants

        The parties to the merger agreement have agreed to various other covenants in the merger agreement. Some of these covenants are mutual, while others have been made either only by AFR or Gramercy and its subsidiaries that are party to the merger agreement.

Reasonable Best Efforts

        The parties to the merger agreement have agreed to cooperate and use reasonable best efforts to timely and properly make all filings under the applicable SEC rules, the Exchange Act or any other federal, state or foreign laws relating to the mergers or as may be necessary to obtain the consent or approval of any governmental entity required in connection with the transactions contemplated hereby.

        The parties to the merger agreement have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions pursuant to the merger agreement and to consummate and make effective, as promptly as reasonably practicable, the mergers and the other transactions contemplated by the merger agreement.

Employees

        For the one year period immediately following the effective time of the merger, Gramercy and AFR, as the surviving entity in the merger, will provide each employee of AFR and its subsidiaries who remains employed by Gramercy, AFR, as the surviving entity in the merger, or the subsidiaries of

Gramercy after the effective time of the merger, referred to as a Covered Employee, compensation and employee benefits in the aggregate that are substantially similar to the compensation and employee benefits provided to such Covered Employee immediately before the effective time of the merger, excluding equity and equity based plans and awards of interests in the AFR operating partnership provided by AFR and its subsidiaries, as the case may be, to each Covered Employee immediately prior to the effective time of the merger. Following the effective time of the merger, the employment of the Covered Employees who are covered by a collective bargaining agreement will in all events be in accordance with the terms and conditions of such agreements. All service credited to each Covered Employee under the AFR employee programs by AFR through the effective time of the merger will be recognized by Gramercy and AFR, as the surviving entity in the merger, for all purposes, including for purposes of eligibility, vesting, benefit accruals (but excluding benefit accrual under any defined benefit pension plan) and level of benefits under any employee benefit plan provided by Gramercy and AFR, as the surviving entity in the merger.

        With respect to any welfare benefit plan established or maintained by Gramercy or AFR, as the surviving entity in the merger, for the benefit of Covered Employees and their eligible dependants, Gramercy and AFR, as the surviving entity in the merger, will waive any pre-existing condition exclusions, eligibility waiting periods, and evidence of insurability requirements (to the same extent such limitations, waiting periods, or evidence of insurability requirements would not have applied under the relevant AFR employee program) and provide that any covered expenses incurred on or before the effective time of the merger in respect of the current plan year by Covered Employees (or any covered dependent of such an employee) will be taken into account for purposes of satisfying applicable deductible, offset, coinsurance and maximum out-of-pocket provisions (or similar payment or limitations) after the effective time of the merger in respect of such current plan year. In addition, for the one year period following the effective time of the merger, Gramercy shall cause the surviving entity and each subsidiary of AFR to maintain in effect a designated severance plan applicable to employees of AFR without any amendment thereto that would be adverse to the participants.

No Solicitations

        From November 2, 2007, AFR, the AFR operating partnership and their subsidiaries must cease immediately and cause to be terminated any and all existing activities, discussions, solicitations or negotiations with any parties conducted prior to November 2, 2007 with respect to a competing proposal by or on behalf of AFR, the AFR operating partnership or any of their representatives.

        From November 2, 2007 until the effective time of the merger agreement, AFR and the AFR operating partnership may not, and may not authorize or permit any of its subsidiaries, or any of its or their officers, trustees, directors, partners, affiliates or employees or any investment banker, financial advisor, attorney, accountant, agent or other representative retained by AFR or its subsidiaries, directly or indirectly, to (1) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries, proposals or offers or any other efforts or attempts that constitute or reasonably may be expected to lead to, any competing proposal or (2) initiate or participate in any discussions or negotiations (other than to seek clarifications with respect to a competing proposal) regarding, or that reasonably may be expected to lead to, a competing proposal or approve or recommend, a competing proposal or enter into an acquisition agreement with respect to a competing proposal, or enter into agreements in principle requiring AFR or the AFR operating partnership to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement, breach its obligations under the merger agreement, or resolve, propose or agree to do any of the foregoing.

        "Competing proposal" means any proposal or offer for, whether in one transaction or a series of related transactions, any (1) merger, consolidation, share exchange, business combination or similar transaction involving AFR or the AFR operating partnership, (2) sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of AFR and its subsidiaries, (3) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding securities of AFR, (4) tender offer or exchange offer in which any person or "group" (as such term is defined under the Exchange Act) may acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding shares of any class of voting securities of AFR, (5) recapitalization, restructuring, liquidation, dissolution or other similar types of transaction with respect to AFR in which a third party may acquire beneficial ownership of 20% or more of the outstanding shares of any class of voting securities of AFR, or (6) transaction which is similar in form, substance or purpose to any of the foregoing transactions. The term "competing proposal" does not include the mergers or other transactions contemplated by the merger agreement.

        Notwithstanding other provisions of the merger agreement, at any time prior to the receipt of approval of the merger by AFR shareholders, if AFR receives a bona fide written competing proposal from a third party after November 2, 2007, AFR may furnish, or cause to be furnished, non-public information with respect to AFR and its subsidiaries to the person who made such competing proposal and its financing sources, and may participate in discussions and negotiations regarding such competing proposal so long as (1) prior to taking such action, AFR enters into a confidentiality agreement with the person who made the competing proposal that is substantially similar (except for the absence of standstill provisions) to the confidentiality agreement between AFR and Gramercy dated July 5, 2007, and (2) AFR's board of trustees determines in good faith, after consultation with its outside legal counsel and its independent financial advisors, that the competing proposal is, or is reasonably likely to lead to, a superior proposal.

        AFR and the AFR operating partnership must provide prompt (within 24 hours following receipt thereof) oral and written notice to Gramercy of the receipt of any competing proposal or any material modification or amendment to any competing proposal, a copy of any documents or agreements provided in contemplation of such competing proposal, and the identity of such person or entity making any such competing proposal. AFR and the AFR operating partnership must keep Gramercy reasonably informed on a current basis, to the extent reasonably practicable, but in any event as promptly as reasonably practicable, of the status and material details of any competing proposal.

        Under the merger agreement, neither the AFR Board nor any of its committees may (1) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in each case, in a manner adverse to Gramercy, the recommendations of AFR or any other transactions contemplated by the merger agreement, (2) approve, recommend or endorse, or propose publicly to approve, recommend or endorse, a competing proposal, or (3) authorize or permit AFR or any of its subsidiaries to enter into any agreement, arrangement or understanding contemplating, or that could reasonably be expected to lead to, a competing proposal.

        Notwithstanding these restrictions, at any time prior to receipt of AFR's shareholder approval, the AFR Board or any of its committee may (1) make an adverse recommendation change for reasons not related to the receipt of a competing proposal, if it is determined in good faith, after consultation with its independent financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the trustees' duties to AFR or its shareholders under applicable law or (2) in response to a bona fide written competing proposal made after November 2, 2007, take an action referred to above and terminate the merger agreement, if it is determined in good faith, after consultation with its independent financial advisors and outside legal counsel, that such competing proposal constitutes a superior proposal. Such actions may only be taken after the third business day following Gramercy's receipt of written notice from AFR that the AFR Board is prepared to take such action so long as at the end of such period, the AFR Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such competing proposal remains a superior proposal relative to the merger, as supplemented by any counterproposal.

        "Superior proposal" means a bona fide written competing proposal (on its most recently amended and modified terms, if amended and modified, and, for purposes of this definition, the term "competing proposal" shall have the meaning set forth above except that all references to "20%" in the definition of "competing proposal" set forth above will be replaced by "50%") made by a third party (which competing proposal was not solicited, initiated, encouraged or facilitated in violation of the merger agreement) that the AFR Board determines (after taking into account any amendments to the merger agreement entered into or which Gramercy irrevocably covenants to enter into) in its good faith judgment (after receiving the advice of its independent financial advisors and outside legal counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof) is superior from a financial point of view to the agreements contained in the merger agreement and which the AFR Board has determined in good faith (after receiving the advice of its independent financial advisors and outside legal counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal) is reasonably capable of being consummated without undue delay (taking into account the financeability of such proposal).

        Notwithstanding other provisions of the merger agreement, the AFR Board may at any time take and disclose to holders of AFR common shares a position contemplated by the applicable rules under the Exchange Act, may issue a stop, look and listen announcement and may make any disclosure required by the applicable rules under the Exchange Act or Regulation M-A. Neither AFR nor the AFR Board may be permitted to recommend a competing proposal that is not a superior proposal.

        Subject to certain exceptions, AFR may not take any action to exempt any person from restrictions on "control share acquisitions" contained in the Maryland Control Share Acquisitions Act, as amended (or any similar provisions of Title 8, or otherwise cause such restrictions not to apply).

Financing

        AFR has agreed to provide, and will cause its subsidiaries and representatives to provide, all reasonable cooperation in connection with the arrangement of the financing contemplated by the debt commitment letter entered into by Gramercy in connection with the mergers as may be reasonably requested by Gramercy.

        Gramercy has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to (1) maintain in effect its debt commitment letter in connection with the mergers and to satisfy the conditions to obtaining the financing set forth therein, and (2) enter into definitive financing agreements with respect to the financing as contemplated by the debt commitment letter, so that the financing agreements are in effect as promptly as practicable, and consummate the financings contemplated by the financing agreements at or prior to the closing.

Consents and Modifications

        AFR has agreed that it will, and will cause each of its subsidiaries to, fully cooperate with all reasonable requests by the purchaser parties in connection with obtaining all consents, approvals or amendments to, or other modifications of, any or all indebtedness and major leases of AFR or any of its subsidiaries that the purchaser parties may deem, in their sole discretion, advisable to obtain.

        In addition, AFR has granted consent, and shall cause each of its subsidiaries to grant consent to the purchaser parties, in coordination and consultation with AFR, to enter into discussions with the other parties to certain agreements for the purpose of obtaining consents or modifications to such agreements.

        The purchaser parties agree that (1) except for AFR's consent, no consent or modification to such agreements will be effective prior to the effective time of the merger agreement, (2) the purchaser parties will pay all reasonable out-of-pocket costs and expenses incurred by AFR or any of its subsidiaries in connection with obtaining the consents or modifications (however, with respect to major leases, the purchaser parties will only be required to pay AFR's out-of-pocket costs and expenses paid to counterparties), and (3) the purchaser parties will keep AFR informed on a current basis to the extent reasonably practicable of all material contacts with other parties thereto and material developments with respect thereto.

Conditions to the Mergers

        The parties' obligations to complete the mergers are subject to the conditions specified in the merger agreement. Some of the conditions are mutual, meaning that if the condition is not satisfied, none of the parties would be obligated to close the mergers. In addition, the merger agreement includes additional conditions in favor of either AFR and the AFR operating partnership or Gramercy meaning that if the condition is not satisfied, that party could waive it to the extent legally permissible and the other party would remain obligated to close the mergers.

        The obligations of the parties to complete the mergers are subject to the following mutual conditions:

  •
  approval of the merger by AFR shareholders;

  •
  approval of the issuance of shares of Gramercy common stock in the mergers by Gramercy stockholders;

  •
  receipt of all the material approvals, authorizations and consents of any governmental entity required to consummate the mergers (all of which must be in full force and effect) and expiration or termination of all waiting periods relating to the approvals, authorizations and consents (subject to the materiality standard in the merger agreement);

  •
  absence of any preliminary or permanent injunction, statute, rule, regulation, decree, ruling, temporary restraining order or other order issued by a court or other governmental entity of competent jurisdiction that would make the consummation of the mergers illegal;

  •
  authorization of the listing of the shares of common stock of Gramercy to be issued in the mergers on the NYSE, subject to official notice of issuance; and

  •
  effectiveness of this joint proxy statement/prospectus and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose.

        The obligations of Gramercy to complete the mergers are further conditioned on:

  •
  the truth and correctness of AFR's and the AFR operating partnership's representations and warranties (subject to the materiality standard in the merger agreement);

  •
  performance in all material respects of AFR's and the AFR operating partnership's covenants and agreements under the merger agreement at or prior to the effective time of the mergers;

  •
  there having occurred no AFR material adverse effect since December 31, 2006 (subject to exceptions for matters disclosed as provided in the merger agreement);

  •
  receipt by Gramercy of a certificate signed on AFR's behalf by its chief executive officer or equivalent as to the satisfaction of the three conditions described in the three preceding bullet points; and

  •
  receipt by AFR of a tax opinion regarding AFR's status as a REIT.

        The obligations of AFR to complete the mergers are further conditioned on:

  •
  the truth and correctness of the representations and warranties (subject to the materiality standard in the merger agreement) of Gramercy, the Gramercy operating partnership, Acquisition Sub, Merger Sub and Merger Sub OP, referred to collectively as the purchaser parties;

  •
  performance in all material respects of the covenants and agreements of Gramercy and the other purchaser parties under the merger agreement at or prior to the effective time of the merger;

  •
  there having occurred no Gramercy material adverse effect since December 31, 2006 (subject to exceptions for matters disclosed as provided in the merger agreement);

  •
  receipt by AFR of a certificate signed on behalf of Gramercy by its chief executive officer as to the satisfaction of the three conditions described in the three preceding bullet points; and

  •
  receipt by Gramercy of a tax opinion regarding Gramercy's status as a REIT.

Termination

        The merger agreement may be terminated prior to the effective time of the merger, whether before or after the required AFR shareholder approval of the merger is obtained:

1.
by mutual written consent of AFR and Gramercy;

2.
by either AFR or Gramercy, if AFR shareholders fail to approve the merger and the other transactions contemplated by the merger agreement at a duly held meeting (including any adjournment or postponement of such meeting);

3.
by either AFR or Gramercy, if Gramercy stockholders fail to approve the issuance of shares of Gramercy common stock in the mergers as contemplated by the merger agreement at a duly held meeting (including any adjournment or postponement of such meeting);

4.
by either AFR or Gramercy, if any governmental entity of competent jurisdiction issues a final and unappealable injunction, order, decree, ruling or takes any other action which permanently restrains, enjoins or otherwise prohibits the consummation of the mergers (provided that the terminating party has used its reasonable best efforts to vacate the injunction, order, decree, ruling or action);

5.
by either AFR or Gramercy, if the mergers have not occurred on or before either March 31, 2008 or, if AFR shareholders have approved the merger as of March 31, 2008, the tenth day after the date of the special meeting of AFR shareholders to approve the merger, whichever is later, referred to as the end date; provided, however, that a party whose material failure to comply with any provision of the merger agreement has been the principal cause of, or resulted in, the failure of the mergers to occur on or before the end date will not be entitled to exercise its right to terminate the merger agreement because of this reason;

6.
by AFR, if Gramercy or any of the purchaser parties breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, or if any representation or warranty of the purchaser parties becomes untrue, in either case such that the related conditions to the obligations of AFR to close the transaction would be incapable of being satisfied on or before the end date;

7.
by Gramercy, if AFR or the AFR operating partnership breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, or if any representation or warranty of AFR or the AFR operating partnership becomes untrue, in either case such that the related conditions to the obligations of the purchaser parties to close the transaction would be incapable of being satisfied on or before the end date;

8.
by AFR, at any time prior to obtaining the approval of the merger by AFR shareholders, to enter into an agreement with respect to a superior proposal, if AFR has delivered a notice to Gramercy at least three business days prior to such termination, that it is prepared to terminate the merger agreement and simultaneously with termination AFR pays the break-up fee and the expense amount to Gramercy and enters into an agreement with respect to such superior proposal;

9.
by Gramercy, if prior to receipt of the approval of the merger by AFR shareholders, (1) the AFR Board withdraws or adversely modifies its approval or recommendation of the merger, (2) AFR or the AFR Board (or any committee thereof) approves, adopts, or recommends any competing proposal or enters into an acquisition agreement with respect to a competing proposal, (3) a tender offer or exchange offer relating to AFR's common shares is commenced and the AFR Board has not recommended that AFR's shareholders reject such tender or exchange offer within ten business days after commencement of such tender offer or exchange offer, (4) AFR does not include in this joint proxy statement/prospectus the recommendation of the merger by the AFR Board, (5) AFR intentionally, willfully and materially breaches its obligation in the merger agreement to call a shareholders' meeting to approve the merger, (6) AFR intentionally, willfully and materially breaches any of its obligations under the no solicitation covenant, or (7) AFR or the AFR Board (or any committee thereof) authorizes or publicly proposes the foregoing; or

10.
by AFR, if prior to the receipt of the approval of the Gramercy stockholders of the issuance of Gramercy common stock in the mergers as contemplated by the merger agreement, Gramercy intentionally, willfully and materially breaches its obligation in the merger agreement to call a special meeting of Gramercy stockholders to approve the issuance of shares of Gramercy common stock in the mergers.

Break-Up Fees and Expenses

        Upon termination of the merger agreement for any of the foregoing, and subject to the payment of any termination fees and expenses, the merger agreement will become null and void and have no effect, without any liability on the part of Gramercy or AFR and their respective directors, trustees, managers, officers, employees, partners or stockholders, and all rights and obligations of any party under the merger agreement will cease, subject to certain exceptions.

        AFR and the AFR operating partnership have agreed to pay Gramercy a break-up fee of $32 million plus an expense amount of $18 million (unless previously paid), if the merger agreement is terminated:

  •
  by AFR, pursuant to the provision described in clause (8) above;

  •
  by Gramercy, pursuant to the provision described in clause (9) above; or

  •
  (a) prior to the AFR special meeting, any qualifying competing proposal (as defined in the merger agreement) or the bona fide intention of any person to make a qualifying competing proposal is publicly proposed or disclosed and not withdrawn at or prior to the time of the AFR special meeting, (b) the merger agreement is terminated by either AFR or Gramercy pursuant to the provision described in clause (2) above or by either AFR or Gramercy pursuant to the provision described in clause (5) above (and, in the case of termination pursuant to clause (5) above, approval of the merger by AFR shareholders has not been obtained and Gramercy has not breached its obligations with respect to, among other things, the preparation and filing of this joint proxy statement/prospectus in any material respect) and (c) concurrently with or within 12 months after the date of such termination, AFR enters into a definitive agreement with respect to or consummates any qualifying competing proposal.

        In addition, AFR and the AFR operating partnership have agreed to pay Gramercy an expense amount of $18 million (unless previously paid) if the merger agreement is terminated:

  •
  by AFR or Gramercy, pursuant to the provision described in clause (2) above;

  •
  by Gramercy, pursuant to the provision described in clause (7) above and the termination was the result of a failure of a representation and warranty to be true and correct when made as of the date of the merger agreement or as a result of a breach of a covenant, in each case subject to applicable materiality standards in the merger agreement; or

  •
  by either AFR or Gramercy if (a) prior to the AFR special meeting, any qualifying competing proposal (as defined in the merger agreement) or bona fide intention of any person to make a qualifying competing proposal is publicly proposed or disclosed, and not withdrawn at or prior to the time of the AFR special meeting, and (b) following such event, the merger agreement is terminated pursuant to the provision described in clause (5) (and, in the case of termination pursuant to clause (5) above, approval of the merger by AFR shareholders has not been obtained and Gramercy has not breached its obligations with respect to, among other things, the preparation and filing of this joint proxy statement/prospectus in any material respect).

        Gramercy has agreed to pay AFR an amount of $14 million if the merger agreement is terminated:

  •
  by either AFR or Gramercy, pursuant to the provision described in clause (3) above;

  •
  by AFR, pursuant to the provision described in clause (10) above; or

  •
  by AFR, pursuant to the provision described in clause (6) above and the termination was the result of a failure of a representation and warranty to be true and correct when made as of the date of the merger agreement or as a result of a breach of a covenant, in each case subject to applicable materiality standards in the merger agreement.

Amendment of the Merger Agreement

        The parties may amend the merger agreement in writing signed on behalf of each of the parties at any time before or after the required AFR shareholder approval of the merger and the other transactions contemplated by the merger agreement and the Gramercy stockholder approval of the issuance of Gramercy common stock in the mergers are obtained and prior to the filing of the articles of merger of the merger of Merger Sub with and into AFR with the SDAT and the merger certificate of the merger of Merger Sub OP with and into the AFR operating partnership has been filed with the DSOS, provided that after any such required shareholder or stockholder approval, as applicable, has been obtained, no amendment will be made that would require further shareholder or stockholder approval, as applicable.

Definition of AFR Material Adverse Effect

        "AFR material adverse effect" means any development, occurrence, effect, event or change that:

  •
  has a material adverse effect on the business, operations, properties, financial condition or assets of AFR and its subsidiaries, taken as a whole; or

  •
  has a material adverse effect on AFR's ability to timely consummate the mergers or perform its obligations under the merger agreement.

        However, such material adverse effect does not include any developments, occurrences, effects, events or changes to the extent resulting from:

  •
  changes in general political, economic or business conditions (including the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God) affecting the business or industry in which AFR operates, except to the extent that such changes in general political, economic or business conditions have a materially disproportionate adverse effect on AFR relative to other similarly situated participants;

  •
  changes in general financial and capital market conditions;

  •
  changes, after November 2, 2007, in laws of general applicability or interpretations thereof by courts or governmental entities;

  •
  changes, after November 2, 2007, in GAAP applicable to the business or industry in which AFR operates generally;

  •
  the announcement, performance or consummation of the transactions contemplated by the merger agreement; or

  •
  matters expressly requested by Gramercy or consented to by Gramercy.

Definition of Gramercy Material Adverse Effect

        "Gramercy material adverse effect" means any development, occurrence, effect, event or change that:

  •
  has a material adverse effect on the business, operations, properties, financial condition or assets of Gramercy and its subsidiaries, taken as a whole; or

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  has a material adverse effect on the purchaser parties' ability to timely consummate the mergers, obtain the financing or perform their respective obligations under the merger agreement.

        However, such material adverse effect does not include any developments, occurrences, effects, events or changes to the extent resulting from:

  •
  changes in general political, economic or business conditions (including the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God) affecting the business or industry in which Gramercy operates, except to the extent that such changes in general political, economic or business conditions have a materially disproportionate adverse effect on Gramercy relative to other similarly situated participants;

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  changes in general financial and capital market conditions;

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  changes, after November 2, 2007, in laws of general applicability or interpretations thereof by courts or governmental entities;

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  changes, after November 2, 2007, in GAAP applicable to the business or industry in which Gramercy operates generally;

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  the announcement or performance of the transactions contemplated by the merger agreement; or

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  matters expressly requested by AFR or consented to by AFR.

VOTING AGREEMENTS

        The following description of the voting agreements describes the material terms of the voting agreements. This description of the voting agreements is qualified in its entirety by reference to the forms of voting agreements which are attached as Annex C and Annex D to this joint proxy statement/prospectus and are incorporated herein by reference. We encourage you to read each voting agreement in its entirety.

        SLG OP and SSF III have each entered into a voting agreement with AFR dated November 2, 2007 and November 7, 2007, respectively. In its voting agreement, SLG OP has agreed to vote all shares of Gramercy common stock owned by it, and in its voting agreement, SSF III has agreed to vote all shares of Gramercy common stock purchased by it in the 2007 Private Placement, in favor of:

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  the issuance of shares of Gramercy common stock in connection with the mergers; and

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  all actions and transactions contemplated by the merger agreement or in furtherance thereof, including, upon the request of AFR, any adjournment or postponement of the Gramercy stockholders meeting.

        Gramercy has also agreed in its voting agreement, before the Gramercy special meeting of stockholders, and SSF III has also agreed in its voting agreement, for a period of seven months following November 7, 2007, that they will not:

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  sell, assign, transfer (including by merger or by operation of law), encumber, grant a participation in, gift-over, assign or otherwise dispose of any of their shares of Gramercy common stock or the beneficial interest in such shares, subject to certain exceptions;

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  deposit any of their shares of Gramercy common stock into a voting trust or enter into a voting agreement or arrangement with respect to any such shares or the beneficial ownership thereof or grant or agree to grant any proxy or power of attorney with respect thereto that is inconsistent with the voting agreement; or

  •
  enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect transfer of any of their shares of Gramercy common stock or the beneficial ownership thereof, subject to certain exceptions.

        SLG OP owned approximately 21.9% of the outstanding shares of Gramercy common stock as of the Gramercy record date and SSF III owned approximately 10.9% of the outstanding shares of Gramercy common stock as of the Gramercy record date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of AFR common shares and the material U.S. federal income tax considerations generally applicable to prospective holders of Gramercy common stock. These summaries are based on the Code, existing and proposed Treasury regulations issued under the Code, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service, referred to as the IRS, relating to the U.S. federal income tax consequences of the foregoing, and the statements in this proxy statement are not binding on the IRS or any court. As a result, neither Gramercy nor AFR can assure you that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of AFR common shares or Gramercy common stock, as applicable, that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the U.S.;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any State or the District of Columbia;

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  a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

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  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        A holder of AFR common shares or Gramercy common stock, as applicable, (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder is referred to herein as a "non-U.S. holder."

        If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds AFR common shares or Gramercy common stock, as applicable, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. This discussion does not address the U.S. federal income tax treatment of partnerships holding AFR common shares or Gramercy common stock or of partners in such partnership. If you are a partner of a partnership holding AFR common shares or Gramercy common stock, as applicable, you should consult your tax advisor regarding the tax consequences of the merger and of holding Gramercy common stock.

        THIS SUMMARY IS FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER OR ALL TAX CONSIDERATIONS APPLICABLE TO HOLDERS OF GRAMERCY COMMON STOCK. PLEASE CONSULT WITH YOUR TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES TO YOU (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. INCOME AND OTHER TAX LAWS) OF THE MERGER AND OF HOLDING GRAMERCY COMMON STOCK.

Material United States Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to holders of AFR common shares. This discussion assumes that you hold AFR common shares as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders of AFR common shares in light of their particular circumstances or to holders of AFR common shares who are subject to special treatment under U.S. federal income tax laws (including, for example, financial institutions, dealers in securities, insurance companies or tax-exempt entities, holders who acquired AFR common shares pursuant to the exercise of employee stock options or otherwise as compensation, partnerships or other entities treated as partnerships for U.S. federal income tax purposes and persons holding AFR common shares through such entities, broker-dealers, expatriates, U.S. holders that have a functional currency other than the U.S. dollar, persons liable for the alternative minimum tax, holders who hold AFR common shares as part of a hedge, straddle, conversion, constructive sale or other integrated transaction and, except to the extent specifically discussed below, non-U.S. holders). Except to the extent specifically discussed below, this summary does not address the tax consequences of any transaction other than the merger. This summary does not address the tax consequences to any non-U.S. holder who actually or constructively owns 5% or more of AFR common shares. Also, this summary does not address U.S. federal income tax considerations applicable to holders of options to purchase AFR common shares or holders of debt instruments convertible into AFR common shares. In addition, no information is provided with respect to the tax consequences of the merger under applicable state, local or non-U.S. laws or U.S. federal tax laws other than federal income tax laws.

Consequences of the Merger to U.S. Holders

        General.    A U.S. holder's receipt of cash and Gramercy common stock in exchange for AFR common shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize capital gain or loss equal to the difference, if any, between (1) the fair market value of Gramercy common stock as of the effective date of the merger and the amount of any cash received and (2) the holder's adjusted tax basis in the AFR common shares exchanged for the merger consideration pursuant to the merger. Generally, such capital gain or loss will constitute long-term capital gain or loss if you have held the AFR common shares for more than one year as of the effective time of the merger. The deductibility of capital losses may be subject to limitations. If you hold blocks of AFR common shares, which were acquired at different times or prices, you must separately calculate your gain or loss for each block of shares.

        Special Rule for U.S. Holders Who Have Held Shares For Less than Six Months.    A U.S. holder who has held AFR common shares for less than six months at the effective time of the merger, taking into account certain holding period rules, and who recognizes a loss on the exchange of AFR common shares in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from AFR, or such holder's share of any designated retained capital gains, with respect to those shares.

        Unrecaptured Section 1250 Gain.    The IRS has the authority to issue regulations that would apply a capital gain tax rate of 25%, which is generally higher than the long-term capital gain tax rates for noncorporate holders, to the portion, if any, of the capital gain realized by a noncorporate holder on the sale of REIT shares to the extent that such gain is attributable to the REIT's "unrecaptured Section 1250 gains" (generally gain attributable to recapture of real property depreciation). The IRS has not yet issued such regulations, but it may in the future issue regulations that apply to the merger retroactively.

        Direct Purchase of Assets and Transfer of AFR Property.    Under the merger agreement, Gramercy may, subject to specified conditions, elect to cause AFR to dispose of certain assets in one or more taxable transactions immediately prior to, and conditioned upon, the effective time of the merger and then distribute the net proceeds of such sales to the AFR shareholders. Any such distribution would reduce the merger consideration by an equivalent amount. AFR intends to treat any such distributions as dividends for United States federal income tax purposes to the extent AFR's current and accumulated earnings and profits are allocable to such distributions, and a portion of such distributions may be designated as capital gain dividends. Distributions that are designated as capital gain dividends will be taxable to AFR's taxable U.S. holders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed AFR's actual net capital gain for the taxable year. Capital gain dividends may be taxable to non-corporate U.S. holders at a 15% or 25% rate. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that AFR's distributions for its taxable year that includes the merger, including any distribution of net sales proceeds, exceed AFR's current and accumulated earnings for such tax year, such distribution would constitute a tax-free return of capital and reduce the shareholder's tax basis in its AFR common shares (to the extent thereof), with any excess taxable as a gain from a sale or exchange of AFR common shares.

Consequences of the Merger to Non-U.S. Holders

        General.    A non-U.S. holder's gain or loss from the merger will be determined in the same manner as that of a U.S. holder. A non-U.S. holder of AFR common shares should not be subject to U.S. federal income taxation on any gain recognized from the merger, unless (1) the gain is effectively connected with a U.S. trade or business of the non-U.S. holder, (2) the holder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, or (3) the holder's AFR common shares constitute a "U.S. real property interest," referred to as USRPI, within the meaning of the Foreign Investment in Real Property Tax Act of 1980, referred to as FIRPTA.

        A non-U.S. holder whose gain is effectively connected with the conduct of trade or business in the U.S. will be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or a reduced rate prescribed by an applicable income tax treaty) on such effectively connected gain.

        If the non-U.S. holder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, that holder will be subject to a 30% tax on the holder's capital gains. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

        If the non-U.S. holder's AFR common shares constitute a USRPI under FIRPTA, such holder will be subject to U.S. federal income tax on the gain recognized in the merger on a net basis in the same manner as a U.S. holder. A non-U.S. holder's AFR common shares generally will constitute a USRPI if (1) AFR is not a "domestically controlled qualified investment entity" on the effective date of the merger and (2) the selling non-U.S. holder owned (after application of certain constructive ownership rules) more than 5% of AFR common shares (based on the fair market value of AFR common shares) at any time during the five years preceding the effective time of the merger. Assuming AFR qualifies as a REIT, AFR would be a "domestically-controlled qualified investment entity" on the effective date of the merger if non-U.S. holders held less than 50% of the value of AFR's outstanding equity interests at all times during the lesser of (1) the 5-year period ending with the effective date of the merger and (2) the period during which AFR has been in existence. No assurances can be given that the actual ownership of AFR's outstanding equity interests has been or will be sufficient for AFR to qualify as a "domestically-controlled qualified investment entity" at the effective time of the merger.

        Direct Purchase of Assets and Transfer of AFR Property.    As described above, Gramercy may, subject to specified conditions, elect to cause AFR to dispose of certain assets in one or more taxable transactions immediately prior to the closing of the merger and then distribute the net proceeds of such sales to the AFR shareholders. AFR intends to treat any such distributions as subject to Section 897(h)(1) of the Code. Accordingly, such distributions would be taxed under FIRPTA unless a special exception applies (the "5% Exception," discussed below). If the distributions were taxed under FIRPTA, any distributions received by a non-U.S. holder would be treated as gain recognized that is subject to U.S. federal income tax on a net basis to the extent attributable to gain from the sale (or deemed sale) of AFR's real estate assets, withholding tax at a rate of 35% would apply, and a corporate non-U.S. holder could be subject to the branch profits tax on such gain. On the other hand, if the 5% Exception applies, the FIRPTA tax would not apply; however, such distribution generally would be treated as an ordinary dividend distribution from AFR subject to U.S. withholding tax at a rate of 30% (or a reduced rate prescribed by an applicable income tax treaty). In general, a non-U.S. holder should be eligible for the 5% Exception if the non-U.S. holder did not own more than 5% of the AFR common shares at any time during the one-year period ending on the date of the distribution. AFR intends to withhold at a 35% rate with respect to any distribution to non-U.S. holders attributable to AFR's sale of real estate assets, except to the extent the 5% Exception applies (in which case AFR intends to withhold at a 30% rate).

        Income Tax Treaties.    If a non-U.S. holder is eligible for benefits under an income tax treaty with the U.S., the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above. Non-U.S. holders should consult their tax advisors regarding possible relief under an applicable income tax treaty.

Information Reporting and Backup Withholding

        Information reporting and backup withholding may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a holder who (a) in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 or successor form, (b) in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form, or (c) is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.

Material United States Federal Income Tax Considerations Applicable to Holders of Gramercy Common Stock

        The following is a summary of the material U.S. federal income tax considerations that are generally applicable to prospective holders of Gramercy common stock received in partial consideration for their AFR common shares pursuant to the merger.

        This discussion assumes that you hold the shares of Gramercy common stock as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders of Gramercy common stock in light of their particular circumstances or, except where indicated, to holders of Gramercy common stock who are subject to special treatment under U.S. federal income tax laws (including, for example, financial institutions, dealers in securities, insurance companies, holders who acquired Gramercy common stock pursuant to the exercise of employee stock options or otherwise as compensation, trusts, estates, partnerships or other entities treated as partnerships for U.S. federal income tax purposes and persons holding Gramercy common stock through such entities, broker-dealers, expatriates, U.S. persons that have a functional currency other than the U.S. dollar, persons liable for the alternative minimum tax, holders who hold Gramercy common stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction and, except to the extent specifically discussed below, non-U.S. holders and tax-exempt entities). Except to the extent specifically discussed below, this summary does not address the tax consequences of any transaction other than the ownership and disposition of Gramercy common stock. This summary does not address the tax consequences to any non-U.S. holder who actually or constructively owns 5% or more of Gramercy common stock. In addition, no information is provided with respect to the tax consequences of ownership and disposition of Gramercy common stock under applicable state, local or non-U.S. laws or U.S. federal tax laws other than federal income tax laws.

        Gramercy elected to be taxed as a REIT under the Code, commencing with its taxable year ended December 31, 2004. Gramercy believes that it has been organized and has operated in a manner which allows it to qualify for taxation as a REIT under the Code commencing with its taxable year ended December 31, 2004, and Gramercy intends to continue to be organized and operate in such a manner.

        Gramercy holds a substantial amount of its assets in two majority-owned subsidiaries, which Gramercy refers to as its first private REIT and its second private REIT, or collectively, its private REITs. Gramercy's private REITs are organized to qualify as REITs for U.S. federal income tax purposes. Accordingly, Gramercy's continued qualification and taxation as a REIT depends on, in addition to its ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, Gramercy's private REITs' operating results, organizational structure and their ability to meet, on a continuing basis through actual annual results of operations, the various qualification requirements imposed upon REITs by the Code (including satisfying both the 95% and 75% gross income tests on an annual basis and the REIT asset tests as the close of each calendar quarter, as described below). For the remainder of this discussion, unless otherwise noted, references to Gramercy also include its private REITs.

        It is a condition to AFR's obligations to complete the merger, that Gramercy receive an opinion of tax counsel to the effect that commencing with Gramercy's taxable year ended December 31, 2004, Gramercy has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of tax counsel is based on various assumptions relating to Gramercy's organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that Gramercy will at all times operate in accordance with the method of operation described in its organizational documents and this proxy statement, and is conditioned upon factual representations and covenants made by Gramercy's management and affiliated entities, regarding their organization, assets, present and future conduct of its business operations and other items regarding Gramercy's ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that Gramercy will take no action inconsistent with its qualification as a REIT.

        While Gramercy believes that it has been organized and operated and intends to continue to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in Gramercy's circumstances or applicable law, no assurance can be given that it will so qualify for any particular year. Gramercy's tax counsel will have no obligation to advise Gramercy or the holders of its common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in applicable law. You should be aware that the opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on Gramercy's ability to meet on a continuing basis, through actual results of operations, distribution levels and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the results of which will not be reviewed by Gramercy's tax counsel. No assurance can be given that Gramercy's actual results for any particular taxable year will satisfy these requirements. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time.

Taxation of REITs in General

        As indicated above, qualification and taxation as a REIT depends upon Gramercy's ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under "—Requirements for Qualification—General." While Gramercy intends to operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge its qualification as a REIT or that Gramercy will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that Gramercy continues to be qualified as a REIT, Gramercy generally will be entitled to a deduction for dividends that it pays and, therefore, will not be subject to U.S. federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

        Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See "—Taxation of Taxable U.S. Holders."

        Even if Gramercy continues to qualify as a REIT, it will nonetheless be subject to U.S. federal income tax in the following circumstances:

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  Gramercy will be taxed at regular corporate income tax rates on any undistributed net taxable income, including undistributed net capital gains.

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  Gramercy may be subject to the "alternative minimum tax" on its items of tax preference, if any.

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  If Gramercy has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions," and "—Foreclosure Property," below.

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  If Gramercy elects to treat property that it acquired in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as "foreclosure property," it may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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  If Gramercy fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which it fails the 75% gross income test or (2) the amount by which it fails the 95% gross income test, multiplied by (b) a fraction intended to reflect its profitability.

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  If Gramercy fails to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests), as described below, due to reasonable cause and not due to willful neglect and it nonetheless maintains its REIT qualification because of specified cure provisions, it will be required to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) on the net income generated by the nonqualifying assets during the period in which it failed to satisfy the asset tests.

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  If Gramercy fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a REIT gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, it may retain its REIT qualification but it will be required to pay a penalty of $50,000 for each such failure.

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  If Gramercy fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior years, or the "required distribution," it will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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  Gramercy may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of its stockholders, as described below in "—Requirements for Qualification—General."

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  A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Gramercy and its "taxable REIT subsidiaries" ("TRSs") (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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  If Gramercy acquires appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in Gramercy's hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, Gramercy will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if it subsequently recognizes gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the assets are acquired by Gramercy.

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  Gramercy generally will be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or REMICs, to the extent Gramercy's stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules may apply if Gramercy owns an equity interest in a taxable mortgage pool. To the extent that Gramercy owns a REMIC residual interest or a taxable mortgage pool through a TRS, Gramercy will not be subject to this tax. For a discussion of "excess inclusion income," see "—Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income."

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  Gramercy may elect to retain and pay income tax on its net long-term capital gain. In that case, a stockholder would include its proportionate share of Gramercy's undistributed long-term capital gain (to the extent Gramercy makes a timely designation of such gain to the stockholder) in such stockholder's income, would be deemed to have paid the tax that Gramercy paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in Gramercy's stock.

  •
  Gramercy may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

        In addition, Gramercy and its subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations. As further described below, any TRS in which Gramercy owns an interest will be subject to U.S. federal corporate income tax on its taxable income. Gramercy could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

          (1)   that is managed by one or more trustees or directors;

          (2)   the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

          (3)   that would be taxable as a domestic corporation, but for the special Code provisions applicable to REITs;

          (4)   that is neither a financial institution nor an insurance company within the meaning of the Code;

          (5)   the beneficial ownership of which is held by 100 or more persons;

          (6)   in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified entities);

          (7)   which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

          (8)   that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Gramercy's charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        To monitor compliance with the share ownership requirements, Gramercy is generally required to maintain records regarding the actual ownership of its shares. To do so, Gramercy must demand written statements each year from the record holders of significant percentages of its stock, in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by Gramercy. A list of those persons failing or refusing to comply with this demand must be maintained as part of Gramercy's records. Failure by Gramercy to comply with these record-keeping requirements could subject Gramercy to monetary penalties. If Gramercy satisfies these requirements and has no reason to know that condition (6) is not satisfied, Gramercy will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Gramercy satisfies this requirement.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, including the Gramercy operating partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interest in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, Gramercy's proportionate share of the assets and items of income of partnerships in which it owns an equity interest, including the Gramercy operating partnership, is treated as assets and items of income of Gramercy for purposes of applying the REIT requirements described below. Consequently, to the extent that Gramercy directly or indirectly holds a preferred or other equity interest in a partnership, the partnership's assets and operations may affect Gramercy's ability to qualify as a REIT, even though Gramercy may have no control or only limited influence over the partnership.

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which Gramercy holds an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly-owned by Gramercy—for example, if any equity interest in the subsidiary is acquired by a person other than Gramercy or another disregarded subsidiary of Gramercy—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Gramercy's ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "—Asset Tests" and "—Gross Income Tests."

        Taxable REIT Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by Gramercy and its subsidiaries in the aggregate and Gramercy's ability to make distributions to its stockholders.

        A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging income or inventory sales). If dividends are paid to Gramercy by one or more of its TRSs, then a portion of the dividends that Gramercy distributes to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income tax rates. See "—Taxation of Taxable U.S. Holders—Distributions."

        Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Rents Gramercy receives that include amounts for services furnished by one of its TRSs to any of Gramercy's tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to Gramercy by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by its tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS's gross income from the service is not less than 150% of the TRS's direct cost of furnishing the service.

        Gramercy and one of its corporate subsidiaries, GKK Trading Corp., have made, and subsequent to the merger, in conjunction with American Financial TRS, Inc., will make an election for that subsidiary to be treated as Gramercy's TRS for U.S. federal income tax purposes. Gramercy may form additional TRSs in the future. To the extent that any such TRSs pay any taxes, they will have less cash available for distribution to Gramercy. If dividends are paid by TRSs to Gramercy, then the dividends Gramercy designates and pays to its stockholders who are individuals, up to the amount of dividends Gramercy receives from such entities, generally will be eligible to be taxed at the reduced 15% maximum U.S. federal rate applicable to qualified dividend income. See "—Taxation of Taxable U.S. Holders—Distributions." Currently, Gramercy anticipates that GKK Trading Corp. will retain its after tax income subject to compliance with the 20% asset test applicable to Gramercy's aggregate ownership of TRSs. See "—Asset Tests."

        Taxable Mortgage Pools.    An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

  •
  the entity has issued debt obligations that have two or more maturities; and

  •
  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

        To the extent Gramercy makes significant investments in mortgage loans or MBS securities, Gramercy may convey one or more pools of real estate mortgage loans to a trust or other special purpose entity, which issues several classes of mortgage-backed bonds having different maturities, and the cash flow on the real estate mortgage loans will be the sole source of payment of principal and interest on the several classes of mortgage-backed bonds. Gramercy would not likely make a REMIC election with respect to such securitization transactions, and, as a result, each such transaction would be a taxable mortgage pool.

        A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interest in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the parent REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's stockholders. See "—Excess Inclusion Income."

        If Gramercy owns less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter Gramercy's REIT income and asset test calculations and could adversely affect its compliance with those requirements. Gramercy does not expect that it would form any subsidiary in which it owns some, but less than all, of the ownership interests that would become a taxable mortgage pool, and Gramercy intends to monitor the structure of any taxable mortgage pools in which it has an interest to ensure that they will not adversely affect its qualification as a REIT.

Gross Income Tests

        In order to maintain qualification as a REIT, Gramercy annually must satisfy two gross income tests. First, at least 75% of its gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of its gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

        Interest Income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If Gramercy receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that Gramercy acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and Gramercy's income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or Gramercy.

        To the extent that Gramercy derives interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by Gramercy.

        Any amount includible in Gramercy's gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if Gramercy held such assets), Gramercy will be treated as receiving directly its proportionate share of the income of the REMIC.

        Among the assets Gramercy may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that Gramercy acquires may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent Gramercy makes corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

        Gramercy believes that the interest, original issue discount, and market discount income that it receives from its mortgage related securities generally will be qualifying income for purposes of both gross income tests. However, to the extent that Gramercy owns non-REMIC collateralized mortgage obligations, non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations or CMOs, or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that Gramercy owns may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

        Fee Income.    Gramercy may receive various fees in connection with its operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by GKK Trading Corp., Gramercy's TRS, and American Financial TRS, Inc. after the merger, will not be included for purposes of the gross income tests.

        Dividend Income.    Gramercy may receive (directly or indirectly) distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the current and accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends Gramercy receives (directly or indirectly) from a REIT will be qualifying income in its hands for purposes of both the 95% and 75% gross income tests.

        Foreign Investments.    To the extent that Gramercy holds or acquires foreign investments, such as MBS denominated in foreign currencies, such investments may generate foreign currency gains and losses. Under recently issued IRS guidance, if foreign currency gain is recognized with respect to income which otherwise qualifies for purposes of the 95% or 75% gross income test, then such foreign currency gain will also qualify for either the 95% or 75% gross income test, respectively. No assurance can be given that any foreign currency gains recognized by Gramercy directly or through pass-through subsidiaries will not adversely affect its ability to satisfy the REIT qualification requirements.

        Hedging Transactions.    Gramercy may enter into hedging transactions with respect to one or more of its assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. For Gramercy's taxable year ended December 31, 2004, to the extent that it entered into hedging transactions to reduce its interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income or gain from the disposition of hedging transactions should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. For taxable years commencing with Gramercy's taxable year ended December 31, 2005, except to the extent provided by Treasury regulations, any income from a hedging transaction Gramercy entered into in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test (and will generally constitute non-qualifying income for purposes of the 75% gross income test). To the extent that Gramercy enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. Gramercy intends to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT.

        Rents from Real Property.    To the extent that Gramercy acquires real property or interests therein, rents Gramercy receives will qualify as "rents from real property" in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

        In addition, in order for rents received by Gramercy to qualify as "rents from real property," the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by Gramercy. Moreover, for rents received to qualify as "rents from real property," Gramercy generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from which Gramercy derives no income, or through a TRS, as discussed below. Gramercy is permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Gramercy may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent. Moreover, Gramercy is permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income tests.

        Rental income will qualify as rents from real property only to the extent that Gramercy does not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if Gramercy owns more than 10% of the combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.

        Failure to Satisfy the Gross Income Tests.    Gramercy intends to monitor its sources of income, including any non-qualifying income received by it, so as to ensure its compliance with the gross income tests. If Gramercy fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Gramercy may still qualify as a REIT for the year if it is entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of Gramercy to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, Gramercy sets forth a description of each item of its gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether Gramercy would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Gramercy, it will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which Gramercy fails to satisfy the particular gross income test.

Asset Tests

        Gramercy, at the close of each calendar quarter, must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs (such as the private REITs) and certain kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

        The second asset test is that the value of any one issuer's securities owned by Gramercy may not exceed 5% of the value of its gross assets. Third, Gramercy may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by Gramercy may not exceed 20% of the value of its gross assets.

        The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code, and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if Gramercy, and any of its "controlled TRSs" as defined in the Code, hold any securities of the corporate or partnership issuer which: (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, Gramercy's interest as a partner in the partnership).

        After initially meeting the asset tests at the close of any quarter, Gramercy will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If Gramercy fails to satisfy the asset tests because it acquires securities during a quarter, Gramercy can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If Gramercy fails the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, Gramercy may dispose of sufficient assets or otherwise come into compliance with such asset diversification requirements (generally within six months after the last day of the quarter in which its identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of its assets at the end of the relevant quarter or $10,000,000. In addition, if Gramercy fails any of the asset tests (including a failure of the 5% and 10% asset tests) in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, Gramercy is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test or otherwise coming into compliance with such asset diversification requirements (generally within six months after the last day of the quarter in which Gramercy's identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which Gramercy failed to satisfy the asset test.

        Gramercy expects that the assets and mortgage related securities that it owns generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that Gramercy owns non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. Gramercy believes that its holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intends to monitor compliance on an ongoing basis. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, if Gramercy were to make an investment in equity securities of a REIT issuer that were determined by the IRS to represent debt securities of such issuer, such securities would not qualify as real estate assets. Accordingly, there can be no assurance that the IRS will not contend that its interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

Annual Distribution Requirements

        In order to qualify as a REIT, Gramercy is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

          (1)   the sum of:

      •
      90% of its "REIT taxable income" (computed without regard to Gramercy's deduction for dividends paid and its net capital gains); and

      •
      90% of the net income (after tax), if any, from foreclosure property (as described below); minus

          (2)   the sum of specified items of non-cash income that exceeds a percentage of its income.

        These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by Gramercy and received by each stockholder on December 31 of the year in which they are declared. In addition, at Gramercy's election, a distribution for a taxable year may be declared before it timely files its tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to Gramercy's stockholders in the year in which paid, even though the distributions relate to its prior taxable year for purposes of the 90% distribution requirement.

        In order for distributions to be counted towards Gramercy's distribution requirement and to give rise to a tax deduction by it, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

        To the extent that Gramercy distributes at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, Gramercy will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, Gramercy may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, Gramercy could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by Gramercy. Gramercy's stockholders would then increase the adjusted basis of their stock in Gramercy by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

        If Gramercy fails to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for such year, (2) 95% of its REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, Gramercy will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior periods) and (b) the amounts of income retained on which Gramercy has paid corporate income tax. Gramercy intends to make timely distributions so that it is not subject to the 4% excise tax.

        It is possible that Gramercy, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from its subsidiaries and (b) the inclusion of items in income by it for U.S. federal income tax purposes, including the inclusion of items of income from CDO entities in which Gramercy holds an equity interest. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

        Gramercy may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in Gramercy's deduction for dividends paid for the earlier year. In this case, Gramercy may be able to avoid losing its qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, it will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

        If Gramercy acquires a residual interest in a REMIC, Gramercy may realize excess inclusion income. If Gramercy is deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by it, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See "—Effect of Subsidiary Entities—Taxable Mortgage Pools." If all or a portion of Gramercy is treated as a taxable mortgage pool, its qualification as a REIT generally should not be impaired. However, to the extent that all or a portion of Gramercy is treated as a taxable mortgage pool, or Gramercy makes investments or enters into financing and securitization transactions that give rise to it being considered to own an interest in one or more taxable mortgage pools, a portion of its REIT taxable income may be characterized as excess inclusion income and allocated to its shareholders, generally in a manner set forth under the applicable Treasury regulations. The Treasury Department has issued guidance governing the tax treatment of stockholders of a REIT that owns an interest in a taxable mortgage pool. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (1) taxable income allocable to the holder of a residual interest in a REMIC during such calendar quarter over (2) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Gramercy's excess inclusion income would be allocated among its stockholders that hold its stock in record name in proportion to dividends paid to such stockholders. A stockholder's share of any excess inclusion income:

  •
  could not be offset by net operating losses of a stockholder;

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  in the case of a stockholder that is a REIT, a RIC, a common trust fund or other pass-through entity, would be considered excess inclusion income of such entity and such entity will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations;

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  would be subject to tax as unrelated business taxable income to a tax-exempt holder;

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  would be subject to the application of the U.S. federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. holders; and

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  would be taxable (at the highest corporate income tax rates) to Gramercy, rather than its stockholders, to the extent allocable to its stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees or other broker/dealers who hold Gramercy's stock on behalf of disqualified organizations are subject to this tax on the portion of Gramercy's excess inclusion income allocable to the common stock held on behalf of disqualified organizations.

        The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under the current law. Tax-exempt investors, RIC or REIT investors, non-U.S. holders, and taxpayers with net operating losses should consult with their tax advisors with respect to excess inclusion income.

Prohibited Transactions

        Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Gramercy intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with its investment objectives. However, whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any particular property in which Gramercy holds a direct or indirect interest will not be treated as property held for sale to customers or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate income tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. Gramercy does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if it does receive any such income, Gramercy intends to elect to treat the related property as foreclosure property.

Failure to Qualify

        In the event that Gramercy violates a provision of the Code that would result in its failure to qualify as a REIT, specified relief provisions will be available to it to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) Gramercy pays a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to Gramercy's disqualification as a REIT for violations due to reasonable cause and not due to willful neglect. If Gramercy fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, Gramercy will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate income tax rates. Distributions to Gramercy's stockholders in any year in which it is not a REIT will not be deductible by Gramercy, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to Gramercy's stockholders will generally be taxable in the case of its stockholders who are individual U.S. holders, at a maximum rate of 15%, and dividends in the hands of its corporate U.S. holders may be eligible for the dividends received deduction. Unless Gramercy is entitled to relief under the specific statutory provisions, Gramercy will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, Gramercy will be entitled to statutory relief.

Taxation of Taxable U.S. Holders

        This section summarizes the taxation of U.S. holders that are not tax-exempt organizations.

        Distributions.    Provided that Gramercy qualifies as a REIT, distributions made to its taxable U.S. holders out of its current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to Gramercy's common stock constitutes a dividend for U.S. federal income tax purposes, its earnings and profits will be allocated first to distributions with respect to Gramercy's preferred stock, if any, and then to its common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. holders who receive dividends from taxable subchapter C corporations.

        In addition, distributions from Gramercy that are designated as capital gain dividends will be taxed to U.S. holders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of Gramercy for the taxable year, without regard to the period for which the U.S. holder has held its stock. To the extent that Gramercy elects under the applicable provisions of the Code to retain its net capital gains, U.S. holders will be treated as having received, for U.S. federal income tax purposes, Gramercy's undistributed capital gains as well as a corresponding credit for taxes paid by Gramercy on such retained capital gains. U.S. holders will increase their adjusted tax basis in Gramercy's common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by Gramercy. Corporate U.S. holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of U.S. holders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. holders who are individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of Gramercy's current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that they do not exceed the adjusted tax basis of the U.S. holder's shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. holder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Gramercy in October, November or December of any year and payable to a U.S. holder of record on a specified date in any such month will be treated as both paid by Gramercy and received by the U.S. holder on December 31 of such year, provided that the dividend is actually paid by Gramercy before the end of January of the following calendar year.

        With respect to U.S. holders who are taxed at the rates applicable to individuals, Gramercy may elect to designate a portion of its distributions paid to such U.S. holders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. holders as capital gain, provided that the U.S. holder has held common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of Gramercy's distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

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  the qualified dividend income received by Gramercy during such taxable year from non-REIT C corporations (including GKK Trading Corp., its TRS, and after the merger American Financial TRS, Inc., which is subject to U.S. federal income tax);

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  the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by Gramercy with respect to such undistributed REIT taxable income; and

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  the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by Gramercy with respect to such built-in gain.

        Generally, dividends that Gramercy receives will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), such as GKK Trading Corp., its TRS, and after the merger, American Financial TRS, Inc., which is subject to U.S. federal income tax, or a "qualifying foreign corporation" and specified holding period requirements and other requirements are met.

        To the extent that Gramercy has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "—Taxation of REITS in General" and "—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. holders and do not offset income of U.S. holders from other sources, nor do they affect the character of any distributions that are actually made by Gramercy, which are generally subject to tax in the hands of U.S. holders to the extent that it has current or accumulated earnings and profits.

Dispositions of Gramercy's Common Stock

        In general, a U.S. holder will realize gain or loss upon the sale, redemption or other taxable disposition of Gramercy's stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder's adjusted tax basis in the stock at the time of the disposition. In general, a U.S. holder's adjusted tax basis will equal the U.S. holder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. holders upon the sale or disposition of shares of Gramercy's common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if Gramercy's common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if its common stock is held for 12 months or less. Gains recognized by U.S. holders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock that would correspond to the REIT's "unrecaptured Section 1250 gain." Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. holder upon the disposition of Gramercy's common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Gramercy's common stock by a U.S. holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Gramercy that were required to be treated by the U.S. holder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

        Distributions made by Gramercy and gain arising from the sale or exchange by a U.S. holder of Gramercy's common stock will not be treated as passive activity income. As a result, U.S. holders will not be able to apply any "passive losses" against income or gain relating to Gramercy's common stock. Distributions made by Gramercy, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. holder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Holders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this proxy statement as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. holder has not held Gramercy's common stock as "debt financed property" within the meaning of the Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) Gramercy's common stock is not otherwise used in an unrelated trade or business, and (3) Gramercy does not hold an asset that gives rise to "excess inclusion income" (See "—Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income"), distributions from Gramercy and income from the sale of its common stock generally should not give rise to UBTI to a tax-exempt U.S. holder. As previously noted, Gramercy expects to engage in transactions that would result in a portion of its dividend income being considered "excess inclusion income," and accordingly, it is likely that a significant portion of its dividends received by a tax-exempt U.S. holder could give rise to UBTI.

        Tax-exempt U.S. holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from Gramercy as UBTI.

        In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of Gramercy's common stock could be required to treat a percentage of the dividends from Gramercy as UBTI if Gramercy were a "pension-held REIT." Gramercy will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of its stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of its stock, collectively owns more than 50% of such stock; and (2) Gramercy would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include certain entities) by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of Gramercy's common stock should generally prevent a tax-exempt entity from owning more than 10% of the value of Gramercy's common stock, or Gramercy from becoming a pension-held REIT.

        Tax-exempt U.S. holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning Gramercy's common stock.

Taxation of Non-U.S. Holders

        The following is a summary of certain U.S. federal income tax consequences to non-U.S. holders of the acquisition, ownership and disposition of Gramercy's common stock. This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders.

        Ordinary Dividends.    The portion of dividends received by non-U.S. holders payable out of Gramercy's earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. holders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

        In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of Gramercy's common stock. In cases where the dividend income from a non-U.S. holder's investment in Gramercy's common stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. holder that is a corporation.

        Non-Dividend Distributions.    Unless (1) Gramercy's common stock constitutes a USRPI or (2) either (a) if the non-U.S. holder's investment in Gramercy's common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (b) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and meets certain other requirements (in which case the non-U.S. holder will be subject to a 30% tax on the individual's net capital gain for the year), distributions by Gramercy which are not dividends out of its earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of Gramercy's current and accumulated earnings and profits. If Gramercy's common stock constitutes a USRPI, as described below, distributions by Gramercy in excess of the sum of its earnings and profits plus the non-U.S. holder's adjusted tax basis in its common stock will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of Gramercy's earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by Gramercy to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by Gramercy directly or through pass-through subsidiaries ("USRPI capital gains"), will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. federal income tax at the rates applicable to U.S. holders, without regard to whether the distribution is designated as a capital gain dividend. In addition, Gramercy will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of Gramercy's stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, any such capital gain dividend will be treated as a distribution subject to the rules discussed above under "—Taxation of Non-U.S. Holders—Ordinary Dividends." Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if Gramercy held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) if the non-U.S. holder's investment in Gramercy's common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and meets certain other requirements (in which case the non-U.S. holder will be subject to a 30% tax on the individual's net capital gain for the year).

        Dispositions of Gramercy's Common Stock.    Unless Gramercy's stock constitutes a USRPI, a sale of the stock by a non-U.S. holder generally will not be subject to U.S. federal income taxation under FIRPTA. Gramercy's common stock will not be treated as a USRPI if less than 50% of Gramercy's assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. Gramercy does not expect that more than 50% of its assets will consist of interests in real property located in the U.S.

        In addition, Gramercy's common stock will not constitute a USRPI if Gramercy is a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding stock is held directly or indirectly by non-U.S. holders. Gramercy believes it is, and it expects to continue to be, a domestically controlled qualified investment entity and, therefore, the sale of its common stock should not be subject to taxation under FIRPTA. However, because Gramercy's stock is widely held, it cannot assure its investors that it is or will remain a domestically controlled qualified investment entity. Even if Gramercy does not qualify as a domestically controlled qualified investment entity, a non-U.S. holder's sale or exchange of its common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) Gramercy's stock owned is of a class that is "regularly traded," as defined by applicable Treasury Department regulations, on an established securities market, and (2) the selling non-U.S. holder owned, actually or constructively, 5% or less of Gramercy's outstanding stock of that class at all times during a specified testing period.

        If gain on the sale of Gramercy's common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of Gramercy's common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (1) if the non-U.S. holder's investment in Gramercy's common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and meets certain other requirements, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Backup Withholding and Information Reporting

        Gramercy will report to its U.S. holders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, Gramercy may be required to withhold a portion of any capital gain distributions to any U.S. holder who fails to certify their non-foreign status.

        Gramercy must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. A non-U.S. holder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of Gramercy's common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of Gramercy's common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

State, Local and Foreign Taxes

        Gramercy and its subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. Gramercy owns interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of Gramercy and its stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by Gramercy would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in Gramercy's common stock.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF GRAMERCY
AND SHAREHOLDERS OF AFR

General

        Both Gramercy and AFR are incorporated or organized in Maryland. Upon consummation of the merger, AFR shareholders will become stockholders of Gramercy. The rights of AFR shareholders are governed currently by Title 8, by applicable provisions of the MGCL, and by AFR's declaration of trust and bylaws. Because AFR shareholders will become stockholders of Gramercy as a result of the merger, their rights will be governed by the MGCL and by Gramercy's charter and bylaws.

Certain Material Differences Between the Rights of Stockholders of Gramercy and Shareholders of AFR

        The following is a summary of the material provisions of Maryland law, Gramercy's charter and bylaws and AFR's declaration of trust and bylaws governing the rights of Gramercy stockholders and the rights of AFR shareholders. This summary does not purport to be a complete description of the differences between the rights of Gramercy stockholders and AFR shareholders and is qualified in its entirety by reference to the governing corporate instruments of Gramercy and AFR. To obtain a copy of the charter and bylaws of Gramercy and the declaration of trust and bylaws of AFR, see "Where You Can Find More Information" beginning on page 134.

Authorized and Issued Stock/Shares of Beneficial Interest

        Gramercy.    The total number of authorized shares of Gramercy stock is 200,000,000, which consist of 100,000,000 shares of common stock, $0.001 par value per share, 25,000,000 shares of preferred stock, $0.001 par value per share, 4,600,000 shares of which are classified as 8.125% Series A Cumulative Redeemable Preferred Stock, and 75,000,000 shares of excess stock, $0.001 par value per share. As of January 2, 2008, the record date for the Gramercy special meeting, Gramercy had approximately 34,842,244 shares of common stock outstanding. In addition, as of the record date, Gramercy had 4,600,000 shares of preferred stock outstanding, consisting of 4,600,000 shares of 8.125% Series A Cumulative Redeemable Preferred Stock.

        AFR.    The total number of authorized shares of beneficial interest of AFR is 600,000,000, which consist of 500,000,000 common shares of beneficial interest, $0.001 par value per share, and 100,000,000 preferred shares of beneficial interest, $0.001 par value per share. As of January 2, 2008, the record date for the AFR special meeting, AFR had approximately 128,510,395 common shares outstanding and no preferred shares outstanding. The AFR Board has the power without approval by AFR's shareholders to amend its declaration of trust to increase or decrease the aggregate number of shares or the number of shares of any class or series that AFR is authorized to issue.

Boards of Directors/Trustees

        Certain provisions of the MGCL permit a Maryland corporation with a class of equity securities registered under the Exchange Act and with at least three independent directors to elect to be subject to any or all of five of the following provisions:

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  a classified board;

  •
  a two-thirds vote requirement to remove a director;

  •
  a requirement that the number of directors be fixed only by the vote of the directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of stockholders.

        A corporation can elect to be subject to the foregoing provisions through its charter or bylaws or by a resolution of its board of directors. Furthermore, a corporation can elect to be subject to the above provisions regardless of any contrary provisions in the charter or bylaws. A Maryland real estate investment trust may also elect to be subject to any of these provisions in its declaration of trust or bylaws or by resolution of its board of trustees, regardless of any contrary provisions in the declaration of trust or bylaws.

        Gramercy.    Gramercy may elect to be subject to the provisions listed above. As described below, Gramercy has adopted certain provisions in its charter similar to those listed above.

        AFR.    AFR may elect to be subject to the provisions listed above. As described below, AFR has adopted certain provisions in its declaration of trust similar to those listed above.

Size of the Board of Directors/Trustees

        Gramercy.    Gramercy's charter and bylaws provide that the number of directors shall not be less than the minimum number required by the MGCL nor more than 15 and that the number of directors may be changed by a majority vote of the Gramercy board of directors, except that the tenure of a director may not be affected by a decrease in the number of directors. Gramercy's bylaws require that a majority of its board of directors meet the independence requirements of the New York Stock Exchange. The Gramercy board of directors is divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting will be elected for a three-year term and the directors in the other two classes will continue in office. There is no cumulative voting in the election of directors.

        AFR.    AFR's declaration of trust and bylaws provide that the number of trustees may be increased or decreased at any regular meeting or at any special meeting called for that purpose, by a majority of the entire board of trustees. The AFR Board currently has seven trustees, each serving for a one-year term. There is no cumulative voting in the election of trustees.

Removal of Directors/Trustees

        Under the MGCL, unless the corporation's charter provides otherwise, the stockholders of a corporation with a classified board of directors may only remove a director with cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors. Under Title 8, unless otherwise provided by the declaration of trust, the shareholders of a real estate investment trust may remove any trustee, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of trustees.

        Gramercy.    Gramercy's charter provides that directors may be removed, only for cause, by the affirmative vote of the holders of a majority of all the votes entitled to be cast for the election of directors.

        AFR.    AFR's declaration of trust provides that directors may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the shares outstanding and entitled to vote generally on the election of trustees.

Amendments to Charter/Declaration of Trust

        The MGCL generally allows amendment of a corporation's charter if its board of directors adopts a resolution setting forth the proposed amendment, declaring its advisability and directing that it be submitted to the stockholders for consideration, and the stockholders thereafter approve such proposed amendment either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders' meeting by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

        Gramercy.    Amendments to Gramercy's charter must generally be approved by the vote of two-thirds of the votes entitled to be cast on the matter.

        Title 8 generally allows amendment of a REIT's declaration of trust if its board of trustees adopts a resolution setting forth the proposed amendment, declaring its advisability and directing that it be submitted to the shareholders for consideration, and the shareholders thereafter approve such proposed amendment by the affirmative vote or written consent of two-thirds of all votes entitled to be cast on the matter.

        AFR.    Except for certain limited exceptions in which the AFR Board, without action by AFR shareholders, can amend AFR's declaration of trust and certain amendments that require approval by two-thirds of the votes entitled to be cast, amendments to AFR's declaration of trust must be approved by the vote of a majority of the votes entitled to be cast on the matter.

Bylaw Amendments

        Under the MGCL, the power to amend the bylaws may be left with the stockholders of a Maryland corporation, vested exclusively in the directors or shared by both groups.

        Gramercy.    Gramercy's bylaws provide that the board of directors shall have the exclusive power to adopt, alter or repeal any bylaw or to make new bylaws.

        AFR.    AFR's bylaws provide that the AFR Board shall have the exclusive power to adopt, alter or repeal any bylaw or to make new bylaws.

Vote on Merger, Consolidation or Sale of Substantially all Assets

        Under the MGCL, unless the corporate charter states otherwise and except for certain transfers of all or substantially all of a corporation's assets and mergers that do not require stockholder approval, the

  •
  sale, lease, exchange or transfer of all or substantially all of the assets of a corporation not in the ordinary course of business conducted by it, and

  •
  any merger, consolidation or share exchange involving the corporation,

requires approval by shareholders entitled to cast two-thirds of the votes entitled to be cast on such matters.

        Gramercy.    Gramercy's charter provides that any action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon.

        Under Title 8, unless the declaration of trust states otherwise, any proposed merger involving a Maryland REIT shall be approved by the shareholders of such Maryland REIT by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

        AFR.    AFR's declaration of trust provides that AFR may merge into another entity, consolidate with one or more other entities into a new entity, or sell, lease, exchange or other transfer all or substantially all of AFR's assets, with (1) the approval of the AFR Board and (2) after notice to all shareholders entitled to vote on the matter, the affirmative vote of a majority of all votes entitled to be cast on the matter.

Limits on Ownership and Transfer of Shares

        Gramercy.    Gramercy's charter has provisions which restrict the ownership and transfer of its stock. See "Description of Gramercy Capital Stock—Restrictions on Ownership and Transfer."

        AFR.    No person or entity, other than certain persons or entities excepted by the AFR Board pursuant to AFR's declaration of trust, may beneficially own or constructively own more than 9.9% in value of the aggregate of the outstanding shares of beneficial interest of AFR, or the aggregate share ownership limit (including, without limitation, common shares and preferred shares). In addition, no person or entity, other than certain persons or entities excepted by the AFR Board pursuant to AFR's declaration of trust, may beneficially own or constructively own more than 9.9% (in value or in number of shares, whichever is more restrictive) of the aggregate number of the outstanding common shares, or the common share ownership limit. The AFR Board may from time to time increase the aggregate share ownership limit or the common share ownership limit. The AFR Board may exempt a person from the aggregate share ownership limit and/or the common share ownership limit, as long as the AFR Board obtains such representations and undertakings from such person as are reasonably necessary to ascertain that no individual's beneficial ownership or constructive ownership of shares of beneficial interest will result in AFR being "closely held" within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT. To the extent any transfer of shares of beneficial interest would cause any person or entity to own shares of beneficial interest in excess of the ownership limits described above, result in AFR being "closely held" or otherwise result in AFR failing to qualify as a REIT, the excess shares will be automatically transferred to a charitable trust for the benefit of a charitable beneficiary, effective as of the close of business on the business day prior to the date of such transfer, and the acquirer will not acquire any rights in those excess shares. In addition, any transfer of AFR common shares that would result in the ownership of shares of beneficial interest in AFR by less than 100 persons or entities (determined without reference to any rule or attribution) will be void ab initio as to the shares transferred and the intended transferee will acquire no rights in those shares.

Stockholder/Shareholder Meetings

        Under the MGCL, a special meeting of stockholders may be called by the President, the board of directors or any other person specified in the corporation's charter or bylaws and, unless the charter or bylaws of the corporation provide for a lower or higher (not to exceed a majority) threshold, a special meeting of stockholders must be called by the secretary upon the request of stockholders holding 25% of all the votes entitled to be cast at the meeting.

        Gramercy.    Gramercy's bylaws provide that an annual meeting of stockholders is to be held at Gramercy's principal office or another place stated in the notice of the meeting each year during the month of May at a time designated by the Gramercy board.

        Gramercy's bylaws provide that a special meeting of stockholders may be called at any time by:

  •
  the Chief Executive Officer of Gramercy,

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  the President of Gramercy, or

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  the Gramercy board of directors.

        In addition, the Secretary of Gramercy is required to call a special meeting of stockholders upon the written request of stockholders holding at least 25% of all the votes entitled to be cast at a special meeting. Such a request must state the purpose of the meeting and the matters proposed to be acted on. The stockholders requesting the calling of a special meeting are required to pay the reasonably estimated costs of preparing and mailing a notice of such a meeting to the stockholders. Unless requested by a majority of the votes entitled to be cast, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting held during the preceding 12 months.

        Title 8 requires that the declaration of trust of a Maryland real estate investment trust provide for an annual meeting of shareholders after delivery of the annual report at a convenient location and on proper notice.

        AFR.    The AFR declaration of trust and bylaws provide that an annual meeting of shareholders is to be held at AFR's principal office or another place stated in the notice of the meeting each year during the month of June or such other time as the AFR Board may determine, after the delivery of AFR's annual report.

        Under the AFR bylaws, a special meeting of the shareholders of AFR may be called at any time by:

  •
  the Chairman of the AFR Board,

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  the President of AFR,

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  the Chief Executive Officer of AFR, or

  •
  the AFR Board.

        In addition, the Secretary of AFR is required to call a special meeting of shareholders upon the written request of the shareholders of record entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such a request must state the purpose of the meeting and matters proposed to be acted on.

Business Combination Act

        Under Maryland law, as applicable to Maryland corporations and real estate investment trusts, certain "business combinations" (including certain mergers, consolidations, share exchanges, or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation or real estate investment trust and an "interested stockholder" or an affiliate of the interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the directors of such corporation or trustees of such trust and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares, voting together as a single voting group; and (2) two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or by the interested stockholder's affiliates or associates, voting together as a single voting group.

        Gramercy.    Gramercy has opted out of the business combination provisions through a resolution adopted by Gramercy's board of directors.

        AFR.    AFR has not opted out of the business combination provisions.

Control Share Acquisition Act

        Maryland law provides that "control shares" of a Maryland corporation or real estate investment trust acquired in a "control share acquisition" shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland control share acquisition statute. "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquirer, would entitle the acquirer to exercise, or direct the exercise of, voting power in electing directors or trustees within one of the following ranges of the voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders' meeting, then, subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.

        Gramercy.    Gramercy has opted out of the control share provisions through a provision in its bylaws.

        AFR.    AFR has opted out of the control share provisions through a provision in its bylaws.

DESCRIPTION OF GRAMERCY CAPITAL STOCK

        The following description of the terms of Gramercy stock is only a summary. For a complete description, you are referred to the MGCL and Gramercy's charter and bylaws. Gramercy has filed its charter and bylaws with the SEC as exhibits to previous Gramercy registration statements. See "Where You Can Find More Information."

Common Stock

        Gramercy has the authority to issue 100,000,000 shares of common stock, par value $0.001 per share, and 75,000,000 shares of excess stock, par value $0.001 per share. As of January 2, 2008, the record date for the Gramercy special meeting, Gramercy had approximately 34,842,244 shares of common stock issued and outstanding and no shares of excess stock issued or outstanding. Gramercy was incorporated as a Maryland corporation in August 2004. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of Gramercy's charter and bylaws.

        Subject to the preferential rights of any other class or series of stock and to the provisions of the Gramercy charter regarding the restrictions on ownership and transfer of stock, holders of shares of its common stock are entitled to receive distributions on their stock if, as and when authorized and declared by Gramercy's board of directors out of assets legally available therefor. The holders of shares of Gramercy's common stock are also entitled to share ratably in its assets legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up, after payment of or adequate provision for all its known debts and liabilities.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of Gramercy's securities.

        Subject to the provisions of the Gramercy charter regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of Gramercy common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Provisions of the Gramercy Charter and Bylaws

        The Gramercy charter authorizes Gramercy's board of directors to classify and reclassify any unissued shares of capital stock, by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, limitations and restrictions on ownership, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock, and to authorize the issuance of such classified or reclassified shares.

        Gramercy's board of directors is divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting will be elected for a three-year term and the directors in the other two classes will continue in office. Gramercy believes that classified directors will help to assure the continuity and stability of its board of directors and its business strategies and policies as determined by its board of directors. The use of a staggered board may delay or defer a change in control of Gramercy or removal of incumbent management.

Preferred Stock

        The Gramercy charter provides that Gramercy may issue up to 25,000,000 shares of preferred stock, $0.001 par value per share, 4,600,000 shares of which are classified as 8.125% Series A Cumulative Redeemable Preferred Stock, referred to as Series A preferred stock. As of the record date, there were 4,600,000 shares of preferred stock outstanding, consisting of 4,600,000 shares of Series A preferred stock.

        Subject to the limitations prescribed by the Gramercy charter, Gramercy's board of directors is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued share of any series of preferred stock previously authorized by its board of directors. Prior to issuance of shares of each class or series of preferred stock, Gramercy's board of directors is required by the MGCL and its charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each class or series.

        Reference is made to the Form 8-A relating to the Series A preferred stock described above for the specific terms thereof.

Restrictions on Ownership and Transfer

        Gramercy's charter, subject to certain exceptions, contains certain restrictions on the number of shares of its stock that any person may own. The Gramercy charter contains a stock ownership limit which generally prohibits any person from acquiring or holding, directly or indirectly, applying attribution rules under the Code, shares of common or preferred stock in excess of the lesser of (i) 9.8% of the total number of shares or value of Gramercy's outstanding common stock, whichever is more restrictive, or (ii) 9.8% in value of the outstanding shares of common and preferred stock. Gramercy's board of directors had waived this provision in connection with SL Green's purchase of Gramercy's shares of common or preferred stock in Gramercy's initial public offering, pursuant to SL Green's preemptive right or in any other transaction approved by Gramercy's board of directors, and SSF III Gemini, LP's purchase of Gramercy's shares of common stock in the 2007 Private Placement. Gramercy's board of directors has also granted waivers to three other purchases in connection with their purchase of its shares in a previous private placement. However, Gramercy's board of directors may not grant and has not granted such an exemption to any person without receiving evidence reasonably satisfactory to the board and Gramercy's tax counsel that such exemption would not, and is not reasonably likely to, cause Gramercy to fail to qualify as a REIT.

        Gramercy's charter further prohibits (1) any person from beneficially or constructively owning shares of its common or preferred stock that would result in it being "closely held" under Section 856(h) of the Code (without regard to whether the shares are owned during the last half of a taxable year) and (2) any person from transferring shares of its common or preferred stock if such transfer would result in shares of its stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of Gramercy's stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of its stock that resulted in a transfer of shares to the trust in the manner described below, must give notice to Gramercy and provide it with such other information as it may request in order to determine the effect of such transfer.

        If any transfer of shares of Gramercy's common or preferred stock occurs which, if effective, would result in any person beneficially or constructively owning shares of its common or preferred stock in excess or in violation of the above transfer or ownership limitations, then the transfer of that number of shares of its stock, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share), shall be void ab initio and the intended transferee will acquire no rights in such shares. If there is a purported transfer of shares of

Gramercy's common or preferred stock that would result in any person owning, directly or indirectly, applying attribution rules under the Code, shares of common or preferred stock (1) in excess of the lesser of (i) 9.8% of the total number of shares or value of Gramercy's outstanding common stock, whichever is more restrictive, or (ii) 9.8% in value of the outstanding shares of common and preferred stock or (2) that would result in Gramercy being "closely held" under Section 856(h) of the Code (without regard to whether the shares are owned during the last half of a taxable year), such shares of common or preferred stock in excess of such limits (rounded up to the nearest whole share) shall be converted automatically into shares of excess stock.

        Pursuant to Gramercy's charter, any shares of common or preferred stock that are converted into shares of excess stock are deemed to have been transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of excess stock held in the trust shall be issued and outstanding shares of Gramercy's stock. The prohibited owner shall not benefit economically from ownership of any shares of excess stock held in the trust, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the shares of excess stock held in the trust. The trustee of the trust shall have all voting rights and rights to distributions with respect to shares of excess stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to the discovery by Gramercy that shares of common or preferred stock have been transferred in violation of Gramercy's charter shall be paid by the recipient of such distribution to the trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the trustee. Any distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares of excess stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred in violation of the provisions of Gramercy's charter shall be void ab initio.

        In its sole discretion, the trustee may sell an interest in the trust representing the shares of excess stock held in the trust to a person whose ownership of the shares will not violate any of the ownership limitations set forth in Gramercy's charter. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (1) the price paid by the prohibited owner for the shares of common or preferred stock converted into shares of excess stock or, if the prohibited owner did not give value for the shares (e.g., a gift, devise or other such transaction), the average closing price for the class of shares from which such shares of excess stock were converted for the ten trading days immediately preceding such sale or gift and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary. Upon such transfer, the shares of excess stock will automatically be exchanged for an equal number of shares of stock of the class or series from which such shares of excess stock were converted and shall be transferred of record to the transferee of the interest in the trust. Prior to any such transfer, Gramercy must have waived in writing its right to purchase such shares of excess stock as described below.

        In addition, shares of Gramercy's excess stock held in the trust shall be deemed to have been offered for sale to it, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the creation of excess stock (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date Gramercy, or its designee, accepts such offer. Gramercy shall have the right to accept such offer until the 90 days after the later of (i) the date Gramercy receives notice of the purported transfer that resulted in the conversion of common or preferred stock into excess stock or (ii) if Gramercy does not receive such notice, the date that Gramercy's board of directors determines in good faith that at transfer resulting in excess stock has occurred, but in no event later than the date on which the trustee sells the shares of excess stock. Upon such a sale to Gramercy, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.

        All certificates representing shares of Gramercy's common stock and preferred stock will bear a legend referring to the restrictions described above.

        Each holder of Gramercy's stock shall upon demand provide to Gramercy such information as it may reasonably request in order to determine its qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limits could delay, defer or prevent a change in control or other transaction of Gramercy that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for Gramercy's common stock and preferred stock is The Bank of New York.

STOCKHOLDER PROPOSALS

Gramercy

        Stockholder proposals intended to be presented at the Gramercy 2008 Annual Meeting must be received by Gramercy no later than March 10, 2008 in order to be included in the proxy statement and form of proxy relating to that meeting. In order to be included in the proxy statement, such proposals must comply with the requirements as to form and substance established by the SEC for such proposals. A stockholder who wishes to make a proposal at the Gramercy 2008 Annual Meeting without submitting the proposal in the proxy statement and form of proxy relating to the meeting, must comply with the notice and other requirements set forth in Gramercy's current bylaws. Pursuant to Gramercy's bylaws, that notice must be submitted in writing and delivered to the Secretary of Gramercy at the executive offices between November 26, 2007 and March 10, 2008.

AFR

        Due to the contemplated completion of the merger, AFR does not intend to hold a 2008 annual meeting of shareholders, referred to as the AFR 2008 Annual Meeting. If, however, the merger is not completed and the AFR 2008 Annual Meeting is held, shareholder proposals intended to be presented at the meeting must be received by AFR no later than January 8, 2008 in order to be included in the proxy statement and form of proxy relating to that meeting. In order to be included in the proxy statement, such proposals must comply with the requirements as to form and substance established by the SEC for such proposals. A shareholder who wishes to make a proposal at the AFR 2008 Annual Meeting without submitting the proposal in the proxy statement and form of proxy relating to the meeting, must comply with the notice and other requirements set forth in AFR's current bylaws. Pursuant to AFR's bylaws, that notice must be submitted in writing and delivered to the Secretary of AFR at the executive offices between January 8, 2008 and February 7, 2008.

LEGAL MATTERS

        The material United States federal income tax considerations of the merger as described in "Material United States Federal Income Tax Considerations—Material United States Federal Income Tax Consequences of the Merger" will be passed on by Wachtell, Lipton, Rosen & Katz, special counsel to AFR. Certain United States federal income tax matters described in "Material United States Federal Income Tax Considerations—Material United States Federal Income Tax Considerations Applicable to Holders of Gramercy Common Stock" will be passed on by Clifford Chance US LLP, tax counsel to Gramercy. The validity of the Gramercy common stock to be issued in the mergers has been passed upon for Gramercy by Clifford Chance US LLP. Clifford Chance US LLP regularly performs legal services for Gramercy.

EXPERTS

        The consolidated financial statements of Gramercy Capital Corp. appearing in Gramercy Capital Corp.'s Annual Report (Form 10-K/A) for the year ended December 31, 2006 (including schedules appearing therein), and Gramercy Capital Corp. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated balance sheets of American Financial Realty Trust as of December 31, 2006 and 2005 and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2006 and related financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2006 financial statements refers to an accounting change as the result of the AFR's adoption of SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.

WHERE YOU CAN FIND MORE INFORMATION

        Gramercy and AFR each file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Gramercy and AFR file at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Gramercy's and AFR's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." You may inspect information that Gramercy and AFR file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

        Gramercy filed a registration statement on Form S-4 to register with the SEC any Gramercy common stock to be issued to AFR shareholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Gramercy in addition to being a proxy statement of AFR for the special meeting. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

        The SEC allows Gramercy and AFR to "incorporate by reference" information into this joint proxy statement/prospectus, which means that Gramercy and AFR can disclose important information to you by referring you to another document filed separately with the SEC. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Gramercy and AFR have previously filed with the SEC. These documents contain important information about Gramercy and AFR and their finances.

Gramercy's SEC Filings

Document	Period
Annual Report on Form 10-K/A (File No. 001-32248)	Year ended December 31, 2006
Quarterly Report on Form 10-Q (File No. 001-32248)	Quarter ended March 31, 2007
Quarterly Report on Form 10-Q (File No. 001-32248)	Quarter ended June 30, 2007
Quarterly Report on Form 10-Q (File No. 001-32248)	Quarter ended September 30, 2007
Document	Filed
Current Reports on Form 8-K (File No. 001-32248)	March 20, 2007
April 18, 2007
April 19, 2007 (Item 8.01 only)
July 5, 2007
July 19, 2007 (Item 8.01 only)
August 2, 2007
September 26, 2007
November 5, 2007 (Item 8.01 only)
November 8, 2007
November 28, 2007
December 3, 2007 (Item 8.01 only)
December 14, 2007
December 20, 2007
Document	Filed
Definitive Proxy Statement on Schedule 14A (File No. 001-32248)	April 20, 2007
Document	Filed
Description of Gramercy common stock in Registration Statement on Form 8-A (File No. 001-32248)	July 21, 2004
Description of our 8.125% Series A Cumulative Redeemable Preferred Stock in Registration Statement on Form 8-A (File No. 001-32248)	April 18, 2007

AFR's SEC Filings

Document	Period
Annual Report on Form 10-K (File No. 001-31678)	Year ended December 31, 2006
Quarterly Report on Form 10-Q (File No. 001-31678)	Quarter ended March 31, 2007
Quarterly Report on Form 10-Q (File No. 001-31678)	Quarter ended June 30, 2007
Quarterly Report on Form 10-Q (File No. 001-31678)	Quarter ended September 30, 2007
Document	Filed
Current Reports on Form 8-K (File No. 001-31678)	January 5, 2007
March 7, 2007
March 9, 2007
March 15, 2007
May 2, 2007
May 2, 2007
May 18, 2007
June 28, 2007
June 28, 2007
August 2, 2007
August 16, 2007
November 5, 2007
November 8, 2007
November 8, 2007
November 20, 2007
December 20, 2007
Document	Filed
Definitive Proxy Statement on Schedule 14A (File No. 001-31678)	April 30, 2007
Document	Filed
Description of AFR common shares in Registration Statement on Form 8-A (File No. 001-31678)	May 2, 2003

        Gramercy and AFR are also incorporating by reference additional documents that Gramercy or AFR may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this joint proxy statement/prospectus and the dates of the special meetings.

        The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this joint proxy statement/prospectus will be deemed modified, superseded or replaced for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this joint proxy statement/prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced will not be deemed, except as so modified, superseded or replaced, to constitute a part of this joint proxy statement/prospectus.

        Gramercy has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Gramercy, and AFR has supplied all such information relating to AFR.

        If you are a stockholder of Gramercy or a shareholder of AFR, Gramercy or AFR may have sent you some of the documents incorporated by reference, but you can obtain any of them through Gramercy or AFR or the SEC. Documents incorporated by reference are available from Gramercy and AFR without charge, excluding all exhibits unless Gramercy and AFR have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Stockholders of Gramercy and shareholders of AFR may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

Gramercy Capital Corp. 420 Lexington Avenue New York, New York 10170 Attn: Investor Relations Telephone: (212) 297-1000	American Financial Realty Trust 610 Old York Road Jenkintown, PA 19046 Attn: Director of Investor Relations Telephone: (215) 887-2280

        If you would like to request documents from Gramercy or AFR, please do so by February 6, 2008 to receive them before the special meeting.

        You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the AFR proposal to approve the merger and the other transactions contemplated by the merger agreement or the Gramercy proposal to approve the issuance of shares of Gramercy common stock in the merger. Neither Gramercy nor AFR has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated January 4, 2008. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than January 4, 2008, and neither the mailing of the joint proxy statement/prospectus to stockholders nor the issuance of shares of Gramercy common stock in the merger shall create any implication to the contrary.

INDEX TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

        On November 2, 2007, Gramercy Capital Corp. ("Gramercy"), GKK Capital LP ("Gramercy OP"), GKK Stars Acquisition LLC, GKK Stars Acquisition Corp. ("Merger Sub"), GKK Stars Acquisition LP ("Merger Sub OP"), American Financial Realty Trust ("AFR") and First States Group, L.P. ("AFR OP"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Under the terms of the Merger Agreement, Merger Sub will merge with and into AFR (the "Merger"), with AFR continuing after the Merger as the surviving entity, and Merger Sub OP will merge with and into AFR OP (the "Partnership Merger," and together with the Merger, the "Mergers"), with AFR OP continuing after the Partnership Merger as the surviving entity. At the effective time of the Merger (i) each of the issued and outstanding common shares of beneficial interest of AFR will be converted into the right to receive (a) $5.50 in cash and (b) 0.12096 shares of the common stock, par value $0.001 per share, of Gramercy (together, the "Merger Consideration"), without interest and less any required withholding tax. The cash consideration payable pursuant to the merger to AFR shareholders will be increased by (i) a portion of the special dividend declared by Gramercy on November 28, 2007 equal to the product of $2.00 payable on January 15, 2008 to Gramercy common stockholders of record on December 31, 2007 multiplied by the fixed exchange ratio of 0.12096, which is approximately $0.24 per share in cash, and (ii) an additional value payment, if any, up to a maximum of $0.25 per share in cash, equal to 50% of the excess of the net proceeds of the sale of certain AFR properties between November 2, 2007 and the closing of the Merger over specified target levels on an aggregate basis. The sale process which may result in the additional value payment is subject to a number of risks and uncertainties and AFR shareholders should not assume that any such payment will be made. In addition, AFR shareholders will be entitled to receive any regular quarterly dividend declared and paid by Gramercy in respect of the first quarter of 2008 and a specified portion of any additional special dividend, if any, declared by Gramercy before closing.

        The historical consolidated financial statements of Gramercy and AFR are contained in each of the companies respective Annual Reports on Form 10-K or Form 10-K/A, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information on file with the Securities and Exchange Commission (the "SEC") and incorporated by reference into this document. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with, and are qualified in their entirety by, the notes thereto and the historical consolidated financial statements of both companies, including the respective notes thereto, which are incorporated by reference into this document.

        In the opinion of management, the pro forma condensed consolidated financial information provides for all significant adjustments necessary to reflect the effects of the above transaction. The pro forma adjustments and the purchase price allocation, as presented, are based on estimates and certain other information that is currently available to Gramercy's management, and is subject to change.

        The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transaction and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

        The transaction has a total value of approximately $3.5 billion, including the market value of AFR's outstanding debt that Gramercy expects to assume in the Merger of approximately $1.6 billion and expected repayments of AFR's convertible notes and credit facilities totaling approximately $596 million. Gramercy has obtained a commitment from Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and SL Green Realty Corp. ("SL Green"), to provide debt financing for the cash portion of the consideration in an amount up to $850.0 million, (the "Acquisition Loan") subject to certain customary conditions.

        Subsequent to the Merger, the combined company will be externally managed and advised by GKK Manager LLC, a majority-owned subsidiary of SL Green (the "Manager"), and therefore will have no employees.

        The purchase price is determined as follows (amounts in thousands, except share and per share data):

Outstanding common shares of AFR (including the assumed conversion of AFR OP units, stock options and awards under AFR's multi-year equity compensation plan, prior to the Merger)	129,272,775

Cash consideration ($5.50 per share)	$711,000
Common stock consideration(1)	378,724
Additional consideration equal to a portion of Gramercy's special common stock dividend declared(2)	31,274
Purchase of minority interest in AFR	14,497
Estimated merger costs(3)	111,247

Total consideration	1,246,742
Repayment of AFR's convertible notes and credit facilities at closing	595,884
Assumption of AFR's liabilities	1,649,586

Total purchase price	$3,492,212

    (1)
    Reflects the outstanding common shares of AFR multiplied by (a) the fixed exchange ratio of 0.12096 shares of Gramercy common stock for each AFR common share and (b) the closing price of Gramercy's common stock on the New York Stock Exchange on November 2, 2007 of $24.22 per share, the last trading day before the Merger was publicly announced.

    (2)
    Represents the outstanding common shares of AFR multiplied by (a) the fixed exchange ratio of 0.12096 shares of Gramercy common stock for each AFR common share and (b) $2.00, which represents the special dividend per share of Gramercy common stock declared on November 28, 2007 and payable on January 15, 2008 to stockholders of record on December 31, 2007.

    (3)
    Total merger costs are estimated as follows:

Transfer taxes, recording fees, insurance, financing and other real estate costs and estimated Manager advisory fees	56,156
Financial advisory fees	34,050
Legal, accounting and other fees and costs	11,575
Employee and executive termination, severance and other related costs	9,466

Total merger costs	$111,247

Gramercy Capital Corp.
Pro Forma Condensed Consolidated Balance Sheet
(Unaudited)
As of September 30, 2007
(Amounts in thousands, except share and per share data)

	Gramercy Capital Corp. Historical	American Financial Realty Trust Historical	American Financial Realty Trust Merger Adjustments	Gramercy Capital Corp. Pro Forma Adjustments		Gramercy Capital Corp. Pro Forma
Assets:
Cash and cash equivalents	$306,760	$103,418	$(265,172)	$(132,817	)(a)	$12,189
Restricted cash	147,872	91,864	—	(3,513)	(b)	236,223
Loans and other lending investments, net	2,495,925	—	—	—		2,495,925
Real estate assets, net	224,800	2,292,194	1,065,521	(164,645)	(c)(d)(g)	3,417,870
Commercial mortgage-backed securities	775,852	—	—	—		775,852
Loans and real estate assets held for sale, net	194,818	182,976	(182,976)	160,625	(b)	355,443
Accrued interest and other receivables	26,601	76,119	—	(568	)(b)(d)	102,152
Pledged treasury securities	—	86,939	2,319	—	(e)	89,258
Deferred costs	44,989	63,876	(63,876)	28,101	(g)	73,090
Intangible assets	—	298,043	(298,043)	—	(f)	—
Other assets	24,475	34,050	(12,280)	—	(h)	46,245

Total assets	$4,242,092	$3,229,479	$245,493	$(112,817)		$7,604,247

Liabilities and Stockholders' Equity:
Repurchase agreements	$296,446	$—	$—	$—		$296,446
Credit facilities and Acquisition Loan	—	149,385	(149,385)	817,000	(a)	817,000
Collateralized debt obligations	2,757,858	—	—	—		2,757,858
Mortgage notes payable	153,624	1,584,019	(9,670)	(90,680)	(b)(e)(j)	1,637,293
Convertible mortgage notes	—	446,499	(446,499)	—	(i)	—
Management and incentive fees payable	25,430	—	—	—		25,430
Dividends payable	21,712	24,744	—	—		46,456
Accounts payable and accrued expenses	35,959	3,230	—	—		39,189
Fair value of below-market leases, net	—	54,870	523,772	—	(f)	578,642
Deferred revenue	—	218,936	(218,936)	—	(f)	—
Liabilities related to assets held for sale	—	13,930	(13,930)	90,680	(j)	90,680
Derivative instruments, at fair value	27,192	—	—	—		27,192
Accrued interest and other liabilities	12,786	73,863	(26,600)	—	(k)	60,049
Junior subordinated deferrable interest debentures held by trusts and issued trust preferred securities	150,000	—	—	—		150,000

Total liabilities	$3,481,007	$2,569,476	$(341,248)	$817,000		$6,526,235

Commitments and contingencies
Stockholders' Equity:
Minority interest	—	8,040	(8,040)	—	(l)	—
Common stock, par value $0.001, 100,000,000 shares authorized, 30,902,304 and 46,539,139 shares issued and outstanding on a historical and pro forma basis, respectively*	30	132	(132)	16	(m)	46
Series A cumulative redeemable preferred stock, par value $0.001, liquidation preference $115,000, 4,600,000 shares authorized & issued	111,210	—	—	—		111,210
Additional paid-in-capital	583,469	1,394,366	(1,394,366)	378,709	(m)	962,178
Common shares held in treasury at cost	—	(34,990)	34,990	—	(m)	—
Accumulated other comprehensive income	(19,274)	(7,412)	7,412	—	(m)	(19,274)
Retained earnings	85,650	(700,133)	700,133	(61,798	)(q)	23,852

Total stockholders' equity	761,085	660,003	(660,003)	316,927		1,078,012

Total liabilities and stockholders' equity	$4,242,092	$3,229,479	$(1,001,251)	$1,133,927		$7,604,247

The accompanying notes are an integral part of these pro forma financial statements.

Gramercy Capital Corp.
Pro Forma Condensed Consolidated Income Statement
(Unaudited)
For the Nine Months Ended September 30, 2007
(Amounts in thousands, except share and per share data)

	Gramercy Capital Corp. Historical	American Financial Realty Trust Historical	American Financial Realty Trust Merger Adjustments		Gramercy Capital Corp. Pro Forma Adjustments	Gramercy Capital Corp. Pro Forma
Revenues
Investment income	$218,593	$—	$—		$—	$218,593
Rental revenue, net	6,109	200,572	10,237	(n)(o)	—	216,918
Operating expense reimbursements	—	103,673	(997)	(n)	—	102,676
Gain on sales and other income	11,949	6,559	(54)	(n)	—	18,454

Total revenues	236,651	310,804	9,186		—	556,641

Expenses
Interest expense	126,271	102,984	(35,009	)(p)	60,146 (q)	254,392
Property operating expenses	—	156,714	(15,864)	(n)	—	140,850
Management fees	16,176	—	—		7,314 (r)	23,490
Incentive fee	29,469	—	—		3,372 (s)	32,841
Depreciation and amortization	2,947	98,809	(44,079	)(t)	—	57,677
Marketing, general and administrative	11,068	23,300	(21,039)	(u)	—	13,329
Provision for loan loss	6,648	—	—			6,648

Total expenses	192,579	381,807	(115,991)		70,832	529,227

Income before equity in net income (loss) of unconsolidated joint ventures and provision for taxes	44,072	(71,003)	125,177		(70,832)	27,414
Equity in net income (loss) of unconsolidated joint ventures	1,053	(2,162)	—		—	(1,109)

Income (loss) from continuing operations before provision for taxes and discontinued operations	45,125	(73,165)	125,177		(70,832)	26,305
Discontinued operations, net of minority interest	—	46,608	(49,718	)(n)(v)	—	(3,110)
Gain from sale of unconsolidated joint venture interest	92,235	—	—		—	92,235
Provision for taxes	(1,301)	—	—		—	(1,301)

Net income (loss)	136,059	(26,557)	75,459		(70,832)	114,129
Preferred stock dividends	(4,231)	—	—		—	(4,231)

Net income (loss) available to common stockholders	$131,828	$(26,557)	$75,459		$(70,832)	$109,898

Basic earnings per share:(*)
Net income available to common stockholders	$5.04					$2.62

Diluted earnings per share:(*)
Net income available to common stockholders	$4.79					$2.50

Dividends per common share	$1.82					$1.82

Basic weighted average common shares outstanding	26,139					41,939

Diluted weighted average common shares and common share equivalents outstanding	27,527					43,958

Gramercy Capital Corp.
Pro Forma Condensed Consolidated Income Statement
(Unaudited)
For the Year Ended December 31, 2006
(Amounts in thousands, except share and per share data)

	Gramercy Capital Corp. Historical	American Financial Realty Trust Historical	American Financial Realty Trust Merger Adjustments		Gramercy Capital Corp. Pro Forma Adjustments	Gramercy Capital Corp. Pro Forma
Revenues
Investment income	$176,421	$—	$—		$—	$176,421
Rental revenue, net	2,402	254,558	10,166	(n)(o)	—	267,126
Operating expense reimbursements	—	168,266	(1,293)	(n)	—	166,973
Gain on sales and other income	19,392	8,468	(42)	(n)	—	27,818

Total revenues	198,215	431,292	8,831		—	638,338

Expenses
Interest expense	98,299	142,376	(52,446)	(p)	80,389 (q)	268,618
Property operating expenses	—	235,450	(21,883)	(n)		213,567
Management fees	16,668	—	—		9,802 (r)	26,470
Incentive fee	7,609	—	—		— (s)	7,609
Depreciation and amortization	1,582	126,244	(53,490)	(t)	—	74,336
Marketing, general and administrative	11,957	64,779	(50,362)	(u)	—	26,374
Provision for loan loss	1,430	—	—			1,430

Total expenses	137,545	568,849	(178,181)		90,191	618,404

Income before equity in net income (loss) of unconsolidated joint ventures and provision for taxes	60,670	(137,557)	187,012		(90,191)	19,934
Equity in net income (loss) of unconsolidated joint ventures	(2,960)	(1,397)	—		—	(4,357)

Income (loss) from continuing operations before provision for taxes and discontinued operations	57,710	(138,954)	187,012		(90,191)	15,577
Discontinued operations, net of minority interest	—	118,356	(84,919)	(n)(v)	—	33,437
Provision for taxes	(1,808)	—	—		—	(1,808)

Net income (loss)	55,902	(20,598)	102,093		(90,191)	47,206
Preferred stock dividends	—	—	—		—	—

Net income (loss) available to common stockholders	$55,902	$(20,598)	$102,093		$(90,191)	$47,206

Basic earnings per share:(*)
Net income available to common stockholders	$2.26					$1.16

Diluted earnings per share:(*)
Net income available to common stockholders	$2.15					$1.11

Dividends per common share	$2.08					$2.08

Basic weighted average common shares outstanding	24,722					40,521

Diluted weighted average common shares and common share equivalents outstanding	26,009					42,441

Gramercy Capital Corp.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

*
Does not include 3,809,524 shares of Gramercy common stock issued in November 2007 pursuant to a private placement (the "Private Placement").

(a)
Represents the expected net proceeds from the $850 million Acquisition Loan to be provided by Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp. and SL Green, pursuant to a commitment letter reduced by the cash consideration of the Mergers, merger costs, the special dividend of $61,798 payable to Gramercy's existing stockholders (which excludes the special dividend payable with respect to the shares issued in the Private Placement), additional consideration payable in the Mergers equal to a portion of Gramercy's special common stock dividend declared, and cost incurred by Gramercy in connection with the Acquisition Loan.

(b)
Represents the elimination of real estate assets held for sale by AFR of $182,976, which are expected to be sold prior to the closing of the Mergers, plus an additional six AFR properties that Gramercy has designated for sale and which it expects to be sold subsequent to the Mergers with an estimated fair value of approximately $160,625. Additionally, the following accounts were reclassified as held for sale in connection with the planned property dispositions:

Restricted cash	$3,513
Accrued interest and other receivables	$7,678
Liabilities related to assets held for sale	$90,680
(c)
Reflects purchase price allocations, which may differ from the actual purchase price allocations upon realization of any accrued costs and the final determination of certain intangible assets and liabilities. Real estate includes intangible assets for the estimated fair value attributable to above- and below-market leases. The purchase price has been allocated as follows:

Value to be allocated to assets, based upon merger consideration	$3,492,212
Add: estimated fair value of above- and below- market leases, net	578,642
Repayment of AFR's convertible notes and credit facilities at closing	(595,884)
Less: estimated fair value of AFR's non-real estate assets acquired	(117,255)

Fair value of acquired AFR consolidated real estate, net	$3,357,715

Purchase price allocation
Land	$654,818
Building and improvements	2,619,272
Investments in joint ventures	83,625

Fair value of acquired AFR consolidated real estate, net	$3,357,715

(d)
Includes the reclassification of $7,109 to accrued interest and other receivables previously included with real estate assets, net.

(e)
Represents a fair value adjustment to the balance upon acquisition.

(f)
Represents the elimination of AFR's historical balance of deferred revenue and the recognition of lease intangibles upon acquisition. Allocation of purchase price to intangible assets and liabilities to be finalized upon closing.

(g)
Includes the reclassification of $8,101 to deferred costs previously included with real estate assets, net, and recognition of estimated costs for the Acquisition Loan.

(h)
Represents a portion of the elimination of AFR's historical prepaid and other assets, and financing costs incurred by Gramercy in connection with the Acquisition Loan.

(i)
Represents the repayment of AFR's convertible mortgage notes expected to occur pursuant to the change in control provisions of the underlying notes. Under the indenture governing these notes, Gramercy is obligated upon completion of the Mergers to offer to purchase these notes for cash. Gramercy expects that the holders will accept Gramercy's offer based on the interest rate of these notes compared to current interest rates available in the market. To the extent Gramercy's offer is not accepted by the holders, the outstanding principal and accrued interest on these notes would remain on Gramercy's balance sheet.

(j)
Represents the liabilities associated with six AFR properties that Gramercy has designated for sale and which it expects to be sold subsequent to the Mergers with an estimated fair value of approximately $160,625.

(k)
Represents the elimination of a portion of AFR's historical accrued interest and other liabilities, primarily comprised of accrued interest on the convertible notes and accrued interest on AFR's existing credit facility, both of which are expected to be repaid at the closing of the Mergers. In addition, all accrued compensation costs have been eliminated as Gramercy is, and will remain, externally managed and advised by the Manager, and therefore will have no employees.

(l)
Represents the elimination of AFR's historical minority interests due to the Partnership Merger and the purchase by Gramercy of certain units of limited partnership in AFR OP on November 6, 2007.

(m)
Represents the elimination of AFR's historical stockholders' equity and the issuance of shares of Gramercy common stock in connection with the Mergers. The calculation for the issuance of Gramercy's common stock is as follows:

Outstanding common shares of AFR	129,272,775
Fixed conversion ratio	0.12096

Number of Gramercy shares of common stock to be issued	15,636,835
Stock price on the last trading day preceding the public announcement of the Merger	$24.22

Assumed value of common stock to be issued	378,724,140

  Stockholders equity excludes the 3,809,524 shares of Gramercy common stock issued in November 2007 pursuant to the Private Placement.

(n)
Represents adjustments related to the operations for the $160,625 of real estate assets Gramercy has designated as available for sale in addition to the assets AFR had previously designated as held for sale. All income and expense related to these properties were reclassified into discontinued operations for both periods.

(o)
Represents the net of adjustments made to historical straight-line rents to account for the new commencement period that begins at the closing of the Mergers and the adjustment to rental revenue for the amortization of above- and below-market rents over the remaining lease terms.

(p)
Represents adjustments made to exclude interest expense related to $595,884 of existing AFR debt that will be repaid at closing. Under the indenture governing the convertible notes, Gramercy is obligated upon completion of the Mergers to offer to purchase these notes for cash. Gramercy expects that the holders will accept Gramercy's offer based on the interest rate of these notes compared to current interest rates available in the market. To the extent Gramercy's offer is not accepted by the holders, the pro forma interest expense will be higher and pro forma net income (loss) will be lower for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively. Represents adjustments of $6,162 in 2007 and $14,164 in 2006 to reflect interest savings for the full periods presented resulting from the refinancing at lower cost, or in certain instances the repayment, by AFR of certain debt.

(q)
Represents increase to interest expense associated with the Acquisition Loan.

	9/30/07	12/31/06
Assumed borrowing under committed Acquisition Loan	$817,000	$817,000
Average interest rate (LIBOR plus credit spread of 385 bps)	8.434%	8.434%

Interest expense	$52,215	$69,859

Amortization of the fair market value adjustment to debt	$663	$887
Amortization of deferred financing costs associated with the Acquisition Loan	$7,268	$9,643

Total interest expense adjustment	$60,146	$80,389

  If market rates of the variable debt changed by 1/8 of 1%, then the increase or decrease in interest expense related to the variable debt would be approximately $800 and $1,000 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

(r)
Represents adjustments to fees payable to the Manager as a result of increases in stockholders' equity on which management fees are assessed and increases in book value on which asset servicing fees are assessed. Also reflects increases to the outsourcing fee to reflect a recent amendment to the agreement that will become effective upon, and subject to, the Mergers increasing the fee payable thereunder from $1,304 to $2,732 for the year ended December 31, 2006 and from $1,001 to $2,049 for the nine month period ended September 30, 2007. This does not include an increase to management fees due to the Private Placement.

(s)
In accordance with the incentive fee provisions of the partnership agreement of the Gramercy OP, owners of Class B limited partner interests are entitled to an incentive return equal to 25% of the amount by which Funds from Operations ("FFO") plus certain accounting gains (as defined in the partnership agreement of the Gramercy OP) exceed the product of Gramercy's weighted average stockholders equity (as defined in the partnership agreement of the Gramercy OP) multiplied by 9.5% (divided by four to adjust for quarterly calculations (the "Threshold Amount")). Incentive fees increased in the pro forma period ending September 30, 2007 as a result of increases to funds from operations in excess of the Threshold Amount, which exceeded the impact of the issuance of shares of Gramercy common stock in connection with the Mergers. This does not include any adjustments to incentive fees due to the Private Placement.

(t)
Represents depreciation adjustment relating to real estate acquired from AFR in connection with the Mergers based upon the estimated purchase price allocation.

(u)
Represents adjustments made to eliminate AFR's historical salary expense, since Gramercy has, and will continue to have, no employees due to its external management structure. Also reflects cost reductions in MG&A expenses of both Gramercy and AFR.

(v)
Represents adjustment to eliminate AFR's historical discontinued operations results since it is anticipated that the corresponding assets will be sold prior to the Mergers.

Annex A

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 2, 2007, is made by and among Gramercy Capital Corp., a Maryland corporation ("Parent"), GKK Capital LP, a Delaware limited partnership ("Parent OP"), GKK Stars Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent OP ("Acquisition Sub"), GKK Stars Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of Acquisition Sub ("Merger Sub"), GKK Stars Acquisition LP, a Delaware limited partnership ("Merger Sub OP" and, together with Parent, Parent OP, Acquisition Sub and Merger Sub, the "Purchaser Parties"), American Financial Realty Trust, a Maryland real estate investment trust (the "Company"), and First States Group, L.P., a Delaware limited partnership (the "Operating Partnership").

RECITALS

        WHEREAS, the Company is a self-administered, self-managed Maryland real estate investment trust that holds interests in properties through the Operating Partnership and, through its wholly-owned subsidiary, First States Group, LLC (the "General Partner"), is the sole general partner of the Operating Partnership;

        WHEREAS, the parties wish to effect a business combination through a merger of (a) Merger Sub with and into the Company (the "Merger") and (b) Merger Sub OP with and into the Operating Partnership (the "Partnership Merger" and, together with the Merger, the "Mergers") on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 8-501.1 of the Maryland REIT Law (the "MRL"), Section 3-114 of the Maryland General Corporations Law (the "MGCL"), and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, as amended (the "DRULPA"), as applicable;

        WHEREAS, the Board of Trustees of the Company (the "Company Board") (a) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and declared that the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders on the terms and subject to the conditions set forth herein and (b) has recommended approval of the Merger by the Company's stockholders;

        WHEREAS, the General Partner, as the general partner of the Operating Partnership, has determined that this Agreement, the Partnership Merger, and the other transactions contemplated hereby, taken together, are fair to, advisable and in the best interests of the Operating Partnership and the holders of the OP Units;

        WHEREAS, the Board of Directors of Parent (the "Parent Board") and Merger Sub, and Acquisition Sub, in its capacity as the general partner of Merger Sub OP, each have approved this Agreement, the Merger and the Partnership Merger, as applicable, and the other transactions contemplated by this Agreement and declared that the Merger or the Partnership Merger, as applicable, and the other transactions contemplated by this Agreement are advisable and in the best interests of Parent, Merger Sub and Merger Sub OP and its limited partners, respectively, on the terms and subject to the conditions set forth herein and Acquisition Sub has recommended approval of the Partnership Merger by the Merger Sub OP's limited partners;

        WHEREAS, as a condition to the willingness of the Company to enter into this Agreement, the Company has required that certain stockholders of Parent enter into, and in order to induce the Company to enter into this Agreement, such shareholders have agreed to enter into, voting agreements providing, among other things, for the approval of the issuance of Parent Common Stock in the Mergers; and

        WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGERS

        Section 1.1.    The Mergers.

          (a)   Subject to the terms and conditions of this Agreement, and in accordance with Section 8-501.1 of the MRL and Section 3-114 of the MGCL, at the Effective Time, Merger Sub and the Company shall consummate the Merger, pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall thereupon cease, and (ii) the Company shall be the surviving entity in the Merger (the "Surviving Company") as a wholly-owned subsidiary of Acquisition Sub. The Merger shall have the effects specified in Section 8-501.1(o) of the MRL, Section 3-114 of the MGCL and this Agreement. Accordingly, from and after the Effective Time, the Surviving Company shall have all the properties, rights, privileges, purposes and powers and debts, duties and liabilities of the Company and Merger Sub.

          (b)   Subject to the terms and conditions of this Agreement, and in accordance with Section 17-211 of the DRULPA, at the Partnership Merger Effective Time, Merger Sub OP and the Operating Partnership shall consummate the Partnership Merger, pursuant to which (i) Merger Sub OP shall be merged with and into the Operating Partnership and the separate existence of Merger Sub OP shall thereupon cease, and (ii) the Operating Partnership shall be the surviving entity in the Partnership Merger (the "Surviving Partnership") as an indirect, wholly-owned subsidiary of Parent OP. The Partnership Merger shall have the effects specified Section 17-211 of the DRULPA and this Agreement. Accordingly, from and after the Partnership Merger Effective Time, the Surviving Partnership shall have all the properties, rights, privileges, purposes and powers and debts, duties and liabilities of the Operating Partnership and Merger Sub OP.

        Section 1.2.    Effective Time.

          (a)   At the Closing, Merger Sub and the Company shall duly execute and file articles of merger (the "Maryland Articles of Merger") with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") in accordance with the MRL and the MGCL and shall make all other filings or recordings required under the MRL or the MGCL to effect the Merger. The Merger shall become effective at such time as the Maryland Articles of Merger have been accepted for record by the SDAT or such later time which the parties hereto shall have agreed upon and designated in the Maryland Articles of Merger in accordance with the MRL and the MGCL as the effective time of the Merger (the "Effective Time").

          (b)   At the Closing, Merger Sub OP and the Operating Partnership shall duly execute and file with the Secretary of State of Delaware (the "DSOS") a certificate of merger (the "Delaware Merger Certificate") in accordance with the DRULPA and shall make all other filings or recordings required under the DRULPA to effect the Partnership Merger. The Partnership Merger shall become effective at such time as the Delaware Merger Certificate has been accepted for record by the DSOS or such later time which the parties hereto shall have agreed upon and designated in the Delaware Merger Certificate in accordance with the DRULPA as the effective time of the Partnership Merger (the "Partnership Merger Effective Time"), it being understood that the parties shall cause the Partnership Merger Effective Time to occur on the Closing Date prior to the Effective Time.

        Section 1.3.    Closing.    The closing of the Mergers (the "Closing") shall occur as promptly as practicable (but in no event later than the fifth (5th) Business Day) after all of the conditions set forth in Article VII (other than conditions which by their terms are to be satisfied by action taken at the Closing) shall have been satisfied or waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at 10:00 a.m., local time at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, or at such other time and place as agreed to by the parties hereto (the "Closing Date").

        Section 1.4.    Organizational Documents of the Surviving Company and the Surviving Partnership.    At the effective Time, the declaration of trust of the Surviving Corporation shall be amended and restated in the form agreed by the parties until thereafter amended as provided therein or by Law (the "Surviving Company Declaration of Trust"). Such declaration of trust shall not be inconsistent with Section 6.6. The bylaws of the Company, as amended (the "Bylaws"), as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company until thereafter amended as provided therein or by Law (the "Surviving Company Bylaws"). The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the "OP Partnership Agreement"), as in effect immediately prior to the Partnership Merger Effective Time, shall be the limited partnership agreement of the Surviving Partnership until thereafter amended as provided therein or by Law. Following the Partnership Merger Effective Time, the certificate of limited partnership of the Operating Partnership shall be the certificate of limited partnership of the Surviving Partnership until further amended in accordance with the DRULPA.

        Section 1.5.    Trustees and Officers of the Surviving Company.    The members of the board of directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the trustees of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company Declaration of Trust and the Surviving Company Bylaws. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company Declaration of Trust and the Surviving Company Bylaws.

ARTICLE II

EFFECT OF THE MERGERS ON THE EQUITY SECURITIES
OF THE CONSTITUENT COMPANIES

        Section 2.1.    Conversion of Securities.

          (a)   As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of beneficial interests of the Company or any shares of common stock of Merger Sub:

            (i)    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one common share of beneficial interest, par value $0.01 per share, of the Surviving Company.

            (ii)   Each common share of beneficial interest, par value $0.001 per share, of the Company (collectively, the "Company Common Shares") that is owned by the Company, by any wholly-owned Company Subsidiary or by Merger Sub shall, immediately prior to the Effective Time, automatically be cancelled and retired and shall cease to exist, and no payment shall be made with respect thereto.

            (iii)  Each Company Common Share issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a(ii))) shall automatically be converted into, and shall be cancelled in exchange for, the right to receive (A) a number of shares of common stock, par value $0.001 per share, of Parent (the "Parent Common Stock") equal to the Exchange Ratio (together with any shares of Parent Common Stock required to be delivered pursuant to Section 2.1(b), the "Stock Consideration"), and (B) an amount in cash equal to $5.50, without interest plus an amount, if any, equal to the Additional Value Payment (together, with any cash required to be delivered pursuant to Section 2.1(b), the "Cash Consideration"). The Stock Consideration and the Cash Consideration deliverable to each holder of Company Common Stock is collectively referred to herein as the "Company Common Share Merger Consideration." For purposes of this Agreement, the Additional Value Payment means the quotient of (a) the aggregate amount payable to the Company's stockholders in accordance with the terms of the attached Exhibit A and (b) the aggregate number of shares of Company Common Stock outstanding as of the Closing, but in any event shall not be less than zero or greater than $0.25 per share of Company Common Stock.

          (b)   As of the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holders of the units of limited partnership interest in the Operating Partnership or Merger Sub OP:

            (i)    The general partnership interest of the Operating Partnership shall remain outstanding and constitute the only outstanding general partnership interest in the Surviving Partnership.

            (ii)   Each unit of limited partnership interest in the Operating Partnership (collectively, the "OP Units") issued and outstanding immediately prior to the Partnership Merger Effective Time (other than each OP Unit owned by the Company or any Company Subsidiary, which shall remain outstanding and unchanged as units of limited partnership interest in the Surviving Partnership) shall automatically be converted into the right to receive the applicable amount and type of Company Common Share Merger Consideration (the "Partnership Merger Consideration") in respect of the number of Company Common Shares issuable upon redemption of each such OP Unit in accordance with the OP Agreement as if such OP Units were redeemed for an equal number of Company Common Shares immediately prior to the Partnership Merger Effective Time.

        Section 2.2.    Exchange of Certificates.

          (a)    Exchange Agent.    Prior to the Effective Time, Parent shall designate, or cause to be designated, a bank or trust company that is reasonably acceptable to the Company (the "Exchange Agent") and enter into an Exchange Agent agreement, in form and substance reasonably acceptable to the Company, with such Exchange Agent to act as agent for the payment or exchange in accordance with this Article II of the Company Common Share Merger Consideration, the Partnership Merger Consideration, any Other Payments, any amounts to be paid in cash pursuant to Section 2.5 hereof and any cash payable in lieu of fractional shares. On or before the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the number of shares of Parent Common Stock sufficient to deliver, and Parent shall instruct the Exchange Agent to timely deliver, the aggregate Stock Consideration, (ii) any amounts or securities payable in respect of the Other Payments and (iii) immediately available funds equal to the aggregate Cash Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.2(j)) or cash or other consideration payable in respect of dividends or distributions on shares of Parent Common Stock in accordance with Section 2.2(k) (clauses (i) through (iii) collectively referred to as the "Exchange Fund") and Parent shall instruct the Exchange Agent to timely pay such amounts and such cash in lieu of fractional shares, in accordance with this Agreement. The Exchange Agent shall make payments of the

  Company Common Share Merger Consideration, the Partnership Merger Consideration, the Other Payments and any cash payable in lieu of fractional shares out of the Exchange Fund in accordance with this Agreement, the Maryland Articles of Merger and the Delaware Merger Certificate. The Exchange Fund shall not be used for any other purpose. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to Parent.

          (b)    Stock Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Company Common Shares. From and after the Effective Time, the holders of Certificates representing ownership of the Company Common Shares outstanding immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. On or after the Effective Time, any Certificates presented to the Exchange Agent, the Surviving Company or the transfer agent for any reason shall be converted into the Company Common Share Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor in accordance with the procedures set forth in this Article II, any Other Payments deliverable hereunder and any dividends or distributions in respect of Parent Common Stock.

          (c)    Exchange Procedures.    Promptly after the Effective Time and, in any event, not later than the second Business Day following the Closing Date, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding Company Common Shares whose shares were converted into the right to receive the Company Common Share Merger Consideration pursuant to Section 2.1, any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor, any Other Payments deliverable hereunder and any dividends or distributions in respect of Parent Common Stock: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Company Common Share Merger Consideration, the Other Payments, any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor in accordance with Section 2.2(j) and any dividends or distributions in respect of Parent Common Stock in accordance with Section 2.2(k) to which the holder thereof is entitled. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent or the Surviving Company, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Agreement, (y) a check in the amount (after giving effect to any required Tax withholdings as provided in Section 2.3) equal to the Cash Consideration that such holder is entitled to receive pursuant to this Agreement plus any cash such holder is entitled to receive in lieu of fractional shares of Parent Common Stock and any cash dividends or distributions in respect of Parent Common Stock, payable in respect of the Company Common Shares previously represented by such Certificate pursuant to the provisions of Section 2.2(c), Section 2.2(j) and Section 2.2(k) and (z) without duplication, any Other Payments, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed and accompanied by appropriate stock powers or otherwise be in proper form for transfer and accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent and the Exchange Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Company Common Share Merger Consideration, the Other Payments, any cash in lieu of fractional shares and any dividends or distributions in respect of Parent Common Stock, as contemplated by this Section 2.2. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

          (d)    Payment with respect to OP Units.

            (i)    Promptly after the Effective Time and, in any event, not later than the second Business Day following the Closing Date, Parent shall cause the Exchange Agent to mail to each holder of OP Units registered on the transfer books of the Operating Partnership immediately prior to the Partnership Merger Effective Time (A) a letter of transmittal (a "Unitholder Letter of Transmittal") which shall certify to Parent and to the Exchange Agent the number of OP Units held by such holder and shall be in such form and have such other provisions as the Surviving Company may reasonably specify and (B) instructions for use in effecting the delivery of the Unitholder Letter of Transmittal in order to receive the Partnership Merger Consideration together with any amounts payable in respect of dividends or distributions on shares of Parent Common Stock in accordance with Section 2.1(k) and fractional shares of Parent Common Stock pursuant to Section 2.1(j).

            (ii)   Upon delivery of a Unitholder Letter of Transmittal, duly executed, and any other documents reasonably required by the Exchange Agent or the Surviving Company, the holder of the OP Units identified in such Unitholder Letter of Transmittal shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Agreement, (y) a check in the amount (after giving effect to any required Tax withholdings as provided in Section 2.3) equal to the amount of the Cash Consideration that such holder is entitled to receive pursuant to this Agreement plus any cash such holder is entitled to receive in lieu of fractional shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 2.2(j) and Section 2.2(k) and (z) without duplication, any Other Payments.

            (iii)  In the event of a transfer of ownership of OP Units which is not registered in the transfer records of the Operating Partnership, the Partnership Merger Consideration shall be paid to a transferee if (A) such transferee delivers a Unitholder Letter of Transmittal in accordance with Section 2.2(d)(i) and (B) such transferee shall pay any transfer or other Taxes required by reason of the payment to a Person (as defined herein) other than the registered holder of the OP Unit or establish to the satisfaction of the Exchange Agent and the Surviving Partnership that such Tax has been paid or is not applicable.

          (e)    No Further Ownership Rights In Company Common Shares; Share Transfers.

            (i)    At the Effective Time, holders of Company Common Shares shall cease to be, and shall have no rights as, shareholders of the Company other than the right to receive the Company Common Share Merger Consideration, the Other Payments, cash in lieu of fractional shares and any dividends or distributions in respect of Parent Common Stock provided under this Article II. The Company Common Share Merger Consideration, the Other Payments, cash in lieu of fractional shares and any dividends or distributions in respect of Parent Common Stock paid upon the surrender for exchange of Certificates representing Company Common Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Company Common Shares exchanged theretofore represented by such Certificates.

            (ii)   At the Partnership Merger Effective Time, holders of OP Units shall cease to be, and shall have no rights as, holders of units of limited partnership interest in the Operating Partnership other than the right to receive the Partnership Merger Consideration, the Other Payments, cash in lieu of fractional shares and any dividends or distributions in respect of Parent Common Stock provided under this Article II. The Partnership Merger Consideration, cash in lieu of fractional shares and any dividends or distributions in respect of Parent Common Stock, as paid with respect to the OP Units in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such OP Units and, after the Partnership Merger Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Partnership of the OP Units.

          (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or the OP Units which were converted into the right to receive the Company Common Share Merger Consideration or Partnership Merger Consideration, as applicable, the Other Payments, any cash in lieu of any fractional shares and any dividends or distributions in respect of Parent Common Stock for six (6) months after the Effective Time shall be delivered to Parent upon demand and any holders of Company Common Shares or OP Units who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of the Company Common Share Merger Consideration or Partnership Merger Consideration, as applicable (subject to applicable abandoned property, escheat and other similar Law).

          (g)    No Liability for Certain Funds.    None of the Purchaser Parties, the Surviving Company, the Surviving Partnership, the Company, the Operating Partnership or the Exchange Agent, or any employee, officer, director, trustee, partner, agent or Affiliate thereof, shall be liable to any Person in respect of the Company Common Share Merger Consideration or Partnership Merger Consideration, as applicable, and the Other Payments from the Exchange Fund delivered to a public official or Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law.

          (h)    Investment of Exchange Fund.    The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments, shall be placed in the Exchange Fund and be payable to Parent pursuant to Section 2.2(f) hereof. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Company Common Share Merger Consideration, the Partnership Merger Consideration, the Other Payments, any cash in lieu of fractional shares and any dividends or distributions in respect of Parent Common Stock, as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

          (i)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the Surviving Company or the Exchange Agent, the posting by such Person of a bond in such amount as Parent, the Surviving Company or the Exchange Agent may reasonably direct, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the Company Common Share Merger Consideration, the Other Payments, any cash in lieu of fractional shares and any dividends or distributions in respect of Parent Common Stock into which the Company Common Shares theretofore represented by such Certificate shall have been converted pursuant to this Agreement.

          (j)    Fractional Shares.    Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates or OP Units, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former stockholder of the Company and each former holder of OP Units who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent), without interest, determined by multiplying (i) the Parent Closing Price by (ii) the fraction of a share (after taking into account all Company Common Shares held by such holder at the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 2.1. "Parent Closing Price" shall mean the average, rounded to the nearest one ten thousandth, of the closing sale prices of Parent Common Stock on the New York Stock Exchange Composite Transaction Reporting System during the ten consecutive trading days ending two days prior to the Effective Time.

          (k)    Dividends and Distributions on Parent Common Stock.    No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or OP Unit until the surrender of such Certificate or OP Unit in accordance with this Article II. Following surrender of any Certificate or OP Unit there shall be paid to the holder of such Certificate or OP Unit in addition to the other amounts payable hereunder (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (l)    Uncertificated Shares or Interests.    Appropriate adjustments shall be made to the procedures set forth in this Section 2.2 to permit the payment of the Company Common Share Merger Consideration, the Partnership Merger Consideration, the Other Payments and other amounts payable under this Section 2.2 in the case of any uncertificated Company Common Shares or OP Units as if such shares or units were represented by certificates.

        Section 2.3.    Withholding Rights.    The Surviving Company, the Surviving Partnership, Parent or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Company Common Share Merger Consideration, the Partnership Merger Consideration and other amounts payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so deducted or withheld by the Surviving Company, the Surviving Partnership, Parent or the Exchange Agent, as the case may be, and paid over to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any withholding Tax deducted and withheld pursuant to this Section 2.3 shall first reduce the Cash Consideration component of the Company Common Share Merger Consideration or the Partnership Merger

Consideration otherwise payable to a holder of Company Common Shares or OP Units, as applicable (or any cash otherwise payable to any Person, in the case of amounts otherwise payable pursuant to this Agreement), and, to the extent the withholding Tax exceeds the aggregate Cash Consideration component of the Company Common Share Merger Consideration or the Partnership Merger Consideration, as applicable, otherwise payable to such holder (or cash otherwise payable to such Person), the excess of the withholding Tax over the aggregate Cash Consideration payable to such holder (or cash otherwise payable to such Person) shall be applied to reduce the Stock Consideration component of the Company Common Share Merger Consideration or the Partnership Merger Consideration, as applicable, otherwise payable to such holder based on the average, rounded to the nearest one ten thousandth, of the closing sale prices of Parent Common Stock on the New York Stock Exchange Composite Transaction Reporting System during the ten consecutive trading days ending two days prior to the Effective Time.

        Section 2.4.    Dissenters' Rights.    No dissenters' or appraisal rights shall be available with respect to the Mergers or the other transactions contemplated hereby.

        Section 2.5.    Company Share Options; Restricted Company Common Shares.

          (a)   At least 30 days prior to the Effective Time, the Company shall permit the holders of the outstanding options to purchase Company Common Stock (collectively, the "Company Share Options") granted under the Company's equity compensation plans (collectively, the "Company Share Plans"), whether or not such options are then vested or exercisable, to exercise such options to the extent determined by the holders, subject to the occurrence of the Effective Time. At the Effective Time, each Company Share Option, whether or not then vested or exercisable, shall be cancelled and of no further force and effect and converted into the right to receive promptly following the Effective Time, an amount, payable in the proportion of Parent Common Stock and cash contemplated by the Company Common Share Merger Consideration, equal to the product of (i) the number of Company Common Shares purchasable under such Company Share Option had such Company Share Option been fully vested immediately prior to the Effective Time and such holder exercised such Company Share Option in full immediately prior to the Effective Time and (ii) the excess, if any, of the Company Common Share Merger Consideration over the exercise price per share of such Company Share Option, less any applicable withholding Tax (the "Option Consideration").

          (b)   Immediately prior to the Effective Time, each outstanding restricted Company Common Share ("Restricted Share") shall vest, the restrictions thereon shall lapse, and each Restricted Share shall be converted into the right to receive the Company Common Share Merger Consideration as provided in Section 2.1(c). All payments under this Section 2.5(b) shall be subject to any applicable withholding Tax.

          (c)   Immediately prior to the Effective Time, each outstanding and unsettled unit representing a right to receive a Company Common Share or restricted Company Common Share granted under the Company Share Plans (the "Units") shall vest (in the case of any such Units subject to performance goals, such Units shall vest at the level specified in the Company Share Plans and the applicable award agreements for a Change of Control (as defined therein)), the restrictions thereon shall lapse, and, each Unit shall cease to represent a right or award with respect to a Company Common Share, shall be cancelled and of no further force and effect and shall be converted into the right to receive the Company Common Share Merger Consideration per Unit as provided in Section 2.1(a). All payments under this Section 2.5(c) shall be subject to any applicable withholding Tax.

          (d)   Prior to the Closing Date, the Company and each of its Subsidiaries shall take all actions necessary to facilitate the implementation of the provisions contained in this Section 2.5. The Company covenants and agrees that it shall cause the Company Share Plans to terminate as of the

  Effective Time and (subject to compliance with Section 2.5) all awards issued under such Company Share Plans to be terminated and the provisions of any other plan, program, arrangement or agreement providing for the issuance or grant of any other interest in respect of equity interests of the Company or any of its Subsidiaries to be of no further force and effect and to be deemed to be terminated as of the Effective Time and so that (subject to compliance with Section 2.5) no holder of Company Share Options, Restricted Shares or any participation in any Company Share Plan shall have any right thereunder to (i) acquire any securities of the Company, the Surviving Company or any Subsidiary thereof or (ii) receive any payment or benefit with respect to any award previously granted under the Company Share Plans except as provided in this Section 2.5.

          (e)   On or before the Effective Time, Parent shall deliver to the Company or, if directed by the Company, the Exchange Agent an amount in cash and other securities sufficient to satisfy the obligations described in this Section 2.5.

        Section 2.6.    Adjustments.    If at any time during the period between the date of this Agreement and the Effective Time any change in the outstanding shares of capital stock of the Company shall occur (other than as a result of a transaction permitted by Article V hereof) as a result of any reclassification, reorganization, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar transaction, the Company Common Share Merger Consideration and the Partnership Merger Consideration shall be equitably adjusted to reflect such change; provided that nothing in this Section 2.6 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities or other consideration as a result of a reclassification, reorganization, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar transaction, an appropriate and proportionate adjustment shall be made to the Stock Consideration component of the Company Common Share Merger Consideration and the Partnership Merger Consideration; provided that nothing in this Section 2.6 shall be construed to permit Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement. In the event that either the Company or Parent shall declare or pay any dividend or distribution (other than the regular quarterly cash dividends otherwise permitted hereunder and other than Other Payments) including for the purpose of maintaining its status as a REIT or of eliminating any U.S. federal income or excise Taxes otherwise payable, the Cash Consideration component of the Company Common Share Merger Consideration and the Partnership Merger Consideration shall be adjusted as described below. In the event of such a dividend or distribution by the Company, the Cash Consideration component of the Company Common Share Merger Consideration per share and the Partnership Merger Consideration per OP Unit shall be reduced by the per share amount of such dividend or distribution. In the event of such a dividend or distribution by Parent, the Cash Consideration component of the Company Common Share Merger Consideration per share and the Partnership Merger Consideration per OP Unit shall be increased by the product of the Exchange Ratio and the amount of such dividend or distribution. For purposes of clarification, this adjustment shall apply to the special dividend referred to on Section 5.2 of the Parent Disclosure Schedule.

        Section 2.7.    Tax Characterization.    The parties intend that, for U.S. federal and state income Tax purposes, the Merger shall be treated as a taxable purchase of the Company Common Shares by Parent OP, and the Partnership Merger shall be treated as a taxable purchase of interests in the Operating Partnership to the extent such interests are exchanged for the Partnership Merger Consideration, and as a recapitalization of any remaining interests in the Operating Partnership.

        Section 2.8.    Direct Purchase of Assets    Notwithstanding anything in this Agreement to the contrary, Parent may elect to purchase one or more of the Company Properties (the "Designated Properties"), immediately prior to, and conditioned upon, the Effective Time at a purchase price to be determined by Parent either (A) for Parent Common Stock (a "Stock Acquisition") or (B) for cash pursuant to one or more separate agreements of sale of such Designated Properties that provide that Parent has the right to execute and assign to an exchange facilitator, qualified intermediary, exchange accommodation titleholder or similar entity its interest therein to facilitate a like-kind exchange of the Designated Properties in a transaction or transactions which are intended to qualify for treatment by Parent as a tax-deferred like-kind exchange pursuant to the provisions of Section 1031 of the Code (a "1031 Exchange"); provided, however, that (i) the aggregate of the cash purchase price for the Designated Properties pursuant to this Section 2.8 and the cash proceeds from the sale of the Deeded Properties (defined below) pursuant to Section 2.9 shall not exceed the aggregate Cash Consideration component of the Company Common Share Merger Consideration and the Partnership Merger Consideration, and (ii) the aggregate of the purchase price for the Designated Properties paid in Parent Common Stock pursuant to this Section 2.8 shall not exceed the aggregate Stock Consideration component of the Company Common Share Merger Consideration and the Partnership Merger Consideration. If Parent elects to acquire one or more Designated Properties prior to the Effective Time, the Company and the applicable Company Subsidiary shall reasonably cooperate in effectuating the Stock Acquisition or 1031 Exchange of the Designated Properties and in implementing any such assignment and/or execution of any documentation, and the Company or the applicable Company Subsidiary shall sell the Designated Properties directly to Parent (or its assignees) immediately prior to, and conditioned upon, the Effective Time; provided, however, that the Company's and the applicable Company Subsidiary's obligation to take any actions required by this Section 2.8 shall be subject to the condition that all conditions to the Closing have been satisfied or waived (other than those conditions which may only be satisfied or waived at the Effective Time, but subject to the satisfaction or waiver of such conditions) and Parent irrevocably commits in writing to consummate the Closing on the date such actions are required; provided, further, that in no event shall the Company or any Company Subsidiary be obligated to take any action pursuant to this Section 2.8 in violation of Law, that would be reasonably expected to result in any entity failing to be Solvent or that would cause a breach of any indenture, organizational document or other contract or agreement, or that could reasonably be expected to cause the Company to fail to qualify as a REIT; provided, further, that Parent may not take or direct the Company to take any such action if such purchase of any Company Property would reasonably be expected to result in adverse tax consequences to the holders of Company Common Shares or OP Units. Parent shall notify the Company of any such transfer and identify the related Designated Properties and transferee no later than five Business Days prior to the Effective Time. Subject to the foregoing requirements, any cash or Parent Common Stock received in connection with the sale of the Designated Properties shall be distributed by the Operating Partnership to its partners and the Company to its stockholders immediately prior to, and conditioned upon, the Effective Time. If any Designated Properties are acquired by Parent (or its assignees) for cash, on the one hand, or for Parent Common Stock, on the other hand, then the Cash Consideration component of the Company Common Share Merger Consideration and the Partnership Merger Consideration or the Stock Consideration component of the Company Common Share Merger Consideration and the Partnership Merger Consideration, as applicable, will be reduced ratably by the aggregate amount distributed by the Operating Partnership to its partners and by the Company to its stockholders in respect of such Designated Properties. Parent will prepare at its expense all documents and other instruments referred to in this Section 2.8, and Parent will pay all transfer Taxes, recording fees and other costs in connection with any transfer of Designated Properties. Parent agrees to indemnify and hold harmless the Company and the Company Subsidiaries and their respective directors, officers, partners, members, employees, agents and representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, penalties and Taxes arising or resulting from, or suffered or incurred by any of them, in connection with any actions taken in connection with this Section 2.8

(which indemnification shall survive the Closing). The Company shall be entitled to enforce the provisions of the foregoing sentence on behalf of each Person referred to therein that is not a party to this Agreement. Notwithstanding anything herein to the contrary, there shall be no reduction in the Company Common Share Merger Consideration, the Partnership Merger Consideration, or in the amounts to be paid to holders of any Company Share Option, Restricted Share or Unit by virtue of this Section 2.8, except to the extent such holder actually receives a distribution pursuant to this Section 2.8. The right of Parent to utilize shares of Parent Common Stock pursuant to this Section 2.8 shall be subject to the ability of Parent to register such shares on the Form S-4.

        Section 2.9.    Transfer of Company Properties.    Notwithstanding anything in this Agreement to the contrary, the Company shall, or shall cause the applicable Company Subsidiary to, transfer (each a "Transfer"), immediately prior to, and conditioned upon, the Effective Time, by deed or by transfer of ownership interests in an entity that directly or indirectly owns one or more of the Company Properties (the "Deeded Properties"), one or more of the Company Properties, as directed by Parent; provided, however, that the Company's and the applicable Company Subsidiary's obligation to take any actions required by this Section 2.9 shall be subject to the condition that all conditions to the Closing have been satisfied or waived (other than those conditions which may only be satisfied or waived at the Effective Time, but subject to the satisfaction or waiver of such conditions) and Parent irrevocably commits in writing to consummate the Closing on the date such actions are required; provided, further, that in no event shall the Company or any Company Subsidiary be obligated to take any action pursuant to this Section 2.9 in violation of Law, that would be reasonably expected to result in any entity failing to be Solvent, that would cause a breach of any indenture, other organizational document or other contract or agreement, or that could reasonably be expected to cause the Company to fail to qualify as a REIT; provided, further, that Parent may not take or direct the Company to take any such action if such Transfer of any Deeded Property would reasonably be expected to result in adverse tax consequences to the holders of Company Common Shares or OP Units. Parent shall notify the Company of any such transfer and identify the related Deeded Property and transferee no later than five Business Days prior to the Effective Time. Parent may direct the transferee of such Deeded Property to deliver a portion of the Cash Consideration; provided, however, that Parent shall be liable for any failure of the transferee to deliver such Cash Consideration. Subject to the foregoing, requirements, any cash proceeds received in connection with the sale of the Deeded Properties shall be distributed by the Operating Partnership to its partners and the Company to its stockholders immediately prior to, and conditioned upon, the Effective Time. If any Deeded Properties are purchased for cash, the aggregate of the cash proceeds from the sale of the Deeded Properties pursuant to this Section 2.9 and the cash purchase price for the Designated Properties pursuant to Section 2.8 shall not exceed the aggregate Cash Consideration component of the Company Common Share Merger Consideration and the Partnership Merger Consideration, and the Cash Consideration component of the Company Common Share Merger Consideration and the Partnership Merger Consideration will be reduced ratably by the aggregate amount distributed by the Operating Partnership to its partners and by the Company to its stockholders in respect of such Designated Properties. Any transfer Taxes, recording fees and other costs incurred by the Company or the relevant Company Subsidiary in connection with such transfer of a Deeded Property shall be the responsibility of Parent. Parent agrees to indemnify and hold harmless the Company and the Company Subsidiaries and their respective directors, officers, partners, members, employees, agents and representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, penalties and Taxes arising or resulting from, or suffered or incurred by any of them, in connection with any actions taken in connection with this Section 2.9 (which indemnification shall survive the Closing). The Company shall be entitled to enforce the provisions of the foregoing sentence on behalf of each Person referred to therein that is not a party to this Agreement. Notwithstanding anything herein to the contrary, there shall be no reduction in the Company Common Share Merger Consideration, the Partnership Merger Consideration, or in the amounts to be paid to holders of any

Company Share Option, Restricted Share or Unit by virtue of this Section 2.9, except to the extent such holder actually receives a distribution pursuant to this Section 2.9.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE
COMPANY AND THE OPERATING PARTNERSHIP

        Except (i) as set forth in the Company's Form 10-K for the fiscal year ended December 31, 2006 (except for the forward looking statements contained in the Management Discussion and Analysis, the forward-looking statements contained in the forward-looking statement disclaimer and the risk factors thereof), (ii) as expressly and specifically disclosed in any Company SEC Reports filed or furnished since the date of filing of such Form 10-K and prior to the date hereof (except, in each case, for the forward-looking statements contained in the forward-looking statement disclaimer therein and the risk factors thereof, as applicable) (items (i) and (ii) collectively being referred to herein as the "Covered Company SEC Disclosure") or (iii) as set forth in the disclosure schedules delivered at or prior to the execution hereof to the Purchaser Parties (the "Company Disclosure Schedule"), which schedule shall identify any exceptions to the representations, warranties and covenants contained in this Agreement (with specific reference to the particular Section or subsection to which such information relates; provided that an item disclosed in any Section or subsection shall be deemed to have been disclosed for each other Section or subsection of this Agreement to the extent the relevance is readily apparent on the face of such disclosure), the Company and the Operating Partnership hereby represent and warrant to the Purchaser Parties as follows:

        Section 3.1.    Existence; Good Standing; Authority.

          (a)   The Company is a REIT duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company (i) is duly qualified or licensed to do business and is in good standing under the laws of any other jurisdiction in which the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary (each such jurisdiction being listed in Section 3.1(a) of the Company Disclosure Schedule) except where the failure to be so qualified or licensed, or to have such power and authority would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, and (ii) has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business in all material respects as it is now being conducted.

          (b)   Each of the Company Subsidiaries is listed in Section 3.1(b) of the Company Disclosure Schedule, and each such entity (including the Operating Partnership) is a (i) corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) has all the requisite corporate, partnership or limited liability company power and authority and all necessary governmental approvals or licenses to own, operate, lease and encumber its properties and carry on its business as it is now being conducted, and (iii) is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of any other jurisdiction in which the transaction of its business makes such qualification or licensing necessary, except in the case of (i) (other than with respect to the Operating Partnership), (ii) or (iii), where failure in such regard would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. Section 3.1(b) of the Company Disclosure Schedule sets forth for each Company Subsidiary listed thereon the name of each Company Subsidiary and, with respect to each Company Subsidiary, the jurisdiction in which it is incorporated or organized, and the Company's ownership equity interest in each Company Subsidiary.

          (c)   The Company has previously provided or made available to the Purchaser Parties true, correct and complete copies of the Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration of Trust"), the Bylaws, and the OP Partnership Agreement, in each case as in effect on the date of this Agreement.

          (d)   Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, the minute books of the Company for the last three years and each of the Company Subsidiaries for which minute books are maintained for the last three years have been made available to the Purchaser Parties.

        Section 3.2.    Authorization, Takeover Laws, Validity and Effect of Agreements.

          (a)   The Company and the Operating Partnership have all requisite organizational power and authority to execute and deliver this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder. Subject only to the Company Shareholder Approval and the approval by the holders of no less than 66.67% of the OP Units, other than the OP Units held by the Company or any Company Subsidiary (the "Required Limited Partners Approval"), the execution and delivery by the Company and the Operating Partnership of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary organizational action on behalf of the Company and the Operating Partnership. The Company Board at a duly held meeting has, by unanimous vote, duly and validly authorized the execution and delivery of this Agreement and approved and declared advisable the consummation of the Merger, the Partnership Merger and the other transactions contemplated hereby and has directed that the Merger be submitted for consideration at the Company Shareholders' Meeting and resolved to recommend that the stockholders of the Company vote in favor of the approval of the Merger and the other transactions contemplated hereby (the "Company Recommendation") and to include such recommendation in the Proxy Statement, subject to Section 6.5. The Company Board has taken all action necessary to ensure that the transactions contemplated by this Agreement will not result in any violation of the Company Common Shares ownership limitations set forth in the Company's Declaration of Trust. No other proceedings on the part of the Company or the Operating Partnership are necessary to authorize this Agreement or to consummate the Mergers or any other transactions contemplated hereby. This Agreement, assuming the due authorization, execution and delivery hereof by each of the Purchaser Parties, constitutes a valid and legally binding obligation of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms.

          (b)   In connection with the foregoing, the Company and the Operating Partnership have taken such actions and votes as are necessary on its part to render the provisions of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar federal or state statute or any "rights plan" or "excess share" provisions inapplicable to the Purchaser Parties, this Agreement, the Mergers and the other transactions contemplated by this Agreement.

        Section 3.3.    Capitalization.

          (a)   The authorized beneficial interests of the Company consist of 500,000,000 Company Common Shares and 100,000,000 preferred shares of beneficial interest, par value $0.001 per share ("Company Preferred Shares"). As of November 1, 2007, (i) 128,514,040 shares of Company Common Shares were issued and outstanding, including 1,437,586 unvested restricted shares ("Company Restricted Shares"), (ii) no shares of Company Preferred Shares were issued and outstanding, (iii) 11,375,000 Company Common Shares have been authorized and reserved for issuance pursuant to the Company Share Plans, which are listed in Section 3.13(a) of the Company Disclosure Schedule, subject to adjustment on the terms set forth in the Company Share Plans, (iv) 1,651,999 Company Share Options were outstanding, (v) 1,823,928 Company Common Shares were reserved for issuance in connection with the exchange the OP Units pursuant to the OP Partnership Agreement, (vi) 25,224,215 Company Common Shares were reserved for issuance in connection with the conversion of the Company's 4.375% Convertible Senior Notes due 2024 with an aggregate principal amount of $450,000,000 (the "Convertible Bonds") and (vii) 500,000 Company Common Shares were reserved for issuance pursuant to warrants (the "Warrants") issued to Sandler O'Neil Mortgage Finance L.P. As of the date of this Agreement, the Company had no shares of Company Common Shares reserved for issuance other than as described above. Since November 1, 2007, except as permitted by Section 5.1, (A) the Company has not issued any shares, except upon exercise of or lapse of restrictions under awards granted under the Company Share Plans or upon the exchange of OP Units, exercise of the Warrants or conversion of the Convertible Bonds and (B) the Company has not granted any awards under the Company Share Plans. Except as set forth above and except as permitted by Section 5.1, (A) no shares of stock or other voting securities of the Company are outstanding and (B) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights are outstanding. All issued and outstanding shares of beneficial interest of the Company are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid, nonassessable and not subject to, or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

          (b)   As of November 1, 2007, 130,337,968 OP Units were issued and outstanding. The General Partner is the sole general partner of the Operating Partnership. As of November 1, 2007, the General Partner owned 642,570 OP Units. As of November 1, 2007, the limited partners of the Operating Partnership (not including the OP Units held by the General Partner or the Company) owned 1,823,928 OP Units in the Operating Partnership. Section 3.3(b) of the Company Disclosure Schedule sets forth a list, as of the date of this Agreement, of the holders of all OP Units and the exact number and type (e.g., general, limited, etc.) of OP Units held. Except as set forth in Section 3.3(b) of the Company Disclosure Schedule and except as permitted by Section 5.1, there are no existing options, warrants, calls, subscriptions, convertible securities, preemptive rights or other rights, agreements or commitments which obligate the Operating Partnership to issue, transfer or sell any partnership interests of the Operating Partnership. Except as set forth in Section 3.3(b) of the Company Disclosure Schedule and except as permitted by Section 5.1, the Operating Partnership had no OP Units reserved for issuance. Except as set forth in Section 3.3(b) of the Company Disclosure Schedule and other than in accordance with the terms of the OP Partnership Agreement, there are no outstanding contractual obligations of the Operating Partnership to repurchase, redeem or otherwise acquire any OP Units. Since November 1, 2007, except as permitted by Section 5.1, the Operating Partnership has not issued any OP Units. All issued and outstanding OP Units are, and all OP Units reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid, nonassessable and are not subject to, or issued in violation of, any preemptive rights, purchase options, call options, rights of first refusal, subscriptions or any other similar rights and any capital contribution required to be made by the holders thereof have been made.

          (c)   Other than the Convertible Bonds, the Company has no outstanding bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of the Company on any matter (whether together with such stockholders or as a separate class). Except for the Company Share Options (all of which have been issued under the Company Share Plans), the Warrants and the OP Units, as of the date hereof, there are no existing options, warrants, calls, subscription rights, preemptive rights, convertible securities or other rights, agreements or commitments (contingent or otherwise) which obligate the Company or any Company Subsidiary to issue, transfer or sell any shares of beneficial interest (or similar ownership interest) of the Company or any Company Subsidiary or any investment which is convertible into or exercisable or exchangeable for any such shares or similar ownership interest. Section 3.3(c) of the Company Disclosure Schedule sets forth a true, complete and correct list as of the date hereof of the Company Share Options, including the name of the Person to whom such Company Share Options have been granted, the number of shares subject to each Company Share Option, the per share exercise price for each Company Share Option, whether the Company Share Option is qualified and the vesting schedule for each Company Share Option.

          (d)   Section 3.3(d) of the Company Disclosure Schedule sets forth a true, complete and correct list as of the date hereof, of the unvested restricted share awards and performance share awards granted under the Company Share Plans and performance share awards as of the date of this Agreement, including the name of the Person to whom such Company Restricted Shares and performance share awards have been granted for each such award. Except as set forth in Section 3.3(d) of the Company Disclosure Schedule and except as permitted by Section 5.1, neither the Company nor any Company Subsidiary has issued any share appreciation rights, dividend equivalent rights, performance awards, restricted stock unit awards, "phantom" shares, or any other equity based award (other than Company Share Options, the Warrants and restricted Company Common Shares).

          (e)   Except as set forth in Section 3.3(e) of the Company Disclosure Schedule, all dividends and distributions on securities of the Company or any of the Company Subsidiaries that have been declared or authorized prior to the date of this Agreement have been paid in full.

          (f)    Except as set forth in Section 3.3(f) of the Company Disclosure Schedule, there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of beneficial interest, partnership interests or any other securities of the Company or any Company Subsidiary or relating to the sale or transfer of any such shares, partnership interests or other securities.

          (g)   Except as set forth in Section 3.3(g) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act or to file a registration statement under the Securities Act in respect of any securities of the Company or any Company Subsidiary.

          (h)   Except as set forth in Section 3.3(h) of the Company Disclosure Schedule, there are no Company Subsidiaries in which any officer or trustee of the Company or any officer or director of any Company Subsidiary owns any capital stock or other securities.

        Section 3.4.    Subsidiaries.    All issued and outstanding shares or other equity interests of each Company Subsidiary (other than the Operating Partnership and any other Company Subsidiary that is a partnership) are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule and except for the OP Units identified in Section 3.3(b) of the Company Disclosure Schedule as being owned by a holder other than the Company or the General Partner, all issued and outstanding shares or other equity interests of each Company Subsidiary are owned directly or indirectly by the Company, free and clear of all Liens, pledges, security interests, claims, call rights, options, rights of first refusal, rights of first offer, preemptive rights, purchase options, subscriptions, agreements, limitations on the Company's or any Company Subsidiary's voting rights, charges or other encumbrances, other than restrictions and encumbrances imposed under the Securities Act or other applicable law.

        Section 3.5.    Other Interests.    Except for the interests in those Company Subsidiaries set forth in Section 3.1(b) of the Company Disclosure Schedule, and except as set forth in Section 3.5 of the

Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than investments in short-term investment securities or cash equivalents).

        Section 3.6.    Consents and Approvals; No Violations.    Except as set forth in Section 3.6 of the Company Disclosure Schedule, subject to receipt of the Company Shareholder Approval, Parent Shareholder Approval and the Required Limited Partners Approval and except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act or state securities laws, (b) the filing with the SEC of a joint proxy statement in definitive form relating to the meeting of the Company's stockholders and the meeting of Parent's stockholders, in each case, to be held in connection with this Agreement and the transactions contemplated by this Agreement (the "Proxy Statement") and of a registration statement on Form S-4 (the "Form S-4") in which the Proxy Statement will be included as a joint prospectus, and declaration of effectiveness of the Form S-4, such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and approval of listing of such Parent Common Stock on the NYSE, (c) for (A) the acceptance for record by the SDAT of the Maryland Articles of Merger and (B) the filing of the Delaware Merger Certificate with the DSOS, (d) compliance with the NYSE rules and regulations and (e) such filings as may be required in connection with any transfer Taxes, none of the execution, delivery or performance of this Agreement by the Company and the Operating Partnership, the consummation by the Company and the Operating Partnership of the Mergers or compliance by the Company and the Operating Partnership with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of the Company or the comparable governing instruments of any of its Subsidiaries, (ii) require any filing by the Company or any Company Subsidiary with, notice to, or permit, authorization, consent or approval of, any municipal, local, state or federal government or governmental authority or by any United States or state court of competent jurisdiction (each, a "Governmental Entity"), (iii) require any consent or notice under, result in a violation or breach by the Company or any Company Subsidiary of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of notice, termination, amendment, cancellation, recapture or acceleration) under, result in the triggering of any payment, or result in the creation of any Lien or other encumbrance on any property or asset of the Company or any of the Company Subsidiaries pursuant to, any of the terms, conditions or provisions of any Material Contract to which the Company or any Company Subsidiary is a party or by which it or any of its respective properties or assets may be bound or any change in the rights or obligations of any party under any Material Contract or (iv) violate any order, writ, injunction, decree, statute, ordinance, requirement, rule or regulation applicable to the Company or any Company Subsidiary or any of its respective properties or assets (collectively, "Laws"), excluding from the foregoing clauses (i) (other than in the case of the Company), (ii), (iii) and (iv) any of the foregoing which, would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect and any of the foregoing arising in connection with the Financing or arising as a result of any circumstances or requirements applicable to Parent or any of its Affiliates.

        Section 3.7.    SEC Reports.

          (a)   The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since January 1, 2004 (collectively, the "Company SEC Reports"), all of which, at the time of filing thereof (except as and to the extent such Company SEC Report has been modified or superseded in any subsequent Company SEC Report filed and publicly available prior to the date of this Agreement) complied in all material respects with all applicable requirements of the Exchange Act, the Securities Act, the Sarbanes-Oxley Act of 2002 ("SOX") and the rules and regulations promulgated thereunder (the "Securities Laws")

  applicable to such Company SEC Reports. As of their respective dates (except as and to the extent modified or superseded in any subsequent Company SEC Report filed and publicly available prior to the date of this Agreement, in the case of Company SEC Reports filed prior to the date hereof, or prior to the Effective Time, in the case of subsequently-filed Company SEC Reports), none of the Company SEC Reports at the time of filing contained, nor will any report, schedule, form, statement or other document filed by the Company after the date hereof and prior to the Effective Time contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Company included or incorporated by reference in the Company SEC Reports complied, or will comply if filed after the date hereof, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been, or will be if filed after the date hereof, prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC and subject to normal year end audit adjustments which would not be material in amount or effect) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will fairly present if filed after the date hereof, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the assets, liabilities and the consolidated financial position of the Company and the Company Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations, stockholders' equity and cash flows for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act, which are subject to normal, recurring adjustments, none of which are material). As of the date hereof, no Company Subsidiary (including the Operating Partnership) is subject to the periodic reporting requirements of the Exchange Act.

          (b)   There are no liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute or determined other than (i) liabilities disclosed in or reserved against or provided for on the face of the audited balance sheet (or disclosed in the notes thereto) in the most recent consolidated financial statements of the Company included in the Company SEC Reports filed prior to the date hereof (the "Balance Sheet"), (ii) liabilities incurred on behalf of the Company or any Company Subsidiary in connection with the transactions contemplated by this Agreement and (iii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

          (c)   The management of the Company has (i) implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the management of the Company, and (ii) has disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and (B) any fraud or allegation of fraud whether or not material, that involves management or other employees who have a significant role in the Company's or any of the Company's Subsidiaries' internal controls over financial reporting.

          (d)   The Company has not identified any material weaknesses in the design or operation of the Company's internal control over financial reporting. To the knowledge of the Company, there is no reason to believe that its auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX when next due.

        Section 3.8.    Litigation and Regulatory Matters; Compliance with Laws.

          (a)   There is no litigation, suit, arbitration, claim, investigation, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective property or assets that, individually or in the aggregate, constitutes or would reasonably be expected to result in a Company Material Adverse Effect, nor is there any such litigation, suit, arbitration, claim, investigation, action or proceeding pending against the Company or any Company Subsidiary or any of their respective properties or assets which in any manner challenges or seeks to prevent or enjoin, alter or materially delay the Mergers that, individually or in the aggregate, constitutes or would reasonably be expected to result in a Company Material Adverse Effect.

          (b)   Neither the Company nor any Company Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is not subject to any judgment, decree, injunction, rule or order of any Governmental Authority that prohibits or would reasonably be expected to prohibit the consummation of the Mergers.

          (c)   Since January 1, 2004, each of the Company and the Company Subsidiaries has been operated at all times in compliance with all Laws applicable to the Company or any of the Company Subsidiaries or by which any property, business or asset of the Company or any of the Company Subsidiaries is bound or affected, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received written notification of violation of, and neither the Company nor any Company Subsidiary has knowledge of any claim alleging the violation of, any applicable Law of any Governmental Entity, except for violations and notices that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 3.9.    Absence of Certain Changes.    Since the date of the Balance Sheet, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course of business consistent with past practice, except as permitted under Section 5.1, and during such period there has not been:

          (a)   any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to equity securities of the Company or any Company Subsidiary (other than the declaration and payment of regular quarterly dividends on the Company Common Shares and corresponding distributions to the limited partners of the Operating Partnership);

          (b)   any amendment of any term of any outstanding equity security of the Company or any Company Subsidiary or any amendment of any organizational document of the Company or any Company Subsidiary;

          (c)   any repurchase, redemption or other acquisition by the Company or any Company Subsidiary of any outstanding equity securities of, or other ownership interests in, the Company or any Company Subsidiary;

          (d)   any change in the Company's financial accounting practices or methods other than changes after the date of this Agreement expressly permitted by Section 5.1;

          (e)   any split, combination or reclassification of any of the Company's shares of beneficial interest or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interests or any issuance of an ownership interest in, any Company Subsidiary;

          (f)    any incurrence, assumption or guarantee by the Company or any Company Subsidiary of any Indebtedness other than incurrences, assumptions or guarantees that would be permitted if incurred subsequent to the date of this Agreement in accordance with Section 5.1(e);

          (g)   any authorization of, or commitment or agreement to take any of, the foregoing actions.

  Since the date of the Balance Sheet, there has not been any event or occurrence of any condition that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.10.    Taxes.    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

          (a)   Each of the Company and the Company Subsidiaries (i) has timely filed (or had filed on their behalf) all Tax Returns required to be filed by any of them (after giving effect to extensions) and all such Tax Returns were, at the time filed, true, correct and complete and (ii) has paid (or had paid on their behalf) all Taxes that are required to be paid by it (whether or not shown on a Tax Return) or that it is required to withhold from amounts owing to any employee, creditor or third party, in each case, other than with respect to matters contested in good faith or adequately reserved against or provided for (in accordance with GAAP) in the Company's financial statements.

          (b)   Neither the Company nor any of the Company Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending the period for assessment or collection of Taxes that remains in effect.

          (c)   The Company, (i) for all taxable years commencing with the Company's taxable year ending December 31, 2002 through December 31, 2006 has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since January 1, 2007 to the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT, and (iii) intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT for the taxable year of the Company that includes the Merger (and if the Merger is not consummated prior to January 1, 2008, for the taxable year that will end on December 31, 2007). No claim has been asserted by a Tax authority that the Company is not, or has not been, taxable as a REIT, which claim is pending or has been threatened in writing.

          (d)   Neither the Company nor any Company Subsidiary has engaged at any time in any "prohibited transactions" within the meaning of Section 857(b)(6) of the Code. Neither the Company nor any Subsidiary holds any asset the disposition of which would be subject to the "built-in gains" rules similar to those set forth in Section 1374 of the Code. The Company has incurred no liability for any Taxes under Sections 857(b), 860(c) or 4981 of the Code, including Tax imposed with respect to redetermined rents, redetermined deductions and excess interest under Section 857(b) of the Code.

          (e)   Neither the Company nor any of its Subsidiaries has requested a private letter ruling from the IRS.

          (f)    Each Company Subsidiary that is a partnership, joint venture or limited liability company has since the date it became a Subsidiary been treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation. Each Company Subsidiary that is a corporation qualifies as a "qualified REIT subsidiary," within the meaning of Section 856(i) of the Code, or as a "taxable REIT subsidiary," within the meaning of Section 856(l) of the Code.

          (g)   As of the date hereof, there are no audits, examination or other proceedings relating to any Taxes of the Company or any Company Subsidiary pending, or, to the knowledge of the Company, threatened in writing and all deficiencies asserted or assessments made with respect to the Company or any Company Subsidiary as a result of any examination by the IRS or any taxing authority have been paid in full.

          (h)   To the knowledge of the Company, neither the Company nor any Company Subsidiary has received a written claim by any taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file income Tax Returns that it is or may be subject to income taxation by that jurisdiction.

          (i)    Neither the Company nor any Company Subsidiary is a party to (i) any Tax sharing or allocation agreement other than any agreement solely between the Company and any Company Subsidiary, or (ii) any Tax Protection Agreement.

          (j)    Neither the Company nor any Company Subsidiary has any liability for the Taxes of another Person other than the Company and the Company Subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or (ii) as a transferee or successor.

          (k)   There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any Company Subsidiary.

          (l)    Neither the Company nor any Company Subsidiary has participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b).

          (m)  Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for the Tax treatment set forth in Section 355 of the Code in the two years prior to the date of this Agreement.

        For purposes of this Section 3.10, "Tax Protection Agreement" shall mean any agreement to which the Company or any Company Subsidiary is a party and pursuant to which: (a) any liability to holders of OP Units may arise relating to Taxes, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of OP Units, the Company or any of the Company Subsidiaries has agreed to (i) maintain a minimum level of debt or continue a particular debt, or (ii) retain or not dispose of assets for a period of time that has not since expired; or (c) limited partners of the Operating Partnership have guaranteed or otherwise assumed debt of the Operating Partnership.

        Section 3.11.    Properties.

          (a)   The Company or one of the Company Subsidiaries owns fee simple title to each of the real properties identified in Section 3.11(a) of the Company Disclosure Schedule (individually a "Company Property" and collectively the "Company Properties"), which are all of the real estate properties owned by them or in which any of them own a direct or indirect equity interest.

          (b)   Section 3.11(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property leased (including ground leased) or subleased by the Company or any Company Subsidiary as tenant (collectively, the "Leased Properties"), and the address of the premises leased thereunder. Complete and correct copies of all leases and other agreements pursuant to which each Leased Property is demised to the Company or any Company Subsidiary, including all amendments or modifications thereof and all side letters or other instruments materially affecting the obligations of any party thereunder (collectively the "Leases"), have been made available to the Purchaser Parties to the extent that such leases and other agreements are in the Company's possession or control, except for omissions that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. As used in this Agreement, the phrase "made available to the Purchaser Parties" with respect to documents relating to the Company means documents that are either (i) posted on the Company's due diligence data site for this transaction as of the date prior to the date hereof, or (ii) made available for review at the Company's offices as of the date prior to the date hereof. Each Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against the lessee thereunder, and, to the Company's knowledge, against the lessor and/or the other parties thereto, except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries, nor to the Company's knowledge, any lessor, is in monetary default or other material default under any Lease (beyond any applicable notice and cure period), except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (c)   The Company has made available to the Purchaser Parties (i) all policies of title insurance obtained by the Company or the applicable Company Subsidiary insuring title to any of the Company Properties, to the extent that such title insurance policies are in the possession or control of the Company or a Company Subsidiary, and (ii) all existing surveys of the Company Properties in the Company's or the applicable Company Subsidiaries' possession or control. Except as listed in Schedule 3.11(c) to the Company Disclosure Schedule, such title policies for the Company Properties do not contain exceptions or encumbrances and such surveys do not reveal encroachments or other defects other than (A) Permitted Liens, and (B) such other exceptions, encumbrances, title defects and other title matters which would, individually or in the aggregate, not be reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, no material claim has been made against any of such title policies and each such title policy is in full force and effect as of the date hereof and will be in effect as of the Closing Date. As used herein, the term "Permitted Liens" means (i) Liens for Taxes not yet due or delinquent, (ii) inchoate mechanics' and materialmen's Liens for construction in progress, (iii) mechanics', materialmen's, workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or the Company Subsidiaries, (iv) zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Entity having jurisdiction or otherwise are typical for the applicable property type and locality, (v) any title exception or other Lien disclosed in any title insurance policy or legible survey for the Company Properties made available to the Purchaser Parties, (vi) Liens and obligations arising under or in connection with the Material Contracts, (vii) any Lien securing mortgage debt disclosed in the Company Disclosure Schedule, (viii) rights of tenants in possession, or under any Company Leases, (ix) Liens being contested in good faith in the ordinary course of business, and (x) any other Lien that does not materially interfere with the current use of the applicable property or materially adversely affect the value of such property.

          (d)   Neither the Company nor any Company Subsidiary has received any written notice from any Governmental Entity that any of the Company Properties are in violation of any existing Laws, rules, regulations, ordinances or orders of applicable federal, state, city or other governmental authorities in effect as of the date hereof, which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

          (e)   Neither the Company nor any Company Subsidiary has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened in writing with respect to any of the Company Properties which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

          (f)    To the Company's knowledge, with respect to those Company Properties or Leased Properties used and occupied by tenants for the purpose of conducting retail banking operations,

  (i) such tenants are conducting normal retail banking operations at such Company Properties, and (ii) neither the Company nor any Company Subsidiary has received written notice that any such tenant has notified any applicable Governmental Entity of such tenant's intention to cease retail banking operations at any Company Property or Leased Property occupied by such tenant, except (in the case of each of the preceding clauses (i) and (ii)) as would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

          (g)   Section 3.11(g) of the Company Disclosure Schedule lists as of the date hereof each "ground lease" under which the Company or any Company Subsidiary is party, as lessor. Each such ground lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against the lessor or lessee thereunder, as applicable, and, to the Company's knowledge, against the other parties thereto, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary, on the one hand, nor, to the Company's knowledge, any other party, on the other hand, is in monetary default or material non-monetary default under any such ground lease or in default which is reasonably likely to result in a termination of such ground lease (beyond any applicable notice and cure period). No purchase option has been exercised under any of such ground leases, except purchase options whose exercise has been evidenced by a written document as described in Section 3.11(h) of the Company Disclosure Schedule. The Company has made available to the Purchaser Parties a true, correct and complete copy of each such ground lease and all amendments thereto.

          (h)   Neither the Company nor any Company Subsidiary is a party to any agreement relating to the management of any of the Company Properties by a party other than the Company or any wholly-owned Company Subsidiaries, except as disclosed in Section 3.11(h) of the Company Disclosure Schedule, copies of which have been made available to the Purchaser Parties.

        Section 3.12.    Environmental Matters.    Except as set forth in Schedule 3.12 of the Company Disclosure Schedule and except for other facts or conditions that would not, individually or in the aggregate, have a Company Material Adverse Effect:

          (a)   The Company and each Company Subsidiary (i) conducts its business and operations in compliance with all applicable Environmental Laws and (ii) has obtained and is in the compliance with all consents, registrations, permits, licenses and governmental authorizations ("Environmental Permits"), pursuant to Environmental Law necessary for its operations as currently conducted, and have made all appropriate filings for issuance or renewal of such Environmental Permits;

          (b)   To the Company's knowledge, none of the Company, any Company Subsidiary or any Person for whose conduct the Company or any Company Subsidiary is legally responsible, has transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any Hazardous Material to or at any location that is listed or proposed for listing on the National Priorities List (the "NPL") promulgated pursuant to CERCLA, CERCLIS, or any equivalent list of sites for cleanup under any analogous state program;

          (c)   No Environmental Claims are pending or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary, and the Company and the Company Subsidiaries have not, and to the knowledge of the Company no other person has, caused any Release, threatened Release, or disposal of any Hazardous Material at a Company Property, including Releases resulting in exposure of any person to any Hazardous Material, that could reasonably be expected to result in any Environmental Claim against the Company or any Company Subsidiary, and no Company Property is listed or proposed for listing on the NPL, CERCLIS, or any equivalent list of sites for cleanup under any analogous state program; to the knowledge of the

  Company, the Company Real Property is not adversely affected by any Release, threatened Release, or disposal of a Hazardous Substance originating or emanating from any other property.

          (d)   True and correct copies of all Phase 1 and Phase 2 environmental assessment reports performed in the past 5 years, in the possession or control of the Company or any of its Subsidiaries, relating to environmental conditions in, on or about any current or former Company Properties or to compliance with Environmental Laws by the Company, have been made available to the Purchaser Parties.

        Section 3.13.    Employee Benefit Plans.

          (a)   Section 3.13(a) of the Company Disclosure Schedule contains a correct and complete list of each material Employee Program. For purposes of this Agreement, "Employee Program" shall mean (i) each "employee benefit plan" within the meaning of Section 3(3) of ERISA, and (ii) each stock purchase, stock option, equity (or equity-based), severance, employment, consulting, retention, change-of-control, bonus, incentive, deferred compensation, fringe benefit and other compensation or benefit plan, agreement, program, policy, practice, commitment or other arrangement, whether or not subject to ERISA, for the benefit of current or former directors, officers or employees of the Company or its Subsidiaries and maintained or sponsored by the Company or any of its Subsidiaries or any beneficiary or dependent thereof or to which the Company or any of its Subsidiaries contributes or has the obligation to contribute, excluding multiemployer plans within the meaning of Section 3(37) of ERISA.

          (b)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (A) each of the Employee Programs has been operated and administered in all material respects with applicable law, including, but not limited to, ERISA, the Code and in each case the regulations thereunder; (B) each Employee Program intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS, or has pending an application for such determination from the IRS with respect to those provisions for which the remedial amendment period under Section 401(b) of the Code has not expired or is a prototype plan covered by the prototype plan sponsor's favorable determination letter, and, to the knowledge of the Company, there is not any reason why any such determination letter should be revoked; (C) no Employee Program is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code; (D) no Employee Program provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or beneficiary or covered dependent of an employee or former employee or directors of the Company or any Company Subsidiary beyond their retirement or other termination of service, other than (1) coverage mandated by applicable Law or (2) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA); (E) no Controlled Group Liability has been incurred by the Company, a Company Subsidiary or any of their respective ERISA Affiliates that has not been satisfied in full, and, to the knowledge of the Company, no condition exists that shall result in the Company, a Company Subsidiary or any of their respective ERISA Affiliates incurring any such liability; (F) neither the Company nor any Company Subsidiary contributes on behalf of employees of the Company or any Company Subsidiary to a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (G) all contributions or other amounts payable by the Company or a Company Subsidiary with respect to each Employee Program in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles; (H) neither the Company nor a Company Subsidiary has engaged in a transaction in connection with which the Company or a Company Subsidiary reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(I) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code; (I) there are no pending or, to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Employee Programs or any trusts related thereto which would reasonably be expected to result in any liability of the Company or any Company Subsidiary; (J) neither the Company nor its Subsidiaries has agreed or otherwise committed to, whether in writing or otherwise, increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant other than as required under an applicable Employee Program or pursuant to the terms of a Collective Bargaining Agreement; (K) no Employee Program exists which could result in the payment of material amount of money or any other property or rights, or accelerate or provide any other material rights or benefits, or require the payment of amounts or benefits that would not be deductible under 280G of the Code, to any current or former employee, director or consultant of the Company or any Company Subsidiary that would not have been required but for the transactions contemplated by this Agreement; and (L) each Employee Program may be amended and terminated in accordance with its terms.

          (c)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any material payment (including, without limitation, severance), forgiveness of Indebtedness or otherwise) becoming due to any director or any employee of the Company or any Company Subsidiary, (ii) materially increase any benefits otherwise payable under any Employee Program, or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

        Section 3.14.    Labor and Employment Matters.    Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization ("Collective Bargaining Agreements"), nor, as of the date hereof, are there any negotiations or discussions currently pending or occurring between the Company, or any of the Company Subsidiaries, and any union or employee association regarding any collective bargaining agreement or any other work rules or policies. With respect to employees of the Company and the Company Subsidiaries, the Company and each of the Company Subsidiaries is in compliance with the terms of any Collective Bargaining Agreements, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Company, any Company Subsidiary or any ERISA Affiliate has at any time withdrawn in any complete or partial withdrawal from any "multiemployer plan" as defined in Section 3(37) of ERISA and, if the Company, its Subsidiaries and each ERISA Affiliate were to, as of the date hereof, completely withdraw from all multiemployer plans in which any of them participate, or to which any of them otherwise have any obligation to contribute, none of the Company, any Subsidiary or any ERISA Affiliate would incur a withdrawal liability that would reasonably be expected to result in a Company Material Adverse Effect. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to their business that would reasonably be expected to have a Company Material Adverse Effect. To the Company's knowledge, as of the date of this Agreement, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.

        Section 3.15.    No Brokers.    Neither the Company nor any of the Company Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or the Purchaser Parties to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the transactions contemplated by this Agreement, except that the Company has retained Greenhill & Co., LLC and Bank of America Securities LLC (the "Company Financial Advisors") as its financial advisors in connection with the Mergers. Prior to the date of this Agreement, the Company has delivered to the Purchaser Parties a true, correct and complete copy of all agreements between the Company and the Company Financial

Advisors under which the Company Financial Advisors could be entitled to any payment relating to the Mergers or such other transactions.

        Section 3.16.    Opinion of Financial Advisor.    The Company Board has received an opinion of Greenhill & Co., LLC to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by holders of the Company Common Shares is fair to such holders from a financial point of view.

        Section 3.17.    Required Approvals.

          (a)   The affirmative vote of the holders of a majority of the Company Common Shares entitled to be cast on the matter (the "Company Shareholder Approval") is the only vote of the holders of any class or series of beneficial interest of the Company necessary or required to approve the Merger.

          (b)   The Required Limited Partners Approval is the only vote or consent required of the holders of any class or series of the OP Units or other securities of or equity interests in the Operating Partnership required to approve this Agreement and to approve and consummate the Partnership Merger.

        Section 3.18.    Material Contracts.

          (a)   Except for agreements set forth in the exhibit index in a Covered Company SEC Disclosure, Section 3.18(a) of the Company Disclosure Schedule sets forth a list of all Material Contracts in effect as of the date of this Agreement. The Company has made available to the Purchaser Parties true and complete copies of all Material Contracts. The Material Contracts are legal, valid, binding and enforceable in accordance with their respective terms and in full force and effect with respect to the Company and the Company Subsidiaries, as applicable, and, to the knowledge of the Company, as of the date hereof, with respect to each other party to any of such Material Contracts, except, in each case, where such failure to be so legal, valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, and except to the extent that enforcement of rights and remedies created by any Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors' rights and to general equity principles. Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, (i) neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound and, (ii) to the knowledge of the Company, as of the date hereof, there are no such violations or defaults (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or default) with respect to any third party to any Material Contract, except in either the case of clause (i) or (ii) for those violations or defaults that, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect.

          (b)   Section 3.18(b) of the Company Disclosure Schedule sets forth the respective principal amounts outstanding under each item listed in clause (iii) of the definition of Material Contracts as of September 30, 2007.

          (c)   To the Company's knowledge, as of the date hereof, except as would not constitute a Company Material Adverse Effect, neither the Company nor any Company Subsidiary (A) has terminated or given a notice of termination of any Material Contract or any part thereof or (B) has received any notice of termination of a Material Contract or any part thereof.

        Section 3.19.    Insurance.    The Company or the Operating Partnership maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks that in its good faith judgment are reasonable for the business of the Company or the Company Subsidiaries (taking into account the cost and availability of such insurance). There is no claim by the Company or any Company Subsidiary pending under any such policies that (a) has been denied or disputed by the insurer and (b) would constitute, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.20.    Definition of the Company's Knowledge.    As used in this Agreement, the phrase "to the knowledge of the Company" or any similar phrase means the knowledge of those individuals identified in Section 3.20 of the Company Disclosure Schedule after due inquiry.

        Section 3.21.    Company Information.    The information supplied by the Company and the Company Subsidiaries to be contained in the Form S-4 and Proxy Statement and other documents to be filed with the SEC in connection herewith will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to holders of Company Common Shares or at the time of the Company Shareholders' Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made (or omitted to be made) by the Company or any Company Subsidiary with respect to statements made or incorporated by reference therein based on information supplied by the Purchaser Parties, or any of their Affiliates in connection with the preparation of the Form S-4 and Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All documents that the Company is responsible for filing with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        Section 3.22.    Intellectual Property.

          (a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company does not have knowledge of any valid grounds for any bona fide claims: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any Company Subsidiary, infringes on any copyright, patent, trademark, trade name, service mark or trade secret of any third party; (ii) against the use by the Company or any Company Subsidiary of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of the Company or any Company Subsidiary as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights of the Company and the Company Subsidiaries; or (iv) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property Rights by the Company or any Company Subsidiary. Except as, individually or in the aggregate, has not had and would not reasonably be likely to have a Company Material Adverse Effect, the Company and each Company Subsidiary owns, or is licensed to use (in each case free and clear of any encumbrances), all Intellectual Property currently used in its business as currently conducted.

          (b)   As used in this Agreement, the term (i) "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and other proprietary information or materials, trademarks, trade names, service marks and copyrights, (ii) "Third-Party Intellectual Property Rights" means any rights to Company Intellectual Property owned by any third party, and

  (iii) "Company Intellectual Property Rights" means the Intellectual Property owned or used by the Company or any Company Subsidiary.

        Section 3.23.    Investment Company Act of 1940.    None of the Company or any Company Subsidiary is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

        Section 3.24.    Transactions with Affiliates.    Since the filing with the SEC of the Company's last annual meeting proxy statement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

        Except (i) as set forth in Parent's Form 10-K for the fiscal year ended December 31, 2006 (except for the forward looking statements contained in the Management Discussion and Analysis, the forward-looking statements therein contained in the forward-looking statement disclaimer and the risk factors thereof), (ii) as expressly and specifically disclosed in any Parent SEC Reports filed or furnished since the date of filing of such Form 10-K and prior to the date hereof (except, in each case, for the forward-looking statements therein contained in the forward-looking statement disclaimer and the risk factors thereof, as applicable) (items (i) and (ii) collectively being referred to herein as the "Covered Parent SEC Disclosure") or (iii) in the disclosure schedules delivered at or prior to the execution hereof to the Company (the "Parent Disclosure Schedule"), which schedule shall identify any exceptions to the representations, warranties and covenants contained in this Agreement (with specific reference to the particular Section or subsection to which such information relates; provided that an item disclosed in any Section or subsection shall be deemed to have been disclosed for each other Section or subsection of this Agreement to the extent the relevance is readily apparent on the face of such disclosure), each of the Purchaser Parties, jointly and severally, hereby represents and warrants to the Company and the Operating Partnership as follows:

        Section 4.1.    Existence; Good Standing.    Each of the Purchaser Parties is an entity duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization. Except as set forth in Section 4.1 of the Parent Disclosure Schedule, each of the Purchaser Parties is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect. Each of the Purchaser Parties has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business in all material respects as now conducted. True, complete and correct copies of the Articles of Incorporation of Parent (the "Parent Articles"), the bylaws of Parent (the "Parent Bylaws"), and the organizational documents of the other Purchaser Parties, as in effect as of the date of this Agreement, have previously been made available to the Company.

        Section 4.2.    Authorization, Validity and Effect of Agreements.    Each of the Purchaser Parties has all requisite organizational power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby and perform its obligations hereunder, including the consummation of the Financing by Parent. The Parent Board at a duly held meeting has, by unanimous vote, resolved to recommend that the stockholders of Parent vote in favor of issuance of Parent Common Stock pursuant to the Mergers and to include such recommendation in the Proxy Statement. The execution, delivery and performance by each of the Purchaser Parties of this Agreement and the consummation of the transactions contemplated hereby, including the Financing, have been duly authorized by all necessary organizational action on behalf of each of the Purchaser Parties, subject only to approval of the issuance of Parent Common Stock by the holders of a majority of votes entitled to be cast at a meeting of Parent's stockholders duly called and held for such purpose (the "Parent Shareholder Approval"). This Agreement, assuming the due authorization, execution and delivery hereof by the Company and the Operating Partnership, constitutes a valid and legally binding obligation of each of the Purchaser Parties, enforceable against each of the Purchaser Parties in accordance with its terms.

        Section 4.3.    Capitalization.    The authorized capital stock of Parent consists of an aggregate of 100,000,000 shares of Parent Common Stock, and 25,000,000 shares of preferred stock, $0.001 par value per share (the "Parent Preferred Stock"), 4,600,000 shares of which are designated 8.125% Series A Cumulative Redeemable Preferred Stock (the "Parent Series A Preferred"), and 75,000,000 shares of Excess Stock, $0.001 par value per share. As of September 30, 2007, 30,902,304 shares of Parent Common Stock are issued and outstanding and 4,600,000 shares of Parent Series A Preferred are issued and outstanding and since that date and prior to the date hereof no shares of Parent Common Stock have been issued other than in accordance with the terms of the Parent Stock Plans or as otherwise permitted pursuant to Section 5.2 or as otherwise disclosed in Section 4.3 of the Parent Disclosure Schedule. As of the date hereof, no shares of Parent Common Stock or Parent Preferred Stock were reserved for issuance, except for shares of Parent Common Stock reserved for issuance (i) upon exercise of options issued pursuant to employee and director stock plans of Parent in effect as of the date of this Agreement (the "Parent Stock Plans") or (ii) upon the exchange of units of limited partnership in the Parent OP ("Parent OP Units"), including Parent OP Units issuable upon exchange of LTIP Units (as defined in the Third Amended and Restated Agreement of Limited Partnership of the Parent OP (the "Parent OP Partnership Agreement")). All of the issued and outstanding shares of Parent Common Stock have been, and all shares of Parent Common Stock that may be issued pursuant to the Parent Stock Plans or the Parent OP Partnership Agreement will be, when issued in accordance with the terms thereof, duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3 of the Parent Disclosure Schedule, Parent has no outstanding bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of Parent on any matter (whether together with such stockholders or as a separate class). Except with respect to the Parent Stock Plans and as set forth in Section 4.3 of the Parent Disclosure Schedule, as of the date hereof, there are no existing options, warrants, calls, subscription rights, preemptive rights, convertible securities or other rights, agreements or commitments (contingent or otherwise) which obligate Parent or any of its Subsidiaries to issue, transfer or sell any shares of common stock (or similar ownership interest) of Parent or any Parent Subsidiary or any investment which is convertible into or exercisable or exchangeable for any such shares or similar ownership interest. The shares of Parent Common Stock to be issued pursuant to the Mergers have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued, fully paid, nonassessable and free of preemptive rights, purchase option, call option, right of first refusal, subscription or any other similar right.

        Section 4.4.    Subsidiaries.    All issued and outstanding shares or other equity interests of each Subsidiary of Parent (other than any Subsidiary that is a partnership) are duly authorized, validly issued, fully paid and nonassessable. All issued and outstanding shares or other equity interests of each Subsidiary of Parent are owned directly or indirectly by Parent, free and clear of all Liens, pledges, security interests, claims, call rights, options, rights of first refusal, rights of first offer, preemptive rights, agreements, limitations on Parent's or any Subsidiary of Parent's voting rights, charges or other encumbrances, other than restrictions and encumbrances imposed under the Securities Act or other applicable law and except as would not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

        Section 4.5.    Consents and Approvals; No Violations.    Subject to receipt of the Parent Shareholder Approval, the Company Shareholder Approval and the Required Limited Partners Approval and except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, state securities or state "blue sky" laws, (b) the filing with the SEC of the Proxy Statement and the Form S-4 in which the Proxy Statement will be included as a joint prospectus, and declaration of effectiveness of the Form S-4, such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and compliance with the rules and regulations of the NYSE, including approval of listing of such Parent Common Stock on the NYSE, (c) for (A) the acceptance for record by the SDAT of the Maryland Articles of Merger and (B) the filing of the Delaware Merger Certificate with the DSOS and (d) as otherwise set forth in Section 4.5 of the Parent Disclosure Schedule, none of the execution, delivery or performance of this Agreement by each of the Purchaser Parties, the consummation by each of the Purchaser Parties of the transactions contemplated hereby or compliance by each of the Purchaser Parties with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of each of the Purchaser Parties, (ii) require any filing with, notice by, or permit, authorization, consent or approval of, any Governmental Entity, (iii) require any consent or notice under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which each of the Purchaser Parties is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any Law applicable to each of the Purchaser Parties or any of their respective properties or assets, excluding any of the foregoing which would not, individually or in the aggregate, (A) reasonably be expected to prevent or materially delay consummation of the Mergers, (B) otherwise reasonably be expected to prevent or materially delay performance by the Purchaser Parties of any of its material obligations under this Agreement or (C) reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.6.    SEC Reports.

          (a)   Parent has timely filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since January 1, 2004 (collectively, the "Parent SEC Reports"), all of which, at the time of filing thereof (except as and to the extent such Parent SEC Report has been modified or superseded in any subsequent Parent SEC Report filed and publicly available prior to the date of this Agreement) complied in all material respects with all applicable requirements of the Securities Laws applicable to such Parent SEC Reports. As of their respective dates (except as and to the extent modified or superseded in any subsequent Parent SEC Report filed and publicly available prior to the date of this Agreement, in the case of Parent SEC Reports filed prior to the date hereof, or prior to the Effective Time, in the case of subsequently-filed Parent SEC Reports), none of Parent SEC Reports at the time of filing contained, nor will any report, schedule, form, statement or other document filed by Parent after the date hereof and prior to the Effective Time contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of Parent included or incorporated by reference in Parent SEC Reports complied, or will comply if filed after the date hereof, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been, or will be if filed after the date hereof, prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC and subject to normal year end audit adjustments which would not be material in amount or effect) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will fairly present if filed after the date hereof, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the assets, liabilities and the consolidated financial position of Parent and the Subsidiaries of Parent taken as a whole, as of the dates thereof and the consolidated results of operations, stockholders' equity and cash flows for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act, which are subject to normal, recurring adjustments, none of which are material).

          (b)   There are no liabilities of Parent or any Subsidiaries of Parent of any kind whatsoever, whether or not accrued and whether or not contingent or absolute or determined, other than (i) liabilities disclosed or reserved against or provided for on the face of the audited balance sheet (or as disclosed in the notes thereto) in the most recent consolidated financial statements of Parent included in the Parent SEC Reports filed prior to the date hereof (the "Parent Balance Sheet"), (ii) liabilities incurred on behalf of Parent or any Subsidiary of Parent in connection with the transactions contemplated by this Agreement and (iii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Parent Balance Sheet and as would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

          (c)   The management of Parent has (i) implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including the consolidated Subsidiaries of Parent, is made known to the management of Parent, and (ii) has disclosed, based on its most recent evaluation, to Parent's outside auditors and the audit committee of the Parent Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial data and (B) any fraud or allegation of fraud whether or not material, that involves management or other employees who have a significant role in Parent's or any Subsidiary of Parent's internal controls over financial reporting.

          (d)   Parent has not identified any material weaknesses in the design or operation of Parent's internal control over financial reporting. To the knowledge of Parent, there is no reason to believe that its auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX when next due.

        Section 4.7.    Litigation and Regulatory Matters; Compliance with Laws.

          (a)   There is no litigation, suit, arbitration, claim, investigation, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or the Subsidiaries of Parent or any of their respective property or assets that, individually or in the aggregate, constitutes or would reasonably be expected to result in a Parent Material Adverse Effect, nor is there any such litigation, suit, arbitration, claim, investigation, action or proceeding pending against Parent or the Subsidiaries of Parent or any of their respective properties or assets which in any manner challenges or seeks to prevent or enjoin, alter or materially delay the Mergers that, individually or in the aggregate, constitutes or would reasonably be expected to result in a Parent Material Adverse Effect.

          (b)   Neither Parent nor any Subsidiary of Parent is subject to any order, writ, judgment, injunction, decree, determination or award that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent is not subject to any judgment, decree, injunction, rule or order of any Governmental Authority that prohibits or would reasonably be expected to prohibit the consummation of the Mergers.

          (c)   Since January 1, 2004, each of Parent and the Subsidiaries of Parent has been operated at all times in compliance with all Laws applicable to Parent or any of the Subsidiaries of Parent or by which any property, business or asset of Parent or any of the Subsidiaries of Parent is bound or affected, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any Subsidiary of Parent has received written notification of violation of, and neither Parent nor any Subsidiary of Parent has knowledge of any claim alleging the violation of, any applicable Law of any Governmental Entity, except for violations and notices that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent and the Subsidiaries of Parent have obtained all certificates, permits, licenses, variances (including building permits and certificates of occupancy), exemptions, orders, franchises and other authorizations necessary to conduct their respective businesses as they are now being conducted, except where the failure to obtain any such certificates, permits, licenses, variances, exemptions, orders, franchises or authorizations, individually or in the aggregate, would not reasonably be likely to have a Parent Material Adverse Effect.

        Section 4.8.    Absence of Certain Changes.    Since the date of the Parent Balance Sheet, Parent and the Subsidiaries of Parent have conducted their businesses only in the ordinary course of business, and during such period there has not been:

          (a)   any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to equity securities of Parent or any Parent Subsidiary (other than the declaration and payment of regular quarterly dividends on Parent Common Shares and corresponding distributions to the limited partners of Parent OP;

          (b)   any amendment of any term of any outstanding equity security of Parent or Parent OP;

          (c)   any repurchase, redemption or other acquisition by Parent or any Subsidiary of Parent of any outstanding equity securities of, or other ownership interests in, Parent or Parent OP (except (i) as required by the terms of the Parent Stock Plans in the ordinary course of business consistent with past practice, or (ii) in connection with the use of Parent Common Stock to pay the exercise price or Tax withholding obligation upon the exercise of an option issued by Parent);

          (d)   any material change in Parent's accounting practices or methods, other than any change mandated by changes in GAAP or any change after the date of this Agreement permitted by Section 5.2;

          (e)   any split, combination or reclassification of any of Parent's shares of beneficial interest or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interests or any issuance of an ownership interest in, any Parent Subsidiary; or

          (f)    any authorization of, or commitment or agreement to take any of, the foregoing actions.

Since the date of the Parent Balance Sheet, there has not been any event or occurrence of any condition that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.9.    Taxes.    Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect:

          (a)   Each of Parent and the Subsidiaries of Parent (i) has timely filed (or had filed on their behalf) all Tax Returns required to be filed by any of them (after giving effect to extension) and all such Tax Returns were, at the time filed, true, correct and complete and (ii) has paid (or had paid on their behalf) all Taxes that are required to be paid by it, in each case, other than with respect to matters contested in good faith or adequately reserved against or provided for (in accordance with GAAP) in Parent's financial statements.

          (b)   Parent, (i) for all taxable years commencing with Parent's taxable year ending December 31, 2004 through December 31, 2006 has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since January 1, 2007 in a manner consistent with the requirements for qualification and taxation as a REIT, and (iii) intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT.

        Section 4.10.    No Brokers.    No broker, investment banker or other Person is entitled to any brokers', finders' or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser Parties, for which fee or commission the Company or any of the Company Subsidiaries may be liable.

        Section 4.11.    Required Approval.    The Parent Shareholder Approval is the only vote required by the holders of any class or series of the Parent Common Stock or other securities of or equity interests in Parent required to authorize the issuance of the Parent Common Stock at the Effective Time or to consummate the transactions contemplated by this Agreement.

        Section 4.12.    Information Supplied.    The information supplied by each of the Purchaser Parties to be contained in the Form S-4 and Proxy Statement, and all other documents to be filed with the SEC in connection herewith will not, on the date the Form S-4 and Proxy Statement (or any amendment or supplement thereto) is first mailed to holders of Company Common Shares or to holders of Parent Common Stock or at the time of the Company Shareholders' Meeting or the Parent Shareholders' Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made (or omitted to be made) by each of the Purchaser Parties with respect to statements made or incorporated by reference therein based on information supplied by the Company or any Company Subsidiary in connection with the preparation of the Form S-4 and Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All documents that each of the Purchaser Parties is responsible for filing with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder. For the avoidance of doubt, any information supplied in writing by the Company or the Operating Partnership for inclusion in the Proxy Statement or the Form S-4 shall not be considered to have been supplied by the Purchaser Parties for purposes of this representation.

        Section 4.13.    Transactions with Affiliates.    Except as set forth in Parent's last annual meeting proxy statement filed with the SEC, no event has occurred that would be required to be reported by Parent pursuant to Item 404 and 407 of Regulation S-K promulgated by the SEC.

        Section 4.14.    Available Funds.    Parent has provided to the Company a true, complete and correct copy of each fully executed commitment letter, dated as of the date of this Agreement (the "Debt Commitment Letters"), pursuant to which Goldman Sachs Mortgage Company, Citigroup Global Markets Realty Corp., or its affiliates, and SL Green Realty Corp. (collectively, the "Lenders") have committed, subject to the terms thereof, to provide the Financing. Parent has available to it all financing necessary to consummate the transactions contemplated by this Agreement. The Debt Commitment Letters are in full force and effect and is the valid, binding and enforceable obligation of the parties thereto. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing contemplated by the Debt Commitment Letters other than as set forth therein. No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Purchaser Parties under the Debt Commitment Letters, and none of the Purchaser Parties have any reason to believe that any of the conditions to the Financing contemplated by the Debt Commitment Letters will not be satisfied or that the Financing will not be made available to the Purchaser Parties at the Closing.

        Section 4.15.    Solvency.    As of the Effective Time, assuming (a) satisfaction of the conditions to Parent's obligation to consummate the Mergers as set forth herein, or the waiver of such conditions, and (b) the accuracy of the representations and warranties of the Company set forth in Article III hereof (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to any knowledge, materiality or "Company Material Adverse Effect" qualification or exception) and (c) any estimates, projections or forecasts of the Company and its Subsidiaries provided by the Company to Parent have been prepared in good faith based upon reasonable assumptions, immediately after giving effect to all of the transactions contemplated by this Agreement, including, without limitation, the Financing, any alternative financing and the payment of the aggregate all amounts required to be paid in connection with the Mergers, including in respect of Company Common Shares and the OP Units and the consideration in respect of the Company Share Options and other equity-based awards hereunder and any other repayment or refinancing of debt that may be contemplated in the Debt Commitment Letters or otherwise required in connection with the consummation of the transactions contemplated hereby or thereby, and payment of all related fees and expenses, the Surviving Corporation will be Solvent. For purposes of this Section 4.14, the term "Solvent" with respect to a Person means that, as of any date of determination, (a) the amount of the fair saleable value of the assets of such Person and its Subsidiaries, taken as a whole, exceeds, as of such date, the sum of (i) the value of all liabilities of such Person and its Subsidiaries, taken as a whole, including contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with the applicable federal Laws governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person and its Subsidiaries, taken as a whole on its existing debts (including contingent liabilities) as such debts become absolute and matured; (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

        Section 4.16.    Definition of Parent's Knowledge.    As used in this Agreement, the phrase "to the knowledge of Parent" or any similar phrase means the actual knowledge of those individuals identified in Section 4.16 of the Parent Disclosure Schedule after due inquiry.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

        Section 5.1.    Conduct of Business by the Company.    During the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1 hereof and except as expressly contemplated by this Agreement, or to the extent that Parent shall otherwise consent in writing, the Company and the Operating Partnership shall, and shall cause each of the Company Subsidiaries to, (i) carry on their respective businesses in the usual, regular and ordinary course consistent with past practice, and (ii) to the extent consistent with the foregoing clause (i) use their reasonable best efforts to preserve intact their present business organizations, goodwill, keep available the services of their present officers and employees, preserve their ongoing businesses and relationships with third parties, including customers, suppliers, lenders and others having business dealings with them, and to maintain the status of the Company and each applicable Company Subsidiary as a REIT within the meaning of Section 856 of the Code. Without limiting the generality of the foregoing, from the date of this Agreement to the earlier of the Partnership Merger Effective Time and the termination of this Agreement in accordance with Section 8.1 hereof, except as disclosed in Section 5.1 of the Company Disclosure Schedule, none of the Company, the Operating Partnership or the Company Subsidiaries will (except as contemplated by this Agreement, or to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a)   (i) split, combine or reclassify any equity securities or other interests of the Company or any Company Subsidiary or partnership interests of the Operating Partnership or issue or authorize for issuance any securities in respect of, in lieu of or in substitution for such securities, other interests or partnership interests, (ii) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, or property or any combination thereof) in respect of any equity securities of the Company or any Company Subsidiary or partnership interests of the Operating Partnership, except for (A) the regular, cash dividend at a rate not in excess of $0.19 per Company Common Share, provided, that the Company shall not declare, set aside or pay its regular, cash dividend in respect of any fiscal quarter after the fourth fiscal quarter of 2007, it being agreed that the Company may pay in 2008 the cash dividend in respect of the fourth fiscal quarter of 2007, (B) corresponding distributions payable to holders of the OP Units, (C) dividends or distributions, declared, set aside or paid by any wholly-owned Company Subsidiary to the Company or any Company Subsidiary that is, directly or indirectly, wholly-owned by the Company, and (D) any dividends or distributions to the extent required to maintain the Company's status as a REIT or to eliminate any U.S. federal income Taxes or excise Taxes otherwise payable;

          (b)   except to the extent permitted by clause (h) of this Section 5.1, (i) classify or re-classify any unissued Company Common Shares, shares of stock, units, interests, any other voting or redeemable securities (including OP Units or other partnership interests) or stock-based performance units of the Company or any Company Subsidiary, (ii) authorize for issuance, issue, deliver, sell, grant or agree or commit to issue, deliver, sell or grant (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of, capital stock (or similar interest) of any class or any other securities or units, interests, equity equivalents, any other voting or redeemable securities (including, without limitation, share appreciation rights, "phantom" stock plans, stock based performance units or stock equivalents) or any securities convertible into any such shares, securities, units, interests, equity equivalents, voting securities or convertible or redeemable securities, other than the (A) issuance of Company Common Shares upon the exercise of Company Share Options or upon the vesting or settlement of other stock-based awards outstanding on the date of this Agreement or issued after the date hereof in accordance with this Agreement, (B) the issuance of Company Common Shares in exchange for OP Units pursuant to the OP Partnership Agreement as in effect on the date hereof and (C) the issuance of Warrants in accordance with their terms or Company Common Shares upon exercise of the Warrants or conversion of the Convertible Bonds, (iii) repurchase, redeem or otherwise acquire (including, without limitation, pursuant to the Company's share repurchase program previously authorized by the Company Board) any shares of beneficial interest or capital stock, other securities, units, interests, equity equivalents (including, without limitation, share appreciation rights, "phantom" stock plans or stock equivalents) or partnership interests of the Company or any of the Company Subsidiaries or partnership interests, stock, other equity interests or securities of any Company Subsidiary or any options, warrants or rights to acquire, or security convertible into, Company Common Shares, except the acquisition of Company Common Shares in satisfaction of (A) the exercise price of Company Share Options or (B) withholding obligations upon the exercise of a Company Share Option, the vesting of Company Restricted Shares or the settlement and/or vesting of Units, or (iv) amend or waive any option to acquire the Company Common Shares;

          (c)   except as necessary to run its business on a normal basis, purchase, acquire, sell, mortgage, encumber, subject to Lien (in the case of an involuntary Lien, fail to take commercially reasonable action within forty-five (45) days of the notice of creation thereof to attempt to have such Lien removed), transfer or dispose of any assets of the Company or any of the Company Subsidiaries (whether by asset acquisition, stock acquisition or otherwise), or pledge or otherwise encumber shares of capital stock or securities in the Company or any Company Subsidiary, except pursuant to obligations under any formulated price contracts in effect as of the date hereof, as set forth in Section 5.1(c) of the Company Disclosure Schedule subject to any applicable procedures and limitations specified in that Schedule, or in the case of Liens, as required to secure Indebtedness which is permitted by Section 5.1(e) or (f); provided that, to the extent a formulated price contract requires an appraisal in respect of any asset to be purchased, the Company shall consult with Parent and keep Parent reasonably updated with respect to such appraisal process;

          (d)   (i) enter into any lease of real property that would qualify as a Major Lease, (ii) enter into any lease of real property that would not qualify as a Major Lease without prior consultation with Parent, (iii) amend, modify, terminate or renew any Major Lease or (iv) amend, modify, terminate or renew any Company Lease (other than a Major Lease) without prior consultation with Parent, other than amendments, modifications, terminations, or renewals of existing Company Leases (other than Major Leases) that are made in the ordinary course of business on arms' length, market terms and other than any amendments, modifications, terminations or renewals of existing Company Leases (other than Major Leases) that are required by the terms of such Company Leases;

          (e)   incur Indebtedness, except for draws under its existing line(s) of credit for purposes of (i) funding expenditures pursuant to the Capital Budget and Permitted Expenditures, (ii) funding other transactions permitted by this Section 5.1 and (iii) working capital purposes in the ordinary course (including to the extent necessary to pay dividends permitted pursuant to Section 5.1(a), for purposes of making payments to holders of any Indebtedness and to pay any transaction expenses incurred in connection with the Mergers or the transactions contemplated by this Agreement);

          (f)    (i) assume or guarantee the Indebtedness of another Person other than wholly owned Company Subsidiaries, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person other than wholly owned Company Subsidiaries or enter into any arrangement having the economic effect of any of the foregoing, (ii) prepay, refinance or amend any existing Indebtedness other than refinancings of existing Indebtedness at maturity on customary commercial terms, other than repayments in the ordinary course of business of the Company's existing line of credit and prepayments and defeasance of Indebtedness in connection with sales or other dispositions of assets (which sales or other dispositions are otherwise permitted hereunder), (iii) make any loans, advances, capital contributions or investments in any other Person (other than wholly-owned Subsidiaries) or (iv) other than in connection with the incurrence of Indebtedness permitted hereunder, pledge or otherwise encumber shares of capital stock or securities in the Company or any Company Subsidiary;

          (g)   (i) fail to maintain its books and records in all material respects in accordance with GAAP consistently applied, (ii) change any of its methods, principles or practices of financial accounting in effect, other than as required by GAAP, (iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, other than settlements or compromises (A) relating to real property Taxes or sales Taxes in an amount not to exceed $5,000,000, individually or in the aggregate, or (B) that do not result in a Tax liability of the Company or any Company Subsidiary that materially exceeds the amount reserved, in accordance with GAAP, with respect to such claim, action, or other proceeding, or (iv) revalue in any material respect any of its assets, including writing-off accounts receivable, except, in each of the foregoing cases, as may be required by the SEC, applicable Law or GAAP (in which case, the Company shall promptly inform Parent of such changes);

          (h)   except as required by applicable Law or any Employee Program, (i) amend, modify, alter or terminate any existing Employee Program or adopt any new employee benefit plan, incentive plan, severance plan or agreement, bonus plan, compensation, special remuneration, retirement, health, life, disability, stock option or other plan, program, agreement or arrangement that would be an Employee Program if it had been in existence on the date hereof (other than the renewal or continuation of any existing Employee Program that is expiring in accordance with its terms on terms that are substantially similar to such existing Employee Program), (ii) grant any new Common Share Options, Restricted Shares, Warrants or any other equity-based awards (including any OP Units and other partnership units), (iii) materially increase the compensation, bonus or fringe or other benefits of, or pay any discretionary bonus of any kind or amount whatsoever to, any current or former director, officer, employee or consultant, (iv) other than in connection with the severance policy described in Section 5.1(h) of the Company Disclosure Schedule, grant or pay any severance, change of control or termination pay or termination benefits to, or increase in any material manner the severance, change of control or termination pay or termination benefits of, any current or former director, officer, employee or consultant of the Company or any Company Subsidiary, (v) grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control or termination pay or termination benefits or enter into or otherwise amend or alter any employment, loan, retention, consulting, indemnification, termination, change of control, severance, incentive plan, equity award or similar agreement or arrangement with any Covered Employee, (vi) establish, pay, agree to grant or increase any stay bonus, retention bonus or any similar benefit under any plan, agreement, award or arrangement or (vii) hire new employees, except for replacement hires below the level of "senior vice president", or enter into any new employment agreement with any permitted new hire, or grant any severance, change of control or termination pay or termination benefits to any permitted new hire other than severance and retention arrangements in an aggregate amount not to exceed $100,000;

          (i)    except to the extent required to comply with its obligations hereunder or with applicable Law, amend the Declaration of Trust, Bylaws, articles of incorporation or bylaws, limited partnership or limited liability company agreements, or similar organizational or governance documents of such entity;

          (j)    (i) merge, consolidate or enter into any other business combination with any other Person, (ii) acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity or (iii) purchase any equity interest in or all or substantially all of the assets of, any Person or any division or business thereof;

          (k)   waive, release, assign, settle or compromise any pending or threatened litigation, action or claim, including any stockholder derivative or class action claims other than settlements or compromises for litigation providing solely for the payment of money damages where the amount paid (after reduction by any insurance proceeds actually received or appropriate credits are applied from self-insurance reserves), in settlement or compromise, does not exceed the applicable amounts set forth in Section 5.1(k) of the Company Disclosure Schedule, which settlement or compromise provides for a complete release of the Company and each applicable Company Subsidiary for all claims and which do not provide for any admission of liability by the Company or any Company Subsidiary;

          (l)    amend any term of any outstanding security of the Company or any Company Subsidiary;

          (m)  except as otherwise permitted pursuant to this Agreement and other than in the ordinary course of business, amend, terminate or waive compliance with the terms of or breaches under, or assign any material rights or claims under, any material term of any Material Contract described in clause (i), (v), (vii) or (viii) of the definition thereof or enter into a new contract, agreement or arrangement that constitutes a service contract with a term of over 12 months or that, if entered into prior to the date of this Agreement, would have been a Material Contract described in clause (i), (v), (vii) or (viii) of the definition thereof, in each case if the effect thereof would have a Company Material Adverse Effect;

          (n)   except as required by Law or in the ordinary course of business, make, rescind, revoke or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return (in each case, except to the extent necessary or appropriate (i) to preserve the status of the Company as a REIT, or (ii) to qualify or preserve the status of any Company Subsidiary as a partnership, "qualified REIT subsidiary" or "taxable REIT subsidiary" for U.S. federal income tax purposes) if such action would have an adverse effect on any of the Purchaser Parties that is material;

          (o)   modify, amend or change any existing Tax Protection Agreement in a manner that would adversely affect the Company, any Company Subsidiary, the Surviving Company, Parent or any Subsidiary of Parent, or enter into any new Tax Protection Agreement;

          (p)   make, undertake or enter into any new commitments obligating the Company or any Company Subsidiary to make, capital expenditures; provided, however, the Company or any Company Subsidiary may make capital expenditures pursuant to the terms of contracts which have been executed prior to the date hereof and in connection with amounts payable in respect of existing or future (i) tenant improvements, (ii) lease commissions, (iii) obligations under leases and (iv) maintenance, repairs and amounts required as a result of extraordinary events or emergencies (collectively, the "Permitted Expenditures") and up to 110% of the total amounts set forth as capital expenditures or development costs in the capital expenditure and development plan described in Section 5.1(p) of the Company Disclosure Schedule (the "Capital Budget");

          (q)   deliver a response to any buy/sell or other similar notices in respect of the joint venture assets of the Company without first obtaining Parent's input and consent in respect of such response;

          (r)   except as provided in Section 6.5, authorize, recommend, propose, adopt or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries (other than the Mergers);

          (s)   fail to pay all premiums due and payable for material insurance policies and/or fail to keep material insurance policies in full force and effect;

          (t)    fail to perform its obligations under any agreement relating to any outstanding Indebtedness of the Company or any Company Subsidiary such that any such failure would result in an event of default under any such agreement (in each case after giving effect to any applicable waivers); or

          (u)   enter into an agreement or otherwise make a commitment to take any of the foregoing actions or take any action inconsistent with any of the foregoing.

        Section 5.2.    Conduct of Business by Parent.    During the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1 hereof, except as disclosed in Section 5.2 of the Parent Disclosure Schedule and except as contemplated by this Agreement, or to the extent that the Company shall otherwise consent in writing, Parent shall, and shall cause each Subsidiary of Parent to carry on their respective businesses in the usual, regular and ordinary course consistent with good business judgment, and use their commercially reasonable efforts to preserve intact their present business organizations, goodwill, ongoing businesses and relationships with third parties, and to maintain the status of Parent as a REIT within the meaning of Section 856 of the Code. Without limiting the generality of the foregoing, from the date of this

Agreement to the earlier of the Partnership Merger Effective Time and the termination of this Agreement in accordance with Section 8.1 hereof, except as disclosed in Section 5.2 of the Parent Disclosure Schedule, as contemplated by any Parent employee or executive benefit or compensation plan, however characterized, as required by existing agreements, or as required by Parent's or its Affiliates' duties to joint venture partners or minority stockholders of any Parent Affiliate, neither Parent nor any of the Subsidiaries of Parent will (except as contemplated by this Agreement, or to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a)   (i) split, combine or reclassify any equity securities or other interests of Parent or any Subsidiary of Parent or partnership interests of Parent OP or issue or authorize for issuance any securities in respect of, in lieu of or in substitution for such securities, other interests or partnership interests, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any equity securities of Parent or any Subsidiary of Parent, except for (A) the regular, cash dividend at a rate not in excess of $0.63 per share of Parent Common Stock, (B) corresponding distributions payable to the holders of partnership units in Parent OP, (C) dividends or distributions, declared, set aside or paid by any wholly-owned Subsidiary of Parent to Parent or any Subsidiary of Parent that is, directly or indirectly, wholly-owned by Parent, and (D) any dividends or distributions to the extent required to maintain Parent's status as a REIT or to eliminate any U.S. federal income Taxes or excise Taxes otherwise payable, provided, that any such dividends or distributions can be made by Parent at any time in its sole discretion in accordance with applicable Law; provided further, that the record date for Parent's first dividend in 2008 shall not be prior to the Effective Time;

          (b)   (i) classify or re-classify any unissued Parent Common Stock, shares of stock, units, interests, any other voting or redeemable securities (including partnership interests) or stock-based performance units of the Parent or any Subsidiary of Parent, (ii) authorize for issuance, issue, deliver, sell, grant or agree or commit to issue, deliver, sell or grant or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock (or similar interest) of any class or any other securities or units, interests, equity equivalents, any other voting or redeemable securities (including, without limitation, share appreciation rights, "phantom" stock plans, stock based performance units or stock equivalents), or any securities convertible into any such shares, securities, units, interests, equity equivalents, voting securities or convertible or redeemable securities, other than the (A) issuance of shares of Parent Common Stock upon the exercise of stock options of Parent ("Parent Stock Options") or upon the vesting or settlement of other stock-based awards outstanding on the date of this Agreement or issued in after the date hereof in accordance with this Agreement, (B) issuances for cash in an underwritten public offering that are permitted by Section 5.2(b) of the Parent Disclosure Schedule, (C) issuances of Parent OP Units to purchase assets or upon the exchange of LTIP Units (as defined in the Parent OP Partnership Agreement), (D) issuances of awards under Parent's options plans in the ordinary course of business or (E) issuances of shares of Parent Common Stock upon the exchange of Parent OP Units, including Parent OP Units issuable upon exchange of LTIP Units (as defined in the Parent OP Partnership Agreement), or (iii) repurchase, redeem or otherwise acquire any securities or equity equivalents (including, without limitation, share appreciation rights, "phantom" stock plans or stock equivalents) of Parent or any of the Subsidiaries of Parent except the acquisition of shares of Parent Common Stock in satisfaction of (A) the exercise price of Parent Stock Options or (B) withholding obligations upon the exercise of a Parent Stock Option;

          (c)   (i) merge, consolidate or enter into any other business combination transaction with any Person, (ii) acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity or (iii) purchase any controlling equity interest in, or all or substantially all of the assets of, any Person that has a class of securities subject to the reporting obligations of the Exchange Act;

          (d)   except to the extent required or advisable to comply with its obligations hereunder or with applicable law, amend in any material respect the Parent Articles or Parent Bylaws, limited partnership or limited liability company agreements, or similar organizational or governance documents of Parent, other than as required in connection with the issuances of Parent capital stock (including preferred stock) in an underwritten cash offering;

          (e)   subject to Section 6.5, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization (other than the Mergers) of Parent or any of the Parent Subsidiaries;

          (f)    amend in any respect any term of any Parent Common Stock;

          (g)   take any action or fail to take any action, which could reasonably be expected to cause Parent to fail to qualify as a REIT; or

          (h)   enter into an agreement or otherwise make a commitment to take any of the foregoing actions.

ARTICLE VI

ADDITIONAL COVENANTS

        Section 6.1.    Preparation of the Form S-4/Joint Proxy Statement; Shareholders Meetings.

          (a)   Parent and the Company will cooperate and use reasonable best efforts to the end that all filings required under SEC Rules 165, 425 and 14a-12 are timely and properly made. Parent also will prepare a registration statement on Form S-4 or other applicable form to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Mergers, and the parties will jointly prepare the Proxy Statement and prospectus and other proxy solicitation materials of the Company and Parent constituting a part thereof and all related documents. Each party will cooperate, and will cause its Subsidiaries to cooperate, with the other party, its counsel and its accountants, in the preparation of the Form S-4 and the Proxy Statement, and, provided that each party and its Subsidiaries has cooperated as required above, Parent and the Company agree to use commercially reasonable efforts to cause the Form S-4, including the Proxy Statement in preliminary form, to be filed with the SEC within 20 business days after the date hereof or earlier if practicable. Each of Parent and the Company will use all reasonable best efforts to cause the Form S-4 to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof and to maintain the effectiveness of such Form S-4 until the Effective Time. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement and the Form S-4 prior to filing such with the SEC, and each party will provide the other party with a copy of all such filings with the SEC. Parent also agrees to use reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated hereby. Each party agrees to furnish for inclusion in the Form S-4 and the Proxy Statement all information concerning it, its Subsidiaries, officers, directors and stockholders as may be required by applicable law in connection with the foregoing.

          (b)   Parent and the Company each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Shareholders' Meeting or the

  Parent Shareholders' Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Parent and the Company each further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the Proxy Statement or the Form S-4 to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the Proxy Statement or the Form S-4.

          (c)   Parent will advise the Company, promptly after Parent receives notice thereof, of the time when each of the Form S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Form S-4 or for additional information.

          (d)   The Company shall, as soon as practicable following the date on which the Company is notified that the SEC has cleared the Proxy Statement and declared the Form S-4 effective, duly call and give notice of a meeting of its holders of Company Common Shares (the "Company Shareholders' Meeting") for the purpose of seeking the Company Shareholder Approval. Parent shall, as soon as practicable following the date on which Parent is notified that the SEC has cleared the Proxy Statement and declared the Form S-4 effective, duly call and give notice of a meeting of its holders of Parent Common Shares (the "Parent Shareholders' Meeting") for the purpose of seeking the Parent Shareholder Approval. The Company and Parent shall each use its reasonable best efforts to cause the Proxy Statement to be mailed to the holders of Company Common Shares entitled to vote at the Company Shareholders' Meeting and to the holders of Parent Common Shares entitled to vote at the Parent Shareholders' Meeting at the earliest practicable date following SEC clearance of the Proxy Statement. The Company shall include the Company Recommendation in the Proxy Statement, except to the extent that the Company Board shall have withdrawn, qualified or modified its approval or recommendation of this Agreement or the Mergers in compliance with Section 6.5(d). Unless the Company shall have withdrawn, qualified or modified the Company Recommendation in compliance with Section 6.5(d), the Company shall use reasonable best efforts to take all such other actions necessary or desirable to obtain the Company Shareholder Approval, including, without limitation, soliciting proxies in favor thereof. Except to the extent required by Law or permitted by this Agreement, the Company shall not (i) change the date specified in the Proxy Statement for the Company Shareholders' Meeting or (ii) postpone or delay the Company Shareholders' Meeting, except to the extent necessary to ensure that any amendment or supplement to the Proxy Statement required by applicable Law is provided to the stockholders of the Company sufficiently in advance of the Company Shareholders' Meeting. Parent shall use reasonable best efforts to take all such other actions necessary or desirable to obtain the Parent Shareholder Approval, including, without limitation, soliciting proxies in favor of the Mergers.

          (e)   If, on the date of the Company Shareholders' Meeting, the Company has not received proxies representing a sufficient number of Company Common Shares to approve the Merger, the Company shall adjourn the Company Shareholders' Meeting until such date as shall be mutually agreed upon by the Company and Parent, which date shall not be less than 5 days nor more than 10 days after the date of adjournment, and subject to the terms and conditions of this Agreement shall continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders relating to the Company Shareholder Approval. In addition, in such event, the Company shall be entitled to adjourn or postpone the Company

  Shareholder Meeting to the extent required by Law and in any event up to 10 days from the date it would otherwise be convened.

          (f)    If, on the date of the Parent Shareholders' Meeting, Parent has not received proxies representing a sufficient number of Parent Common Shares to approve the Merger, Parent shall adjourn the Parent Shareholders' Meeting until such date as shall be mutually agreed upon by the Company and Parent, which date shall not be less than 5 days nor more than 10 days after the date of adjournment, and subject to the terms and conditions of this Agreement Parent shall continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders relating to the Parent Shareholder Approval. In addition, in such event, the Parent shall be entitled to adjourn or postpone the Parent Shareholders' Meeting to the extent required by Law and in any event up to 10 days from the date it would otherwise be convened.

          (g)   Approval of this Agreement, the Mergers and the other transactions contemplated hereby are the only matters that the Company will propose to be acted on by the holders of Company Common Shares at the Company Shareholders' Meeting.

          (h)   Approval of the issuance of Parent Common Stock in the Mergers is the only matter that Parent will propose to be acted on by its stockholders at the Parent Shareholders' Meeting.

        Section 6.2.    Other Filings.    As soon as reasonably practicable following the date of this Agreement, each of the parties to this Agreement shall properly prepare and file any other filings required under the Exchange Act or any other federal, state or foreign Laws relating to the Mergers or as may be necessary to obtain the consent or approval of any Governmental Entity requiring in connection with the transactions contemplated hereby (collectively, the "Other Filings"). The Company and Parent shall cooperate and consult with each other in connection with the making of all such Other Filings, including by providing copies of all relevant documents to the non-filing party and its advisors prior to the filing. Neither the Company nor Parent shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Each of the parties to this Agreement shall promptly notify the other parties of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the parties to this Agreement shall supply the other parties with copies of all correspondence between it and each of its Subsidiaries and Representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. Each of the parties hereto shall promptly obtain and furnish the other parties with (a) the information which may be reasonably required in order to make such Other Filings and (b) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate.

        Section 6.3.    Additional Agreements.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties to this Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, as promptly as reasonably practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary, proper or advisable actions or nonactions, waivers, consents and approvals from Governmental Entities and other third parties and the making of all necessary, proper or advisable registrations, notices and the taking of all reasonable steps as may be necessary to obtain an approval, waiver, consent or exemption from any Governmental Entity, (ii) the obtaining of all necessary, proper or advisable consents, approvals, waivers or exemptions from non-governmental third parties, (iii) the execution and delivery of any additional documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of this Agreement and (iv) the obtaining of customary tenant estoppels with respect to the Major Leases and the ground leases listed in Section 3.11(b) of the Company Disclosure Schedule or other reasonable requests for estoppels; provided, however, that the Company will not be required to seek any estoppels in a form different from the form attached to the applicable lease, if any; provided further that the failure to obtain any such estoppels shall not be considered to be a breach of this Agreement.

          (b)   The Company and the Operating Partnership shall give prompt notice to the Purchaser Parties and the Purchaser Parties shall give prompt notice to the Company and the Operating Partnership, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (c)   If, from the date of this Agreement to the Effective Time, Parent undertakes an underwritten public offering of Parent Common Stock that requires the inclusion of the consolidated financial statements of the Company and the Company Subsidiaries in the related registration statement and prospectus, the Company shall use its reasonable best efforts to cause its independent auditor to provide to Parent the consents necessary to include such financial statements in such registration statement and prospectus. In addition, the Company shall use its reasonable best efforts to cause, and shall use its reasonable best efforts to cause its independent auditor to, cooperate with Parent as Parent may reasonably request in connection with such offering.

        Section 6.4.    Fees and Expenses.    Except as set forth in Section 8.2, whether or not the transactions contemplated by this Agreement are consummated, all fees, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, all fees, costs and expenses of agents, Representatives, counsel and accountants shall be paid by the party incurring such fees, costs or expenses.

        Section 6.5.    No Solicitations.

          (a)   From the date of this Agreement until the Effective Time, the Company and the Operating Partnership shall not, and shall not authorize or permit any of the Company Subsidiaries, or any of its or their officers, trustees, directors, partners, Affiliates or employees or any investment banker, financial advisor, attorney, accountant, agent or other representative retained by it or any of its Subsidiaries (collectively, the "Company Representatives"), directly or indirectly, to (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiries, proposals or offers or any other efforts or attempts that constitute or that reasonably may be expected to lead to, a Competing Proposal or (ii) initiate or participate in any discussions or negotiations (other than to seek clarifications with respect to the Competing Proposal) regarding, or that reasonably may be expected to lead to, a Competing Proposal or approve or recommend, or publicly propose to approve or recommend, a Competing Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to a Competing Proposal, or enter into any agreement or agreement in principle requiring the Company or the Operating Partnership to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or resolve, propose or agree to do any of the foregoing, except as contemplated in Section 6.5(d). Without limiting the foregoing, the Company shall be responsible for any failure on the part of its Company Representatives to comply with this Section 6.5.

          (b)   Any other provision of this Agreement notwithstanding, at any time prior to the receipt of the Company Shareholder Approval, if the Company receives a bona fide written Competing Proposal from a third party (which was not solicited, initiated, encouraged or facilitated in violation of Section 6.5(a)) after the date hereof, the Company (x) may furnish, or cause to be furnished, non-public information with respect to the Company and the Company Subsidiaries to the Person who made such Competing Proposal and to its financing sources and Persons or entities working in concert with it (collectively, a "Third Party"), and (y) may participate in discussions and negotiations regarding such Competing Proposal, if, in the case of either clause (x) or (y): (A) prior to taking such action, the Company enters into a confidentiality agreement with the Person who made such Competing Proposal with respect to such Competing Proposal that is substantially similar (except for the absence of standstill provisions) to the Confidentiality Agreement dated as of July 5, 2007 between the Company and Parent (the "Confidentiality Agreement"), and (B) the Company Board determines in good faith, after consultation with its outside legal counsel and independent financial advisors, that such Competing Proposal is, or is reasonably likely to lead to, a Superior Proposal.

          (c)   The Company and the Operating Partnership shall provide prompt (within twenty-four (24) hours following receipt thereof) oral and written notice to Parent of (i) the receipt of any Competing Proposal, or any material modification or amendment to any Competing Proposal, by the Company, the Operating Partnership, any Company Subsidiary or any Company Representative, (ii) a copy of any documents or agreements provided in contemplation of such Competing Proposal (including any amendments, supplements or modifications thereto but excluding any financing documents or agreements it is not permitted to deliver as a result of confidentiality restrictions), and (iii) the identity of such Person or entity making any such Competing Proposal. The Company and the Operating Partnership shall keep Parent reasonably informed on a current basis, to the extent reasonably practicable, but in any event as promptly as practicable, of the status and material details (including any change to the material terms and conditions) of any such Competing Proposal. The Company and the Operating Partnership shall not, and shall cause each of the Company Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company or the Operating Partnership from providing such information to Parent.

          (d)   Subject to this paragraph (d) and to Section 8.1(e), neither the Company Board nor any committee of the Company Board may (i) withdraw, qualify or modify or propose publicly to withdraw, qualify or modify, in each case, in a manner adverse to Parent, the Company Recommendation, or the approval or recommendation of any committee of the Company Board of the Merger or of any other transactions contemplated hereby, (ii) approve, recommend or endorse, or propose publicly to approve, recommend or endorse, a Competing Proposal (any action described in clauses (i) or (ii) being referred to as an "Adverse Recommendation Change", it being agreed that the taking of any of the actions contemplated by Section 6.5(b), (c) or (f) shall not constitute, or be deemed to constitute, an Adverse Recommendation Change) or (iii) authorize or permit the Company or any of the Company Subsidiaries to enter into any agreement, arrangement or understanding (each, an "Acquisition Agreement") contemplating, or that could reasonably be expected to lead to, a Competing Proposal (other than a confidentiality agreement in compliance with Section 6.5(b)). Notwithstanding the foregoing, at any time prior to receipt of the Company Shareholder Approval, the Company Board or a committee of the Company Board may (1) make an Adverse Recommendation Change for reasons not related to the receipt of a Competing Proposal if the Company Board determines in good faith after consultation with its independent financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors' duties to the Company or its stockholders under applicable Law or (2) in response to a bona fide written Competing Proposal (which was not solicited, initiated, encouraged or facilitated in violation of Section 6.5(a)) made after the date hereof take an action referred to in clause (i), (ii) or (iii) above and, in the case of clause (iii), terminate this Agreement in accordance with Section 8.1(e) if, after consultation with its independent financial advisors and outside legal counsel, the Company Board determines in good faith that such Competing Proposal constitutes a Superior Proposal (a "Subsequent Determination"); provided, however, that such actions may only be taken at a time that is after (I) the third (3rd) Business Day following Parent's receipt of written notice from the Company that the Company Board is prepared to take such action, and (II) at the end of such period, the Company Board determines in good faith, after taking into account all amendments or revisions committed to by Parent and after consultation with its independent financial advisors and outside legal counsel, that such Competing Proposal remains a Superior Proposal relative to the Merger, as supplemented by any Counterproposal. Any such written notice shall specify the material terms and conditions of such applicable Competing Proposal, include the most current version of any Acquisition Agreement (including any amendments, supplements or modifications thereto), identify the person making such Competing Proposal and state that the Company Board otherwise intends to make a Subsequent Determination (subject to compliance with this subsection (d)). During any such three Business Day period, Parent shall be entitled to deliver to the Company a counterproposal to such Competing Proposal (a "Counterproposal"). For the avoidance of doubt, the parties hereto acknowledge and agree that any amendment to the financial terms or any other material amendment to any material term of a Competing Proposal which amendment affects the determination of whether the Competing Proposal is a Superior Proposal to any Counterproposal shall be treated as a new Competing Proposal for the purposes of this Section 6.5(d) (requiring a new written notice by the Company and a new three Business Day period). For purposes of clarification, the statement by the Company that it has received a Competing Proposal, that its Board will consider such Competing Proposal and that its Board continues to recommend this Agreement pending such consideration shall not be deemed an Adverse Recommendation Change.

          (e)   Upon execution of this Agreement, the Company, the Operating Partnership and the Company Subsidiaries shall cease immediately and cause to be terminated any and all existing activities, discussions, solicitations or negotiations with any parties conducted heretofore with respect to a Competing Proposal by or on behalf of the Company, the Operating Partnership or any of the Company Representatives. The Company shall use its reasonable best efforts to cause (including by written request) each Person with whom it has executed a confidentiality agreement within the twelve months prior to the date hereof in connection with its consideration of any Competing Proposal to return or destroy all confidential or other non-public information heretofore furnished to such Person by or on behalf of the Company, the Operating Partnership or any of the Company Representatives.

          (f)    Any other provision of this Agreement notwithstanding, the Company Board may at any time take and disclose to its holders of Company Common Shares a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, may issue a stop, look and listen announcement and may make any disclosure required by Rule 14a-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A; provided, however, that neither the Company nor the Company Board shall be permitted to recommend a Competing Proposal which is not a Superior Proposal; provided, further, that, for the avoidance of doubt, any public statements by the Company commenting on the merits of a Competing Proposal shall be an Adverse Recommendation Change other than (A) a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act, (B) an express rejection of a Competing Proposal or (C) an express reaffirmation of the Company Recommendation to its stockholders in favor of the Mergers.

          (g)   The Company shall not take any action to exempt any Person (other than Parent or any of its Affiliates and other than in connection with an Acquisition Agreement following a Subsequent Determination) from the restrictions on "control share acquisitions" contained in the Maryland Control Share Acquisition Act, as amended (or any similar provisions of the MRL) or otherwise cause such restrictions not to apply.

        Section 6.6.    Officers' and Directors' Indemnification.

          (a)   Parent agrees that all rights to indemnification or exculpation existing in favor of, and all limitations on the personal liability of, each present and former director, partner, trustee and officer of the Company and the Company Subsidiaries provided for in the respective declarations of trust, charters or bylaws (or other applicable organizational documents) shall survive the Mergers (and, with respect to the Company or any Company Subsidiary that is not the surviving entity of the Mergers, shall be reflected in the applicable organizational documents of each such entity) and continue in full force and effect for a period of six (6) years from the Effective Time and all other indemnification agreements and arrangements in effect as of the date hereof shall remain in effect in accordance with their terms; provided, however, that all rights to indemnification in respect of any claims (each a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

          (b)   From and after the Effective Time, Parent and the Surviving Corporation shall, jointly and severally, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former trustee, partner, director or officer of the Company or any of its Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party") against any costs or expenses (including advancing reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or at the Effective Time (including without limitation the transactions contemplated by this Agreement) in connection with such persons serving as an officer, trustee, partner, director or other fiduciary of the Company or any of its Subsidiaries or of any entity if such service was at the request or for the benefit of the Company.

          (c)   Subject to Section 6.6 of the Company Disclosure Schedule, prior to the Effective Time, the Company shall be entitled to, and shall, purchase a "tail" insurance policy (which policy by its express terms shall survive the Mergers), of at least the same coverage and amounts containing terms and conditions that are no less favorable to the directors and officers of the Company as the Company's and the Company Subsidiaries' existing policy or policies, and from insurance carriers with comparable credit ratings, for the benefit of the current and former officers and directors of the Company and each Company Subsidiary with a claims period of six years from the Effective Time with respect to directors' and officers' liability insurance for claims arising from facts or events that occurred at or prior to the Effective Time. If the Company is unable to obtain the "tail" insurance described in the first sentence of this Section 6.6(c) for an amount equal to or less than the maximum premium set forth in Section 6.6(c) of the Company Disclosure Schedule, the Company shall be entitled to obtain as much comparable "tail" insurance as possible for an amount equal to such maximum premium.

          (d)   The obligations under this Section 6.6 shall survive the Mergers and shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.6 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6 and shall be entitled to enforce the covenants contained herein).

          (e)   In the event Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company or such transferees, as the case may be, assume the obligations set forth in this Section 6.6.

          (f)    The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under any organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification agreement or arrangement, applicable Law or otherwise. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.6 is not prior to, or in substitution for, any such claims under any such policies.

        Section 6.7.    Access to Information; Confidentiality.    From the date hereof until the Effective Time, each party hereto and its respective Subsidiaries shall afford to the other and such other party's directors, trustees, officers, employees, counsel, financial advisors, lenders, agents and other representatives of the other party (collectively, the "Representatives") reasonable access upon reasonable advance notice and during normal business hours without undue interruption (and will request the same from the other party's auditors, attorneys, financial advisors and lenders) to (a) the properties, offices, books, records and contracts of the other party and the other party's Subsidiaries and (b) the officers and employees of the other party and the other party's Subsidiaries. Each party shall furnish reasonably promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws and (ii) all other information (financial or otherwise) concerning its business as the other party may reasonably request. Notwithstanding the foregoing, no party shall be required by this Section 6.7 to provide any of the Company, Parent or their respective Representatives, as the case may be, with (x) access to physical properties for the purpose of invasive physical testing or (y) any information such party reasonably believes it may not provide to any other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which such party is required to keep confidential by reason of contract or agreement with third parties. Such other party shall, in the exercise of the rights described in this Section 6.7, not unduly interfere with the operation of the businesses of the party providing the access and information. No investigation conducted under this Section 6.7 will affect or be deemed to modify any representation or warranty made in this Agreement. Prior to the Effective Time, each party shall cause each of its Representatives to hold in confidence all such information on the terms and subject to the conditions contained in the Confidentiality Agreement.

        Section 6.8.    Public Announcements.    The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Mergers and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or the applicable rules of any national securities exchange on which the Company Common Shares are listed if the party issuing such press release or making such public statement has used its commercially reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so prior to the time such press release or public statement or filing is required to be released or furnished pursuant to such Law or rules. In this regard, the parties shall make a joint public announcement of the Mergers contemplated hereby no later than the opening of trading on the NYSE on the Business Day immediately following the time at which this Agreement is signed and such joint public announcement shall be in form and substance mutually satisfactory to the parties hereto.

        Section 6.9.    Employee Benefit Arrangements.

          (a)   For the one-year period immediately following the Effective Time, Parent and the Surviving Company shall provide each employee of the Company and the Company Subsidiaries who remain employed by Parent, the Surviving Company or the Subsidiaries of Parent after the Effective Time (each, a "Covered Employee") compensation and employee benefits in the aggregate that are substantially similar to the compensation and employee benefits provided to such Covered Employee immediately before the Effective Time, excluding equity and equity based plans and awards of interests in the Operating Partnership provided by the Company and the Company Subsidiaries, as the case may be, to each such Covered Employee immediately prior to the Effective Time; provided, however, that nothing contained in this Section 6.9 (subject to Section 6.9(c)) or elsewhere in the Agreement (including Section 9.9 hereof) shall be construed to prevent, from and after the Effective Time, the termination of employment of any Covered Employee or the amendment or termination of any particular Employee Program in accordance with its terms. Notwithstanding anything in this Agreement to the contrary, following the Effective Time, the employment of the Covered Employees who are covered by a collective bargaining agreement shall in all events be in accordance with the terms and conditions of such agreements.

          (b)   All service credited to each Covered Employee under the Employee Programs by the Company through the Effective Time shall be recognized by Parent and the Surviving Company for all purposes, including for purposes of eligibility, vesting, benefit accruals (but excluding benefit accrual under any defined benefit pension plan) and level of benefits under any employee benefit plan provided by Parent and the Surviving Company. With respect to any welfare benefit plan established or maintained by Parent or the Surviving Company for the benefit of Covered Employees and their eligible dependants, Parent and the Surviving Company shall waive any pre-existing condition exclusions, eligibility waiting periods, and evidence of insurability requirements (to the same extent such limitations, waiting periods, or evidence of insurability requirements would not have applied under the relevant Employee Program) and provide that any covered expenses incurred on or before the Effective Time in respect of the current plan year by Covered Employees (or any covered dependent of such an employee) shall be taken into account for purposes of satisfying applicable deductible, offset, coinsurance and maximum out-of-pocket provisions (or similar payment or limitations) after the Effective Time in respect of such current plan year.

          (c)   Notwithstanding any provision of this Section 6.9 to the contrary, for the one year period following the Effective Time, Parent shall cause the Surviving Corporation and each Company Subsidiary to maintain in effect the severance plans applicable to Company Employees as set forth in Section 5.1(h) of the Company Disclosure Schedule without any amendment thereto that would be adverse to participants.

          (d)   No provision of this Section 6.9 shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company or any Company Subsidiary in respect of continued employment (or resumed employment) with Parent, the Surviving Company or the Subsidiaries of Parent and no provision of this Section 6.9 shall create such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Program or any plan or arrangement which may be established by Parent, the Surviving Company or any of the Subsidiaries of Parent.

        Section 6.10.    Financing.

          (a)   The Company agrees to provide, and shall cause the Company Subsidiaries and its and their Representatives to provide, all reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by Parent (provided that such requested co-operation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including (i) participation in meetings, drafting sessions and due diligence sessions, (ii) furnishing Parent and its financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by Parent of a type and form customarily included in private placements pursuant to Rule 144A under the Securities Act, (iii) assisting Parent and its financing sources in the preparation of (A) an offering document for any debt raised to complete the Mergers and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of Parent and its financing sources for any debt raised by Parent to complete the Mergers, (v) forming new direct or indirect Subsidiaries, and (vi) providing and executing documents as may be reasonably requested by Parent; provided that without the Company's consent, in no event, whether in connection with the financings contemplated by the Financing Agreements or otherwise, shall any property-level due diligence involve environmental tests or assessments; provided, further that the foregoing shall not be deemed to require the Company or any Subsidiary of the Company, prior to the Effective Time, to consummate any tender offer or consent solicitation with respect to, or enter into any supplemental indenture with respect to or otherwise amend the terms of any instruments governing, any existing outstanding Indebtedness of the Company or its Subsidiaries. Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective Representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them prior to the Effective Time in connection with the arrangement of the Financing and any information utilized in connection therewith (other than historical information relating to the Company or the Company Subsidiaries and information provided by the Company, the Company Subsidiaries or the Company Representatives) (it being agreed that this sentence shall survive termination of this Agreement).

          (b)   Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to (i) maintain in effect the Debt Commitment Letters, and to satisfy the conditions to obtaining the Financing set forth therein, (ii) enter into definitive financing agreements with respect to the Financing as contemplated by the Debt Commitment Letters (collectively, the "Financing Agreements"), so that the Financing Agreements are in effect as promptly as practicable, and (iii) consummate the financings contemplated by the Financing Agreements at or prior to the Closing. Parent shall keep the Company informed of the status of the financing process relating thereto. If, notwithstanding the use of commercially reasonable efforts by Parent to satisfy its obligations under this Section 6.10, any of the Debt Commitment Letters or Financing Agreements expire, are terminated or otherwise become unavailable prior to the Closing, in whole or in part, for any reason, Parent shall (i) immediately notify the Company of such expiration, termination or other unavailability and the reasons therefor and (ii) use its commercially reasonable efforts promptly to arrange for alternative financing to replace the financing contemplated by such expired, terminated or otherwise unavailable commitments or agreements in an amount sufficient to consummate the transactions contemplated by this Agreement. In such event, the term "Debt Commitment Letters"

  and similar terms shall refer to such replacement financing. Parent agrees that the matters set forth on Section 6.10 of the Parent Disclosure Schedule shall not constitute conditions to Parent's obligation to consummate the transactions contemplated hereby.

          (c)   All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to paragraph (a) above shall be kept confidential in accordance with the Confidentiality Agreement.

        Section 6.11.    Stock Exchange De-listing.    Parent and the Company shall use their reasonable best efforts to cause the Company Common Shares to be de-listed from the NYSE and de-registered under the Exchange Act promptly following the Effective Time.

        Section 6.12.    Transfer and Gains Taxes.    Parent and the Company will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, "Transfer and Gains Taxes"), and shall cooperate in attempting to minimize the amount of Transfer and Gains Taxes. Parent shall pay or cause to be paid all Transfer and Gains Taxes (other than such Transfer and Gains Taxes that are solely the responsibility of the holders of Company Common Shares or OP Units under applicable Law), without any deduction or withholding from any consideration or amounts payable to holders of Company Common Shares.

        Section 6.13.    Listing.    Parent shall cause the shares of Parent Common Stock to be issued in the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

        Section 6.14.    Marketing of Assets.    The parties hereto hereby agree and acknowledge that Parent and its Affiliates shall be permitted to market, solicit and cause the sale of one (1) or more of the Company Properties or other assets of the Company or any of the Company Subsidiaries between the date hereof and the Closing Date (the "Asset Sales"), with such Asset Sales to be consummated, at the election of Parent, immediately prior to (and conditioned upon the Mergers) or simultaneously with the Mergers; provided, that Parent shall cause any potential buyers in connection with such Asset Sales to enter into a confidentiality agreement reasonably acceptable to the Company and that in no event shall the Company or any Company Subsidiary be obligated to take any action that could reasonably be expected to cause the Company to fail to qualify as a REIT; provided, further, that any such marketing or solicitation shall be (i) reasonably acceptable to the Company, (ii) implemented in a manner that does not disrupt the operations of the Company or any Company Subsidiary and (iii) paid for at Parent's sole cost and expense and that the sales price of any such Company Property being sold in an Asset Sale shall be at or above the then fair market value for such Company Property. The Company agrees that subject to the foregoing, in the case of any Company Properties referenced as "Special Sales Properties" in Section 5.1(c) of the Company Disclosure Schedule, an Asset Sale so arranged by Parent may be consummated at the election of Parent prior to the Mergers if such Asset Sale would be for cash consideration at or above the applicable amount set forth on such Schedule and if such Asset Sale is otherwise on customary commercial terms. Parent shall use its reasonable best efforts to keep the Company informed on a current basis as to Parent's efforts to market one or more Company Properties and arrange for Asset Sales, including furnishing copies of any written inquiries, correspondence and draft documentation with respect thereto. Parent shall provide the Company with at least twenty-four (24) hours' prior written notice before any of Parent's Representatives conducts marketing or solicitation activities at any of the Company Properties and, if the Company requests, Parent's Representative(s) shall be accompanied by one or more Representatives of the Company while conducting marketing or solicitation activities at such Company Property. The Company shall, and shall cause each of the Company Subsidiaries to, use commercially reasonable efforts to cooperate with

Parent to effect such Asset Sales; provided, that the Company shall not have any obligation to incur any expense in so doing, unless Parent undertakes in writing to promptly reimburse all such expenses and provides reasonable assurance of performance.

        Section 6.15.    Consents and Modifications.    The Company shall, and shall cause each Company Subsidiary to, fully cooperate with all reasonable requests by the Purchaser Parties in connection with obtaining all consents, approvals or amendments to, or other modifications of, any or all Indebtedness and Major Leases of the Company or any Company Subsidiary that the Purchaser Parties may deem (and the terms of which the Purchaser Parties may deem), in their sole discretion, advisable to obtain (the "Consents or Modifications"), including, but not limited to, providing access to tenants, sub-tenants, lenders, servicers, special servicers, rating agencies and their respective counsel and other advisers and other relevant parties (collectively, the "Company Major Agreement Parties") with respect to any Indebtedness and Major Leases and executing all documents or agreements in connection with obtaining the Consents and Modifications (the "Modification Documents"). In addition to, and without limiting the generality of the foregoing, the Company (a) hereby grants consent, and shall cause each Company Subsidiary to grant consent, concurrently herewith, to the Purchaser Parties (and their respective agents and counsel) to, in coordination and consultation with the Company, to enter into discussions with the Company Major Agreements Parties for the purpose of obtaining the Consents or Modifications and the Modification Documents. The Purchaser Parties agree that (i) except with the consent of the Company, no Consent or Modification or Modification Document will be effective prior to the Effective Time, (ii) the Purchaser Parties will pay all reasonable out-of-pocket costs and expenses incurred by the Company or any Company Subsidiary in connection with obtaining the Consents or Modifications (provided, however, with respect to Major Leases, the Purchaser Parties will only be required to pay the Company's out-of-pocket costs and expenses paid to counterparties), and (iii) the Purchaser Parties shall keep the Company informed on a current basis to the extent reasonably practicable of all material contacts with the Company Major Agreements Parties and material developments with respect thereto.

ARTICLE VII

CONDITIONS TO THE MERGER

        Section 7.1.    Conditions to the Obligations of Each Party to Effect the Mergers.    The respective obligations of each party to effect the Mergers are subject to the satisfaction or waiver by consent of the other party, on or prior to the Closing Date, of each of the following conditions:

          (a)    Approvals.    The Company Shareholder Approval, the Parent Shareholder Approval and the Required Limited Partners Approval shall have been obtained.

          (b)    Regulatory Approvals.    All material approvals, authorizations and consents of any Governmental Entity required to consummate the Mergers shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated, except for any of the foregoing that individually or in the aggregate would not have or be reasonably expected to have a Company Material Adverse Effect.

          (c)    No Injunctions, Orders or Restraints; Illegality.    No preliminary or permanent injunction, statute, rule, regulation, decree, ruling, temporary restraining order or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect which would have the effect of making the consummation of the Mergers illegal; provided, however, that prior to a party asserting the failure of this condition, such party shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (d)    Listing of Parent Common Stock.    The shares of Parent Common Stock to be issued to the holders of Company Common Stock and the holders of OP Units upon consummation of the Mergers shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (e)    Effectiveness of Form S-4.    The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        Section 7.2.    Additional Conditions to Obligations of the Purchaser Parties.    The obligations of the Purchaser Parties to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived by any of the Purchaser Parties on or prior to the Closing Date:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in (i) Section 3.3(a) shall be true and correct in all but de minimis respects (which for purposes of this Agreement shall mean an untruth, breach or violation of such representation with respect to the fully diluted share capital of the Company which would result in an increase of $3 million or less in the amount of additional Company Common Share Merger Consideration payable as a result of such untruth, breach or violation; (ii) Sections 3.2 (authorization, takeover law and effect of agreements), 3.3(b)—(h) (capitalization) (with respect to the Company and the Operating Partnership only), 3.16 (opinion of Financial Advisor), 3.17 (required approval) and 3.23 (Investment Company Act of 1940) shall be true and correct in all material respects; (iii) the last sentence of Section 3.9 (Absence of Certain Changes) shall be true and correct in all respects; and (iv) all other sections of this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein), except where the failure of any such representation and warranty to be so true and correct would not have, and would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, in each case as of the date of this Agreement and as of Closing as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct only on and as of such earlier date).

          (b)    Performance and Obligations of the Company and the Operating Partnership.    The Company and the Operating Partnership shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

          (c)    Material Adverse Change.    Since the date of the Company Balance Sheet, except as set forth in (i) any Covered Company SEC Disclosure or (ii) in any Section of the Company Disclosure Schedule, there has not been a Company Material Adverse Effect.

          (d)    Certificate.    Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to the effect specified in Sections 7.2(a), 7.2(b) and 7.2(c).

          (e)    Tax Opinion.    The Company shall have received a Tax opinion from Morgan, Lewis & Bockius LLP (or other counsel reasonably satisfactory to Parent), dated as of the Closing Date, in form and substance reasonably satisfactory to Parent, opining that, (i) the Company has qualified to be taxed as a REIT under the Code commencing with the Company's taxable year ended December 31, 2002, through its taxable year ending December 31, 2007, and (ii) the ownership and current and proposed method of operations of the Company as represented by the Company will enable the Company to qualify to be taxed as a REIT under the Code during its taxable year beginning January 1, 2008 through the Closing (determined without taking into account, or giving effect to, any transactions undertaken pursuant to Sections 2.8, 2.9 or 6.14 of this Agreement, and assuming that, until the later of the Closing and the end of the Company's taxable year in which the Closing occurs, the Company's ownership and current and proposed method of operations as represented by the Company will enable the Company to continue to satisfy the requirements for such qualification and taxation as a REIT under the Code). In rendering the opinion, such counsel shall be entitled to make assumptions and receive and rely on customary representations from the Company and the Company Subsidiaries. Such opinion shall contain a Circular 230 legend.

        Section 7.3.    Additional Conditions to Obligations of the Company and the Operating Partnership.    The obligation of the Company to effect the Mergers is further subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company on or prior to the Closing Date:

          (a)    Representations and Warranties.    The representations and warranties of the Purchaser Parties set forth in (i) Sections 4.2 (authorization, validity and effect of agreements), and 4.3 (capitalization) (with respect to the Purchaser Parties only) shall be true and correct in all material respects; (ii) the last sentence of Section 4.8 (Absence of Certain Changes) shall be true and correct in all respects; and (iii) all other sections of this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein), except where the failure of any such representation or warranty to be so true and correct would not have, and would not reasonably be likely to have, individually or in the aggregate, a Parent Material Adverse Effect, in each case, as of the date of this Agreement and as of Closing as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct only on and as of such earlier date).

          (b)    Performance of Obligations of the Purchaser Parties.    The Purchaser Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

          (c)    Material Adverse Change.    Since the date of the Parent Balance Sheet, except as set forth in (i) any Covered Parent SEC Disclosure or (ii) in any Section of the Parent Disclosure Schedule, there has not been a Parent Material Adverse Effect.

          (d)    Certificate.    The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to the effect specified in Sections 7.3(a), 7.3(b) and 7.3(c).

          (e)    Tax Opinion.    Parent shall have received a Tax opinion from Clifford Chance US LLP (or other counsel reasonably satisfactory to the Company), dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, opining that, commencing with Parent's taxable year ended December 31, 2004, Parent has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. In rendering the opinion, such counsel shall be entitled to receive and rely on customary representations from the Parent and its Subsidiaries.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.1.    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Company Shareholder Approval:

          (a)   by the mutual written consent of Parent and the Company duly authorized by their board of directors or board of trustees, respectively;

          (b)   by either of the Company, on the one hand, or Parent, on the other hand, by written notice to the other:

            (i)    if, upon a vote at a duly held meeting (after giving effect to any adjournment or postponement thereof permitted hereby) to obtain the Company Shareholder Approval, the Company Shareholder Approval is not obtained;

            (ii)   if, upon a vote at a duly held meeting (after giving effect to any adjournment or postponement thereof permitted hereby) to obtain the Parent Shareholder Approval, the Parent Shareholder Approval is not obtained;

            (iii)  if any Governmental Entity of competent jurisdiction shall have issued an injunction, order, decree, ruling or taken any other action, which permanently restrains, enjoins or otherwise prohibits the consummation of the Mergers, and such injunction shall have become final and non-appealable; provided however, that the party terminating this Agreement pursuant to this Section 8.1(b)(iii) shall have used its reasonable best efforts to have such injunction, order, decree, ruling or action vacated; or

            (iv)  if the consummation of the Mergers shall not have occurred on or before 11:59 pm, Eastern Time, on the later to occur of March 31, 2008 and if the Company Shareholder Approval has been obtained as of March 31, 2008, the tenth day after the date of the Company Shareholders' Meeting (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iv) shall not be available to any party whose material failure to comply with any provision of this Agreement has been the principal cause of, or resulted in, the failure of the Mergers to occur on or before the End Date.

          (c)   by Parent, upon written notice from Parent to the Company, if the Company or Operating Partnership breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, or if any representation or warranty of the Company and the Operating Partnership shall have become untrue, in either case such that any condition set forth in Section 7.2(a) or 7.2(b) is not capable of being satisfied by the End Date;

          (d)   by the Company, upon written notice from the Company to Parent, if (i) any of the Purchaser Parties breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, or (ii) if any representation or warranty of the Purchaser Parties shall have become untrue, in either case such that any condition set forth in Section 7.3(a) or 7.3(b) is not capable of being satisfied by the End Date;

          (e)   by the Company, upon written notice from the Company to Parent, at any time prior to obtaining the Company Shareholder Approval in accordance with, and subject to the terms and conditions of, Section 6.5(d)(iii); provided that for the termination of this Agreement pursuant to this Section 8.1(e) to be effective, the Company shall have complied with its obligations under Section 6.5(d), the Company shall simultaneously pay the Break-Up Fee plus the Parent Expense Amount, required by Section 8.2(b) and enter into an Acquisition Agreement with respect to such Superior Proposal;

          (f)    by Parent, prior to receipt of the Company Shareholder Approval, upon written notice from Parent to the Company, if (i) an Adverse Recommendation Change shall have occurred, (ii) the Company or the Company Board (or any committee thereof) shall (A) approve, adopt or recommend any Competing Proposal or (B) approve or recommend, or enter into, or allow the Company or any Company Subsidiary to enter into, a letter of intent, agreement in principle or definitive agreement (including any Acquisition Agreement) for a Competing Proposal (other than a confidentiality agreement entered into in compliance with Section 6.5(b)), (iii) a tender offer or exchange offer relating to the Company Common Shares shall have been commenced by a Third Party and the Company Board shall not have recommended that the Company's stockholders reject such tender or exchange offer within ten (10) Business Days following commencement thereof (including, for these purposes, by taking no position with respect to the acceptance of such tender or exchange offer by the Company's stockholders, which shall constitute a failure to recommend acceptance of such tender or exchange offer), (iv) the Company shall have intentionally, willfully and materially breached its obligation under Section 6.1(d) to call or hold the Company Shareholders' Meeting, (v) the Company shall have intentionally, willfully and materially breached any of its obligations under any provision of Section 6.5(a), (vi) the Company shall have failed to include in the Proxy Statement distributed to stockholders the Company Recommendation or (vii) the Company or the Company Board (or any committee thereof) shall authorize or publicly propose any of the foregoing; or

          (g)   by the Company, prior to receipt of the Parent Shareholder Approval, upon written notice from the Company to Parent, if Parent shall have intentionally, willfully and materially breached its obligation under Section 6.1(d) to call or hold the Parent Shareholders' Meeting.

A terminating party shall provide written notice of termination to the other parties specifying with particularity the basis for such termination. If more than one provision in this Section 8.1 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in this Section 8.1 for any such termination. Notwithstanding the foregoing, (i) Parent shall not be entitled to receive more than one Break-Up Fee (as defined below) or more than one payment in respect of the Parent Expense Amount (as defined below) and shall not be entitled to claim this Agreement was terminated pursuant to more than one provision of this Section 8.1 in determining the amount of payments it is entitled to under Section 8.2 and (ii) the Company shall not be entitled to receive more than one payment in respect of the Company Expense Amount and shall not be entitled to claim this Agreement was terminated pursuant to more than one provision of this Section 8.1 in determining the amount of payments it is entitled to under Section 8.2.

        Section 8.2.    Effect of Termination; Termination Fees and Expenses.

          (a)   Subject to Section 8.2(b) and Section 8.2(c), in the event of the termination of this Agreement pursuant to Section 8.1 and subject to the payment of any amounts required by Section 8.2(b) and Section 8.2(c), this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Parent or the Company and their respective directors, trustees, managers, officers, employees, partners or stockholders and all rights and obligations of any party hereto shall cease, except that the Confidentiality Agreement shall survive termination hereof and except for the agreements contained in Sections 2.8, 2,9 and 6.4, the last sentence of Section 6.7, Sections 6.10(a) and (c), Section 6.14, Section 6.15, this Section 8.2 and Article IX; provided, however, that nothing contained in this Section 8.2(a) shall relieve any party from liabilities or damages arising out of any fraud or willful or intentional breach by such party of any of its covenants or other agreements contained in this Agreement (except that the payment of the Parent Expense Amount and the Break-Up Fee shall relieve the Company and the Operating Partnership of all liability for a breach of Section 6.1 and Section 6.5).

          (b)   The Company and the Operating Partnership agree that if

            (i)    this Agreement shall be terminated pursuant to Section 8.1(e) or 8.1(f), then the Company will pay (to the extent not previously paid by or at the direction of the Company) to Parent, or as directed by Parent, an amount equal to the Break-Up Fee plus the Parent Expense Amount unless previously paid; provided that, in either case, the applicable amount shall be paid promptly, but in no event later than two (2) Business Days after such termination in the case of termination pursuant to Section 8.1(f), or, in the case of termination pursuant to Section 8.1(e), simultaneously with such termination;

            (ii)   (A) prior to the Company Shareholders' Meeting, any Qualifying Competing Proposal or the bona fide intention of any Person to make a Qualifying Competing Proposal is publicly proposed or publicly disclosed and not withdrawn at or prior to the time of, the Company Shareholders' Meeting, (B) this Agreement is terminated pursuant to Section 8.1(b)(i) or Section 8.1(b)(iv) (and if in the case of a termination pursuant to Section 8.1(b)(iv) the Company Shareholder Approval had not been obtained at the time of termination of this Agreement and Parent did not breach its obligations under Section 6.1(a) in any material respect) and (C) concurrently with or within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to or consummates any Qualifying Competing Proposal, then the Company shall, promptly after consummating any such Qualifying Competing Proposal (but in no event later than five (5) Business Days following such consummation), pay to Parent the Break-Up Fee plus the Parent Expense Amount unless previously paid;

            (iii)  this Agreement shall be terminated pursuant to Section 8.1(b)(i) or Section 8.1(c), and in the case of a termination pursuant to Section 8.1(c), such termination was a result of a failure of a representation and warranty to be true and correct when made as of the date hereof or as a result of a breach of a covenant contained in this Agreement (in each case subject to applicable materiality or Company Material Adverse Effect or similar qualifications set forth in Section 7.2(a) or (b)) then the Company shall pay to Parent, or as directed by Parent, promptly, but in no event later than two (2) Business Days after such termination, an amount equal to the Parent Expense Amount; or

            (iv)  (A) prior to the Company Shareholders' Meeting, any Qualifying Competing Proposal or the bona fide intention of any Person to make a Qualifying Competing Proposal is publicly proposed or publicly disclosed, and not withdrawn at or prior to the time of the Company Shareholders' Meeting, and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(iv) (and the Company Shareholder Approval had not been obtained at the time of termination of this Agreement and Parent did not breach its obligations under Section 6.1(a) in any material respect), then the Company shall pay to Parent, or as directed by Parent, promptly, but in no event later than two (2) Business Days after such termination, an amount equal to the Parent Expense Amount.

  For purposes of this Agreement, (I) the "Break-Up Fee" shall be an amount equal to $32.0 million in cash, (II) the "Parent Expense Amount" shall be $18.0 million and (III) the "Company Expense Amount" shall be $14.0 million.

          (c)   Parent agrees (i) if this Agreement is terminated pursuant to Sections 8.1(b)(ii) or 8.1(g), then Parent shall, promptly after such termination (but in no event later than two (2) Business Days following such termination), pay to the Company the Company Expense Amount and (ii) if this Agreement shall be terminated pursuant to Section 8.1(d), and in the case of a termination pursuant to Section 8.1(d), such termination was a result of a failure of a representation and warranty to be true and correct when made as of the date hereof or as a result of a breach of a covenant contained in this Agreement (in each case subject to applicable materiality or Parent Material Adverse Effect or similar qualifications set forth in Section 7.3(a) or (b)) then Parent shall pay to the Company, or as directed by the Company, promptly, but in no event later than two (2) Business Days after such termination, an amount equal to the Company Expense Amount.

          (d)   Notwithstanding anything to the contrary set forth in this Agreement, if the Company and the Operating Partnership (if applicable) fail to pay to Parent any amounts due under this Section 8.2, the Company shall reimburse the costs and expenses (including reasonable legal fees and expenses) in connection with any successful action, including the filing of any lawsuit or other legal action taken to collect payment and shall pay interest thereon at the Prime Rate plus 2% per annum accruing from the date such amount should have been paid until payment thereof.

          (e)   Notwithstanding anything to the contrary set forth in this Agreement, if Parent fails to pay to the Company any amounts due under this Section 8.2, Parent shall reimburse the costs and expenses (including reasonable legal fees and expenses) in connection with any successful action, including the filing of any lawsuit or other legal action taken to collect payment and shall pay interest thereon at the Prime Rate plus 2% per annum accruing from the date such amount should have been paid until payment thereof.

          (f)    The Company and the Operating Partnership acknowledge that the agreements contained in Section 8.2(b) are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Parent acknowledges that the agreements contained in Section 8.2(c) are an integral part of this transaction contemplated by the Agreement, and that, without these agreements, the Company and the Operating Partnership would not enter into this Agreement. Each of the parties hereto acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that the Break-Up Fee is not a penalty, but rather liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which such amount is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

        Section 8.3.    Escrow of Break-Up Fee.

          (a)   In the event that the Company and the Operating Partnership (if applicable) are obligated to pay the Break-Up Fee set forth in Section 8.2(b), the Company and the Operating Partnership (if applicable) shall pay to Parent from the amounts deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Break-Up Fee and (ii) the sum of (1) the maximum amount that can be paid to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by Parent's independent certified public accountants, plus (2) in the event Parent receives a letter from Parent's counsel indicating that Parent has received either a ruling from the IRS or an opinion of outside counsel, in each case, described in Section 8.3(b), an amount equal to the Break-Up Fee less the amount payable under clause (1) above. To secure the Company's and the Operating Partnership's (if applicable) obligation to pay these amounts, the Company shall deposit into escrow an amount in cash equal to the Break-Up Fee with an escrow agent selected by the Company and on such terms (subject to Section 8.3(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Break-Up Fee pursuant to this Section 8.3(a) shall be made at the time the Company is obligated to pay Parent such amount pursuant to Section 8.2(b) of this Agreement by wire transfer of immediately available funds.

          (b)   The escrow agreement shall provide that the Break-Up Fee in escrow or any portion thereof shall not be released to Parent unless the escrow agent receives any one or combination of the following: (i) a letter from Parent's independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Parent's accountants revising that amount, in which case the escrow agent shall release such amount to Parent, or (ii) a letter from Parent's general counsel indicating that Parent received a ruling from the IRS or an opinion of outside counsel, in either case, to the effect that the receipt by Parent of 60 the Break-Up Fee (x) would constitute Qualifying Income, (y) would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, or (z) would not otherwise cause Parent to fail to qualify as a REIT, in which case the escrow agent shall release the remainder of the Break-Up Fee to Parent. The escrow agreement shall provide that (i) any portion of the Break-Up Fee held in escrow for five years shall be released by the escrow agent to the Company and (ii) for federal income tax purposes, the Company shall be treated as the beneficial owner of all amounts held in escrow pursuant to the escrow agreement.

          (c)   In the event that Parent is obligated to pay the Company Expense Amount set forth in Section 8.2, the provisions contained in Sections 8.3(a) and (b) shall apply, mutatis mutandis, by treating all references to "Parent" as references to "the Company," treating all references to "the Company" as reference to "Parent" and treating all references to "Break-Up Fee" as references to "Company Expense Amount."

        Section 8.4.    Amendment.    This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after the Company Shareholder Approval, Parent Shareholder Approval and the Required Limited Partners Approval have been obtained and prior to the filing of the Maryland Articles of Merger with the SDAT and the Delaware Merger Certificate has been filed with the DSOS; provided, however, that after any such Company Shareholder Approval, Parent Shareholder Approval or Required Limited Partners Approval has been obtained, no amendment shall be made which by Law requires further approval by the Company Common Shareholders, the holders of the OP Units or Parent's stockholders without obtaining such approval.

        Section 8.5.    Extension; Waiver.    At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) subject to the provisions of Section 8.4, waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1.    Notices.    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission) or sent by prepaid overnight carrier (providing proof of delivery) to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

    (a) if to the Purchaser Parties:

      Gramercy Capital Corp.
      420 Lexington Avenue
      New York, NY
      Attention: Marc Holliday
      Fax: (212) 297-1090

      with a copy to:

      Clifford Chance US LLP
      31 West 52nd Street
      New York, NY 10019
      Attn: Karl A. Roessner, Esq.
               Larry P. Medvinsky, Esq.
      Fax: (212) 878-8375

    (b) if to the Company and the Operating Partnership:

      American Financial Realty Trust
      610 Old York Road
      Jenkintown PA 19046
      Attention: Edward J. Matey Jr.
      Fax: (215) 572-1596

      with a copy to:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Attention: Craig M. Wasserman, Esq.
                        Stephanie J. Seligman, Esq.
      Fax: (212) 403-2000

      and

      Morgan Lewis & Bockius LLP
      1701 Market Street
      Philadelphia, PA 19103
      Attention: James W. McKenzie, Jr., Esq.
      Fax: (215) 963-5001

        Section 9.2.    Certain Definitions.    For purposes of this Agreement, the term:

        "Affiliate" of any person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

        "Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by law to be closed in New York, New York.

        "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act.

        "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System.

        "Certificate" shall mean any certificate evidencing common shares of beneficial interest issued by the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Leases" means those leases that the Company and its Subsidiaries, taken as a whole, are party to as a landlord or lessor with respect to each of the Company Properties.

        "Company Material Adverse Effect" means, with respect to the Company, any development, occurrence, effect, event or change that (i) has a material adverse effect on the business, operations, properties, financial condition or assets of the Company and the Company Subsidiaries, taken as a whole (provided, however, that Company Material Adverse Effect shall not be deemed to include any developments, occurrences, effects, events or changes to the extent resulting from (A) changes in general political, economic or business conditions (including the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God) affecting the business or industry in which the Company operates, except to the extent that such changes in general political, economic or business conditions have a materially disproportionate adverse effect on the Company relative to other similarly situated participants, (B) changes in general financial and capital market conditions, (C) changes, after the date hereof, in Laws of general applicability or interpretations thereof by courts or Governmental Entities, (D) changes, after the date hereof, in GAAP applicable to the business or industry in which the Company operates generally, (E) the announcement or performance of the transactions contemplated hereby or the consummation of the transactions contemplated hereby, or (F) matters expressly requested by Parent or consented to by Parent) or (ii) has a material adverse effect on the Company's ability to timely consummate the Mergers or perform its obligations under this Agreement.

        "Company Subsidiary" means the Subsidiaries of the Company listed on Section 3.1(b) of the Company Disclosure Schedule.

        "Competing Proposal" shall mean any proposal or offer for, whether in one transaction or a series of related transactions, any (a) merger, consolidation, share exchange, business combination or similar transaction involving the Company or the Operating Partnership, (b) sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries, (c) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding securities of the Company, (d) tender offer or exchange offer in which any Person or "group" (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding shares of any class of voting securities of the Company, (e) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company in which a Third Party shall acquire beneficial ownership of 20% or more of the outstanding shares of any class of voting securities of the Company or (f) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Competing Proposal" shall not include the Mergers or the other transactions contemplated by this Agreement.

        "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, and (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code.

        "Environment" means soil, sediment, surface waters, wetlands, groundwater, drinking water supplies, land, surface or subsurface strata, ambient air (including indoor air), plant and animal life (including fish and all other aquatic life), and any other environmental medium or natural resource.

        "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by or from any Person alleging liability of whatever kind of nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (i) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (ii) the failure to comply with any Environmental Law.

        "Environmental Laws" means all applicable federal, state, and local civil and criminal laws, principles of common law, statutes, regulations, rules, ordinances, codes, decrees, orders, judgments, and rulings concerning pollution or the protection of the Environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any contamination or remediation involving Hazardous Materials, or relating to drinking water supplies, sewer systems, hazardous building materials or conditions, or public or worker health and safety, existing as of the date hereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any entity if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C) or Code Sections 414(b) or (c) or a Member of an affiliated service group for purposes of Code Section 414(m).

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Ratio" means 0.12096.

        "Financing" means the financing that is required to consummate the transactions contemplated by this Agreement, including the Merger and the refinancing of any Indebtedness.

        "GAAP" means generally accepted accounting principles as applied in the United States.

        "Hazardous Materials" means any compound, chemical, contaminant, pollutant, toxic substance, hazardous waste, hazardous material, or hazardous substance, as any of the foregoing may be defined, identified, or regulated under or pursuant to any Environmental Law, and any other material or substance which may pose a threat to the Environment or to human health and safety including, without limitation, asbestos, asbestos-containing materials, lead or lead-based paint, urea formaldehyde foam insulation, polychlorinated biphenyls, radon or other sources of radioactivity, mold, mildew or fungi, oil, waste oil, petroleum, and petroleum products.

        "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, whether secured or unsecured, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness created or arising under any under conditional sale or other title retention agreements relating to property purchased or acquired by such Person, (g) all indebtedness secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (h) all guarantees of such Person of any such Indebtedness of any other Person.

        "IRS" means the United States Internal Revenue Service.

        "Liens" means, with respect to any properties or assets, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, security interest, lien, Tax lien, assessment, adverse claim, levy, charge, liability or encumbrance in respect of such properties or assets.

        "Material Contracts" shall mean the following written contracts or agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any Company Subsidiary is a party affecting the obligations of any party thereunder) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound: (i) any partnership, limited liability company or joint venture agreements with any third parties; (ii) other than with respect to Company Leases, those agreements for the pending sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell, dispose of, by merger, purchase or sale of assets or stock, in each case relating to any Company Property (or material interest therein or portion thereof) or any other real property; (iii) loan or credit agreements, letters of credit, notes, bonds, debentures, mortgages, indentures, guarantees, or other agreements or instruments evidencing Indebtedness for borrowed money by the Company or any Company Subsidiary or any such agreement pursuant to which Indebtedness for borrowed money may be incurred, or evidencing security for any of the foregoing, in each case relating to Indebtedness in excess of $10,000,000 (excluding letters of credit, performance bonds or guaranties entered into in the ordinary course of business); (iv) agreements that purport to limit, curtail or restrict the ability of the Company or any Company Subsidiary to (A) engage in any line of business, (B) compete with any specifically identified Person, or (C) compete in any geographic area; (v) any other contracts or agreements filed or required to be filed as exhibits to the Company SEC Reports pursuant to Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations; (vi) (A) the top 50 Company Leases (measured by leasing revenue), (B) each Company Lease that accounts for 50% or more of the rentable square footage of any Company Property containing more than 40,000 square feet, (C) each Company Lease that is a "Master Lease" and each Company Lease or sub-lease related to such "Master Lease" in respect of the portfolios of Company Properties known as "BBD1", "BBD2" and "WBBD" and (D) the Company Leases with Bank of America, N.A., in respect of the Company Properties that comprise the portfolio of Company Properties known as "DANA" (the Company Leases described in clauses (A), (B), (C) and (D) are referred to herein collectively as the "Major Leases") (for the avoidance of doubt, the only Company Leases that are Material Contracts are the Major Leases); (vii) other than contracts for ordinary repair and maintenance, all agreements for the provision of services for, or the management, maintenance, replacement or repair of, all or portion of any Company Properties, which agreements (A) have a remaining term in excess of ninety (90) days or are not cancelable (without material penalty, cost or other liability) within ninety (90) days and (B) are reasonably likely to result in expenses to the Company in excess of $1,000,000 in any fiscal year, (viii) any interest rate cap, interest rate collar, interest rate swap, currency hedging transaction and any other agreement relating to a similar transaction to which the Company or any Company Subsidiary is a party or an obligor with respect thereto; and (ix) each other contract (including, without limitation, any brokerage agreements) entered into by the Company or any Company Subsidiary, which may result in total payments by or liability of the Company or any Company Subsidiary in excess of $10,000,000.

        "NYSE" means the New York Stock Exchange.

        "Other Payments" means, cash and other consideration, if any, payable pursuant to Section 2.8 and Section 2.9 hereof.

        "Parent Material Adverse Effect" means, with respect to Parent, any development, occurrence, effect, event or change that (i) has a material adverse effect on the business, operations, properties, financial condition or assets of Parent and the Subsidiaries of Parent, taken as a whole (provided, however, that Parent Material Adverse Effect shall not be deemed to include any developments, occurrences, effects, events or changes to the extent resulting from (A) changes in general political, economic or business conditions (including the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God) affecting the business or industry in which Parent operates, except to the extent that such changes in general political, economic or business conditions have a materially disproportionate adverse effect on Parent relative to other similarly situated participants, (B) changes in general financial and capital market conditions, (C) changes, after the date hereof, in Laws of general applicability or interpretations thereof by courts or Governmental Entities, (D) changes, after the date hereof, in GAAP applicable to the business or industry in which Parent operates generally, (E) the announcement or performance of the transactions contemplated hereby or (F) matters expressly requested by the Company or consented to by the Company) or (ii) has a material adverse effect on the Purchaser Parties' ability to timely consummate the Mergers, obtain the Financing or perform their respective obligations under this Agreement.

        "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

        "Prime Rate" means the rate of interest announced as its prime lending rate by Bank of America, N.A., as in effect from time to time.

        "Qualifying Competing Proposal" means a Competing Proposal, substituting for purposes of this definition 50% for the 20% threshold set forth in the definition of Competing Proposal.

        "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Subsidiary" means, when used with reference to any party, any corporation, limited liability company, partnership, trust, joint venture or other legal entity, whether incorporated or unincorporated, of which: (a) such party or any other subsidiary of such party is a general partner, manager or similar controlling Person; (b) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, limited liability company, partnership, trust, joint venture or other organization is held by such party or by any one or more of its subsidiaries, or by such party and any one or more of its subsidiaries; or (c) at least 50% of the equity securities therein is, directly or indirectly, owned or controlled by such party or by one or more of its subsidiaries, or by such party and any one or more of its subsidiaries.

        "Superior Proposal" means a bona fide written Competing Proposal (on its most recently amended and modified terms, if amended and modified, and except that, for purposes of this definition, the references in the definition of "Competing Proposal" to "20%" shall be replaced by "50%") made by a Third Party (which Competing Proposal was not solicited, initiated, encouraged or facilitated in violation of Section 6.5(a) of this Agreement) that the Company Board determines (after taking into account any amendments to this Agreement entered into or which Parent irrevocably covenants to enter into) in its good faith judgment (after receiving the advice of its independent financial advisors and outside legal counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof) is superior from a financial point of view to this Agreement and which the Company Board has determined in good faith (after receiving the advice of its independent financial advisors and outside legal counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal) is reasonably capable of being consummated without undue delay (taking into account the financability of such proposal).

        "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes, including any amendments thereto.

        "Taxes" shall mean any U.S. federal, state, local or foreign income, gross receipts, license, withholding, property, recording stamp, sales, use, franchise, employment, payroll, excise, environmental or other taxes, tariffs or similar governmental charges, together with penalties, interest or additions to tax.

        Section 9.3.    Terms Defined Elsewhere.    The following terms are defined elsewhere in this Agreement, as indicated below:

"1031 Exchange"	Section 2.8
"Acquisition Agreement"	Section 6.5(d)
"Acquisition Sub"	Preamble
"Adverse Recommendation Change"	Section 6.5(d)
"Agreement"	Preamble
"Asset Sales"	Section 6.14
"Balance Sheet"	Section 3.7(b)
"Break-Up Fee"	Section 8.2(b)
"Bylaws"	Section 1.4
"Capital Budget"	Section 5.1(p)
"Cash Consideration"	Section 2.1(a)(iii)
"Claim"	Section 6.6(a)
"Closing"	Section 1.3
"Closing Date"	Section 1.3
"Collective Bargaining Agreements	Section 3.14
"Company"	Preamble
"Company Board"	Recitals
"Company Common Share Merger Consideration"	Section 2.1(a)(iii)
"Company Common Shares"	Section 2.1(a)(ii)
"Company Major Agreements Parties"	Section 6.15
"Company Disclosure Schedule"	Preamble to Article III
"Company Expense Amount"	Section 8.2(b)
"Company Financial Advisors"	Section 3.15
"Company Intellectual Property Rights"	Section 3.22(b)
"Company Preferred Shares"	Section 3.3(a)
"Company Property"	Section 3.11(a)
"Company Properties"	Section 3.11(a)

"Company Recommendation"	Section 3.2(a)
"Company Representatives"	Section 6.5(a)
"Company Restricted Shares"	Section 3.3(a)
"Company SEC Reports"	Section 3.7(a)
"Company Share Options"	Section 2.5(a)
"Company Share Plans"	Section 2.5(a)
"Company Shareholder Approval"	Section 3.17(a)
"Company Shareholders' Meeting"	Section 6.1(d)
"Confidentiality Agreement"	Section 6.5(b)
"Convertible Bonds"	Section 3.3(a)
"Counterproposal"	Section 6.5(d)
"Covered Company SEC Disclosure"	Preamble to Article III
"Covered Employee"	Section 6.9(a)
"Covered Parent SEC Disclosure"	Preamble to Article IV
"Debt Commitment Letters"	Section 4.14
"Consents or Modifications"	Section 6.15
"Declaration of Trust"	Section 3.1(c)
"Deeded Properties"	Section 2.9
"Delaware Merger Certificate"	Section 1.2(b)
"Designated Properties"	Section 2.8
"DRULPA"	Recitals
"DSOS"	Section 1.2(b)
"Effective Time"	Section 1.2(a)
"Employee Program"	Section 3.13(a)
"End Date"	Section 8.1(b)(iv)
"Environmental Permits"	Section 3.12(a)
"Exchange Agent"	Section 2.2(a)
"Exchange Fund"	Section 2.2(a)
"Financing Agreements"	Section 6.10(b)(ii)
"Form S-4"	Section 3.6
"General Partner"	Recitals
"Governmental Entity"	Section 3.6
"Indemnified Party"	Section 6.6(b)
"Intellectual Property"	Section 3.22(b)

"Laws"	Section 3.6
"Leased Properties"	Section 3.11(b)
"Leases"	Section 3.11(b)
"Lenders"	Section 4.14
"Major Leases"	Definition of "Material Contracts"
"Maryland Articles of Merger"	Section 1.2(a)
"Maryland Courts"	Section 9.11(b)
"Merger"	Recitals
"Merger Sub"	Preamble
"Mergers"	Recitals
"MGCL"	Recitals
"Modification Documents"	Section 6.15
"MRL"	Recitals
"NPL"	Section 3.12(b)
"OP Partnership Agreement"	Section 1.4
"OP Units"	Section 2.1(b)(ii)
"Operating Partnership"	Preamble
"Option Consideration"	Section 2.5(a)
"Other Filings"	Section 6.2
"Parent"	Preamble
"Parent Articles"	Section 4.1
"Parent Balance Sheet"	Section 4.6(b)
"Parent Board"	Recitals
"Parent Bylaws"	Section 4.1
"Parent Closing Price"	Section 2.2(j)
"Parent Common Stock"	Section 2.1(a)(iii)
"Parent Disclosure Schedule"	Preamble to Article IV
"Parent Expense Amount"	Section 8.2(b)
"Parent OP"	Preamble
"Parent OP Partnership Agreement"	Section 4.3
"Parent OP Units"	Section 4.3
"Parent Preferred Stock"	Section 4.3
"Parent SEC Reports"	Section 4.6(a)

"Parent Series A Preferred"	Section 4.3
"Parent Shareholder Approval"	Section 4.2
"Parent Shareholders' Meeting	Section 6.1(d)
"Parent Stock Options"	Section 5.2(b)(ii)
"Parent Stock Plans"	Section 4.3
"Partnership Merger"	Recitals
"Partnership Merger Consideration"	Section 2.1(b)(ii)
"Partnership Merger Effective Time"	Section 1.2(b)
"Permitted Expenditures"	Section 5.1(p)
"Permitted Liens"	Section 3.11(c)
"Proxy Statement"	Section 3.6
"Purchaser Parties"	Preamble
"Qualifying Income"	Section 8.3(a)(ii)
"REIT"	Section 3.10(c)
"Representatives"	Section 6.7
"Required Limited Partners Approval"	Section 3.2(a)
"Restricted Share"	Section 2.5(b)
"SDAT"	Section 1.2(a)
"Securities Laws"	Section 3.7(a)
"Solvent"	Section 4.15
"SOX"	Section 3.7(a)
"Stock Acquisition"	Section 2.8
"Stock Consideration"	Section 2.1(a)(iii)
"Subsequent Determination"	Section 6.5(d)
"Surviving Company"	Section 1.1(a)
"Surviving Company Bylaws"	Section 1.4
"Surviving Company Declaration of Trust"	Section 1.4
"Surviving Partnership"	Section 1.1(b)
"Tax Protection Agreement"	Section 3.10
"Third Party"	Section 6.5(b)
"Third-Party Intellectual Property Rights"	Section 3.22(b)
"Transfer"	Section 2.9
"Transfer and Gains Taxes"	Section 6.12
"Unitholder Letter of Transmittal"	Section 2.2(d)(i)

"Units"	Section 2.5(c)
"Warrants"	Section 3.3(a)

        Section 9.4.    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" regardless whether such words are included.

        Section 9.5.    Non-Survival of Representations, Warranties, Covenants and Agreements.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.5 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or relates to the delivery of the Exchange Fund in full, each of which shall survive the Effective Time.

        Section 9.6.    Remedies; Specific Performance.    The parties hereto agree that irreparable damage would occur if any provision of this Agreement (including, without limitation, Section 6.1(d)) were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Maryland, in addition to any other remedy to which they are entitled at law or in equity. For the avoidance of doubt, the Purchaser Parties agree that the Company shall have the right to cause the Purchaser Parties to enforce their rights under the Debt Commitment Letters and to require the Lenders to honor the terms of the Debt Commitment Letters.

        Section 9.7.    Entire Agreement.    This Agreement, together with the Confidentiality Agreement, the Company Disclosure Schedule and Parent Disclosure Schedule, constitutes the entire agreement among the parties and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 9.8.    Assignment.    Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that each of the Purchaser Parties may delegate or assign (without any further consent of any parties) all or any of its rights and obligations hereunder to any of its Affiliates, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 9.9.    Third Party Beneficiaries.    Except for (i) the provisions of Sections 2.8, 2.9, 6.6 and 6.10(a) hereof which shall inure to the benefit of the Persons benefiting therefrom, (ii) the provisions of Article II concerning payment of Company Common Share Merger Consideration, the Partnership Merger Consideration, the Other Payments and Option Consideration which shall inure to the benefit of the holders of Company Common Shares, OP Units and Company Share Options who are in each case expressly intended to be third-party beneficiaries thereof, and (iii) the right of the Company, on behalf of the holders of equity interests in the Company to pursue damages in the event of any of the Purchaser Parties' breach of this Agreement, which right is hereby acknowledged and agreed by the Purchaser Parties, nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 9.10.    Severability.    If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

        Section 9.11.    Choice of Law/Consent to Jurisdiction.

          (a)   The Mergers shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to its rules of conflict of laws (except to the extent the laws of the State of Delaware are applicable to the Partnership Merger). Except as provided in the immediately preceding sentence, all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws.

          (b)   Each of the Company and Parent hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Maryland or any court of the United States located in the State of Maryland (the "Maryland Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Maryland.

        Section 9.12.    Waiver.    Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        Section 9.13.    Waiver of Jury Trial.    Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party hereto (a) certifies that no representative, agent or attorney or any other has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 9.13.

        Section 9.14.    Counterparts.    This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GRAMERCY CAPITAL CORP.
By:	/s/ MARC HOLLIDAY Name: Marc Holliday Title: President and Chief Executive Officer
GKK CAPITAL LP
By: Gramercy Capital Corp., its general partner
By:	/s/ MARC HOLLIDAY Name: Marc Holliday Title: President and Chief Executive Officer
GKK STARS ACQUISITION LLC
By: GKK Capital LP, its sole member
By: Gramercy Capital Corp., its general partner
By:	/s/ MARC HOLLIDAY Name: Marc Holliday Title: President and Chief Executive Officer
GKK STARS ACQUISITION CORP.
By:	/s/ MARC HOLLIDAY Name: Marc Holliday Title: President

        [AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE]

GKK STARS ACQUISITION LP
By: GKK Stars Acquisition LLC, its general partner
By: GKK Capital LP, its sole member
By: Gramercy Capital Corp., its general partner
By:	/s/ MARC HOLLIDAY Name: Marc Holliday Title: President and Chief Executive Officer
AMERICAN FINANCIAL REALTY TRUST
By:	/s/ GLENN BLUMENTHAL Name: Glenn Blumenthal Title: Co-President and Chief Operating Officer
FIRST STATES GROUP, L.P.
By: First States Group, LLC, its general partner
By:	/s/ GLENN BLUMENTHAL Name: Glenn Blumenthal Title: Co-President and Chief Operating Officer

Exhibit A—Terms of Additional Value Payment

UPSIDE PARTICIPATION
IN
THE HELD FOR SALE ASSETS

Additional Consideration	As additional cash merger consideration, the Company's shareholders will be entitled to receive 50% of the Incremental Sales Proceeds from the sale of any asset that is part of the Modified Held for Sale Portfolio which is identified on Exhibit A, provided the consummation of any such sales occur prior to or substantially simultaneously with the effective time of the merger. The Additional Consideration will be payable to the Company's shareholders as additional cash merger consideration at the time of the closing of the Merger. In no event will the transactions contemplated by this Exhibit result in a reduction of the merger consideration. The Company will market for sale the Modified Held for Sale Portfolio as provided for in the Merger Agreement. The Additional Consideration shall be subject to a maximum amount of $0.25 per Company Common Share.
Incremental Sales Proceeds
Incremental Sales Proceeds shall be equal to the positive difference, if any, between Net Sales Proceeds and the Agreed Upon Floor calculated on an aggregate basis for each sale of a property within the Modified Held for Sale Portfolio consummated prior to or substantially simultaneously with the effective time of the merger. For purposes of clarification, if one or more a properties are sold for an amount below the Agreed Upon Floor (as defined below) for such properties, unless Purchaser has approved the lower sales price for purposes of this Upside Participation in connection with such sale, the difference between the actual Net Sales Proceeds of such properties and the Agreed Upon Floor for such properties will be subtracted from the total Net Sales Proceeds from all properties sold for an amount above their respective Agreed Upon Floor in determining the Incremental Sales Proceeds.
Net Sales Proceeds
Net Sales Proceeds shall be defined as the gross cash proceeds from any sale of a property within the Modified Held for Sale Portfolio (plus any liabilities assumed by the purchaser or to which the property is subject) less all applicable transaction costs, including, but not limited to, legal fees, title costs, brokerage fees, transfer taxes, seller retained liabilities, cash or other concessions given at closing, debt assumption fees, debt prepayment penalties or defeasance penalties, release premiums on indebtedness, excise tax, and any income tax obligations resulting from the sale of any property within the Modified Held for Sale Portfolio.

Agreed Upon Floor
The Agreed Upon Floor, which is provided on Exhibit A, shall be subject to increase, on a dollar for dollar basis, for expenditures and other amounts incurred or paid with respect to the relevant property occurring between October 1, 2007 and the effective time of the merger, including, but not limited to, real estate taxes, net operating costs, debt service (if the sold property is encumbered by portfolio-wide debt, then for purposes of determining debt service, the property shall be deemed encumbered by debt equal to the release amount), tenant improvements, leasing commissions, base building capital, legal fees, and other tenant concessions or inducements.

Annex B

CONFIDENTIAL November 2, 2007

Board of Trustees
American Financial Realty Trust
610 Old York Road
Jenkintown, PA 19046

Members of the Board of Trustees:

        We understand that Gramercy Capital Corp. ("Parent"), GKK Capital LP ("Parent OP"), GKK Stars Acquisition LLC ("Acquisition Sub"), GKK Stars Acquisition Corp. ("Merger Sub"), GKK Stars Acquisition LP ("Merger Sub OP"), American Financial Realty Trust (the "Company") and First States Group, L.P. (the "Operating Partnership") propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Company Merger") and the merger of Merger Sub OP with and into the Operating Partnership (the "Partnership Merger", and together with the Company Merger, the "Mergers"). We understand that, as a result of the Mergers, each issued and outstanding common share of beneficial interest, par value $0.001 per share, of the Company (the "Company Common Shares"), other than Company Common Shares owned by the Company, by any wholly-owned Company Subsidiary or by Merger Sub, shall be converted into the right to receive (i) 0.12096 shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock") and (ii) an amount in cash equal to $5.50, without interest, plus an amount, if any, equal to the Additional Value Payment (together, and as adjusted pursuant to the terms of the Merger Agreement, the "Company Common Share Merger Consideration"). The terms and conditions of the Mergers are more fully set forth in the Merger Agreement. Capitalized terms used but not separately defined herein shall have the meanings assigned to such terms in the Merger Agreement.

        You have asked for our opinion as to whether, as of the date hereof, the Company Common Share Merger Consideration to be received by the holders of Company Common Shares (other than Parent and its affiliates) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. We have not been requested to opine as to, and our opinion does not in any manner address (i) the underlying business decision to proceed with or effect the Mergers or (ii) the fairness, from a financial point of view, of the consideration to be received by holders of units of limited partnership interest in the Operating Partnership pursuant to the Merger Agreement.

        For purposes of the opinion set forth herein, we have:

  1.
  reviewed the October 30, 2007 draft of the Merger Agreement and certain related documents;

  2.
  reviewed certain publicly available financial statements of the Company and Parent;

  3.
  reviewed certain other publicly available business and financial information relating to the Company and Parent that we deemed relevant;

  4.
  reviewed certain information, including financial forecasts and other financial and operating data concerning the Company and Parent, prepared by the management of the Company and Parent, respectively;

  5.
  discussed the past and present operations and financial condition and the prospects of the Company with senior executives of the Company;

  6.
  reviewed the historical market prices and trading activity for the Company Common Shares and analyzed its implied valuation multiples;

  7.
  compared the value of the Company Common Share Merger Consideration with that received in certain publicly available transactions that we deemed relevant;

  8.
  compared the value of the Company Common Share Merger Consideration with the trading valuations of certain publicly traded companies that we deemed relevant;

  9.
  compared the value of the Company Common Share Merger Consideration to the valuation derived by discounting future dividends and a terminal value of the business based on management's plans as presented to us and at discount rates that we deemed appropriate;

  10.
  compared the value of the Company Common Share Merger Consideration to the valuation derived from the capitalization rates implied by the Company's current acquisition pipeline;

  11.
  participated in discussions and negotiations among representatives of the Company and its legal advisors and representatives of Parent and its legal and financial advisors; and

  12.
  performed such other analyses and considered such other factors as we deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to us by representatives and management of the Company and Parent for the purposes of this opinion and have further relied upon the assurances of the representatives and management of the Company and Parent, as applicable, that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts, projections and other data that have been furnished or otherwise provided to us, we have assumed that such forecasts, projections and data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of the Company and Parent, as applicable, as to those matters, and we have relied upon such forecasts, projections and data in arriving at our opinion. We express no opinion with respect to such forecasts, projections and data or the assumptions upon which they are based. In addition, in arriving at our opinion, we have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. We have assumed that the Mergers will be consummated in accordance with the terms set forth in the final, executed Merger Agreement, the terms of which we have assumed will be identical in all material respects to the latest draft thereof we have reviewed, without any waiver of any material terms or conditions set forth in the Merger Agreement. We have further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Mergers will be obtained without any effect on the Company or Parent in any way meaningful to our analysis.

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion.

        We have acted as financial advisor to the Board of Trustees (the "Board") of the Company in connection with the Mergers and will receive a fee for our services, a portion of which is contingent on the consummation of the Mergers. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

        It is understood that this letter is for the information of the Board and is rendered to the Board in connection with its consideration of the Mergers and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any proxy or other information statement or registration statement to be mailed to the stockholders of the Company in connection with the Mergers. We are not expressing an opinion as to any aspect of the Merger

Agreement or the Mergers other than the fairness from a financial point of view to the holders of Company Common Shares (other than Parent and its affiliates) of the Company Common Share Merger Consideration to be received by such holders pursuant to the Merger Agreement. In particular, we are not expressing any opinion as to the fairness, from a financial point of view, of the consideration to be received by holders of units of limited partnership interest in the Operating Partnership pursuant to the Merger Agreement. We also express no opinion as to the prices at which the Parent Common Stock will trade at any future time. This opinion is not intended to be and does not constitute a recommendation to the members of the Board as to whether they should approve any of the Mergers or the Merger Agreement, nor does it constitute a recommendation as to whether the holders of the Company Common Shares should approve the Company Merger at any meeting of the holders of the Company Common Shares convened in connection with the Mergers.

        Based on and subject to the foregoing, including the limitations and assumptions set forth herein, we are of the opinion that, as of the date hereof, the Company Common Share Merger Consideration to be received by the holders of Company Common Shares (other than Parent and its affiliates) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very best regards,
GREENHILL & CO., LLC
By:	/s/ RICHARD J. LIEB Richard J. Lieb Managing Director

Annex C

STOCKHOLDER VOTING AGREEMENT

        THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") is entered into as of November 2, 2007 by and among SL Green Operating Partnership, L.P. (the "Stockholder"), a stockholder of Gramercy Capital Corp., a Maryland corporation ("Gramercy"), and American Financial Realty Trust, a Maryland real estate investment trust ("AFR"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

        WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially 7,624,583 shares of common stock, $0.001 par value, of Gramercy (such shares being referred to herein collectively as the "Shares" and, for the avoidance of doubt, all references herein to the Stockholder's Shares shall include not only all the Shares stated above, but also all additional shares of common stock that are owned directly or indirectly by the Stockholder or any Person controlled by or under common control with the Stockholder, subject in all cases to Transfers of such Shares that have been made to Permitted Transferees to the extent permitted by and in accordance with Section 2(a));

        WHEREAS, concurrently with the execution of this Agreement, Gramercy, GKK Capital LP, a Delaware limited partnership ("Parent OP"), GKK Stars Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent OP ("Acquisition Sub"), GKK Stars Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of Acquisition Sub ("Merger Sub"), GKK Stars Acquisition LP, a Delaware limited partnership ("Merger Sub OP" and, together with Parent, Parent OP, Acquisition Sub and Merger Sub, the "Purchaser Parties"), AFR, and First States Group, L.P., a Delaware limited partnership (the "Operating Partnership"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into AFR (the "Merger") and Merger Sub OP with be merged with and into the Operating Partnership;

        WHEREAS, this Agreement is the "Voting Agreement" referenced in the Merger Agreement; and

        WHEREAS, as a condition to the willingness of AFR to enter into the Merger Agreement, AFR has required that the Stockholder enter into, and in order to induce AFR to enter into the Merger Agreement, the Stockholder is willing to enter into, this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

        Section 1.    Voting of Shares.    The Stockholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, at the Parent Shareholders' Meeting or any other meeting of the stockholders of Gramercy, however called, and in any action by written consent of the stockholders of Gramercy with respect to any of the following, the Stockholder will, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Shares to be counted as present thereat for purposes of establishing a quorum and will at a meeting, if one is held or otherwise if consents are solicited, vote or consent to, or cause to be voted or consented to, all of the Shares in favor of the issuance of Gramercy common stock in the Mergers, and all actions and transactions contemplated by the Merger Agreement or in furtherance thereof, including, upon the request of AFR, any adjournment or postponement of the Parent Shareholders' Meeting. The Stockholder further agrees until the termination of this Agreement in accordance with its terms, not to commit or agree to take any action inconsistent with the foregoing prior to such termination. For the avoidance of doubt, the Stockholder shall retain at all times the right to vote the Stockholder's Shares in the Stockholder's sole discretion and without any other limitations on those matters other than those set forth in this

Section 1 that are at any time or from time to time presented for consideration to Gramercy's stockholders generally.

        Section 2.    Transfer of Shares.

        (a)   The Stockholder covenants and agrees that, until the termination of this Agreement in accordance with its terms, without the written consent of AFR, the Stockholder will not directly or indirectly (i) subject to Section 2(b), sell, assign, transfer (including by merger or by operation of law), pledge, encumber, grant a participation in, gift-over, assign or otherwise dispose of, whether by liquidation, dissolution, dividend, distribution or otherwise ("Transfer") any Shares or the Beneficial Ownership (as hereinafter defined) thereof, (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or the Beneficial Ownership thereof or grant or agree to grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer of any Shares or the Beneficial Ownership thereof, except, in each case under clause (i) and clause (iii), to a Permitted Transferee. For purposes of this Agreement, "Beneficial Ownership" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (disregarding the reference to "within 60 days" in Rule 13d-3(d)(1)(i)). As used herein, a "Permitted Transferee" shall mean a Person that before such action proposed under Section 2(a)(i) or Section 2(a)(iii) occurs, is a Subsidiary of the Stockholder, agrees in writing, in form and substance to the reasonable satisfaction of AFR, to be bound as a Stockholder under this Agreement and has not violated this Agreement. In connection with any Transfer of Shares to a Permitted Transferee, the transferring Stockholder may transfer its rights and obligations under this Agreement to the Permitted Transferee, but the transferring Stockholder shall remain liable for all breaches of such obligations whenever occurring. Notwithstanding anything herein to the contrary, nothing in this Agreement shall permit any Transfer of Shares, Beneficial Ownership, rights or obligations or any other action that would otherwise be permitted by this Section 2(a) if such Transfer or other action would create any material impediment or delay to the performance or consummation of the Merger Agreement or this Agreement, including, without limitation, triggering the applicability of any "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation to the Merger Agreement, this Agreement or any of the transactions contemplated by the Merger Agreement or this Agreement.

        (b)   Notwithstanding anything in this Agreement to the contrary, the Stockholder may enter into any contract, option, swap or other agreement or arrangement, grant a participation in, and pledge and encumber the Shares thereunder in connection with any bona fide lending, hedging or other financing or derivative transaction or arrangement (a "Permitted Transaction"); provided, that (i) the Stockholder retains the right to vote or consent to, or cause to be voted or consented to, all Shares as provided in Section 1 during the term of such Permitted Transaction (except as provided in (ii)) and (ii) in the event of a default or breach of any term of such Permitted Transaction by the Stockholder that would result in the counterparty to such Permitted Transaction or any other Person acquiring, directly or indirectly, ownership of such Shares, no Transfer of such Shares would be permitted prior to such counterparty or other Person agreeing in writing, in form and substance reasonably satisfactory to AFR, to be bound as a Stockholder under this Agreement, and any such Transfer in violation of this Section 2(b) shall be void and of no effect.

        Section 3.    Reasonable Efforts to Cooperate.

        (a)   The Stockholder will, upon receipt of reasonable advance notice by AFR, without further consideration, provide as promptly as reasonably practicable any customary information reasonably requested by AFR that is necessary for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement or the Merger Agreement (including filings with the SEC or any other Governmental Entity).

        (b)   The Stockholder hereby consents to the publication and disclosure in the Proxy Statement, statements of beneficial ownership filed by Gramercy and its Affiliates (and any other documents or communications provided by AFR to any Governmental Entity or to security holders of AFR or Gramercy) the Stockholder's identity and Beneficial Ownership of the Shares and the nature of the Stockholder's commitments, arrangements and understandings under and relating to this Agreement; provided, however, that the Stockholder shall have the opportunity to review such disclosure prior to its publication in the Proxy Statement, and no information relating to the Stockholder shall be published in the Proxy Statement without the approval of the Stockholder (such approval not to be unreasonably withheld or delayed).

        (c)   The Stockholder agrees, while this Agreement is in effect, to notify AFR promptly in writing of the number of additional Shares, any options to purchase Shares or other securities of Gramercy acquired by the Stockholder, if any, after the date hereof (and, for the avoidance of doubt, the Stockholder agrees that any such additional shares shall be, for all purposes of this Agreement, "Shares").

        (d)   Subject to the terms and conditions of the Merger Agreement, while this Agreement is in effect, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary to carry out the intent and purposes of this Agreement.

        Section 4.    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to AFR as of the date hereof as follows:

          (a)    Ownership of Shares.    The Stockholder (i) is the sole owner of record and has Beneficial Ownership of all of the Shares, free and clear of any and all liens, claims, security interests, options, rights or other encumbrances whatsoever on title or transfer (other than those imposed under the federal securities laws, this Agreement or any Permitted Transaction), (ii) has sole voting power with respect to all of such Shares and has not entered into any voting agreement or voting trust with respect to any such Shares and has not granted a proxy, a consent or power of attorney with respect to such Shares and, so long as this Agreement is in effect, will not grant any such proxies, consents and powers of attorney with respect to such Shares that would violate this Agreement and (iii) does not own of record or beneficially, any shares of capital stock of Gramercy or right to acquire such shares other than the Shares.

          (b)    Due Organization.    The Stockholder is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

          (c)    Power, Binding Agreement.    The Stockholder has the requisite power and authority to enter into and perform all of its obligations under this Agreement and no further proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance by the Stockholder of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

          (d)    No Conflicts.    The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby by the Stockholder will not, result in any breach or violation of, require any consent under, be in conflict with or constitute a default (whether with notice of lapse of time or both) under any mortgage, bond, indenture, agreement, instrument, obligation or Law to which the Stockholder is a party or by which the

  Stockholder or its Shares are bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Stockholder's ability to perform its obligations under this Agreement.

          (e)    Consents.    No consent of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the compliance by the Stockholder with the provisions of this Agreement, except for (i) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, and (ii) such other items and consents the failure of which to be obtained or made, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Stockholder's ability to perform its obligations under this Agreement.

        Section 5.    Termination.    This Agreement shall terminate upon the first to occur of (a) the Effective Time and (b) such time as the Merger Agreement may be terminated. Any such termination shall be without prejudice to liabilities arising hereunder before such termination.

        Section 6.    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

        Section 7.    [Reserved]

        Section 8.    Miscellaneous.

        (a)    Entire Agreement.    This Agreement (together with the Merger Agreement and the Confidentiality Agreement) constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and is not intended to confer upon any Person, other than AFR and the Stockholder, any rights or remedies hereunder. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto; provided, that AFR may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any such party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by AFR.

        (b)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

        (c)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THE

CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF LAW OF ANY OTHER JURISDICTION.

        (d)    Counterparts and Signature.    This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other electronic or portable document format (pdf) transmission.

        (e)    Notices.    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

    (i)
    if to the Stockholder:

      SL Green Realty Corp.
      420 Lexington Avenue
      New York, NY 10170
      Attention:  Andrew Levine, Esq.
      Facsimile:  (212) 216-1785

      with a copy not constituting notice to:

      Clifford Chance US LLP
      31 West 52nd Street
      New York, New York 10019
      Attention:  Karl A. Roessner, Esq.
                          Larry P. Medvinsky, Esq.
      Facsimile:  (212) 878-8000

      and

      Greenberg Traurig, LLP
      200 Park Avenue
      New York, New York 10166
      Attention:  Judith Fryer, Esq.
                          Kenneth A. Gerasimovich, Esq.
      Facsimile:  (212) 801-6400

    (ii)
    if to AFR to:

      American Financial Realty Trust
      610 Old York Road
      Jenkintown, PA 19046
      Attention:  Edward J. Matey Jr.,
      Facsimile:  (215) 887-2585

      with copies not constituting notice to:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Attention:  Craig M. Wasserman, Esq.
                          Stephanie J. Seligman, Esq.
      Facsimile:  (212) 403-2000

      and

      Morgan Lewis & Bockius LLP
      1701 Market Street
      Philadelphia, PA 19103
      Attention:  James W. McKenzie, Jr., Esq.
      Facsimile:  (877) 432-9652

        (f)    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment or delegation without such prior written consent shall be null and void, except that AFR may assign this Agreement to any direct or indirect wholly owned subsidiary of AFR without the consent of the Stockholder (provided that AFR shall remain liable for all of its obligations under this Agreement) and the Stockholder may assign this Agreement to the extent permitted by, and in accordance with, Section 2(a). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

        (g)    Interpretation.    When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

        (i)    Submission to Jurisdiction.    Each of AFR and the Stockholder hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Maryland or any court of the United States located in the State of Maryland (the "Maryland Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Maryland.

        (h)    Waiver of Jury Trial.    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

        (i)    Expenses.    All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        (j)    No Ownership Interest.    Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to vest in AFR any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any Shares. All rights and ownership of and relating to, and pecuniary interest in, any Shares shall remain and belong to the Stockholder, and AFR shall not have any authority to exercise any power or authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Gramercy or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided in this Agreement.

[Remainder of page intentionally blank]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

AMERICAN FINANCIAL REALTY TRUST
By:	/s/ GLENN BLUMENTHAL Name: Glenn Blumenthal Title: Co-President and Chief Operating Officer
SL GREEN OPERATING PARTNERSHIP, L.P.
By: SL Green Realty Corp., its general partner
By:	/s/ MARC HOLLIDAY Name: Marc Holliday Title: Chief Executive Officer

Annex D

Stockholder Voting Agreement

        THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") is entered into as of November 7, 2007 by and between SSF III Gemini, LP (the "Stockholder"), a stockholder of Gramercy Capital Corp., a Maryland corporation ("Gramercy"), and American Financial Realty Trust, a Maryland real estate investment trust ("AFR").

        WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially 3,809,524 shares of common stock, $0.001 par value, of Gramercy (such shares being referred to herein collectively as the "Shares" and, for the avoidance of doubt, all references herein to the Stockholder's Shares shall include not only all the Shares stated above, but also all additional shares of common stock of AFR that are owned directly or indirectly by the Stockholder, subject in all cases to Transfers of such Shares that have been made to Permitted Transferees to the extent permitted by and in accordance with Section 2(a));

        WHEREAS, concurrently with the execution of this Agreement, Gramercy, GKK Capital LP, a Delaware limited partnership ("Parent OP"), GKK Stars Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent OP ("Acquisition Sub"), GKK Stars Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of Acquisition Sub ("Merger Sub"), GKK Stars Acquisition LP, a Delaware limited partnership ("Merger Sub OP" and, together with Parent, Parent OP, Acquisition Sub and Merger Sub, the "Purchaser Parties"), AFR, and First States Group, L.P., a Delaware limited partnership (the "Operating Partnership"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (in the form attached as Exhibit A hereto, the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into AFR (the "Merger") and Merger Sub OP with be merged with and into the Operating Partnership;

        WHEREAS, this Agreement is a "Voting Agreement" referenced in the Merger Agreement; and

        WHEREAS, as a condition to the willingness of AFR to enter into the Merger Agreement, AFR has required that the Stockholder enter into, and in order to induce AFR to enter into the Merger Agreement, the Stockholder is willing to enter into, this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

          1.    Voting of Shares.    Unless otherwise requested by AFR, the Stockholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, at the Parent Shareholders' Meeting or any other meeting of the stockholders of Gramercy, however called, and in any action by written consent of the stockholders of Gramercy with respect to any of the following, the Stockholder will, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Shares to be counted as present thereat for purposes of establishing a quorum and will at a meeting, if one is held or otherwise if consents are solicited, vote or consent to, or cause to be voted or consented to, all of the Shares in favor of the issuance of Gramercy common stock in the Mergers, and all actions and transactions contemplated by the Merger Agreement or in furtherance thereof, including, upon the request of AFR, any adjournment or postponement of the Parent Shareholders' Meeting. The Stockholder further agrees until the termination of this Agreement in accordance with its terms, not to commit or agree to take any action inconsistent with the foregoing prior to such termination. For the avoidance of doubt, subject to Section 2 hereof, the Stockholder shall retain at all times the right to vote the Stockholder's Shares in the Stockholder's sole discretion and without any other limitations on those matters other than those set forth in this Section 1 that are at any time or from time to time presented for consideration to Gramercy's stockholders generally.

        2.    Transfer of Shares.

        (a)   The Stockholder covenants and agrees that, until the earlier of June 6, 2008 and termination of this Agreement in accordance with its terms, without the written consent of AFR, the Stockholder will not directly or indirectly (i) subject to Section 2(b), sell, assign, transfer (including by merger or by operation of law), encumber, grant a participation in, gift-over, assign or otherwise dispose of, whether by liquidation, dissolution, dividend, distribution or otherwise ("Transfer") any Shares or the Beneficial Ownership (as hereinafter defined) thereof, (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or the Beneficial Ownership thereof or grant or agree to grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer of any Shares or the Beneficial Ownership thereof, except, in each case under clause (i) and clause (iii), to a Permitted Transferee. For purposes of this Agreement, "Beneficial Ownership" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (disregarding the reference to "within 60 days" in Rule 13d-3(d)(1)(i)). As used herein, a "Permitted Transferee" shall mean a Person that before such action proposed under Section 2(a)(i) or Section 2(a)(iii) occurs, is (x) Gramercy, or (y) any Affiliate of the Stockholder who, upon such Transfer, becomes a party to this Agreement and agrees in writing, in form and substance to the reasonable satisfaction of AFR, to be bound as a Stockholder under this Agreement and has not violated this Agreement. In connection with any Transfer of Shares to a Permitted Transferee, the transferring Stockholder may transfer its rights and obligations under this Agreement to the Permitted Transferee, but the transferring Stockholder shall remain liable for all breaches of such obligations whenever occurring. Notwithstanding anything herein to the contrary, nothing in this Agreement shall permit any Transfer of Shares, Beneficial Ownership, rights or obligations or any other action that would otherwise be permitted by this Section 2(a) if such Transfer or other action would create any material impediment or delay to the performance or consummation of the Merger Agreement or this Agreement, including, without limitation, triggering the applicability of any "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation to the Merger Agreement, this Agreement or any of the transactions contemplated by the Merger Agreement or this Agreement.

        (b)   Notwithstanding anything in this Agreement to the contrary, the Stockholder may enter into any contract, option, swap or other agreement or arrangement, grant a participation in, and pledge and encumber the Shares thereunder in connection with any bona fide lending, hedging or other financing or derivative transaction or arrangement (a "Permitted Transaction"); provided, that the Stockholder retains the right to vote or consent to, or cause to be voted or consented to, all Shares as provided in Section 1 during the term of such Permitted Transaction. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit the Stockholder or any Permitted Transferee from pledging their direct or indirect interests in any Shares as security for a loan contracted by the Stockholder, such Permitted Transferee or any Affiliate thereof, or to prohibit any Pledgee thereof from exercising its rights under or in connection with such pledge.

        3.    Reasonable Efforts to Cooperate.

        (a)   The Stockholder will, upon receipt of reasonable advance notice by AFR, without further consideration, provide as promptly as reasonably practicable any customary information reasonably requested by AFR that is necessary for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement or the Merger Agreement (including filings with the SEC or any other Governmental Entity).

        (b)   The Stockholder hereby consents to the publication and disclosure in the Proxy Statement, statements of beneficial ownership filed by Gramercy and its Affiliates (and any other documents or communications provided by AFR to any Governmental Entity or to security holders of AFR or

Gramercy) of the Stockholder's identity and Beneficial Ownership of the Shares and the nature of the Stockholder's commitments, arrangements and understandings under and relating to this Agreement; provided, however, that the Stockholder shall have the opportunity to review such disclosure prior to its publication in the Proxy Statement or such other document or communication, and no information relating to the Stockholder shall be published in the Proxy Statement, such other document or communication without the approval of the Stockholder (such approval not to be unreasonably withheld or delayed).

        (c)   The Stockholder agrees, while this Agreement is in effect, to notify AFR promptly in writing of the number of additional Shares, any options to purchase Shares or other securities of Gramercy acquired by the Stockholder, if any, after the date hereof (and, for the avoidance of doubt, the Stockholder agrees that any such additional shares shall be, for all purposes of this Agreement, "Shares").

        (d)   While this Agreement is in effect, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary to carry out the intent and purposes of this Agreement.

        4.    Representations and Warranties.

        (a)   The Stockholder hereby represents and warrants to AFR as of the date hereof as follows:

          (1)    Ownership of Shares.    The Stockholder (i) is the sole owner of record and has Beneficial Ownership of all of the Shares, free and clear of any and all liens, claims, security interests, options, rights or other encumbrances whatsoever on title or transfer (other than those imposed under the federal securities laws, this Agreement, the Stockholders Agreement, any Pledge or any Permitted Transaction), (ii) has sole voting power with respect to all of such Shares and has not entered into any voting agreement or voting trust with respect to any such Shares and has not granted a proxy, a consent or power of attorney with respect to such Shares and, so long as this Agreement is in effect, will not grant any such proxies, consents and powers of attorney with respect to such Shares that would violate this Agreement and (iii) does not own of record or beneficially, any shares of capital stock of Gramercy or right to acquire such shares other than the Shares.

          (2)    Due Organization.    The Stockholder is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

          (3)    Power, Binding Agreement.    The Stockholder has the requisite power and authority to enter into and perform all of its obligations under this Agreement and no further proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance by the Stockholder of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

          (4)    No Conflicts.    The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby by the Stockholder will not, result in any breach or violation of, require any consent under, be in conflict with or constitute a default (whether with notice of lapse of time or both) under any mortgage, bond, indenture, agreement, instrument, obligation or Law to which the Stockholder is a party or by which the Stockholder or its Shares are bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Stockholder's ability to perform its obligations under this Agreement.

          (5)    Consents.    No consent of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the compliance by the Stockholder with the provisions of this Agreement, except for (i) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, and (ii) such other items and consents the failure of which to be obtained or made, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Stockholder's ability to perform its obligations under this Agreement.

        (b)   AFR hereby represents and warrants to the Stockholder that it does not, and will not during the term of this Agreement, Beneficially Own any shares of common stock of Gramercy.

        5.    Termination.    This Agreement shall terminate upon the first to occur of (a) the Effective Time (as defined in the Merger Agreement), (b) such time as the Merger Agreement may be terminated and (c) the execution by Gramercy of any amendment, supplement, modification or written or other material waiver to the Merger Agreement that has not previously been approved in writing by the Stockholder. Any such termination shall be without prejudice to liabilities arising hereunder before such termination.

        6.    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

        7.     [RESERVED]

        8.     Miscellaneous.

        (a)    Definitions.    For purposes of this Agreement, the following terms have the respective meanings set forth below:

          "Affiliate" of any person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Governmental Entity" shall mean any municipal, local, state or federal government or governmental authority or by any United States or state court of competent jurisdiction.

          "Laws" shall mean any order, writ, injunction, decree, statute, ordinance, requirement, rule or regulation applicable to the Stockholder or any of its subsidiaries or any of their respective properties or assets.

          "Parent Shareholders' Meeting" shall mean a meeting of holders of Gramercy common shares for the purpose of seeking the approval of the issuance of Gramercy common stock in connection with the Merger Agreement by the holders of a majority of votes entitled to be cast at a meeting of Gramercy's stockholders duly called and held for such purpose.

          "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

          "Pledgee" shall mean any lender who has made a loan to the Stockholder or any Permitted Transferee or any Affiliate thereof and to whom either the Stockholder, any Permitted Transferee or Affiliate thereof has pledged their direct or indirect interests in any Common Stock as security for such loan.

          "Proxy Statement" shall mean a joint proxy statement in definitive form relating to the meeting of AFR's stockholders and the meeting of Gramercy's stockholders, in each case, to be held in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

          "SEC" means the United States Securities and Exchange Commission.

          "Stockholders Agreement" means that certain Stockholders Agreement, dated as of November 1, 2007, by and among Gramercy, the Stockholder and SL Green Operating Partnership, L.P.

        (b)    Entire Agreement.    This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and is not intended to confer upon any Person, other than AFR and the Stockholder, any rights or remedies hereunder. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto; provided, that AFR may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any such party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by AFR.

        (c)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

        (d)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF LAW OF ANY OTHER JURISDICTION.

        (e)    Counterparts and Signature.    This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other electronic or portable document format (pdf) transmission.

        (f)    Notices.    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

(i)	if to the Stockholder:
SSF III Gemini, LP c/o Morgan Stanley Real Estate Special Situations Fund III, L.P. 1585 Broadway, 37th Floor New York, New York 10036 Attention: Hugh Macdonnell Facsimile: (212) 507-4561
with a copy not constituting notice to:
Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Attention: Steven G. Scheinfeld and John E. Sorkin Facsimile: (212) 859-4000
(ii)	if to AFR to:
American Financial Realty Trust 610 Old York Road Jenkintown, PA 19046 Attention: Edward J. Matey Jr., Facsimile: (215) 887-2585
with copies not constituting notice to:
Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Attention: Craig M. Wasserman, Esq. Stephanie J. Seligman, Esq. Facsimile: (212) 403-2000
and
Morgan Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 Attention: James W. McKenzie, Jr., Esq. Facsimile: (877) 432-9652

        (g)    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment or delegation without such prior written consent shall be null and void, except that AFR may assign this Agreement to any direct or indirect wholly owned subsidiary of AFR without the consent of the Stockholder (provided that AFR shall remain liable for all of its obligations under this Agreement) and the Stockholder may assign this Agreement to the extent permitted by, and in accordance with, Section 2(a). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

        (h)    Interpretation.    When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

        (i)    Submission to Jurisdiction.    Each of AFR and the Stockholder hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Maryland or any court of the United States located in the State of Maryland (the "Maryland Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of Maryland.

        (j)    Waiver of Jury Trial.    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

        (k)    Expenses.    All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        (l)    No Ownership Interest.    Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to vest in AFR any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any Shares. All rights and ownership of and relating to, and pecuniary interest in, any Shares shall remain and belong to the Stockholder, and AFR shall not have any authority to exercise any power or authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Gramercy or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided in this Agreement.

[Remainder of page intentionally blank]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

AMERICAN FINANCIAL REALTY TRUST
By:	/s/ GLENN BLUMENTHAL Name: Glenn Blumenthal Title: Executive Vice President and Chief Operating Officer
SSF III GEMINI, LP, a Delaware limited partnership
By:	SSF III GEMINI GP, LLC, its General Partner
By:	/s/ HUGH MACDONNELL Name: Hugh MacDonnell Title: Authorized Person

PROXY

610 Old York Road, Suite 300, Jenkintown, Pennsylvania 19046

Special Meeting of Shareholders - February 13, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby constitutes and appoints David J. Nettina and Edward J. Matey, Jr., and each of them, as the lawful attorneys and proxies of the undersigned, each with full power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to represent and vote all of the common shares of beneficial interest of American Financial Realty Trust which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Special Meeting of Shareholders of American Financial Realty Trust, to be held at 10:00 a.m., local time, on Wednesday, February 13, 2008, at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, and at any and all adjournments, postponements or continuations thereof.

This proxy, when properly executed, will be voted in the manner specified herein by the undersigned.  If no choice is specified, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.   By executing this proxy, the undersigned hereby revokes all prior proxies.

(Continued and to be signed on reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

AMERICAN FINANCIAL REALTY TRUST

FEBRUARY 13, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or
1-718-921-8500 from foreign countries and follow the

instructions. Have your proxy card available when

you call.

- OR -

INTERNET - Access “www.voteproxy.com” and

follow the on-screen instructions. Have your proxy

card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person

by attending the Special Meeting.

COMPANY NUMBER ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

	FOR	AGAINST	ABSTAIN

1.      To approve of the merger of GKK Stars Acquisition Corp., a Maryland corporation, with and into American Financial Realty Trust, referred to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of November 2, 2007, by and among Gramercy Capital Corp., GKK Capital LP, GKK Stars Acquisition LLC, GKK Stars Acquisition Corp., GKK Stars Acquisition LP, American Financial Realty Trust and First States Group, L.P.

	☐	☐	☐
2. To adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger.	☐	☐	☐
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

If you plan to attend the meeting, please pre-register by notifying Investor Relations at
215-887-2280, or email to ir@afrt.com. Bring the top portion of this proxy card for admission to the Special Meeting of Shareholders.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

SOURCES OF ADDITIONAL INFORMATION
ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
SELECTED SUMMARY HISTORICAL AND SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
GRAMERCY CAPITAL CORP. SELECTED FINANCIAL DATA
Gramercy Capital Corp. Selected Financial Data (Unaudited, amounts in thousands, except per share data)
AMERICAN FINANCIAL REALTY TRUST SELECTED FINANCIAL DATA
American Financial Realty Trust Selected Financial Data (Unaudited, amounts in thousands, except per share data)
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
RISK FACTORS
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
THE GRAMERCY SPECIAL MEETING
THE AFR SPECIAL MEETING
THE COMPANIES
GRAMERCY'S POLICIES WITH RESPECT TO CERTAIN ACTIVITIES
AFR'S POLICIES WITH RESPECT TO CERTAIN ACTIVITIES
THE MERGER
Net Present Value Per Share
INTERESTS OF TRUSTEES AND EXECUTIVE OFFICERS OF AFR IN THE MERGER
THE MERGER AGREEMENT
VOTING AGREEMENTS
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
COMPARISON OF RIGHTS OF STOCKHOLDERS OF GRAMERCY AND SHAREHOLDERS OF AFR
DESCRIPTION OF GRAMERCY CAPITAL STOCK
STOCKHOLDER PROPOSALS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
Gramercy's SEC Filings
AFR's SEC Filings
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Gramercy Capital Corp. Pro Forma Condensed Consolidated Balance Sheet (Unaudited) As of September 30, 2007 (Amounts in thousands, except share and per share data)
Gramercy Capital Corp. Pro Forma Condensed Consolidated Income Statement (Unaudited) For the Nine Months Ended September 30, 2007 (Amounts in thousands, except share and per share data)
Gramercy Capital Corp. Pro Forma Condensed Consolidated Income Statement (Unaudited) For the Year Ended December 31, 2006 (Amounts in thousands, except share and per share data)
Gramercy Capital Corp. Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (Amounts in thousands, except share and per share data)
  Annex A
AGREEMENT AND PLAN OF MERGER
RECITALS
ARTICLE I THE MERGERS
ARTICLE II EFFECT OF THE MERGERS ON THE EQUITY SECURITIES OF THE CONSTITUENT COMPANIES
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES
ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER
ARTICLE VI ADDITIONAL COVENANTS
ARTICLE VII CONDITIONS TO THE MERGER
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER
ARTICLE IX GENERAL PROVISIONS
Exhibit A—Terms of Additional Value Payment UPSIDE PARTICIPATION IN THE HELD FOR SALE ASSETS
  Annex B
  Annex C
STOCKHOLDER VOTING AGREEMENT
  Annex D
Stockholder Voting Agreement